                      -------------------------------------

                           CONVERSION APPRAISAL REPORT

                             VERMILION BANCORP, INC.

                          PROPOSED HOLDING COMPANY FOR
                        AMERICAN SAVINGS BANK OF DANVILLE
                               Danville, Illinois

                                  Dated As Of:
                                November 15, 1996

                      -------------------------------------








                                  Prepared By:

                                RP Financial, LC.
                             1700 North Moore Street
                                   Suite 2210
                            Arlington, Virginia 22209

                       [LETTERHEAD OF RP FINANCIAL, L.C.]


                                                  November 15, 1996

Board of Directors
American Savings Bank of Danville
714 North Vermilion Street
Danville, Illinois  61832

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion of American Savings Bank of Danville, Danville, Illinois ("American Savings" or the "Bank"). The common stock issued in connection with the Bank's conversion will simultaneously be acquired by a holding company, Vermilion Bancorp, Inc. ("Vermilion Bancorp" or the "Holding Company"). The conversion involves the issuance of shares of common stock to depositors, the Holding Company's and the Bank's employee stock ownership plan ("ESOP"), members of the local community and the public at large.

     This appraisal is furnished pursuant to the requirements of Regulation 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS"), which have been adopted in practice by the Federal Deposit Insurance Corporation ("FDIC") and the Office of Banks and Real Estate of the State of Illinois, including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.

Description of Reorganization

     The Board of Directors of the Bank has adopted a Plan of Conversion pursuant to which the Bank will convert from an Illinois chartered mutual savings bank to an Illinois chartered stock savings bank and issue all of its outstanding shares to the Holding Company. The Holding Company will sell in Subscription and Community offerings Holding Company stock in the amount equal to the appraised value of the Bank. Immediately following the conversion, the only significant assets of the Holding Company will be the capital stock of the Bank and the net conversion proceeds remaining after purchase of the Bank's common stock by the Holding Company. The Holding Company will use 75 percent of the net conversion proceeds to purchase the Bank's common stock. A portion of the remaining 25 percent of the net conversion proceeds will be used to fund a loan to the ESOP with the remainder to be used as general working capital.

RP Financial, LC.

     RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Bank in the preparation of its business plan, we are independent of the Bank and the other parties engaged by the Bank to assist in the stock conversion process.

RP Financial, LC.
Board of Directors
November 15, 1996
Page 2


Valuation Methodology

     In preparing our appraisal, we have reviewed American Savings' application for Approval of Conversion, including the Proxy Statement, as filed with the FDIC, and the Holding Company's Form S-1 registration statement as filed with the Securities Exchange Commission. We have conducted a financial analysis of the Bank that has included due diligence related discussions with the Bank's management; Geo. S. Olive & Co., LLC, the Bank's independent auditor; Elias, Matz, Tiernan & Herrick, L.L.P., the Bank's conversion counsel; and Trident Securities, Inc., which has been retained by the Bank as a financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

     We have investigated the competitive environment within which the Bank operates and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of conversion on the Bank's operating characteristics and financial performance as they relate to the pro forma market value of American Savings. We have reviewed the economy in the Bank's primary market area and have compared the Bank's financial performance and condition with selected publicly-traded thrift institutions with similar characteristics as the Bank's, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts.

     Our appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank and its independent auditors, nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value of American Savings.

     Our appraised value is predicated on a continuation of the current operating environment for the Bank and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Bank's value alone. It is our understanding American Savings intends to remain an independent institution and there are no current plans for selling control of the Bank as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.

     Pro forma market value is defined as the price at which American Savings' stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

     It is our opinion that, as of November 15, 1996, the aggregate pro forma market value of the shares to be issued was $3,000,000 at the midpoint, equal to 300,000 shares offered at a per share value of $10.00. Pursuant to the conversion guidelines, the 15 percent offering range indicates a minimum value of $2,550,000 and a maximum value of $3,450,000. Based on the $10.00 per share offering price, this valuation range equates

RP Financial, LC.
Board of Directors
November 15, 1996
Page 3


to an offering of 255,000 shares at the minimum to 345,000 shares at the maximum. In the event that the Bank's appraised value is subject to an increase, up to 396,750 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $3,967,500, without a resolicitation.

Limiting Factors and Considerations

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

     RP Financial's valuation was determined based on the financial condition and operations of the Bank as of September 30, 1996, the date of the financial data included in the Holding Company's prospectus.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.


                                       Respectfully submitted,

                                       RP FINANCIAL, LC.



                                       /s/ Ronald S. Riggins
                                       -----------------------------

                                       Ronald S. Riggins
                                       President



                                       /s/ Gregory E. Dunn
                                       -----------------------------

                                       Gregory E. Dunn
                                       Senior Vice President

RP Financial, LC.

                                TABLE OF CONTENTS
                        AMERICAN SAVINGS BANK OF DANVILLE
                               Danville, Illinois

                                                              PAGE
  DESCRIPTION                                                NUMBER
  -----------                                                ------

CHAPTER ONE       OVERVIEW AND FINANCIAL ANALYSIS

  Introduction                                                1.1
  Strategic Overview                                          1.1
  Balance Sheet Trends                                        1.4
  Income and Expense Trends                                   1.7
  Interest Rate Risk Management                               1.10
  Lending Activities and Strategy                             1.11
  Asset Quality                                               1.14
  Funding Composition and Strategy                            1.14
  Subsidiary                                                  1.15
  Legal Proceedings                                           1.15

CHAPTER TWO       MARKET AREA

  Introduction                                                2.1
  Market Area Demographics                                    2.1
  National Economic Factors                                   2.3
  Local Economy                                               2.5
  Competition                                                 2.6

CHAPTER THREE     PEER GROUP ANALYSIS

  Selection of Peer Group                                     3.1
  Financial Condition                                         3.5
  Income and Expense Components                               3.8
  Loan Composition                                            3.11
  Interest Rate Risk                                          3.13
  Credit Risk                                                 3.13
  Summary                                                     3.16

RP Financial, LC.

                                TABLE OF CONTENTS
                        AMERICAN SAVINGS BANK OF DANVILLE
                               Danville, Illinois
                                   (continued)

                                                              PAGE
  DESCRIPTION                                                NUMBER
  -----------                                                ------

CHAPTER FOUR      VALUATION ANALYSIS

  Introduction                                                4.1
  Appraisal Guidelines                                        4.1
  RP Financial Approach to the Valuation                      4.1
  Valuation Analysis                                          4.2
    1. Financial Condition                                    4.3
    2. Profitability, Growth and Viability of Earnings        4.4
    3. Asset Growth                                           4.6
    4. Primary Market Area                                    4.6
    5. Dividends                                              4.7
    6. Liquidity of the Shares                                4.8
    7. Marketing of the Issue                                 4.9
         A. The Public Market                                 4.9
         B. The New Issue Market                              4.13
         C. The Acquisition Market                            4.14
    8. Management                                             4.17
    9. Effect of Government Regulation and Regulatory
         Reform                                               4.17
  Summary of Adjustments                                      4.17
  Valuation Approaches                                        4.18
    1. Price-to-Earnings ("P/E")                              4.19
    2. Price-to-Book ("P/B")                                  4.20
    3. Price-to-Assets ("P/A")                                4.21
  Valuation Conclusion                                        4.21

RP Financial, LC.

                                 LIST OF TABLES
                       AMERCIAN SAVINGS BANK OF DANVILLE
                               Danville, Illinois

TABLE
NUMBER         DESCRIPTION                                        PAGE
------         -----------                                        ----

  1.1      Summary Balance Sheet Data                             1.5
  1.2      Historical Income Statement                            1.8

  2.1      Summary Demographic Data                               2.2
  2.2      Unemployment Rates                                     2.6
  2.3      Deposit Summary                                        2.7

  3.1      Peer Group of Publicly-Traded Thrifts                  3.3
  3.2      Balance Sheet Composition and Growth Rates             3.6
  3.3      Income as a Percent of Average Assets and
             Yields, Costs, Spreads                               3.9
  3.4      Loan Portfolio Composition Comparative Analysis        3.12
  3.5      Interest Rate Risk Comparative Analysis                3.14
  3.6      Peer Group Credit Risk Comparative Analysis            3.15

  4.1      Market Area Unemployment Rates                         4.7
  4.2      Conversion Pricing Characteristics                     4.15
  4.3      Market Pricing Comparatives                            4.16
  4.4      Public Market Pricing                                  4.22

RP Financial, LC.
Page 1.1

                       I. OVERVIEW AND FINANCIAL ANALYSIS

Introduction

     American Savings Bank of Danville ("American Savings" or the "Bank") is an Illinois chartered mutual savings bank headquartered in Danville, Illinois. American Savings conducts operations from its sole office facility in Danville, which is located in east-central Illinois along the Indiana border. Danville is approximately 85 miles west of Indianapolis and 130 miles south of Chicago. American Savings was organized in 1888 and has operated as traditional thrift throughout its history. American Savings is a member of the Federal Home Loan Bank ("FHLB") system, with its deposits insured up to the regulatory maximums by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). At September 30, 1996, American Savings had $35.5 million in assets, $30.7 million in deposits and net worth of $2.4 million or
6.64 percent of total assets. A summary of American Savings' key operating ratios for the past five fiscal years are presented in Exhibit I-3.

     Vermilion Bancorp, Inc. ("Vermilion Bancorp" or the "Holding Company"), a Delaware corporation, was recently organized to facilitate the conversion of American Savings. In the course of the conversion, the Holding Company will acquire all of the capital stock that the Bank will issue upon its conversion from the mutual to stock form of ownership. Going forward, Vermilion Bancorp will own 100 percent of the Bank's stock, and the Bank will be Vermilion Bancorp's sole subsidiary. Approximately 75 percent of the net proceeds received from the sale of common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Bank, with the balance of the proceeds being retained by the Holding Company. At this time, no other activities are contemplated for Vermilion Bancorp other than the ownership of the Bank, a loan to the newly-formed employee stock ownership plan ("ESOP") and investment of the cash retained at the holding company in investment securities. In the future Vermilion Bancorp may acquire or organize other operating subsidiaries.

Strategic Overview

     American Savings is a community-oriented thrift, with a primary strategic objective of meeting the borrowing and savings needs of its local customer base. The market area served by the Bank has been experiencing population and household shrinkage, which has translated into limited economic growth as well. While contracting somewhat, the market area economy has been fairly stable in terms of real estate values and, thus, is considered to be an attractive lending market with respect to limiting credit risk exposure. American Savings faces notable competition from a number of other community oriented thrifts and banks, as well as

RP Financial, LC.
Page 1.2


from larger regional financial institutions. In this operating environment the Bank has pursued a strategy of conservative growth, although, in recent years, the composition of American Savings' interest-earning assets has exhibited a shift towards loans, primarily 1-4 family permanent mortgage loans. The Bank's renewed emphasis on lending, which had stagnated for several years during the late-1980s and early-1990s, came under the direction of a new President which was hired in November 1992.

     Throughout its history, American Savings has pursued a traditional thrift operating strategy and, thus, 1-4 family permanent mortgage loans and retail deposits have consistently been the principal components of the Bank's assets and liabilities, respectively. Loan diversification by the Bank primarily consists of commercial real estate/multi-family loans and consumer loans. Going forward the Bank plans to pursue a strategy of greater lending diversification, primarily in the area of consumer lending. Such growth is expected to be gradual and limited to familiar markets. American Savings' emphasis on originating 1-4 family permanent mortgage loans in local and familiar markets, as well as the generally stable real estate market conditions of the primary market area, have been fairly effective in limiting credit risk exposure as indicated by the Bank's credit quality measures. Comparatively, the Bank maintains a greater degree of interest rate risk exposure, as American Savings maintains a fairly notable repricing mismatch between its interest-sensitive assets and liabilities. The repricing mismatch stems from the high concentration of funding liabilities consisting of short-term deposits, while the major portion of American Savings' interest-earning assets consists of intermediate- and long-term loans and investments.

     As a traditional thrift, American Savings' earnings base is largely dependent upon net interest income and operating expense levels. Maintenance of a liability sensitive balance sheet reflects the Bank's philosophy that earnings can be more fully maximized by incurring some interest rate risk, while American Savings' healthy capital position and resultant favorable interest-earning assets to interest-bearing liabilities ("IEA/IBL") ratio will sustain earnings at lower but profitable levels during periods of rising and higher interest rates. American Savings' ability to take on a certain degree of interest rate risk in the net margin is further enhanced by the limited risk that earnings will be negatively impacted to any significant extent by credit quality related losses. Interest rate risk associated with the net interest margin is also somewhat negated by American Savings' control of operating expenses, which is supported by the Bank's limited diversification and maintenance of only one full service branch. Overall, American Savings' operating strategy has provided for a certain degree of fluctuation in the net interest margin, with the net interest margin coming under pressure during recent years due primarily to higher funding costs.

     Retail deposits have consistently served as the primary funding source for the Bank, while borrowings comprise a minor portion of American Savings' funding composition. Borrowings held by the Bank consist of FHLB advances, which were added during fiscal 1996 to fund loan growth and to support control of deposit

RP Financial, LC.
Page 1.3


costs. The Bank's deposits are concentrated in CDs, which along with its recent use of borrowings, has resulted in a relatively high cost of funds maintained by the Bank. Further contributing to the Bank's high cost of funds is a current promotion being run by the Bank, in which an above market rate is being paid on savings accounts held in retirement accounts. Approximately half of the Bank's $5.4 million of savings accounts were held in retirement accounts, as of September 30, 1996.

     Over the past five fiscal years, American Savings' operating strategy has resulted in limited asset growth, an increasing capital position and moderate core earnings. An emphasis on originating 1-4 family permanent mortgage loans for portfolio has served to limit the Bank's credit risk exposure, while the Bank's interest rate risk exposure is more notable as indicated by its negative short-term gap position.

     The Bank's Board of Directors has elected to convert to the stock form of ownership to improve the competitive position of American Savings. The additional capital realized from conversion proceeds will increase liquidity to support funding of future loan growth and other interest-earning assets, and reduce interest rate risk by enhancing the Bank's IEA/IBL ratio, which, will in turn reduce the repricing mismatch between the Bank's interest-sensitive assets and interest-sensitive liabilities. The additional funds realized from the stock offering will also serve as an alternative funding source to deposits in meeting the Bank's future funding needs, which will allow for competitive pricing in the Bank's deposit rates. Additionally, American Savings' higher equity-to-assets ratio will also better position the Bank to take advantage of expansion opportunities as they arise. Such expansion would most likely occur through acquiring branches or other financial institutions in areas that would provide for further penetration in the markets currently served by the Bank or nearby surrounding markets. At this time, the Bank has no other specific plans for expansion other than internal growth, which American Savings has been pursuing more aggressively in recent years following the hiring of a new President in November 1992. The Bank's projected internal use of proceeds are highlighted below.

     The proceeds from the conversion are expected to be deployed as follows:

     o Holding Company. Approximately 25 percent of the net conversion proceeds will be retained by Vermilion Bancorp. Such funds will be invested initially into short- and intermediate-term investments. Over time, the Holding Company funds may be utilized for various corporate purposes, including payment of dividends and possible repurchases of common stock consistent with regulatory limitations.

     o American Savings. The remaining net proceeds of the conversion will be infused into the Bank in exchange for all of the Bank's newly issued stock. Proceeds infused into the Bank will initially be held in short-term investments. Over time, the proceeds are expected to be redeployed into the Bank's loan growth and normal investment activities.

RP Financial, LC.
Page 1.4


     Overall, it is the Bank's objective to pursue growth that will serve to increase returns, while, at the same time, growth will not be pursued that could potentially compromise the overall risk associated with American Savings' operations. The Bank has acknowledged that it intends to operate with excess capital in the near term, operating with a below market return on equity, until such time as the new capital can be leveraged in a safe and sound manner over an extended period of time.

Balance Sheet Trends

     From September 30, 1992 through September 30, 1996, American Savings exhibited annual asset growth of positive 1.1 percent (see Table 1.1). During this period, the asset side of the Bank's balance sheet has exhibited respective increases and declines in the level of loans and investments comprising total assets. Assets have been primarily funded by deposits and retained earnings, as the Bank's use of borrowings over the past five fiscal years has been minimal.

     American Savings' loan portfolio increased at a 10.5 percent annual rate from fiscal year end 1992 through fiscal year end 1996, with the substantial portion of the growth being realized during the past three fiscal years. Consistent with he Bank's traditional emphasis on originating and retaining 1-4 family permanent loans, the growth realized in the loan portfolio has been primarily attributable to growth in 1-4 family loans. For example, during fiscal 1996, 1-4 family loans accounted for $2.2 million, or 76 percent of the Bank's loan growth. As of September 30, 1996, 1-4 family loans comprised 79.1 percent of the loan balance. The balance of the loan portfolio is diversified among consumer, commercial real estate, multi-family, construction, real estate sold on contract and commercial business loans, with consumer and commercial real estate/multi-family loans accounting for the Bank's notable areas of lending diversification. As of September 30, 1996, consumer loans comprised $2.6 million, or 9.5 percent, of the Bank's loan portfolio, versus comparative measures of $2.0 million, or 7.5 percent, for commercial real estate/multi-family loans. Commercial business and construction loans, amounting to $334,000 and $342,000, respectively, at September 30, 1996, have generally been and are expected to remain as minor areas of lending diversification for American Savings. Similarly, real estate sold on contract loans, amounting to $374,00 at September 30, 1996, is not considered to be an active lending area for the Bank.

     American Savings' cash and investments balance has generally declined during the past five fiscal years, dropping from a high of $11.4 million, or
33.6 percent of assets, at fiscal year end 1992, to a low of $4.1 million, or
11.7 percent of assets, at fiscal year end 1996. The decline in the cash and investments balance primarily resulted from redeployment of liquidity into loans, and, to a much lesser extent, liquidity funded purchases of mortgage-backed securities during fiscal 1993. The investment portfolio is substantially comprised

RP Financial, L.C.
Page 1.5

                                    Table 1.1
                        American Savings Bank of Danville
                          Historical Balance Sheets (1)
                         (Amount and Percent of Assets)

                                                    At September 30,
                              ------------------------------------------------------------
                                      1992                1993                1994
                              -------------------   -----------------   ------------------
                                Amount      Pct     Amount     Pct      Amount     Pct
                                ------      ---     ------     ---      ------     ---
                                ($000)      (%)     ($000)     (%)      ($000)     (%)
Total Amount of:
Assets                         $33,904    100.00%   $33,591   100.00%   $33,198   100.00%
Cash and cash equivalents        2,234      6.59%     1,288     3.83%       699     2.11%
Investment securities            8,911     26.28%     7,183    21.38%     4,354    13.12%
Mortgage-backed securities       3,668     10.82%     5,899    17.56%     4,851    14.61%
Loans receivable, net           18,056     53.26%    18,235    54.29%    21,627    65.15%
FHLB stock                         230      0.68%       236     0.70%       236     0.71%
 Deposits                       31,640     93.32%    31,158    92.76%    30,698    92.47%
FHLB advances                      ---      0.00%       ---     0.00%       ---     0.00%
Equity                           2,012      5.93%     2,185     6.50%     2,341     7.05%

                                                                        6/30/92-
                                         At September 30,                6/30/96
                              --------------------------------------   Annualized
                                   1995               1996             Growth Rate
                              ------------------   -----------------   -----------
                              Amount      Pct      Amount      Pct          Pct
                              ------      ---      ------      ---          ---
                              ($000)      (%)      ($000)      (%)          (%)
Total Amount of:
 Assets                       $33,977    100.00%   $35,459   100.00%       1.13%
Cash and cash equivalents         571      1.68%      $789     2.23%     -22.91%
Investment securities           4,042     11.90%     3,083     8.69%     -23.31%
Mortgage-backed securities      4,260     12.54%     3,476     9.80%      -1.34%
Loans receivable, net          23,954     70.50%    26,936    75.96%      10.52%
FHLB stock                        255      0.75%       269     0.76%       3.99%
 Deposits                      31,331     92.21%    30,724    86.65%      -0.73%
FHLB advances                     ---      0.00%     2,000     5.64%       N.M.
Equity                          2,442      7.19%     2,355     6.64%       4.01%

----------
(1)  Ratios are as a percent of ending assets.

Sources:  American Savings' prospectus and audited financial statements

RP Financial, LC.
Page 1.6


of U.S. Government and federal agency securities ($2.7 million), with the balance of the portfolio consisting of municipal bonds ($361,000). Exhibit I-4 provides detail of the Bank's investment portfolio at fiscal year ends 1995 and 1996. The investment portfolio consists of securities with maturities of less than five years, with the exception of the municipal bond portfolio. As of September 30, 1996, the investment portfolio consisted of $2.2 million of securities classified as available for sale and $861,000 of securities as classified as held to maturity. American Savings maintained an unrealized loss of $20,000 on the available for sale portfolio at September 30, 1996. In addition to investment securities, the Bank held cash and cash equivalents of $789,000, and FHLB stock of $269,000, as of September 30, 1996. Not reflected in Table 1.1 are interest-bearing deposits held at other financial institutions, which amounted to $99,000 at September 30, 1996.

     Mortgage-backed securities comprise the balance of the Bank's interest-earning assets composition, serving as an investment alternative to 1-4 family permanent mortgage loans. After peaking at $5.9 million, or 17.6 percent of assets, at fiscal year end 1993, the mortgage-backed securities portfolio has trended lower to a balance of $3.5 million, or 9.8 percent of assets, at fiscal year end 1996. The decline in the mortgage-backed securities portfolio reflects that American Savings' excess cash flow has been adequately absorbed by loan growth in recent years. Mortgage-backed securities held by the Bank consists of participation certificates, which have been issued by FHLMC, FNMA and GNMA. As of September 30, 1996, adjustable rate securities accounted for approximately 58 percent of the mortgage-backed securities portfolio and the entire portfolio was classified as held to maturity.

     Over the past five fiscal years, American Savings' funding needs have been substantially met through retail deposits, internal cash flows and retained earnings. The Bank's balance of deposits declined slightly from fiscal year end 1992 to fiscal year end 1996, as borrowings were utilized to fund the asset growth recorded during fiscal 1996. Deposits held by the Bank have generally been concentrated in CDs and, as of September 30, 1996, CDs comprised 77.3 percent of the Bank's total deposits. Transaction and savings accounts comprise the balance of the Bank's deposits, with savings and retirement accounting comprising the significant portion of those lower costing deposits. As of September 30, 1996, savings and retirement accounts comprised $5.4 million, or
76.8 percent, of the Bank's transaction and savings accounts. American Savings added $2.0 million of FHLB advances during fiscal 1996 to fund loan growth and to support control of funding costs. Additionally, the borrowings reduced the interest sensitivity of the Bank's funding liabilities, as the advances are fixed rate notes with two year terms.

     Positive earnings provided for an increase in the Bank's capital from fiscal year end 1992 through fiscal year end 1995, which was followed by a slight decline in capital during fiscal 1996 reflecting the net loss posted by American Savings. Overall, the Bank's capital increased at a 4.0 percent annual rate during the past five years, which served to increase the Bank's equity-to-assets ratio from 5.9 percent at the end of fiscal 1992 to

RP Financial, LC.
Page 1.7


6.6 percent at the end of fiscal 1996. Except for a nominal balance of intangibles ($4,000), all of the Bank's capital was tangible capital at fiscal year end 1996. American Savings maintains capital surpluses relative to all of its regulatory capital requirements. The addition of conversion proceeds will serve to strengthen American Savings' capital position and competitive posture within its primary market area, as well as possibly support expansion in existing or other nearby markets.

Income and Expense Trends

     The Bank has reported low to mediocre earnings over the last five fiscal years (see Table 1.2), ranging from a low of negative 0.20 percent of average assets in fiscal 1996 to a high of 0.46 percent of average assets in fiscal 1994. The net loss recorded in 1996 was primarily the result of the one time special assessment incurred to recapitalize the SAIF and, to a lesser degree, higher than normal loan loss provisions. Consistent with the Bank's traditional thrift operating mode, net interest income and operating expenses have been the dominant factors in American Savings' earnings. Non-interest operating income has been a limited contributor to the Bank's earnings, while loan loss provisions have had a varied impact on American Savings' earnings. Real estate operations and gains and losses realized from the sale of loans and investments have generally not been a significant factor in the Bank's earnings.

     American Savings' level of net interest income before provision for loan losses peaked at 2.77 percent of average assets in fiscal 1994, which coincided with the peak earnings posted by the Bank over the past five fiscal years. The peak net interest income to average assets ratio posted in fiscal 1994 was largely attributable to a reduction in the Bank's funding costs, as American Savings' interest expense to average assets ratio declined from 4.51 percent in fiscal 1993 to 4.06 percent in fiscal 1994. An improving capital position and resultant lower level of interest-bearing liabilities meeting the Bank's funding needs also supported the decline exhibited in American Savings' fiscal 1994 interest expense ratio. Comparatively, after declining to 2.34 percent in fiscal 1995, the Bank's net interest income to average assets ratio equaled 2.47 percent during fiscal 1996. The reduction in the net interest margin during fiscal 1995 was attributable to a more significant increase in the interest expense ratio relative to the interest income ratio, reflecting the more immediate impact of higher interest rates on the Bank's interest-sensitive liabilities. While American Savings' interest expense ratio continued to trend higher during fiscal 1996, it was more than offset by a more significant increase in the Bank's interest income to average assets ratio. The upward trend exhibited in the Bank's interest income ratio over the past two fiscal years has been supported by a shift in the Bank's interest-earning assets composition, in which cash flow generated from maturing investments and loans has been redeployed into loans. Loans comprised 76.0 percent of the Bank's assets at fiscal year end 1996, versus a comparative ratio of 65.2 percent at fiscal year end 1994.

RP Financial, LC.
Page 1.8

                                    Table 1.2
                        American Savings Bank of Danville
                         Historical Income Statement (1)
                         (Amount and Percent of Assets)

                                                                    For the Fiscal Year Ended September 30,
                                             ------------------------------------------------------------------------------------
                                                   1992             1993            1994              1995              1996
                                             ---------------  ---------------  --------------    --------------   ---------------
                                             Amount     Pct    Amount    Pct    Amount   Pct     Amount    Pct    Amount    Pct
                                             ------     ---    ------    ---    ------   ---     ------    ---    ------    ---
                                             ($000)    (%)     ($000)    (%)    ($000)   (%)     ($000)    (%)    ($000)    (%)
Interest income                              $2,724    8.04%   $2,390   7.08%   $2,279   6.82%   $2,375   7.07%   $2,634    7.59%
 Interest expense                            (1,999)  -5.90%  (1,521)  -4.51%  (1,355)  -4.06%  (1,588)  -4.73%  (1,778)   -5.12%
                                             ------   ------  -------  ------  -------  ------  -------  ------  -------   ------
 Net Interest Income                           $725    2.14%     $869   2.57%     $924   2.77%     $787   2.34%     $856    2.47%
 Provision for Loan Losses                      (49)  -0.14%      (8)  -0.02%    (105)  -0.31%     (13)  -0.04%     (80)   -0.23%
                                             ------   ------  -------  ------  -------  ------  -------  ------  -------   ------
 Net Interest Income after Provisions          $676    2.00%     $861   2.55%     $819   2.45%     $774   2.30%     $776    2.24%

Other income                                     99    0.29%       82   0.24%       49   0.15%       50   0.15%       45    0.13%
Operating expenses                             (630)  -1.86%    (682)  -2.02%    (685)  -2.05%    (710)  -2.11%    (889)   -2.56%
                                             ------   ------  -------  ------  -------  ------  -------  ------  -------   ------
 Net Operating Income                          $145    0.43%     $261   0.77%     $183   0.55%     $114   0.34%     ($68)  -0.20%

Non-Operating Income
Gain(Loss) on Sales of Int-Earn Assts, Net        0    0.00%      (57) -0.17%      (4)  -0.01%       1   0.00%        0     0.00%
Real estate operations, net                     (47)  -0.14%     (24)  -0.07%     (11)  -0.03%       0   0.00%        0     0.00%

 Net Income Before Tax                          $98    0.29%     $180   0.53%     $168   0.50%     $115   0.34%     ($68)  -0.20%
 Income Taxes                                   (21)  -0.06%     (59)  -0.17%     (13)  -0.04%     (15)  -0.04%      (3)   -0.01%
                                             ------   ------  -------  ------  -------  ------  -------  ------  -------   ------
 Net Income Before
  Extraordinary Items                           $77    0.23%     $121   0.36%     $155   0.46%     $100   0.30%     ($71)  -0.20%
Extraordinary Items(2)                            0    0.00%        0   0.00%        0   0.00%        0   0.00%        0    0.00%
                                             ------   ------  -------  ------  -------  ------  -------  ------  -------   ------
 Net Income (Loss)                              $77    0.23%     $121   0.36%     $155   0.46%     $100   0.30%     ($71)  -0.20%

Estimated Core Earnings:
Net Income                                      $77    0.23%     $121   0.36%     $155   0.46%     $100   0.30%     ($71)  -0.20%
Adjustments for non-operating income              0    0.00%       57   0.17%        4   0.01%       (1) -0.00%       0     0.00%
SAIF Assessment                                   0    0.00%        0   0.00%        0   0.00%        0   0.00%      206    0.59%
Tax Effect (34.0%)                                0    0.00%      (19) -0.06%      (1)  -0.00%       0    0.00%      (70)  -0.20%
                                             ------   ------  -------  ------  -------  ------  -------  ------  -------   ------
Estimated Core Net Income                       $77    0.23%     $159   0.47%     $158   0.47%      $99   0.30%      $65    0.19%

----------
(1)  Ratios are as a percent of average assets.

Sources:  American Savings' prospectus and audited financial statements.

RP Financial, LC.
Page 1.9


     The impact of interest rates on American Savings' net interest margin is further revealed through examination of the Bank's historical net interest rate spreads and yields and costs set forth in Exhibits I-3 and I-5. In general, trends in the Bank's net interest margin paralleled the widening and narrowing of the yield-cost spread. American Savings' yield-cost spread peaked at 2.59 percent during fiscal 1994, versus comparative net interest rate spreads of 2.11 percent and 2.17 percent during fiscal years 1995 and 1996, respectively. The narrowing of the Bank's interest rate spread was primarily attributable to an increase in the Bank's deposit costs, with most of the increase in deposit costs stemming from higher CD rates. A shift in deposit composition towards higher costing CDs further contributed to the increase in the Bank's deposit costs. As of September 30, 1996, transaction and savings accounts comprised 22.7 percent of the Bank's deposits, versus a comparative ratio of 25.5 percent at fiscal year end 1994.

     Consistent with the Bank's adherence to a traditional thrift operating philosophy and resultant limited diversification, sources of non-interest operating income have not been a significant contributor to the Bank's earnings. Throughout the period shown in Table 1.2, sources of non-interest operating income have ranged from a low of 0.13 percent of average assets in fiscal 1996 to a high of 0.29 percent of average assets in fiscal 1992. Sources of non-interest operating income consist substantially of loan fees and miscellaneous sources of non-interest operating income. The relatively low level of transaction deposit accounts maintained by the Bank has also constrained fee income.

     Operating expenses at American Savings have generally been contained at relatively low levels, with the sharp increase exhibited in operating expenses during fiscal 1996 being attributable to the special SAIF assessment. Net of the SAIF assessment, the Bank's operating expense to average assets ratio equaled
1.97 percent during fiscal 1996. Accordingly, after trending higher from fiscal 1992 through fiscal 1995, the Bank's operating expense ratio declined in fiscal 1996. The upward trend exhibited in the operating expense ratio from fiscal 1992 through fiscal 1995 was the result of normalized increases in operating expenses and the absence of asset growth, while, comparatively, the decline in the operating expense ratio recorded during fiscal 1996 was realized through asset growth and a modest reduction in operating expenses. Containment of the Bank's operating expenses is supported by operating efficiencies realized from pursuing a traditional thrift operating strategy, which has limited diversification into areas that generate additional operating expenses. Control of operating expenses is further facilitated by the Bank's limited fixed asset costs, as the result of maintaining only one office facility. However, further upward pressure will be placed on the Bank's operating expense ratio in the forthcoming year, due to higher depreciation expenses that will result from capital expenditures to renovate the main office and increase costs associated with operating as a publicly-traded company, including expenses related to the stock benefit plans. Capital expenditures related to the renovation of the main office have been estimated by management to total $300,000 and will be incurred over the next one

RP Financial, LC.
Page 1.10


and one-half years. While operating expenses will be higher following the conversion, the Bank will also be in a better position to leverage operating expenses following the infusion of stock proceeds.

     Gains and losses resulting from the sale of investments and loans typically have not been a significant factor in the Bank's earnings, with the most notable impact occurring during fiscal 1993. During fiscal 1993, the Bank recorded losses on the sale of investments amounting to 0.17 percent of average assets. The investments were sold to reduce the volatility risk of the investment portfolio and the proceeds were primarily redeployed into more favorable yielding mortgage-backed securities and loans. Since fiscal 1993, gains and losses recorded by the Bank have been nominal. Gains and losses resulting from the sale of loans and investments are expected to remain a minor factor in the Bank's earnings going forward.

     Credit quality related losses have impacted the Bank's earnings to various degrees over the past five fiscal years, with such losses consisting of loan loss provisions and real estate operations losses. Loan loss provisions established by the Bank peaked during fiscal 1993, amounting to $105,000 or 0.31 percent of average assets. The higher than normal loss provisions established during fiscal 1993 stemmed largely from problem loans associated with one borrower, which were subsequently foreclosed on and sold. Relatively high loss provisions were established during fiscal 1996 as well ($80,000 or 0.23 percent of average assets), which was attributable to the recent strong growth recorded in the loan portfolio, including growth in higher risk types of loans. Going forward, loss provisions established by the Bank are expected to be lower than the $80,000 of provisions established in fiscal 1996. As of September 30, 1996, the Bank maintained valuation allowances of $143,000, equal to 0.53 percent of net loans receivable and 43.6 percent of non-performing assets. Exhibit I-6 sets forth the Bank's loan loss allowance activity during the past two fiscal years. Real estate operations losses posted by American Savings primarily reflect losses incurred on maintaining and disposing of OREO, with such losses generally being minimal over the past five fiscal years.

Interest Rate Risk Management

     American Savings' balance sheet is currently liability-sensitive, as indicated by its one year cumulative gap to assets ratio of negative 29.4 percent (see Exhibit I-7). The concentration of the Bank's interest-bearing liabilities consist of short-term deposits, while American Savings' interest-earning assets are diversified among various repricing periods. The Bank's most notable interest rate risk exposure is associated with its holdings of fixed rate loans, which generally have maturities of more than 5 years. As of September 30, 1996, of the total loans due after one year from September 30, 1996, fixed rate loans comprised 76.0 percent of those loans (see Exhibit I-8). American Savings pursues management of interest rate risk from both the asset and liability sides of the balance, with the intent of maintaining a certain degree of interest rate risk that will provide for

RP Financial, LC.
Page 1.11


enhanced profitability during periods of low and declining interest rates. Strategies implemented by the Bank to support control of interest rate risk on the asset side include increasing the interest sensitivity of the 1-4 family loan portfolio through the origination of 1 and 3 year balloon loans, diversifying into more interest sensitive types of lending, and investing in short- and intermediate-term securities. On the liability side, management of interest rate risk is pursued through promoting certain longer term CDs from time-to-time and utilizing FHLB advances with maturities of more than one year.

     The short-term repricing mismatch between the Bank's interest sensitive assets and liabilities indicates that net interest income will be somewhat inconsistent in various interest rate environments, with declining and low interest rate environments being highly beneficial to American Savings' net interest margin. Comparatively, the Bank's net interest margin is adversely impacted by rising and higher interest rates, as highlighted by the narrowing of American Savings' yield-cost in recent years. As noted previously, the Bank's yield-cost spread narrowed from 2.59 percent during fiscal 1994 to 2.17 percent during fiscal 1996. However, given the Bank's current IEA/IBL ratio of 105.9 percent, which will become stronger following the infusion of conversion proceeds, American Savings has the capacity to take on a certain degree of interest rate risk and sustain positive, although lower, core earnings during periods of moderately rising interest rates.

Lending Activities and Strategy

     The Bank's lending activities have concentrated on the origination and retention of 1-4 family permanent mortgage loans (see Exhibits I-9 and I-10, which reflect loan composition and lending activity, respectively). As of September 30, 1996, 1-4 family permanent mortgage loans accounted for $21.4 million or 79.1 percent of American Savings' total loan portfolio. The Bank's second and third largest category of loans were consumer and commercial real estate/multi-family loans, which totaled $2.6 million, or 9.5 percent, and $2.0 million, or 7.5 percent, of gross loans outstanding, respectively, at September 30, 1996. The balance of the loan portfolio was comprised of construction, commercial business, and real estate sold on contract loans. Exhibit I-11 provides the contractual maturity of the Bank's loan portfolio, by loan type, as of September 30, 1996.

     American Savings originates fixed rate and balloon 1-4 family mortgage loans, retaining all originations for portfolio. A substantial majority of the Bank's 1-4 family permanent mortgage loans are underwritten in accordance with FHLMC requirements. To enhance the interest sensitivity of the loan portfolio, fixed rate loans offered by the Bank have terms of 20 years or less. Balloon loan products currently offered by American Savings have 1 or 3 year balloon periods, at which time the loan is subject to repricing or is repaid. Balloon loans are initially priced to be competitive with 1 and 3 year ARM loan rates offered in the Bank's lending area

RP Financial, LC.
Page 1.12


and typically are repriced to a rate that is slightly above (generally 0.25 percent to 0.50 percent) the initial balloon rates being offered by the Bank at the time of the adjustment. Balloon loans currently have a lifetime repricing cap of 12.0 percent. At September 30, 1996, $5.6 million or 24.8 percent of the Bank's 1-4 family permanent mortgage loans were balloon loans. The Bank will originate 1-4 family permanent mortgage loans up to a maximum loan-to-value ("LTV") ratio of 95.0 percent, with private mortgage insurance ("PMI") being required for loans with LTV ratios of greater than 85.0 percent.

     Real estate sold on contract loans have comparable terms as permanent mortgage loans offered by the Bank, except American Savings holds title to the property until the balance is paid-off. Such loans are extended only on real estate owned properties held by the Bank and, thus, does not represent an active lending area for American Savings. As of September 30, 1996, real estate sold on contract accounted for $374,000 or 1.4 percent of the Bank's loan portfolio.

     On a limited basis, the Bank also originates construction loans, with such loans primarily consisting of loan to finance the construction of 1-4 family residences. To a lesser extent, American Savings provides construction financing for multi-family and commercial properties. At September 30, 1996, the Bank had $342,000 of construction loans, which accounted for 1.3 percent of total loans outstanding. The Bank's construction lending activities for 1-4 family residences typically consist of loans to finance the construction of pre-sold single-family houses, which roll into a permanent loan upon completion of the construction. Construction loans require payment of interest only during the construction period and are offered at rates that are at a premium to the Bank's 1-4 permanent mortgage loan rates. Land loans constitute a minor portion of the construction loan balance, typically consisting of 1-4 family lots and farmland. Land loans generally require a LTV ratio of 60.0 percent or less and are extended as three year balloon loans.

     Commercial real estate and multi-family loans held by the Bank are collateralized by properties in the Bank's normal lending territory. Commercial real estate and multi-family loans are generally extended up to a LTV ratio of 75 percent and are originated as either short-term balloon loans or fixed rate loans with terms of up to 20 years. Consistent with the higher credit risk associated with commercial real estate and multi-family loans, loan rates offered on those loans are at a premium to the Bank's 1-4 family loan rates. Properties securing the commercial real estate and multi-family loan portfolio include office buildings, retail shops, storage facilities, churches, and residential apartments. American Savings' largest loans-to-one borrower concentration is secured by multi-family and commercial real estate properties, as well as single-family investment properties, with such loans totaling $459,000 at September 30, 1996. All of the loans comprising the Bank's largest loans-to-one-borrower concentration were performing in accordance with their terms, as of September 30, 1996.

RP Financial, LC.
Page 1.13


     American Savings' diversification into non-mortgage lending has been somewhat limited, consisting primarily of consumer loans. FHA insured home improvement loans represent the Bank's most notable consumer lending activity followed by auto loans. Home equity loans, loans secured by savings accounts and mobile home loans also represent consumer lending activities conducted by American Savings. FHA home improvement loans, which totaled $1.2 million at September 30, 1996, are extended up to a balance of $25,000 and are offered as fixed rate loans with amortization terms of up to 10 years. No equity is required for FHA loans with balances of $25,000 or less, but they are 90 percent insured by the FHA. FHA loans are priced at a premium to the Bank's 1-4 family loan rates. The Bank has had some recent success in realizing growth in the consumer loan portfolio, which has been supported by promotion and diversification into new types of consumer lending. Consumer lending is a desired growth area for the Bank, with such growth expected to be primarily realized in the types of consumer loans currently offered by American Savings.

     Other non-mortgage lending activities conducted by the Bank include commercial businesss loans, which represent a very minor area of lending diversification for American Savings. Commercial business loans held by the Bank consist of secured loans extended to local businesses and are typically offered as fixed rate loans with amortization terms of up to five years. At September 30, 1996, the Bank's commercial business loans amounted to $334,000 or 1.2 percent of total loans outstanding. Commercial business lending is expected to remain as a minor area of lending diversification for the Bank.

     Exhibit I-10, which shows the Bank's loan originations over the past two fiscal years, highlights American Savings' emphasis on originating 1-4 family permanent mortgage loans and recent emphasis on diversifying into consumer lending. During fiscal years 1995 and 1996, 1-4 family loan originations accounted for 64.2 percent and 61.3 percent of the Bank's total lending volumes, respectively. Comparatively, consumer loan originations accounted for 25.3 percent and 26.0 percent of total originations over the same time period. Overall, the Bank posted net loan growth of $2.3 million and $3.0 million during fiscal years 1995 and 1996, respectively, with the stronger growth recorded in fiscal 1996 being largely supported by higher originations of 1-4 family and consumer loans. After several years of stagnant loan growth during the early-1990s, the Bank's recent loan growth provides an indication that American Savings has re-established itself as a competitive lender in the local market area. Going forward, the Bank's lending strategy is to place a greater emphasis on the origination of consumer loans, although the origination of 1-4 family permanent mortgage loans is expected to remain as the Bank's most prominent lending activity.

RP Financial, LC.
Page 1.14


Asset Quality

     The Bank's historical 1-4 family lending emphasis has generally supported favorable credit quality measures. Over the past five fiscal years, American Savings' non-performing assets-to-assets ratio has ranged from a high of 1.64 percent at fiscal year end 1993 to a low of 0.26 percent at fiscal year end 1994. As of September 30, 1996, the Bank held $328,000 of non-performing assets, equaling 0.93 percent of total assets. Non-performing assets held by the Bank at fiscal year end 1996 consisted of $74,000 of non-accruing loans and $254,000 of accruing loans that are more than 90 days past due. As shown in Exhibit I-12, the concentration of the Bank's non-performing loans consist of 1-4 family permanent mortgage loans.

     The Bank reviews and classifies assets on a monthly basis and determines the adequacy of loan loss provisions on a quarterly basis, based on the overall quality, size and composition of the loan portfolio, as well other factors such as historical loss experience, industry trends and local real estate market and economic conditions. At September 30, 1996, the Bank had $288,000 of assets classified as substandard, $37,000 of assets classified as doubtful, and $15,000 of assets classified as loss. The Bank maintained valuation allowances of $143,000 at September 30, 1996, equal to 0.53 percent of net loans receivable and 43.6 percent of non-performing assets.

Funding Composition and Strategy

     Deposits have consistently been the Bank's primary source of funds (see Exhibits I-13 and I-14), and at September 30, 1996 deposits accounted for 93.9 percent of American Savings' interest-bearing liabilities. The Bank's deposit composition has consistently been concentrated in CDs, with American Savings' CD composition generally reflecting a higher concentration of shorter-term CDs (maturities of one year or less). As of September 30, 1996, the CD portfolio totaled $23.8 million, or 77.3 percent of total deposits, with 71.5 percent of those CDs having maturities of one year or less. Jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $2.8 million or 11.7 percent of total CDs at September 30, 1996. American Savings generally does not offer premium rates for higher balance CDs. The Bank does not maintain any brokered CDs. Deposit rates offered by the Bank are generally in the middle to upper end of the range of rates offered by local competitors.

     Lower costing savings and transaction accounts comprise the remainder of American Savings' deposits, amounting to $7.0 million or 22.7 percent of total deposits at September 30, 1996. Since fiscal year end 1994, the Bank's deposit composition has exhibited an increase towards CDs. The shift in deposit composition towards CDs reflects the more attractive rates being paid on CDs in general, following the increase in market rates that occurred during 1994 and early 1995. In comparison to the 22.7 percent ratio maintained at

RP Financial, LC.
Page 1.15


     September 30, 1996, savings and transaction accounts comprised 25.5 percent of the Bank's deposits at September 30, 1994. Accordingly, due to the upward repricing of CDs, and the shift in deposit composition away from lower costing deposit accounts, the Bank's deposit costs have increased considerably during the past two fiscal years.

     Borrowings held by the Bank at fiscal year end 1996 consisted entirely of FHLB advances. Typically, borrowings have not been utilized by the Bank, with American Savings' limited growth in recent previous years curtailing the need for additional funding. Comparatively, as American Savings realized stronger asset growth during fiscal 1996, the Bank added $2.0 million of FHLB advances to fund loan growth and to support control of deposit costs. Exhibit I-15 shows the Bank's use of borrowed funds during the 1996 fiscal year. American Savings' deposit growth and internal funding are expected to be adequate enough to fund most of the Bank's lending and investment activities in the near term. If additional borrowings are needed, the Bank maintains ample borrowing capacity with the FHLB of Chicago.

Subsidiary

     American Savings maintains one wholly-owned subsidiary, GBW Service Corporation ("GBW"), and as of September 30, 1996, the Bank's equity investment in this subsidiary was $118,000. The primary activity of GBW has been to collect payments on real estate sold contracts. As of September 30, 1996, GBW held $90,000 of real estate sold on contract, which have comparable repayment features as loans except GBW holds title to the property until the balance is paid-off. GBW also earns commission income on the sale of credit life and disability insurance policies and collects premiums on any such outstanding policies, which has been a very minor activity for the subsidiary. No other subsidiary activities are being planned by the Bank at this time.

Legal Proceedings

     The Bank is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Bank. On December 30, 1992, a former employee filed a lawsuit against the Bank which involves various accusations. A summary judgement has been issued by the court in favor of the Bank on each count with the exception of one. Based on the current status of the litigation, the Bank's attorneys have advised that while they are unable to express an opinion as to the ultimate disposition of the claim, the believe that it is unlikely that the former employee will prevail in the remaining count. No accrual for loss has been recognized in the accompanying financial statements.

RP Financial, LC.
Page 2.1


                                 II. MARKET AREA

Introduction

     American Savings conducts operations out of one full service office in Danville, the county seat and largest town in Vermilion County, Illinois. Vermilion County is located in east-central Illinois along the border of Indiana, while Danville is located in east-central Vermilion County. The primary market area for American Savings is considered to be Danville, supplemented by additional business generated in the nearby communities also in Vermilion County. Exhibit II-1 provides information on the Bank's office facility.

     A community-oriented institution, American Savings has conducted business in Vermilion County for over 100 years since it was established in 1888. In this regard, the Bank has developed strong ties to the local community and benefits from a loyal customer base. The Danville market area has yet to be targeted by money center or super regional banks, with few exceptions, the predominant competition for deposits and loans comes from other community oriented and regional banks.

     Future growth opportunities for American Savings depend in part on national economic factors, the future growth in the market area, which has been measured by indicators such as demographic growth trends, the health and stability of the regional and local economy, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined to help determine the growth potential that exists for the Bank, and the relative economic health of the Bank's market area.

Market Area Demographics

     Demographic and economic growth trends, measured by changes in population, number of households, age distribution and median household income, provide key insight into the health of the Bank's market area (see Table 2.1). In the 1990s, the Bank's market area has exhibited less favorable growth characteristics than the comparative growth rates of Illinois and the U.S. Vermilion County's population declined slightly from 1990 to 1995, versus comparative increases posted by Illinois and the U.S. Growth in households mirrored the population growth rates, further evidencing the less favorable growth characteristics associated with Vermilion County. Over the next five years, population and household growth trends are projected to remain negative in the Bank's primary market area, although the rate of decline is expected to moderate. Comparatively, Illinois and the U.S. are projected to sustain positive growth in population and households for the balance of the decade, with their projected growth rates being slightly less than recent historical trends.

RP Financial, LC.
Page 2.2

         --------------------------------------------------------------
                                    Table 2.1
                            Summary Demographic Data
                              State and County Data
         --------------------------------------------------------------

                                                              Year
                                           -------------------------------------     Growth Rate     Growth Rate
Population (000)                              1990            1995          2000         1990-95       1995-2000
----------------                              ----            ----          ----         -------       ---------
                                                                                             (%)             (%)
UNITED STATES                              248,710         263,006       277,084            1.1%            1.0%
ILLINOIS                                    11,431          11,821        12,201            0.7%            0.6%
VERMILION COUNTY                                88              87            87           -0.3%           -0.1%

Households (000)

UNITED STATES                               91,947          97,070       102,202            1.1%            1.0%
ILLINOIS                                     4,202           4,344         4,481            0.7%            0.6%
VERMILION COUNTY                                34              34            33           -0.3%           -0.1%

Median Household Income ($)

UNITED STATES                              $29,199         $33,610       $32,972            9.7%           -0.4%
ILLINOIS                                    29,519          35,865        35,492            4.0%           -0.2%
VERMILION COUNTY                            25,801          26,156        25,171            0.3%           -0.8%

Per Capita Income - 1995 ($)

UNITED STATES                              $13,179         $16,405          ----            4.5%           ----
ILLINOIS                                    12,666          17,047          ----            6.1%           ----
VERMILION COUNTY                            11,015          13,027          ----            3.4%           ----

1995 Age Distribution(%)                0-14 Years     15-24 Years   25-44 Years     45-64 Years       65+ Years     Median Age
------------------------                ----------     -----------   -----------     -----------       ---------     ----------

UNITED STATES                                 22.1            13.8          31.8            19.5            12.8           34.0
ILLINOIS                                      22.2            13.8          31.7            19.5            12.7           32.8
VERMILION COUNTY                              21.1            13.0          28.3            21.3            16.2           35.4

                                         Less Than      $15,000 to    $25,000 to      $50,000 to     $100,000 to
1995 HH Income Dist.(%)                    $15,000          24,999       $49,999         $99,999        $149,999       $150,000+
-----------------------                    -------          ------       -------         -------        --------       ---------

UNITED STATES                                 20.5            15.8          33.8            23.7             4.2            2.0
ILLINOIS                                      18.9            14.7          34.3            25.5             4.4            2.2
VERMILION COUNTY                              27.8            19.7          34.5            15.6             1.6            0.9

Source: CACI, Inc.; U.S. Dept. of Commerce.

RP Financial, LC.
Page 2.3


     Median household and per capital income measures for Vermilion County were lower than the Illinois and U.S. comparative measures in 1995. In general, the lower than average income levels in the market area reflect the market area's somewhat rural nature. The growth rates of median household and per capita income in Vermilion County from 1990 to 1995 were lower than the Illinois and U.S. comparative growth rates, indicating that the lack of population growth occurring in the market area has translated into relatively slow economic growth as well. Consistent with the U.S. and Illinois, household income is projected to decline in Vermilion County for the balance of the decade. A slightly steeper decline is projected for Vermilion County's household income compared to the U.S. and Illinois, with Vermilion County's median household income in the year 2000 projected to be lower than the 1990 median. The general decline exhibited in household income levels reflects that most of the job growth is being realized in service related jobs, which tend to be relatively low paying jobs. In summary, the demographic characteristics of Vermilion County are not considered to be highly conducive for loan or deposit growth, and, thus, American Savings' growth will be somewhat contingent upon gaining market share.

National Economic Factors

     Over the past year, national economic growth has been mixed. Economic data through most of the fourth quarter of 1995 suggested that the economy was on track for a soft landing, as indicated by modest retail sales growth and a stable inflation picture. Weak retail sales during the holiday shopping season and a slight increase in the November unemployment rate provided indications of a slowing national economy at the end of the fourth quarter. Economic data released in January 1996 continued to indicate a generally sluggish economy, as highlighted by the Federal Reserve's mid-January "Beige Book" report which indicated slowing economic growth in its latest nationwide survey of economic conditions. Record-breaking winter weather conditions further slowed the economy in January of 1996. Unemployment declined sharply in February, although the January figures were skewed by the weather and by striking GM workers. A stronger than expected March 1996 employment report served to rekindle inflation fears, while other economic indicators suggested that the pace of economic growth was moderate and inflation was under control.

     Higher oil and commodity prices heightened inflation concerns in late-April 1996; however, wages, which account for most of the inflation measures, did not signal that inflation was heating up. Unemployment data for both May and June suggested a strong pace of economic growth, with the stronger than expected job growth pushing interest rates higher. Second quarter GDP increased at a healthy
4.7 percent annual rate, however, other economic measures, such as consumer and producer prices, reflected a more modest pace of economic growth.

RP Financial, LC.
Page 2.4


     The third quarter of 1996 started with a continuation of second quarter trends, although mid-July Congressional testimony by the Federal Reserve Chairman hinted of expectations that the economy would taper off slightly in the second half of 1996. However, much of the economic data released during July and August continued to indicate a fairly robust pace of economic growth. Such economic data included a stronger than expected increase in July durable good orders, the consumer confidence index hitting a six year high and a decline in the August unemployment rate. Comparatively, for the balance of the third quarter, economic data, such as a decline in August durable good orders and smaller than expected increases in August retail sales and consumer prices, suggested that the economy was cooling off. A slight increase in the September unemployment rate further signaled a slowing economy.

     Economic data released in the beginning of the fourth quarter generally confirmed that the national economy was slowing. October unemployment remained at 5.2 percent, although the number of new jobs being added to the economy was lower compared to job growth recorded during the late-spring and the summer. Third quarter GDP growth fell to a 2.2 percent annual rate, versus a comparative
4.7 percent rate in the second quarter. Wage data indicated that inflation was under control, as wages remained flat for production and nonsupervisory workers in October, despite a $0.50 increase in the minimum wage becoming effective on October 1, 1996. Modest increases in the October consumer price index and October retail sales provided further indications that the national economy was slowing.

     Consistent with the mixed economic activity, interest rate trends have been varied as well over the past year. Interest rates generally trended lower in the fourth quarter of 1995, due to the slowing of the economy. The sluggish economy and a 0.25 percent cut in short-term interest rates by the Federal Reserve pushed the yield on 30-year U.S. Government bond to slightly below 6.0 percent at year end 1995. Following another 0.25 percent rate cut by the Federal Reserve in January 1996, interest rates moved higher during the balance of the first quarter. The upward trend in interest rates reflected generally improving economic conditions and indications that the Fed would not cut interest rates further due to mixed inflation signals.

     Interest rates continued to edge higher during the second quarter and the 30-year U.S. Government bond yield climbed above 7.0 percent following the stronger than expected May job growth reported in early-June. The favorable June employment report had a more severe effect on bond prices, as the large drop in unemployment provided for one of the largest one day declines in bond prices with the yield on the 30-year benchmark bond increasing from 6.93 percent to
7.18 percent. During the balance of third quarter, economic data which contained mixed inflation signals provided for an uneven interest rate environment. After trending lower for a brief period in July and August, another spike in interest rates was experienced in late-August and early-September as inflation concerns were raised by the stronger than expected economic growth. Comparatively, aided by the Federal Reserve's decision not to raise interest rates at its September and October

RP Financial, LC.
Page 2.5


meetings, along with economic data providing indications of a cooling economy, interest rates declined in late-September and through most of October. Interest rates continued to edge lower through mid-November, as the October economic data suggested that inflationary pressures were non-threatening. As of November 15, 1996, one- and thirty-year U.S. Government bonds were yielding 5.38 percent and
6.46 percent, respectively. Exhibit II-2 provides historical interest rate trends from 1991 through November 15, 1996.

Local Economy

     The Vermilion County economy has traditionally been supported by manufacturing, supplemented by employment in services, wholesale/retail trade and miscellaneous other employment sectors. While manufacturing employment continues to account for the highest proportion of industry earnings in Vermilion County, in recent years manufacturing employment has been declining and employment growth has been occurring mostly in services and wholesale/retail trade. Based on 1994 data (the most recent data available), the largest employment sector in Vermilion County is the services industry (24 percent of total employment) followed by wholesale/retail trade (23 percent of total employment) and the manufacturing sector (19 percent of total employment). The balance of employment in Vermilion County is concentrated in government and government enterprises.

     Economic activity in Vermilion County is concentrated in Danville, the largest city in Vermilion County. The current largest manufacturing employer in Vermilion County is NACCO Materials Handling Group, which manufactures forklifts, trucks and parts, and employs approximately 1,300. The largest non-manufacturing private employer is the United Samaritans Medical Center, which is the largest employer in Vermilion County with approximately 1,400 employees. Other major private employers in Vermilion County include Devro-Teepak, Inc., a manufacturer of plastic packaging films with 790 employees, CCL Custom Manufacturing, a packager of liquid and aerosol products with 670 employees, and McLane Midwest Company, Inc., a distributor with 665 employees. While manufacturing employment has declined in Vermilion County during recent years, due to closures, relocations, and layoffs, six new employers were announced in 1995-1996 which added approximately 390 jobs to the Vermilion County economy.

     Overall the Vermilion County economy is fairly diverse, although the concentration of earnings in manufacturing jobs somewhat exposes the economy to national economic downturns. Unemployment in Vermilion County was 6.7 percent as of September 1996, down slightly from a year ago; however, well above the comparative U.S. and Illinois unemployment rates of 5.0 percent and 4.9 percent, respectively. Comparative unemployment rates for Vermilion County, the U.S. and Illinois are shown in Table 2.2. Vermilion County's relatively high unemployment rate tends to be a characteristic of rural market areas in general.

RP Financial, LC.
Page 2.6


                                    Table 2.2
                        American Savings Bank of Danville
                         Selected Unemployment Rates(1)

                             September 1995      September 1996
     Region                   Unemployment        Unemployment
     ------                  --------------      --------------

     United States                5.4%                5.0%
     Illinois                     4.8                 4.9
     Vermilion County             6.8                 6.7

     (1)  Data is not seasonally adjusted.

     Source:  Bureau of Labor Statistics.


Competition

     Competition among financial institutions in the market area is substantial. At this time, American Savings' market is dominated by community and regional banks. Competition in the market area served by the Bank has been further intensified by the decline in population, leaving fewer potential growth opportunities within the primary market area served by American Savings.

     The Bank's retail deposit base is closely tied to the economic fortunes of Vermilion County. Table 2.3 displays deposit market trends over the past several years for Vermilion County, with additional data presented for the State of Illinois. The data indicates that deposit growth in the Bank's primary market area was comparable to the Illinois deposit growth rate, with deposit growth by commercial banks and credit unions being partially offset by a decline in thrift deposits. The modest deposit growth rates exhibited by Illinois and Vermilion County were consistent with the national deposit market environment for financial institutions during the period covered in Table 2.3, in light of the relatively low market rates being offered for CDs and the more attractive returns that were being realized through investing in the stock market.

     In contrast to the deposit shrinkage recorded by Vermilion County thrifts overall, American Savings realized a slight increase in deposits from June 30, 1993 to June 30, 1995. The Bank's 0.9 percent annual deposit growth rate served to preserve its market share of Vermilion County deposits at 3.2 percent. Future deposit growth by the Bank should be enhanced by the conversion, as the additional capital will improve American Savings' competitive position and leverage capacity. At the same time, the notable competitive market forces within the Bank's primary market area will somewhat limit its capacity to realize notable gains in deposit market share without paying above market rates for deposits. To augment the deposit growth that is possible internally, the Bank may seek deposit growth opportunities through acquiring branches or other

RP Financial, LC.
Page 2.7

                        ---------------------------------
                                    Table 2.3
                        American Savings Bank of Danville
                                 Deposit Summary
                        ---------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                                As of June 30,
                                   -----------------------------------------------------------------------
                                                 1993                                  1995
                                   ---------------------------------      --------------------------------    Deposit
                                                   Market   Number of                     Market   No. of   Growth Rate
                                   Deposits        Share    Branches        Deposits      Share   Branches   1993-1995
                                   --------        -----    --------        --------      -----   --------   ---------
                                                                 (Dollars In Thousands)                       (%)
A. Deposit Summary
   State of Illinois                $196,224,674    100.0%   4,064        $200,533,147    100.0%    4,160        1.1%
       Commercial Banks              137,353,042     70.0%   2,420         144,208,086     71.9%    2,626        2.5%
       Credit Unions                  11,244,485      5.7%     790          11,516,109      5.7%      726        1.2%
       Savings Institutions           47,627,147     24.3%     854          44,808,952     22.3%      808       -3.0%

    Vermilion County                    $973,557    100.0%      54            $995,182    100.0%       50        1.1%
       Commercial Banks                  676,252     69.5%      29             696,048     69.9%       27        1.5%
       Credit Unions                     103,695     10.7%      19             109,876     11.0%       18        2.9%
       Savings Institutions              193,610     19.9%       6             189,258     19.0%        5       -1.1%
        American Savings                  30,853      3.2%       1              31,387      3.2%        1        0.9%
-----------------------------------------------------------------------------------------------------------------------

Sources: FDIC; OTS; Thompson Credit Union Directory.

RP Financial, LC.
Page 2.8


financial institutions, but, at this time, the Bank has no definite plans to acquire additional branches or other financial institutions.

RP Financial, LC.
Page 3.1


                            III. PEER GROUP ANALYSIS

     This chapter presents an analysis of American Savings' operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The basis of the pro forma market valuation of American Savings is provided by these institutions. Factors affecting the Bank's pro forma value such as financial condition, credit risk, interest rate risk, loan composition and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between American Savings and the Peer Group, will then be used as a basis for the pro forma valuation of American Savings' to-be-issued common stock.

Selection of Peer Group

     We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to distortion and/or do not have a seasoned trading history.

     From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of American Savings. In the selection process, we applied two primary "screens" to the universe of all public companies:

     o Screen #1. Illinois and Indiana institutions with assets of less than $300 million, equity-to-assets ratios of 8.0 percent to 20.0 percent, positive core earnings of 0.75 percent or less of average assets, and non-performing assets-to-assets ratios of less than 2.0 percent. Nine companies met the criteria for Screen #1 and six were included in the Peer Group: AmTrust Capital Corp. of Indiana, Home Building Bancorp of Indiana, LSB Financial Corp. of Indiana, MFB Corp. of Indiana, North Bancshares of Illinois and Sobieski Bancorp of Indiana. One of the companies was excluded due to the recency of its conversion: Citizens First Financial Corp. of Illinois (conversion completed May 1996). The other two companies were excluded on the basis of their operating strategies, which were not consistent with American Savings' traditional thrift operating strategy. The operating strategies of Indiana Community Bank of Indiana and First Financial Bancorp of Illinois placed an emphasis on retail banking and mortgage banking, respectively, which provided those institutions with somewhat different earnings compositions compared to a traditional thrift's earnings. Exhibit III-2 details the financial characteristics of all publicly-traded Illinois and Indiana Institutions.

RP Financial, LC.
Page 3.2


     o Screen #2. Midwest institutions with assets of less than $300 million, equity-to-assets ratios of 8.0 percent to 20.0 percent, positive core earnings of 0.75 percent or less of average assets, and non-performing assets-to-assets ratios of less than 2.0 percent. Six institutions met the selection criteria for Screen #2 (see Exhibit III-3) and four were included as part of American Savings' Peer Group:
          First Franklin Corp. of Ohio, First Federal Bancorp of Minnesota, Three Rivers Financial Corp. of Michigan and Horizon Financial Services of Iowa. The two companies not selected for the Peer Group (Glenway Financial Corp. of OH and Suburban Bancorp of OH) had market capitalizations in excess of $20 million, which was considered to be a fairly significant differentiating factor in light of the relatively small size of the Bank's proposed offering (less than $5.0 million).

     Table 3.1 on the following page shows the general characteristics of each of the Peer Group companies and Exhibit III-4 provides summary demographic data for the primary market areas served by each of the Peer Group companies. While there are some differences between the Peer Group companies and American Savings, we believe that the Peer Group provides a good representation of publicly-traded thrifts with operations comparable to those of the Bank and, thus, will provide a good basis for valuation. The following sections present a comparison of American Savings' financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

     A summary description of the key characteristics of each of the Peer Group companies, which we determined warranted their inclusion as a comparable institution to American Savings, is detailed below.

o AmTrust Capital Corp. of IN. Selected due to Indiana market area, traditional thrift operating strategy, small asset size, comparable interest-earning asset mix, and core earnings depressed by a relatively low net interest margin.

o First Federal Bancorp of MN. Selected due to traditional thrift operating strategy, similar funding composition, and comparability of capital position to the Bank's pro forma equity-to-assets ratio.

o First Franklin Corp. of OH. Selected due to traditional thrift operating strategy, similar interest-earning asset mix, comparable funding composition, similar net interest margin, and similar concentration of mortgage-backed securities and 1-4 family permanent mortgage loans comprising the loan and MBS portfolio.

o Home Building Bancorp of IN. Selected due to Indiana market area, traditional thrift operating strategy, small asset size, similar size of branch network, comparable interest-earning asset mix, similar funding composition, comparability of capital position to the Bank's pro forma equity-to-assets ratio, and similar concentration of mortgage-backed securities and 1-4 family permanent mortgage loans comprising the loan and MBS portfolio.

o Horizon Financial Services of IA. Selected due to traditional thrift operating strategy, small asset size, and comparability of capital position to the Bank's pro forma equity-to-assets ratio.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.1
                      Peer Group of Publicly-Traded Thrifts
                              November 20, 1996(1)

                                                   Primary           Operating Total           Fiscal   Conv.  Stock   Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year   Date   Price   Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------   ----   -----  ------  ------
                                                                                                                ($)    ($Mil)
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     218        7   12-31   01/88  17.25     20
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     211 J      4   09-30   03/94  16.00     32
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     178        3   12-31   02/95  18.87     17
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     117        2   06-30   12/93  16.50     18
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     107        5   09-30   04/95  16.50     12
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      87 J      4   06-30   08/95  13.87     12
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      79 J      3   06-30   03/95  13.50     12
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      77        3   06-30   06/94  14.75      7
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      72 J      3   06-30   03/95  10.00      5
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      43        2   09-30   02/95  17.50      5

NOTES: (1)  Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)
       (2)  Operating strategies are: Thrift=Traditional Thrift,
            M.B.=Mortgage Banker, R.E.=Real Estate Developer,
            Div.=Diversified, and Ret.=Retail Banking.
       (3)  FDIC savings bank institution.

Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

Date of Last Update: 11/20/96

RP Financial, LC.
Page 3.4


o LSB Financial Corp. of Lafayette IN. Selected due to Indiana market area and traditional thrift operating strategy.

o MFB Corp. of Mishawaka IN. Selected due to Indiana market area, traditional thrift operating strategy, and high concentration of 1-4 family permanent mortgage loans comprising loan and MBS portfolio.

o North Bancshares of Chicago IL. Selected due to Illinois market area, traditional thrift operating strategy, comparability of capital position to the Bank's pro forma equity-to-assets ratio, and high concentration of mortgage-backed securities and 1-4 family permanent mortgage loans comprising the loan and MBS portfolio.

o Sobieski Bancorp of South Bend IN. Selected due to Indiana market area, traditional thrift operating strategy, small asset size, similar interest-earning asset mix, comparable funding composition, and high concentration of mortgage-backed securities and 1-4 family permanent mortgage loans comprising the loan and MBS portfolio.

o Three Rivers Financial Corp. of MI. Selected due to traditional thrift operating strategy, small asset size, and comparability of capital position to the Bank's pro forma equity-to-assets ratio.

     In aggregate, the Peer Group companies are similarly capitalized as the industry average (12.91 percent of assets versus 12.97 percent for the all SAIF average), generate lower earnings (0.37 percent ROAA versus 0.72 percent for the all SAIF average), and generate a lower ROE (2.70 percent versus 6.35 percent for the all SAIF average). Overall, the Peer Group's average P/B ratio and P/E multiple were below and above the respective comparable SAIF averages.

                                          As of November 15, 1996
                                          -----------------------
                                           Peer         All SAIF
                                          Group          Insured
                                          -----          -------

     Equity-to-Assets                     13.91%         12.97%
     Return on Assets ("ROA")              0.37           0.72
     Return on Equity ("ROE")              2.70           6.35

     Price-to-Book ratio ("P/B")          91.34%        114.64%
     Price-to-Earnings multiple ("P/E")   19.23x         16.26x
     Price-to-Assets ratio ("P/A")        11.74%         14.06%


     Source:  Table 4.4 - Chapter IV Valuation Analysis.

     Ideally, the Peer Group companies would be comparable to American Savings in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such

RP Financial, LC.
Page 3.5


companies. However, in general, the companies selected for the Peer Group were fairly comparable to American Savings, as will be highlighted in the following comparative analysis.

Financial Condition

     Table 3.2 shows comparative balance sheet measures for American Savings and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Bank's ratios reflect balances as of September 30, 1996, while the Peer Group's ratios are based on data as of June 30, 1996 or September 30, 1996. American Savings' net worth base of 6.6 percent was below the Peer Group's average net worth ratio of 12.9 percent; however, with the addition of stock proceeds, the Bank's pro forma capital position (consolidated with the holding company) can be expected to be comparable to the Peer Group's ratio. Both the Bank's and the Peer Group's capital included nominal balances of intangibles. The increase in American Savings' pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that may be realized through leverage and lower funding costs. Both the Bank's and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital requirements, with the Peer Group's ratios currently indicating greater capital surpluses. Again on a pro forma basis, the Bank's regulatory capital surpluses will be fairly comparable to the Peer Group's.

     The interest-earning asset compositions for the Bank and the Peer Group were somewhat similar, with loans and mortgage-backed securities constituting the bulk of interest-earning assets for both American Savings and the Peer Group. American Savings' combined level of loans and mortgage-backed securities was higher than the Peer Group's ratio (85.8 percent versus 76.2 percent for the Peer Group), with the Bank maintaining a higher concentration of loans and a similar concentration of mortgage-backed securities relative to the comparative Peer Group ratios. Comparatively, the Peer Group's cash and investments-to-assets ratio was higher than the comparable ratio for American Savings (20.5 percent versus 12.0 percent for the Bank). Overall, American Savings' interest-earning assets amounted to 97.8 percent of assets, which was above the comparable Peer Group ratio of 96.7 percent.

     American Savings' funding liabilities reflect a funding strategy similar to that of the Peer Group's funding composition. The Bank's deposits equaled 86.6 percent of assets, which was higher than the Peer Group average of 72.4 percent. Partially offsetting American Savings' higher ratio of deposits was its lower level of borrowings, as the Bank and the Peer Group posted borrowings-to-assets ratios of 5.6 percent and 13.5 percent, respectively. Accordingly, the Bank was considered to have slightly greater borrowing capacity than the Peer Group, although both American Savings and the Peer Group were considered to have ample borrowing capacities. Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.2
                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                            As of September 30, 1996

                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
American Savings Bank
---------------------
  September 30, 1996                   12.0      76.0    9.8     86.6      5.6     0.0      6.6      0.0     6.6       0.0

SAIF-Insured Thrifts                   17.9      66.5   12.4     71.8     13.9     0.1     12.6      0.2    12.4       0.0
State of IL                            18.6      67.8   10.3     72.7     12.9     0.1     12.7      0.2    12.5       0.0
Comparable Group Average               20.5      66.4    9.8     72.4     13.5     0.0     12.9      0.0    12.9       0.0
  Mid-West Companies                   20.5      66.4    9.8     72.4     13.5     0.0     12.9      0.0    12.9       0.0

Comparable Group
----------------

Mid-West Companies
------------------
ATSB  AmTrust Capital Corp. of IN(1)      15.5   71.4    6.2     62.0     26.4     0.0     10.0      0.0    10.0       0.0
BDJI  First Fed. Bancorp. of MN           39.8   47.6    9.0     75.6     11.1     0.0     11.5      0.0    11.5       0.0
FFHS  First Franklin Corp. of OH          11.0   68.0   18.6     86.7      3.3     0.0      9.1      0.1     9.0       0.0
HBBI  Home Building Bancorp of IN         17.5   66.0   13.6     76.7      9.3     0.0     12.9      0.0    12.9       0.0
HZFS  Horizon Fin'l. Services of IA       30.9   66.0    0.0     72.0     16.5     0.0     10.7      0.0    10.7       0.0
LSBI  LSB Fin. Corp. of Lafayette IN       6.7   87.8    2.2     65.4     24.9     0.0      9.4      0.0     9.4       0.0
MFBC  MFB Corp. of Mishawaka IN(1)        20.8   65.9   11.8     73.1      8.3     0.0     17.9      0.0    17.9       0.0
NBSI  North Bancshares of Chicago IL      31.4   59.9    6.8     62.0     20.3     0.0     15.1      0.0    15.1       0.0
SOBI  Sobieski Bancorp of S. Bend IN(1)    8.8   67.3   20.5     77.6      3.8     0.0     17.8      0.0    17.8       0.0
THR   Three Rivers Fin. Corp. of MI(1)    22.4   64.3    9.6     73.1     10.6     0.0     14.7      0.1    14.6       0.0

                                                Balance Sheet Annual Growth Rates                          Regulatory Capital
                                        ------------------------------------------------------------    -------------------------
                                                Cash and   Loans           Borrows.   Net    Tng Net
                                        Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                        ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------
American Savings Bank
---------------------
  September 30, 1996                      4.36   -14.63     7.79   -1.94       NM    -3.57    -3.53        6.63       NM    15.33

SAIF-Insured Thrifts                     11.41     6.46    12.05    5.67    11.15     0.89     0.52       10.78    10.82    22.85
State of IL                              13.44     4.50    12.12    5.90    15.54    -4.59    -4.85        9.84    10.50    22.36
Comparable Group Average                  9.05   -10.52     7.97    1.19    54.56    -7.30    -7.39       11.03    11.03    25.55
  Mid-West Companies                      9.05   -10.52     7.97    1.19    54.56    -7.30    -7.39       11.03    11.03    25.55

Comparable Group
----------------

Mid-West Companies
------------------
ATSB  AmTrust Capital Corp. of IN(1)      5.70     7.79     1.56  -11.78   100.00    -5.58    -5.58        9.86     9.86       NM
BDJI  First Fed. Bancorp. of MN           7.77     8.94     6.55   -1.24       NM  - 18.34  - 18.34        9.55     9.55    19.39
FFHS  First Franklin Corp. of OH          4.13   -20.76     7.52    3.17    31.10    -0.15    -1.00        6.40     6.40    14.47
HBBI  Home Building Bancorp of IN         2.14    -3.43     2.94    4.35    -2.31    -9.51    -9.51       10.07    10.07    20.95
HZFS  Horizon Fin'l. Services of IA       9.36       NM   -10.47    5.75    45.30    -4.39    -4.39          NM       NM       NM
LSBI  LSB Fin. Corp. of Lafayette IN     17.95   -41.68    27.36    6.32    98.72    -7.79    -7.79        8.84     8.84    13.93
MFBC  MFB Corp. of Mishawaka IN(1)       15.37    -7.27    23.69    7.58       NM     0.21     0.21       14.90    14.90    35.67
NBSI  North Bancshares of Chicago IL      7.94     3.35    10.00   -0.96       NM  - 16.54  - 16.54       14.49    14.49    40.10
SOBI  Sobieski Bancorp of S. Bend IN(1)   0.79   -31.08     5.79   -3.03       NM    -3.56    -3.56       13.37    13.37    35.21
THR   Three Rivers Fin. Corp. of MI(1)   19.32       NM     4.80    1.73       NM       NM       NM       11.78    11.78    24.69

(1) Financial information is for the quarter ending June 30, 1996.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.7


percent of assets, equaled 92.2 percent and 85.9 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position.

     A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Bank's IEA/IBL ratio is lower than the Peer Group's ratio, based on respective ratios of 105.9 percent and 112.6 percent. The additional capital realized from stock proceeds should largely address the lower IEA/IBL ratio currently maintained by the Bank, as the interest free capital realized in American Savings' stock offering will be deployed into interest-earning assets.

     The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. American Savings' growth rates are based on annual growth for the twelve months ended September 30, 1996, while the Peer Group's growth rates are based on annual growth for the twelve months ended June 30, 1996 or September 30, 1996. Asset growth rates of 4.4 percent and 9.1 percent were posted by the Bank and the Peer Group, respectively. American Savings' asset growth was largely attributable to loan growth, which was in part funded by redeployment of cash and investments. Similarly, growth in loans and mortgage-backed securities accounted for the Peer Group's asset growth, as a negative growth rate was also realized in the Peer Group's balance of cash and investments. Overall, the Peer Group's asset growth measures would tend to support greater earnings growth relative to the Bank's measures. However, following the conversion, American Savings' leverage capacity will be comparable to the Peer Group's.

     Borrowings funded the Bank's asset growth, as well as a modest decline in deposits. American Savings' not meaningful borrowings growth rate resulted from $2.0 million of borrowings being added to a zero balance of borrowings during fiscal 1996. The Peer Group's asset growth was funded by deposits and borrowings, with the Peer Group's lower balance of borrowings exhibiting a significantly higher growth rate. In fact, the Peer Group's borrowings growth rate shown in Table 3.2 is somewhat understated, as it does not include the borrowings growth rates of the Peer Group companies which recorded a more than 100 percent increase in borrowings during the twelve month period. In fact, all five Peer Group companies with "NMs" indicated as borrowing growth rates in Table 3.2 posted borrowing growth rates in excess of 100 percent. Both the Bank and the Peer Group recorded negative capital growth rates. American Savings' decline in capital reflects the net loss recorded during fiscal 1996, as well as a negative SFAS 115 adjustment pertaining to unrealized gains and losses on securities maintained as available for sale. Despite the more favorable return on average assets posted by the Peer Group, a slightly higher negative capital growth rate was exhibited by the Peer Group. Dividend payments, and stock repurchases, as well as possible negative SFAS 115 adjustments, were likely factors that accounted for the Peer Group's slightly higher negative capital growth rate.

RP Financial, LC.
Page 3.8


Income and Expense Components

     American Savings and the Peer Group reported net income to average assets ratios of negative 0.20 percent and positive 0.37 percent, respectively (see Table 3.3), based on earnings for the twelve months ended September 30, 1996, or for the twelve months ended June 30, 1996 for some of the Peer Group companies. Both the Bank's and the Peer Group's earnings were depressed by the one time assessment to recapitalize the SAIF. With the exception of the SAIF assessment, the Bank's and the Peer Group's earnings were fairly representative of their core earnings, as other non-recurring items were not material factors in their respective earnings. The Peer Group's higher earnings were realized primarily through maintenance of a stronger net interest margin and a higher level of non-interest operating income, which was partially negated by the Bank's lower level of operating expenses. Further contributing to the Peer Group's higher return was the absence of the special SAIF assessment for the Peer Group companies which reported earnings for the twelve months ended June 30, 1996.

     The Peer Group's stronger net interest margin resulted from a lower interest expense ratio, which was partially offset by the Bank's higher interest income ratio. As highlighted in the yield-cost section of Table 3.3, American Savings' higher interest income ratio was realized through earning a slightly higher yield on interest-earning assets, which was supported by the higher concentration of loans maintained by the Bank relative to the Peer Group average (76.0 percent versus 66.4 percent for the Peer Group). The higher level of interest-earning assets maintained by the Bank (97.8 percent of assets versus
96.7 percent for the Peer Group) further contributed to American Savings' more favorable interest income ratio. Likewise, the Peer Group's lower interest expense ratio was supported by a lower cost of funds and maintenance of a lower level of interest-bearing liabilities. The Peer Group's lower cost of funds indicates that the Bank has a relatively high cost of deposits, as borrowings, which tend to be higher costing than deposits, accounted for a higher portion of the Peer Group's funding composition (13.5 percent of assets versus 5.6 percent for the Bank). The lower level of interest-bearing liabilities maintained by the Peer Group (85.9 percent of assets versus 92.2 percent for American Savings) further contributed to the Peer Group's lower interest expense ratio. Following the infusion of conversion proceeds, the Bank's ratio of interest-bearing liabilities to assets will be more comparable to the Peer Group average. Overall, American Savings and the Peer Group reported net interest income to average assets ratios of 2.47 percent and 3.19 percent, respectively.

     In another key area of core earnings strength, the Bank and the Peer Group reported operating expense to average assets ratios of 1.97 percent and 2.53 percent, respectively. It should be noted that the one time SAIF assessment expense has been reflected as a non-operating item for the Bank and the Peer Group companies which reported earnings for the twelve months ended September 30, 1996. Accordingly, the operating expense ratios posted by the Bank and the Peer Group were considered to be representative of their

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                    Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                 For the Twelve Months Ended September 30, 1996

                                                      Net Interest Income                  Other Income               G&A/Other Exp.
                                                 -----------------------------          --------------------         ---------------
                                                                        Loss     NII                          Total
                                           Net                         Provis.  After   Loan   R.E.   Other   Other    G&A  Goodwill
                                         Income  Income Expense   NII  on IEA   Provis. Fees   Oper.  Income Income  Expense  Amort.
                                         ------  ------ ------- ------ ------- -------  ----  -----   ------ ------  ------- -------
American Savings Bank
---------------------
  September 30, 1996                      -0.20    7.59    5.12   2.47   0.23    2.24   0.03   0.00    0.10    0.13    1.97    0.00

SAIF-Insured Thrifts                       0.71    7.36    4.16   3.20   0.12    3.08   0.12   0.00    0.31    0.43    2.23    0.02
State of IL                                0.50    7.17    4.17   3.00   0.08    2.92   0.09   0.05    0.33    0.47    2.35    0.01
Comparable Group Average                   0.37    7.33    4.14   3.19   0.23    2.96   0.01  -0.01    0.32    0.32    2.53    0.01
  Mid-West Companies                       0.37    7.33    4.14   3.19   0.23    2.96   0.01  -0.01    0.32    0.32    2.53    0.01

Comparable Group
----------------

Mid-West Companies
------------------
ATSB  AmTrust Capital Corp. of IN(1)       0.48    7.07    4.40   2.67   0.18    2.49   0.00   0.00    0.53    0.53    2.95    0.00
BDJI  First Fed. Bancorp. of MN            0.31    7.24    3.92   3.33   0.00    3.33   0.00   0.01    0.51    0.52    2.75    0.00
FFHS  First Franklin Corp. of OH           0.28    7.23    4.54   2.69   0.04    2.65   0.05   0.00    0.14    0.19    1.91    0.01
HBBI  Home Building Bancorp of IN         -0.32    7.55    4.13   3.43   0.96    2.47   0.00   0.00    0.28    0.28    2.52    0.00
HZFS  Horizon Fin'l. Services of IA        0.13    7.61    4.34   3.27   0.57    2.70   0.00  -0.09    0.45    0.36    2.57    0.00
LSBI  LSB Fin. Corp. of Lafayette IN       0.50    7.74    4.37   3.36   0.49    2.88   0.05   0.00    0.25    0.30    2.44    0.00
MFBC  MFB Corp. of Mishawaka IN(1)         0.73    6.92    3.94   2.97   0.02    2.96   0.00   0.00    0.17    0.17    1.94    0.00
NBSI  North Bancshares of Chicago IL       0.34    7.23    3.96   3.26   0.01    3.25   0.00   0.00    0.17    0.17    2.52    0.00
SOBI  Sobieski Bancorp of S. Bend IN(1)    0.43    7.06    3.91   3.14   0.00    3.14   0.00   0.00    0.22    0.22    2.66    0.00
THR   Three Rivers Fin. Corp. of MI(1)     0.82    7.70    3.93   3.78   0.08    3.70   0.00   0.02    0.48    0.51    3.02    0.04

                                          Non-Op. Items      Yields, Costs, and Spreads
                                         --------------      -------------------------
                                                                                           MEMO:     MEMO:
                                           Net   Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                          Gains   Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                         ------- -------     --------- -------- ------ ----------  --------
American Savings Bank
---------------------
  September 30, 1996                       -0.59   0.00        7.63      5.46     2.17     3,939       0.00

SAIF-Insured Thrifts                       -0.19   0.00        7.62      4.84     2.78     4,054      35.23
State of IL                                -0.29   0.00        7.50      4.87     2.63     3,703      32.14
Comparable Group Average                   -0.14   0.00        7.57      4.88     2.69     3,264      35.10
  Mid-West Companies                       -0.14   0.00        7.57      4.88     2.69     3,264      35.10

Comparable Group
----------------

Mid-West Companies
------------------
ATSB  AmTrust Capital Corp. of IN(1)        0.68   0.00        7.47      4.98     2.48     2,568      36.45
BDJI  First Fed. Bancorp. of MN            -0.57   0.00        7.50      4.62     2.88     2,750      40.60
FFHS  First Franklin Corp. of OH           -0.51   0.00        7.37      5.04     2.34     4,549      31.50
HBBI  Home Building Bancorp of IN          -0.52   0.00        7.76      4.83     2.93     3,040         NM
HZFS  Horizon Fin'l. Services of IA        -0.30   0.00        7.85      4.96     2.90     3,194      26.15
LSBI  LSB Fin. Corp. of Lafayette IN        0.07   0.00        8.00      4.92     3.08     3,014      37.94
MFBC  MFB Corp. of Mishawaka IN(1)          0.02   0.00        7.03      4.99     2.04     4,297      39.86
NBSI  North Bancshares of Chicago IL       -0.41   0.00        7.38      4.97     2.41     3,653      30.48
SOBI  Sobieski Bancorp of S. Bend IN(1)     0.00   0.00        7.31      4.85     2.46     3,155      38.94
THR   Three Rivers Fin. Corp. of MI(1)      0.10   0.00        7.98      4.63     3.35     2,421      33.99

(1) Financial information is for the quarter ending June 30, 1996.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.10


recurring operating expenses. American Savings' lower operating expense ratio can in part be explained by its more favorable proficiency, with respect to maintaining a relatively low number of employees for its asset size. Assets per full time equivalent employee equaled $3.9 million for the Bank, versus a comparative measure of $3.3 million for the Peer Group. Further contributing to the Bank's lower operating expense ratio was the expense savings realized from operating in a relatively low cost market area. Comparatively, some of the Peer Group companies operate in higher costing more urban markets, such as Chicago. Maintenance of only one full service branch facility was also a factor in supporting containment of the Bank's operating expenses.

     When viewed together, net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest margin divided by the operating expense ratio), American Savings' earnings strength was similar to the Peer Group's. Expense coverage ratios posted by American Savings and the Peer Group equaled 1.25x and 1.26x, respectively. An expense coverage ratio of greater than 1.0x indicates that an institution is able to sustain pre-tax profitability without having to rely on non-interest sources of income.

     Sources of non-interest operating income made a higher contribution to the Peer Group's earnings, with such income amounting to 0.13 percent and 0.32 percent of American Savings' and the Peer Group's average assets, respectively. The Bank's relatively low level of non-interest operating income is consistent with a traditional thrift operating strategy, which provides for limited diversification into services that generate non-interest operating income. Real estate operations were not a material factor in either American Savings' or the Peer Group's non-interest operating income, which was indicative of their favorable credit quality measures and, in particular, relatively low levels of real estate owned. Overall, the Peer Group's higher level of non-interest operating represented not only a current earnings advantage, but was also considered to be more favorable in terms of limiting interest rate risk exposure, as a higher level of non-interest operating income indicates that the ability to sustain earnings is less dependent upon the net interest margin.

     Loan loss provisions had a comparable impact on the Bank's and the Peer Group's earnings (0.23 percent of average assets for both the Bank and the Peer Group), although the Peer Group's credit quality measures were generally more favorable than the Bank's. Net gains were negative for both the Bank and the Peer Group, with such losses amounting to 0.59 percent and 0.14 percent of average assets for the Bank and the Peer Group, respectively. The net loss recorded by the Bank was solely attributable to the special SAIF assessment, while the lower net loss posted by the Peer Group was supported by the absence of the special SAIF assessment for the Peer Group companies which reported earnings for the twelve months ended June 30, 1996. Gains recorded on the sale of loans and investments by some of the Peer Group companies also

RP Financial, LC.
Page 3.11


contributed to the lower net loss exhibited by the Peer Group. Gains and losses resulting from the sale of loans and investments are generally viewed as being non-recurring in nature, given that they are highly dependent upon interest rate movements and typically do not represent a core earnings activity for a thrift. Similarly, the special SAIF assessment is also viewed as a non-recurring item. Accordingly, the Bank's and the Peer Group's net losses will be discounted in evaluating the relative strengths and weaknesses of their respective earnings. Extraordinary items were not a factor in either the Bank's or the Peer Group's earnings.

     Overall, net of the SAIF assessment expense, the Bank's and the Peer Group's reported earnings were fairly representative of their core earnings.

Loan Composition

     Table 3.4 presents data related to the loan composition of American Savings and the Peer Group. An emphasis on low risk residential lending was apparent in both the Bank's and the Peer Group's loan compositions, with 1-4 family permanent mortgage loans and mortgage-backed securities accounting for 82.7 percent and 77.3 percent of American Savings' and the Peer Group's loan and MBS portfolios, respectively. The Bank's higher ratio was attributable to maintaining higher a higher concentration of 1-4 family permanent mortgage loans, as the Peer Group's ratio of mortgage-backed securities was slightly higher than American Savings' ratio. Loans serviced for others represented a more significant off-balance sheet item for the Peer Group, both in terms of dollar balance ($12.9 million versus $432,000 for the Bank) and as a percent of assets (10.8 percent versus 1.2 percent for the Bank). The Peer Group's higher balance of loans serviced for others was a factor that contributed to its higher level of non-interest operating income. Only three of the Peer Group companies maintained a modest amount of servicing intangibles, while the Bank did not maintain any servicing intangibles as of September 30, 1996.

     As indicated by the higher percentage of 1-4 family loans and mortgage-backed securities maintained by American Savings, lending diversification was more limited for the Bank. American Savings' lending diversification consisted primarily of consumer loans (8.5 percent of loans and MBS), followed by commercial real estate and multi-family loans (6.6 percent of loans and MBS). Similarly, the Peer Group's primary area of lending diversification consisted of consumer loans (9.8 percent of loans and MBS), followed by commercial real estate and multi-family loans (8.5 percent of loans and MBS). Commercial business and construction loans represented relatively minor areas of lending diversification for both American Savings and the Peer Group, with the Peer Group maintaining slightly higher concentrations of both loan types compared to the Bank's ratios. American Savings' more limited diversification into higher risk types of lending translated into a slightly lower risk weighted assets-to-assets ratio than exhibited by the Peer Group (46.3 percent versus 49.2 percent

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                            As of September 30, 1996

                                              Portfolio Composition as a Percent of MBS and Loans
                                           ---------------------------------------------------------
                                                       1-4     Constr.   5+Unit   Commerc.             RWA/    Serviced    Servicing
Institution                                  MBS     Family    & Land    Comm RE  Business  Consumer  Assets   For Others  Assets
-----------                                ------    ------    ------    ------   ------    --------  ------   ----------  ------
                                             (%)       (%)       (%)       (%)      (%)        (%)      (%)      ($000)    ($000)
American Savings Bank                       11.38     71.35      1.12      6.60     1.09      8.45     46.26        432         0

SAIF-Insured Thrifts                        15.74     61.48      5.15     11.54     1.61      6.34     50.92    416,500     3,114
State of IL                                 12.56     64.84      2.33     11.19     1.58      8.04     49.61    102,399       182
Comparable Group Average                    13.00     64.29      3.41      8.46     2.76      9.76     49.18     12,903        11

Comparable Group
----------------

ATSB  AmTrust Capital Corp. of IN(1)         8.14     51.74      1.96      4.91     2.70     31.67     59.46     27,887        12
BDJI  First Fed. Bancorp. of MN             17.14     44.60      0.44     19.58     3.36     16.37     50.67        192         0
FFHS  First Franklin Corp. of OH            22.33     62.00      5.30     10.38     0.00      2.15     45.34     54,227        33
HBBI  Home Building Bancorp of IN           15.15     64.13      1.51      0.84     3.57     15.66     48.72          0         0
HZFS  Horizon Fin'l. Services of IA         12.38     57.46      2.46      8.04     8.37     12.59     52.38        924         0
LSBI  LSB Fin. Corp. of Lafayette IN         2.61     59.87     10.61     23.24     3.00      5.25     69.70     31,517        64
MFBC  MFB Corp. of Mishawaka IN(1)           3.56     93.30      3.44      0.49     0.95      0.04     42.17          0         0
NBSI  North Bancshares of Chicago IL        11.18     82.18      0.00      5.59     0.76      0.30     36.65        138         0
SOBI  Sobieski Bancorp of S. Bend IN(1)     24.58     68.58      1.20      3.88     2.71      0.27     37.12          0         0
THR   Three Rivers Fin. Corp. of MI(1)      12.91     59.06      7.20      7.65     2.21     13.26     49.55     14,141         0

(1) Financial information is for the quarter ending June 30, 1996.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.13


for the Peer Group). Overall, both the Bank's and the Peer Group's risk weighted assets ratios were indicative of relatively low risk operating strategies, as both ratios were lower than the SAIF-insured average of 50.9 percent.

Interest Rate Risk

     Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group companies. The data indicates cumulative one year gap to assets ratios of negative 29.4 percent for American Savings and positive 1.8 percent for the six Peer Group companies which reported gap data. American Savings' one year gap ratio indicates that net interest income is exposed to a relatively high degree of volatility due to interest rate movements, while the Peer Group's more closely matched one year gap ratio should provide for greater stability in the net interest margin in various interest rate environments. Following the infusion of stock proceeds and the resulting decline in the proportion of interest sensitive liabilities meeting the Bank's funding needs, American Savings' one year gap ratio should narrow. However, the repricing mismatch between the Bank's short-term interest sensitive assets and liabilities can be expected to remain greater than the Peer Group's.

     In terms of balance sheet composition, American Savings' interest rate risk characteristics were also considered to be less favorable than the Peer Group's. In particular, American Savings' lower capital position and resulting lower IEA/IBL ratio indicate a greater dependence on the yield-cost spread to sustain the net interest margin. However, American Savings' lower level of non-interest earning assets provides the Bank with a greater capacity to generate interest income in comparison to the Peer Group. On a pro forma basis, the infusion of stock proceeds should serve to substantially address the lower equity-to-assets and IEA/IBL ratios currently maintained by American Savings.

Credit Risk

     Overall, American Savings' credit risk exposure appears to be greater than the Peer Group's, as indicated by the higher level of non-performing assets maintained by the Bank. As shown in Table 3.6, American Savings' ratio of non-performing assets (REO, non-accruing loans, troubled debt restructurings and accruing loans more than 90 days past due) to assets equaled 0.93 percent, versus a comparative ratio of 0.50 percent for the Peer Group. Additionally, American Savings' non-performing loans to loans ratio was higher than the Peer Group's ratio (1.22 percent versus 0.45 percent for the Peer Group). Loss reserve ratios further indicated less significant credit risk exposure for the Peer Group, as the Peer Group maintained a higher level of loss reserves as a percent of non-performing assets (124.2 percent versus 43.6 percent for the Bank) and non-

RP Financial, LC.
Page 3.14

                                    Table 3.5
                    American Savings Bank and the Peer Group
                     Interest Rate Risk Comparative Analysis

                                                             Interest-Earning  Non Interest-
                                                                 Assets/          Earning
                                      One Year      Equity/  Interest-Bearing   Assets(3)/
                                     Gap/Assets(1)  Assets    Liabilities(2)      Assets
                                     ------------   -------  ----------------  --------------
                                         (%)          (%)          (%)              (%)
American Savings(4)                   -29.4%          6.6%        105.9%            2.5%

Peer Group Average                      1.8%         12.9%        112.8%            3.7%

Peer Group(5)
AmTrust Capital Corp. of IN               NA         10.0%        105.3%            7.0%
First Fed. Bancorp. of MN               4.0%(J96)    11.5%        111.2%            3.5%
First Franklin Corp. of OH              1.3%(M96)     9.1%        108.4%            2.4%
Home Building Bancorp of IN               NA         12.9%        112.9%            3.0%
Horizon Financial Services of IA        4.8%(M96)    10.7%        109.5%            3.9%
LSB Fin. Corp. of Lafayette IN         -1.9%(D95)     9.4%        107.1%            4.9%
MFB Corp. of Mishawaka IN               1.0%(S95)    17.9%        121.0%            1.5%
North Bancshares of Chicago IL          1.9%(M96)    15.1%        119.2%            2.7%
Sobieski Bancorp of S. Bend IN            NA         17.8%        118.7%            3.6%
Three Rivers Fin. Corp. of MI             NA         14.7%        115.1%            3.9%

(1)  Latest date as of: M=March, J=June, S=September, D=December.
(2) Interest-earning assets includes cash; interest-bearing liabilities includes non interest-bearing deposits but excludes escrows.
(3) Comprised of REO, non-accruing loans, and other non interest-earning assets.
(4)  American Savings' data is as of September 30, 1996.
(5)  As of June 30, 1996 or most recent data available.

Sources:  American Savings' prospectus and SNL Securities.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.6
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
             As of September 30, 1996 or Most Recent Date Available

                                                       NPAs &                                 Rsrves/
                                              REO/     90+Del/    NPLs/    Rsrves/   Rsrves/  NPAs &    Net Loan     NLCs/
Institution                                  Assets    Assets     Loans     Loans     NPLs    90+Del    Chargoffs    Loans
-----------                                  ------    ------    ------    ------    ------  --------   ---------  ----------
                                               (%)       (%)       (%)       (%)       (%)       (%)      ($000)      (%)
American Savings Bank                         0.00      0.93      1.22      0.53     43.60     43.60        11        0.04

SAIF-Insured Thrifts                          0.17      0.84      0.95      0.84    177.79    130.48       279        0.11
State of IL                                   0.17      0.63      0.55      0.60    131.45    109.36       107        0.08
Comparable Group Average                      0.09      0.50      0.45      0.61    262.07    124.20         9        0.07

Comparable Group
----------------

ATSB  AmTrust Capital Corp. of IN(1)          0.06        NA        NA      0.95        NA        NA         0        0.00
BDJI  First Fed. Bancorp. of MN               0.18      0.38      0.11      0.88    825.45    112.10        16        0.13
FFHS  First Franklin Corp. of OH              0.11      0.52      0.47      0.62    130.61     81.80        29        0.08
HBBI  Home Building Bancorp of IN             0.00      0.35      0.53      0.27     51.68     51.68        27        0.39
HZFS  Horizon Fin'l. Services of IA           0.00        NA        NA        NA        NA        NA         9        0.00
LSBI  LSB Fin. Corp. of Lafayette IN          0.00      1.37      1.55      1.09     70.21     70.21         2        0.01
MFBC  MFB Corp. of Mishawaka IN(1)            0.00      0.06      0.02      0.24        NA    258.14         0        0.00
NBSI  North Bancshares of Chicago IL          0.00        NA        NA      0.30        NA        NA         0        0.00
SOBI  Sobieski Bancorp of S. Bend IN(1)       0.00      0.11      0.17      0.38    222.22    222.22         0        0.00
THR   Three Rivers Fin. Corp. of MI(1)        0.51      0.69      0.29      0.78    272.22     73.26         7        0.05

(1) Financial information is for the quarter ending June 30, 1996.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.16


performing loans (262.1 percent versus 43.6 percent for the Bank).
Similarly, the Peer Group's loss reserves as a percent of loans exceeded the Bank's ratio (0.61 percent versus 0.53 for the Bank). Net loan charge-offs were not a significant factor in either the Bank's or the Peer Group's earnings. Notwithstanding the Peer Group's more favorable credit risk measures, the credit risk exposure associated with the Bank's credit quality measures was considered to be relatively limited as well.

Summary

     Based on the above analysis and the criteria employed by RP Financial in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of American Savings. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures and loan composition all tend to support the reasonability of the Peer Group from a financial standpoint.

RP Financial, LC.
Page 4.1


                             IV. VALUATION ANALYSIS

Introduction

     This chapter presents the valuation analysis, prepared pursuant to the approved valuation methodology promulgated by the OTS, and adopted by the FDIC and numerous state banking agencies, and valuation factors used to determine the estimated pro forma market value of the common stock of the Holding Company. The common stock will be issued in conjunction with the conversion of American Savings from the mutual-to-stock form of ownership. The valuation has been prepared utilizing the pro forma valuation methodology promulgated by the OTS, most recently set forth in their 1994 valuation guidelines, and regulatory interpretations thereof.

Appraisal Guidelines

     The OTS appraisal guidelines, originally released in October 1983, specify the methodology for estimating the pro forma market value of an institution. The methodology provides for: (1) selection of a peer group of comparable publicly-traded institutions, subsequent guidance from the OTS limited eligibility to only seasoned public companies in the peer group; (2) a financial and operational comparison of the subject company to the peer group; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation.

     On October 21, 1994, the OTS released written revisions to the appraisal guidelines, which had already been implemented in practice by the OTS. As outlined in the guideline revisions, the basic appraisal methodology to be followed is unchanged from the October 1983 guidelines. The revised guidelines, however, limit the amount of a new issue discount which may be incorporated into the valuation and thereby curtail the potential price appreciation in the after-market.

RP Financial Approach to the Valuation

     RP Financial's valuation analysis complies with the appraisal guidelines as revised and issued as of October 21, 1994. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions, given the significant weight in the valuation process of limiting the new issue discount. The pricing characteristics of recent conversions serve as the best proxy for near-term aftermarket trading activity in newly issued thrift shares, and the pricing

RP Financial, LC.
Page 4.2


characteristics of such recent conversions have been applied to American Savings' valuation in order to evaluate the Bank's potential aftermarket trading characteristics. It should be noted that such analysis cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

     The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including American Savings, or American Savings' value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the valuation analysis.

Valuation Analysis

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections focus on differences between the Bank and the Peer Group and how those differences affect our pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, and in particular new issues, to assess the impact on value of American Savings coming to market at this time.

RP Financial, LC.
Page 4.3


1.   Financial Condition

     The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank's and the Peer Group's financial strengths are noted as follows:

     o Overall A/L Composition. Residential assets, including 1-4 family permanent mortgage loans and MBS, funded by retail deposits were the primary components of both American Savings' and the Peer Group's balance sheets. The Bank's interest-earning asset composition exhibited a higher concentration of loans, while greater diversification into higher risk types of loans was reflected in the Peer Group's loan composition. Overall, the Bank's and the Peer Group's interest-earning compositions were fairly comparable in terms of yield and credit risk exposure. Both the Bank's and the Peer Group's credit risk exposure were considered to be somewhat limited, as indicated by relatively low risk weighted assets-to-assets ratios and generally favorable credit quality measures. Notwithstanding the Peer Group's greater diversification into higher risk types of lending, the Peer Group's credit quality measures were more favorable than the Bank's. There were no material differences in American Savings' and the Peer Group's funding compositions, with retail deposits meeting the major portion of their respective funding needs. Borrowings were utilized to a slightly greater degree by the Peer Group, although both the Bank and the Peer Group maintained ample borrowing capacities. For valuation purposes, RP Financial concluded no adjustment was warranted for the Bank's asset/liability composition.

     o Credit Quality. The Peer Group recorded more favorable credit quality measures than the Bank in terms of NPAs to assets (0.5 percent versus
          0.9 percent for the Bank) and reserves maintained as a percent of NPAs (124.2 percent versus 43.6 percent for the Bank). The Bank's less favorable credit quality was further indicated by its higher ratio of non-performing loans to loans and lower reserves maintained as percent of non-performing loans. Notwithstanding American Savings' less favorable credit quality measures, the Bank's measures were also indicative of relatively limited credit exposures and, thus, the Bank's credit quality and credit risk warranted only a slight downward adjustment for valuation purposes.

     o Balance Sheet Liquidity. The Peer Group operated with a higher balance of cash and investment securities than the Bank (20.5 percent of assets versus 12.0 percent for American Savings). American Savings and the Peer Group were considered to have ample borrowing capacities, with the Peer Group currently utilizing borrowings to a slightly greater degree than the Bank. Overall, the Bank's current balance sheet liquidity is considered to be slightly less favorable than Peer Group's; however, conversions proceeds received by the Bank and the Holding Company are expected to be initially deployed into short-term investments and, thus, should largely address the lower level of cash and investments currently maintained by American Savings. Therefore, RP Financial concluded that the Bank's balance sheet liquidity was comparable to the Peer Group's and no adjustment was warranted for valuation purposes.

     o Funding Liabilities. Retail deposits served as the primary interest-bearing source of funds for the Bank and the Peer Group, with borrowings being utilized to a slightly greater degree by the Peer Group. American Savings' more limited use of borrowings was favorable in terms of providing for greater future borrowing capacity, however, in terms of controlling funding costs, the Bank's cost of funds was higher than the Peer Group's. For purposes of the

RP Financial, LC.
Page 4.4


          valuation, RP Financial concluded that there were no material differences between the Bank's and the Peer Group's funding compositions.

     o Capital. The Bank operates with a lower pre-conversion capital ratio than the Peer Group, 6.6 percent and 12.9 percent of assets, respectively. This disadvantage will be addressed as a result of the stock offering, as the consolidated pro forma capital position of the Holding Company will be comparable to the Peer Group's equity-to-assets ratio.

     On balance, the characteristics of the Bank's and the Peer Group's financial conditions were not materially different in most respects for valuation purposes. The most distinguishing characteristic between the Bank's and the Peer Group's financial conditions was the Bank's less favorable credit quality measures. Therefore, we concluded that a slight downward valuation adjustment was warranted for the Bank's financial strength.

2.   Profitability, Growth and Viability of Earnings

     Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. The historical income statements of American Savings and the Peer Group were generally reflective of traditional operating strategies, with net interest income and operating expenses being the major determinants of their respective earnings. The specific factors considered in the valuation include:

     o Reported Earnings. The Bank recorded lower earnings on a ROAA basis (negative 0.20 percent of average assets versus positive 0.37 percent for the Peer Group). Both the Bank's and the Peer Group's reported earnings were depressed by the one time assessment to recapitalize the SAIF, with the earnings advantage maintained by the Peer Group being in part attributable to the fact that reported earnings for some of the Peer Group companies were for the twelve months ended June 30, 1996 and, thus, did not include the impact of the SAIF assessment. Absent the SAIF assessment expense, American Savings' reported earnings remained lower than the Peer Group's. The Peer Group's more favorable reported earnings stemmed largely from stronger core earnings measures of net interest income and non-interest operating income, while, to a lesser extent, non-operating gains supported the Peer Group's reported earnings advantage. However, after factoring out the gains recorded by some of the Peer Group companies and taking into account the pro forma impact of conversion proceeds on American Savings' earnings, the Bank's and the Peer Group's reported earnings indicated comparability in earnings strength. Therefore, no adjustment was warranted for this factor.

     o Core Earnings. Both the Bank's and the Peer Group's earnings were derived largely from recurring sources, including net interest income, non-interest operating income, and operating expenses. In these measures, the Bank operated with a lower net interest margin, a lower operating expense ratio and a lower level of non-interest operating income, which combined to provide the Peer Group with a slightly more favorable efficiency ratio (72.1 percent versus 75.8 percent for the Bank). Loss provisions had a comparable impact on the Bank's and Peer Group's earnings, although the Bank's credit quality measures were less favorable than the

RP Financial, LC.
Page 4.5


          Peer Group's. The Bank's core earnings will realize the benefit of redeploying conversion proceeds into interest-earning assets, which will be somewhat negated by the increase in operating expenses that will occur from the implementation of stock benefit plans and operating as a stock owned company. Overall, we concluded that the Bank's and the Peer Group's core earnings were comparable and no adjustment was warranted for the Bank's core earnings.

     o Interest Rate Risk. Interest rate risk as measured by gap data indicated a greater degree of interest rate risk associated with American Savings' net interest margin. In terms of other measures of interest rate risk, the Peer Group's capital and IEA/IBL ratios were more favorable than the Bank's, while American Savings maintained a slightly lower level of non-interest earning assets as compared to the Peer Group. On a pro forma basis, the infusion of stock proceeds will address the lower equity-to-assets and IEA/IBL ratios currently maintained by the Bank. While the Bank's negative short-term gap position will be somewhat mitigated by the redeployment of conversion proceeds into short-term investments, American Savings' earnings exposure to rising and higher interest rates will continue to be more significant than the Peer Group's; particularly, after factoring in the Peer Group's higher level of non-interest operating income. Accordingly, RP Financial concluded a downward adjustment was appropriate for this factor.

     o Credit Risk. Loan loss provisions were a similar factor in the Bank's and Peer Group's earnings, while real estate operations did not have a material impact on either the Bank's or the Peer Group's earnings. In terms of future exposure to credit quality related losses, the Bank's and Peer Group's credit quality measures indicated relatively limited credit risk exposure. Lending diversification into higher risk types of loans was more notable for the Peer Group, which was largely negated by the Bank's higher concentration of loans comprising total assets. Overall, the Bank's risk weighted assets to assets ratio was slightly lower than the Peer Group's. The most distinguishing characteristics between the Bank's and the Peer Group's potential credit risk exposure were the Bank's higher level of non-performing assets and lower level of reserves maintained as a percent of non-performing assets, non-performing loans and total loans outstanding. Accordingly, RP Financial concluded that a slight downward adjustment was warranted for this factor.

     o Earnings Growth Potential. The Peer Group's stronger capital position is considered as a current advantage in terms of earnings growth potential, as it indicates that the Peer Group has a greater capacity to increase earnings through leveraging. However, American Savings' lower capital position will be substantially addressed by the infusion of conversion proceeds. The demographic characteristics associated with the Bank's primary market area, in terms of supporting lending and deposit growth, were considered to be less favorable than the primary market areas served by the Peer Group companies on average. As shown in Exhibit III-4, in comparison to the primary market areas served by the Peer Group companies, Vermilion County's population growth and per capita income were generally less favorable than the comparative averages for the primary market area counties served by the Peer Group companies. On balance, the Bank's earnings growth potential was considered to be slightly less favorable than the Peer Group's for purposes of this valuation.

     Overall, in comparison to the Peer Group, American Savings' earning characteristics were less favorable than the Peer Group's and, therefore, RP Financial concluded that a slight downward valuation adjustment was warranted for profitability, growth and viability of the Bank's earnings relative to the Peer Group's.

RP Financial, LC.
Page 4.6


3.   Asset Growth

     American Savings' asset growth trends are less favorable than the Peer Group's, both historically and prospectively. While the Bank's pro forma capital position will provide for comparability in terms of growth capacity, the characteristics of the Bank's market area are less favorable with respect to supporting potential loan and deposit growth. Accordingly, a moderate downward adjustment was warranted for this factor.

4.   Primary Market Area

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. American Savings' primary market area has been experiencing generally weak demographic trends, which is reflective of the limited growth that has been occurring in the local economy. The relatively high level of unemployment and low economic growth in the primary market area has served to intensify competitiveness for deposits and loans, with the number of households in the primary market area declining from 1990 through 1995.

     In general, the Peer Group companies operate in healthier and faster growing market areas than the Bank's primary market area. Population growth and per capita income measures in the primary market areas served by the Peer Group companies were both more favorable than the comparative measures for Vermilion County. Likewise, as shown in Table 4.1 below, unemployment rates in the primary market areas served by the Peer Group companies were all lower than the unemployment rate in Vermilion County. Overall, the primary market areas served by the Peer Group companies are considered to be more favorable in terms of supporting potential growth and in terms of limiting credit risk exposure. Therefore, we concluded a moderate downward adjustment was necessary for this factor.

RP Financial, LC.
Page 4.7


                                    Table 4.1
                         Market Area Unemployment Rates
             American Savings Bank and the Peer Group Companies (1)

                                                                    Sept. 1996
                                               County              Unemployment
                                               ------              ------------

     American Savings Bank of Danville         Vermilion               6.7%

     Peer Group
     ----------
     AmTrust Capital Corp. of IN               Miami                   6.4%
     First Fed. Bancorp of MN                  Beltrami                6.6
     First Franklin Corp.of OH                 Hamilton                4.1
     Home Building Bancorp of IN               Daviess                 3.5
     Horizon Financial Services of IA          Mahaska                 2.5
     LSB Fin. Corp. of Lafayette IN            Tippecanoe              2.5
     MFB Corp. of Mishawaka IN                 St. Joseph              3.8
     North Bancshares of Chicago IL            Cook                    5.3
     Sobieski Bancorp of S. Bend IN            St. Joseph              3.8
     Three Rivers Fin. Corp. of MI             St. Joseph              4.2


     Unemployment rates are not seasonally adjusted.

     Source:  U.S. Bureau of Labor Statistics.

5.   Dividends

     The Holding Company presently has not established a dividend policy, but will consider instituting a cash dividend policy at some point in the future, based on numerous factors including growth objectives, financial condition, the amount of net proceeds retained by the Holding Company in the conversion, investment opportunities available to the Holding Company and the Bank, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

     Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and fully invest the conversion proceeds before establishing a dividend policy. However, during the late-1980s and early-1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering as (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is

RP Financial, LC.
Page 4.8


generally more favorable than in the early-1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

     As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Seven out of the ten institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.70 percent to 2.42 percent. The average dividend yield on the stocks of the Peer Group institutions was 1.40 percent as of November 15, 1996, representing an average earnings payout ratio of 25.73 percent. As of November 15, 1996, approximately 79 percent of all publicly-traded SAIF-insured thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.34 percent and an average payout ratio of 38.80 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts.

     The Holding Company will have the capacity to pay a dividend that is comparable to the Peer Group's average dividend yield, based on pro forma profitability and capital. Accordingly, the Holding Company's decision to forego establishing a dividend policy at the time of conversion is not believed to represent a material impact on the attractiveness of its stock, relative to the stocks of the Peer Group companies on average. Accordingly, no adjustment has been applied for this factor.

6.   Liquidity of the Shares

     The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $5.3 million to $31.6 million as of November 15, 1996, with an average market value of $13.9 million. The shares outstanding of the Peer Group members ranged from 332,000 to 2.0 million, with average shares outstanding of approximately 897,000. The Bank's conversion offering will result in a market value and shares outstanding that will be well below the Peer Group averages. Most importantly, in contrast to the Peer Group companies, the smaller size of American Savings' stock offering will preclude the stock from being listed on NASDAQ. Accordingly, the liquidity in the Bank's stock is expected to be very limited, which warrants a moderate downward adjustment for this factor.

RP Financial, LC.
Page 4.9


7.   Marketing of the Issue

     We believe that three separate markets exists for thrift stocks coming to market such as American Savings: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (2) the new issue market in which converting thrifts are evaluated on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the acquisition market for thrift franchises in Illinois. All three of these markets were considered in the valuation of the Bank's to-be-issued stock.

     A. The Public Market

          The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

          In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. Quarterly earnings controlled the market in beginning of the fourth quarter of 1995, with day-to-day fluctuations reflecting positive and negative earnings surprises particularly in the technology sector. Economic data indicating that the economy was on track for a soft landing provided for a rally in the bond market and stability in the stock market in mid-October 1995, which was followed by a broad sell-off in the stock market in late-October. The sell-off was primarily attributable to increasing signs of consumer credit weakness and the possibility that such weakness could lead to a recession. However, the downturn was brief, as the DJIA rallied to new highs in early- and mid-November. The rally was initially led by transportation issues, and continued strength in the bond market. Investors poured into defensive issues during the first budget impasse, with the DJIA posting several consecutive highs in mid-November. The DJIA surged past the 5000 mark in late-November, reflecting strength in blue chip issues and a mild rebound in the technology sector amid increasing expectations that the Federal Reserve would cut short-term interest rates. Defensive issues sustained the rally through early-December, while weakness in the technology sector provided for a slight pull-back in the stock market in mid-December. At the close of 1995, market activity was mixed. Favorable inflation data led to a 0.25 percent cut in short-term interest rates by the Federal Reserve in late-December, which served to initially lift stock prices. However, the second budget impasse and weak holiday retail sales quickly erased the positive impact of the interest rate cut, as the DJIA dropped sharply one day after the

RP Financial, LC.
Page 4.10


Federal Reserve action. Bond prices rallied on news of the sagging economy, as the 30-year bond yield fell below 6.0 percent in late-December.

          The stock market began 1996 on a down note, reflecting concern over the budget stalemate in Washington. A sell-off in technology stocks further sustained the decline in the stock market, as investors dumped technology stocks on profit concerns. However, favorable inflation data and strong fourth quarter earnings by some blue chip issues served to abbreviate the decline in the stock market, with the DJIA posting several new highs in the second half of January. Stock prices were further boosted by increasing expectations of another rate cut by the Federal Reserve, which occurred at the end of January. The stock market moved sharply higher in early-February, as the cut in short-term interest rates and strong fourth quarter earnings posted by some large technology companies served to renew investor interest in technology stocks. Low inflation and modest economic growth translated into renewed interest for cyclical stocks as well, with the DJIA posting five consecutive all-time highs during the week ended February 9. Congressional testimony by the Federal Reserve Chairman provided for significant swings in the stock market in mid-February, reflecting changing investor sentiment regarding the possibility of future rate cuts. The volatility continued through the end of February, reflecting turbulence in the bond market and general uncertainty over future interest rate trends. An unexpectedly large drop in the February unemployment rate provided for a sharp one day sell-off in the stock market on March 8, as bond prices plunged on news of the strong job growth and the possibility that an accelerating economy may lead to higher inflation. However, the stock market recovered the following week, as inflation fears were somewhat alleviated by additional economic data which indicated a more modest pace of economic growth than suggested by the unemployment data, including a 0.2 percent drop in February wholesale prices. After trading in a narrow range through the end of March, merger activity and a jump in IBM's stock price propelled the DJIA to a new record in early-April. The upturn was brief, as bond and stock prices slumped following the stronger than expected March employment report which served to rekindle inflation fears.

          Earnings reports dominated the stock market in mid-April 1996, with day-to-day fluctuations in the market reflecting changing investor sentiment regarding the strength of first quarter earnings and future earnings expectations. Favorable fourth quarter earnings among technology issues pushed the NASDAQ Composite Index to new highs in late-April and early-May, while blue chip stocks lagged the overall market. Stronger than expected first quarter GDP growth reported in early-May stirred major sell-offs in stocks and bonds, resulting in the 30-year bond edging above 7.0 percent and a one day drop in the DJIA of almost 77 points. Inflation concerns receded somewhat following a mid-May report by the Federal Reserve, which indicated that inflation remained in check and near term rate increases were not likely. The positive reading on inflation by the Federal Reserve, along with the Federal Reserve's decision to leave interest rates unchanged at

RP Financial, LC.
Page 4.11


its late-May meeting, served to strengthen bond and stock prices, with the DJIA posting new highs in late-May and the 30-year bond dropping below 7.0 percent. However, signs of an accelerating economy and revised upward estimates of second quarter GDP growth provided for a pullback in the stock market at the end of May. Stronger than expected job growth in May further depressed bond prices in early-June, which served to stall the stock market as well.

          Expectations that the Federal Reserve would not tighten interest rates at its July 1996 meeting provided for a rally in the bond market in late-June, as the 30-year bond yield dropped below 7.0 percent. The positive interest rate outlook also served to boost the stock market in early-July, but the rally was cut short by a larger than expected drop in June unemployment. Bond and stock prices tumbled following the June unemployment report, as highlighted by a 115 point decline in the Dow Jones Industrial Average ("DJIA") and an increase in the 30-year bond yield to 7.18 percent. The release of second quarter earnings reports provided for a volatile stock market in mid-July, especially among the technology stocks. Overall, the stock market declined due to earnings disappointments, with a more severe decline occurring in the technology driven NASDAQ Composite Index. At the same time bond prices recovered, as the 30-year bond yield dropped below 7.0 percent following statements by the Federal Reserve Chairman which indicated he expected the economy to slow down in the second half of 1996. Stocks and bonds rallied in late-July and early-August, as economic data indicated a healthy but moderating economy. However, higher interest rates pushed stocks lower in late-August, reflecting increasing expectations that the Federal Reserve would tighten interest rates in September. The decline in the stock market was reversed in early-September, as investors reacted positively to the inflation data contained in the August employment report. Oil stocks sustained the upward trend in the stock market in early-September, as renewed tension between the U.S. and Iraq pushed crude oil prices to their highest level in five years. Both bond and stock prices surged higher in mid-September, as most of the economic data for August indicated that economy was moderating and investors became more optimistic that the Federal Reserve would not raise interest rates in September.

          The Federal Reserve's decision not to raise interest rates at its September 1996 meeting, and generally healthy third quarter earnings results sustained the upward momentum in the stock market during the beginning of the fourth quarter. Favorable inflation data and lower interest rates further spurred the upward trend in the stock market prior to the election. Investors were cheered by the "status quo" election results, as stocks rallied strongly immediately following the election with the DJIA posting ten consecutive advances through mid-November. On November 15, 1996, the DJIA closed at 6348.03, translating into an increase of 24.1 percent from year end 1995.

          Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Lower interest rates and generally favorable third quarter earnings propelled

RP Financial, LC.
Page 4.12


thrift prices higher during the first half of October 1995, while credit quality concerns sparked a widespread sell-off in financial stocks during late-October. In particular, the concerns were related to rising consumer delinquencies, as indicated by a steady rise in the consumer delinquency index maintained by the American Bankers Association. For the first time since 1991, the index increased for three consecutive quarters. However, sustained by acquisition activity and relatively low interest rates, thrift stocks edged higher during the first half of November. A tax law change in the new congressional budget, which would provide for the elimination of back taxes on bad-debt reserves taken before 1988, served to push thrift stocks higher in late-November, as investors speculated that the removal of the potential back taxes would accelerate the pace of mergers and acquisitions in the thrift industry. Uncertainty regarding the Federal Reserve's intentions on cutting short-term interest rates provided for a relatively narrow trading range for thrift stocks during the first half of December. The rate cut by the Fed and reports of sluggish retail sales led to a rally in the bond market in late-December, which, in turn, bolstered prices for thrift and bank issues.

          Thrift stocks followed the stock market in general lower in early-1996, reflecting concern that the absence of a budget agreement would lead to higher interest rates. The downturn in thrift stocks was brief, as thrift prices trended higher in the second half of January. Economic data which indicated that inflation was low supported the recovery in thrift prices, as the favorable inflation news served to calm the credit markets and increased expectations that interest rates would remain low. Thrift prices were further boosted by the Federal Reserve's move to cut short-term interest rates at the end of January and generally favorable fourth quarter earnings. Mixed indications on the future direction of interest rates translated into a relatively narrow trading range for thrift stocks throughout February.

          Interest sensitive issues were among the stocks most severely affected by the sell-off precipitated by the decline in the February 1996 unemployment rate, as prospects for further near-term rate cuts by the Federal Reserve were substantially eliminated by the explosive job growth. However, thrift prices rebounded in late-March and early-April as interest rates stabilized. A bullish outlook on the financial institution sector in general served to further bolster prices in early-April, as a number of analysts forecasted healthy first quarter earnings for thrift and bank stocks and that the financial institution sector would outperform the market in general during the balance of 1996. However, thrift prices declined following the release of the March employment report, as interest sensitive stocks were pulled lower by the unfavorable interest rate outlook. The downturn was abbreviated by the generally strong first quarter earnings posted by bank and thrift issues, which provided for a mild upward trend in thrift stocks in mid-April. Paralleling the stock market in general, thrift prices dropped sharply in early-May following the rise in interest rates caused by the strong first quarter GDP growth. Thrift prices rebounded in mid-May, as interest rates declined slightly on

RP Financial, LC.
Page 4.13


the strength of tame inflation news. At the end of May and through mid-June, uncertainty over future interest rate trends provided for a flat thrift stock market.

          The Supreme Court's ruling in favor of thrifts seeking damages for goodwill served to boost thrift prices in the beginning of July, but the upturn was abbreviated by a sharp increase in interest rates in early-July. The sharp rise in interest rates, which was prompted by the stronger than expected June unemployment report, pushed interest-sensitive issues in general lower. Generally favorable second quarter earnings and lower interest rates supported a modest recovery in thrift prices in mid-July, although concerns about future interest rate trends moderated the impact of the healthy second quarter earnings. Lower interest rates and the announced acquisitions of two large California thrifts, American Savings with $20 billion in assets and CalFed Bancorp with $14 billion in assets, pushed the SNL Index higher in late-July and through mid-August. Thrift stocks settled into a narrow trading range in late-August and early-September, as higher interest rates dampened interest in the thrift sector. For the balance of September, trading activity in thrift stocks was somewhat mixed. Higher thrift prices were recorded in mid-September, as the yield on the 30-year U.S. Treasury bond briefly dropped below 7.0 percent. However, the rally in financial services stocks faltered in late-September, reflecting renewed fears about higher interest rates and rising bad debt on credit cards.

          Thrift prices generally moved higher during October and through mid-November 1996. The upward trend in thrift prices has been supported by lower interest rates, with the slow down in economic growth pushing the 30-year U.S. bond rate below 6.5 percent in mid-November. Investors also reacted positively to the SAIF rescue legislation, in light of the reduction in deposit insurance premiums to be paid by SAIF-insured thrifts following the one time special assessment. The SNL Index for all publicly-traded thrifts closed at 468.1 on November 15, 1996, an increase of 29.7 percent from one year ago.

     B.   The New Issue Market

          In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank's pro forma market value. Demand for converting issues was strong in the first quarter of 1996, with most offerings being oversubscribed and posting healthy increases in near term aftermarket trading. Comparatively, offerings completed in the second quarter reflected a cooling interest in thrift IPOs, as indicated by fewer oversubscriptions and generally weak aftermarket trading performance. The most recently completed offerings, which generally closed in late-September and early-October, have generally been well received in the market place. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices have been among the most prominent factors contributing to the renewed investor interest shown for converting thrift issues. As shown in

RP Financial, LC.
Page 4.14


Table 4.2, the median one week change in price for offerings completed during the latest three months equaled positive 23.4 percent.

          In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of
88.93 percent reflects a discount of 22.4 percent from the average P/B ratio of all publicly-traded SAIF-insured thrifts (equal to 114.64 percent), and the average core P/E ratio of 21.33 times reflects a premium of 36.4 percent from the all SAIF-insured public average core P/E ratio of 15.64 times. The pricing ratios of the better capitalized but lower earning (based on return on equity measures) recently converted thrifts suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as thrift stocks are currently exhibiting pricing ratios that are approaching historically high levels. Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have recorded healthy price increases in initial post-conversion trading activity.

     C.   The Acquisition Market

          Also considered in the valuation was the potential impact on American Savings' stock price of recently completed and pending acquisitions of other thrifts operating in American Savings' market area. As shown in Exhibit IV-4, there were 16 Illinois thrifts acquired in 1994, 1995 and year-to-date 1996 and four acquisitions are currently pending. In light of the Bank's one office operation in a market area that has been experiencing a decline in population, American Savings is not considered to be a highly attractive acquisition candidate and, thus, acquisition speculation is not expected to have a material influence on the Bank's initial trading price. However, at the same time, the fairly active acquisition market for Illinois thrifts, may imply a certain degree of acquisition speculation for the Bank's stock. To the extent that acquisition speculation may impact the Bank's offering, we have largely taken this into account in selecting Illinois and other Mid-West based companies, which operate in markets that have experienced a comparable level of acquisition activity as the Bank's market area and, thus, are subject to the same type of acquisition speculation that may influence American Savings' trading price.

RP Financial, L.C.

           ----------------------------------------------------------
                                    Table 4.2
                     Recent Conversions (Last Three Months)
           Conversion Pricing Characteristics: Sorted Chronologically
           ----------------------------------------------------------

                                                              Pre-Conversion Data
                                                        ------------------------------      Offering
              Institutional Information                 Financial Info.  Asset Quality     Information           Insider Purchases
------------------------------------------------------  ------------------------------  ---------------------  ---------------------
                                                                                                               Benefit Plans
                                                                                                               -------------
                                   Conversion                    Equity/  NPAs/   Res.  Gross    % of   Exp./         Recog.  Mgmt.
Institution                State     Date       Ticker  Assets   Assets   Assets  Cov.  Proc.    Mid.   Proc.   ESOP  Plans  & Dirs.
-----------                -----     ----       ------  ------   ------   ------  ----  -----    ----   -----   ----  ------ -------
                                                        ($Mil)    (%)     (%)(2)  (%)   ($Mil)   (%)     (%)    (%)     (%)   (%)(3)
------------------------------------------------------------------------------------------------------------------------------------
Fulton Bancorp               MO *  10/18/96      FTNB     $90    10.33%    0.54%  276%  $17.2    132%    3.2%   8.0%   4.0%    7.4%
Chester Bancorp              IL *  10/08/96      CNBA     137     8.81%    0.16%  179%   21.8    132%    3.0%   8.0%   4.0%   18.2%
South Street Fin. Corp.(1)   NC    10/03/96      SSFC     168    12.33%    0.36%   73%   45.0    132%    3.1%   8.0%   4.0%    2.1%
AFSALA Bancorp               NY    10/01/96      AFED     137     6.08%    0.56%  105%   14.5    132%    4.9%   8.0%   4.0%    4.7%
CBES Bancorp                 MO *  09/30/96      CBES      90     9.00%    0.73%   59%   10.3     98%    5.1%   8.0%   4.0%   10.3%
First Allen Parish Bancorp   LA    09/30/96    P./Sheet    30     7.30%    0.43%  242%    2.6    106%   13.2%   8.0%   4.0%   19.3%
Westwood Hmstd.(1)           OH *  09/30/96      WEHO      98    14.59%    0.00%   NM    28.4    132%    2.5%   8.0%   4.0%   11.9%
Home Bancorp of Elgin        IL *  09/27/96      HBEI     300    12.38%    0.49%   60%   70.1    132%    2.7%   8.0%   4.0%    2.0%
Foundation Bancorp           OH    09/26/96    P.Sheet     31     9.06%    0.00%   NA     4.6    132%    5.4%   8.0%   4.0%   16.0%
Midwest SB                   IL *  09/23/96    P.Sheet     36     4.33%    0.60%   83%    1.9    132%   19.8%   7.0%   3.0%   12.7%
Peoples Financial Corp.      OH    09/13/96      PFFC      78    12.88%    0.77%   32%   14.9    100%    3.9%   4.0%   4.0%    6.4%

                                             Averages:   $109     9.74%    0.42%  123%  $21.0    124%    6.1%   7.5%   3.9%   10.1%
                                              Medians:     90     9.06%    0.49%   83%   14.9    132%    3.9%   8.0%   4.0%   10.3%

                                        Pro Forma Data                                  Post-IPO Pricing Trends
                             --------------------------------------- ---------------------------------------------------------
                             Pricing Ratios(4)  Fin. Characteristics                              Closing Price:
                             -----------------  --------------------        --------------------------------------------------
                                                                             First           After             After
                                                                      IPO   Trading    %     First       %     First      %
Institution                  P/TB    P/E   P/A   ROA   TE/A    ROE   Price    Day     Chg.   Week(5)    Chg.   Month(6)  Chg.
-----------                  ----    ---   ---   ---   ----    ---   -----    ---     ----   -------    ----   --------  ----
                              (%)    (x)   (%)   (%)    (%)    (%)    ($)     ($)     (%)     ($)       (%)     ($)      (%)
------------------------------------------------------------------------------------------------------------------------------
Fulton Bancorp               71.9%  15.0  16.4%  1.1%  22.8%   4.8%  $10.00  $12.50   25.0%  $12.88     28.8%  $14.75    47.5%
Chester Bancorp              71.3%  15.7  14.1%  0.9%  19.7%   4.6%   10.00   12.94   29.4%   12.88     28.8%   12.88    28.8%
South Street Fin. Corp.(1)   76.1%  16.2  21.6%  1.3%  28.4%   4.7%   10.00   12.75   27.5%   12.50     25.0%   12.25    22.5%
AFSALA Bancorp               71.2%  16.3   9.7%  0.6%  13.7%   4.4%   10.00   11.38   13.8%   11.31     13.1%   12.13    21.3%
CBES Bancorp                 61.9%  13.3  10.4%  0.8%  16.9%   4.6%   10.00   12.63   26.3%   13.44     34.4%   13.50    35.0%
First Allen Parish Bancorp   63.5%   8.4   8.3%  1.0%  13.0%   7.6%   10.00   NT      NA      NT        NA      NT       NA
Westwood Hmstd.(1)           73.5%  36.5  23.2%  0.6%  31.5%   2.0%   10.00   10.75    7.5%   10.63      6.3%   10.63     6.3%
Home Bancorp of Elgin        72.3%  24.0  19.5%  0.8%  26.9%   3.0%   10.00   11.81   18.1%   12.19     21.9%   12.63    26.3%
Foundation Bancorp           70.0%  28.2  13.4%  0.5%  19.1%   2.5%   10.00   NT      NA      NT        NA      NT       NA
Midwest SB                   66.6%  18.4   5.3%  0.3%   7.9%   3.6%   10.00   NT      NA      NT        NA      NT       NA
Peoples Financial Corp.      64.2%  27.6  16.3%  0.6%  25.4%   2.3%   10.00   10.88    8.7%   11.50     15.0%   12.75    27.5%

                             69.3%  20.0  14.4%  0.8%  20.5%   4.0%  $10.00  $11.95   19.5%  $12.16     21.6%  $12.69    26.9%
                             71.2%  16.3  14.1%  0.8%  19.7%   4.4%   10.00   12.16   21.6%   12.34     23.4%   12.69    26.9%

                                                               November 15, 1996

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not
          Applicable, Not Available.
(1) Non-OTS regulated thrifts.
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Latest price if offering less than one week old.
(6) Latest price if offering more than one week but less than one month old.
(7) Second-step conversions.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 4.3
                           Market Pricing Comparatives
                         Prices As of November 15, 1996

                                        Market       Per Share Data
                                    Capitalization   --------------            Pricing Ratios(3)                  Dividends(4)
                                    ---------------          Book   --------------------------------------- -----------------------
                                    Price/   Market  12-Mth  Value/                                         Amount/         Payout
Financial Institution               Share(1)  Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE  Share    Yield  Ratio(5)
---------------------               ------- ------- ------- ------- ------- ------- ------- ------- -------- ------- ------ -------
                                       ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)     ($)     (%)     (%)
SAIF-Insured Thrifts                 18.61   141.08   1.00   16.19   16.26  114.64   14.06  117.58   15.64     0.37   1.97   30.34

Converted Last 3 Mths (no MHC)       12.72    36.22   0.48   14.37   20.08   88.93   21.09   88.93   21.33     0.00   0.00    0.00

Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
AFED  AFSALA Bancorp of NY           12.00    17.46   0.61   14.05   19.67   85.41   11.68   85.41   19.67     0.00   0.00    0.00
CBES  CBES Bancorp of MO             13.25    13.58   0.75   16.16   17.67   81.99   13.83   81.99   23.25     0.00   0.00    0.00
FTNB  Fulton Bancorp of MO           14.75    25.36   0.67   13.92   22.01  105.96   24.16  105.96   22.69     0.00   0.00    0.00
HBEI  Home Bancorp of Elgin IL       12.62    88.45   0.06   14.12      NM   89.38   23.87   89.38      NM     0.00   0.00    0.00
PFFC  Peoples Fin. Corp. of OH       12.12    18.07   0.36   15.57      NM   77.84   19.77   77.84      NM     0.00   0.00    0.00
SSFC  South Street Fin. Corp. of NC  13.00    58.46   0.62   13.15   20.97   98.86   28.11   98.86   19.70     0.00   0.00    0.00
WEHO  Westwood Hmstd Fin Corp of OH  11.31    32.15   0.27   13.61      NM   83.10   26.19   83.10      NM     0.00   0.00    0.00

                                                   Financial Characteristics(6)
                                     -------------------------------------------------------
                                                                 Reported          Core
                                      Total  Equity/  NPAs/  --------------- ---------------
Financial Institution                Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                ------  ------- ------- ------- ------- ------- -------
                                      ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                  1,351   12.97    0.84    0.72    6.35    0.83    7.42

Converted Last 3 Mths (no MHC)          164   23.63    0.44    0.74    3.37    0.86    3.92

Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
AFED  AFSALA Bancorp of NY              149   13.68    0.59    0.59    4.34    0.59    4.34
CBES  CBES Bancorp of MO                 98   16.87    0.17    0.78    4.64    0.60    3.53
FTNB  Fulton Bancorp of MO              105   22.80    0.92    1.10    4.81    1.06    4.67
HBEI  Home Bancorp of Elgin IL          371   26.71    0.49    0.13    0.80    0.68    4.14
PFFC  Peoples Fin. Corp. of OH           91   25.40      NA    0.59    2.31    0.67    2.63
SSFC  South Street Fin. Corp. of NC     208   28.43      NA    1.34    4.71    1.43    5.02
WEHO  Westwood Hmstd Fin Corp of OH     123   31.52    0.01    0.63    1.98    0.97    3.09


(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5)  Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

RP Financial, LC.
Page 4.17


          Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall, and recent trends in the acquisition market, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.


8.   Management

     American Savings' management team has experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 provides summary resumes of American Savings' Board of Directors and executive management. While the Bank does not have the resources to develop a great deal of management depth, given its small asset size and the significant impact acquiring significant depth would have on operating expenses, management and the Board have been effective in implementing an operating strategy that can be well managed by the Bank's present management structure.

     Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing conservative and competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.   Effect of Government Regulation and Regulatory Reform

     The Bank and the Peer Group companies were similarly impacted by the recently enacted SAIF rescue legislation, as they are all SAIF-insured institutions subject to the same one time assessment and their deposits will be assessed at the same rate going forward. In summary, as a fully-converted SAIF-insured savings bank, American Savings will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. On balance, RP Financial concluded that no adjustment to the Bank's value was warranted for this factor.

Summary of Adjustments

     Overall, we believe the Bank's pro forma market value should be discounted relative to the Peer Group as follows:

RP Financial, LC.
Page 4.18


     Key Valuation Parameters:                         Valuation Adjustment
     -------------------------                         --------------------

     Financial Condition                               Slight Downward
     Profitability, Growth and Viability of Earnings   Slight Downward
     Asset Growth                                      Moderate Downward
     Primary Market Area                               Moderate Downward
     Dividends                                         No Adjustment
     Liquidity of the Shares                           Moderate Downward
     Marketing of the Issue                            No Adjustment
     Management                                        No Adjustment
     Effect of Government Regulations and Regulatory
       Reform                                          No Adjustment

Valuation Approaches

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing American Savings' to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in American Savings' prospectus for offering expenses, the effective tax rate, and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). A reinvestment rate of 6.54 percent was utilized, equal to the arithmetic average of the Bank's average yield on interest-earnings assets and cost of deposits for the twelve months ended September 30, 1996 (the reinvestment rate calculation specified by OTS conversion guidelines). The 6.54 percent reinvestment rate is reasonably similar (1) to the blended rate reflecting the Bank's business plan as converted, incorporating the impact of deposit withdrawals to fund a portion of the stock issued in conversion, and (2) the current market rate on the short-term securities the proceeds would initially be reinvested.

     In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

     RP Financial's valuation placed an emphasis on the following:

     o P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Given the traditional thrift operating strategies employed by the Bank and the Peer Group provided a certain degree of comparability between the Bank's and the Peer Group's earnings and overall financial condition, the P/E approach was carefully considered in this valuation.

     o P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. RP Financial considered the P/B approach to be a reliable indicator of value given current market

RP Financial, LC.
Page 4.19


          conditions, particularly the market for new conversions which often exhibit P/E multiples that are well above industry averages and since the P/E multiples do not reflect the actual impact of reinvestment, leveraging and capital management strategies, we have modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or "P/TB"). Since the Bank and the Peer Group maintained only nominal balances of intangibles, the resulting differences in the P/B and P/TB ratios did not lead to different valuation results.

     o P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors do not place significant weight on the size of total assets as a determinant of market value. Furthermore, this approach does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the P/A ratio. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, the high P/A ratio limits the investment community's willingness to pay market multiples for other pricing ratios when ROE is low.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/E and P/B approaches, RP Financial concluded that the pro forma market value of the Bank's conversion stock is $3,000,000 at the midpoint at this time.

     1. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Bank's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. American Savings' reported earnings equaled negative $71,000 for the twelve months ended September 30, 1996. In deriving American Savings' core earnings, two adjustments were made to reported earnings to account for the one time expense of the special SAIF assessment and the higher than normal loss provisions established during the twelve month period analyzed. The special SAIF assessment recorded by the Bank amounted to $206,000. On a tax effected basis, assuming an effective tax rate of 34.0 percent, the elimination of the SAIF assessment resulted in a $136,000 increase to the Bank's reported earnings. Loss provisions established by the Bank amounted to $80,000 for the twelve months ended September 30, 1996. Based on discussions with the Bank's management and the Bank's historical loan loss experience, we assumed normalized loan loss provisions of $40,000 for American Savings. On a tax effected basis, the reduction in loan loss provisions increased the Bank's earnings by $26,000. As shown below, after factoring in the two adjustments, American Savings' core earnings were determined to equal $91,000 for the twelve months ended September 30, 1996. (Note: see Exhibit IV-9 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings).

RP Financial, LC.
Page 4.20


                                                     Amount
                                                     ------
                                                     ($000)

     Net income                                      $(71)
     Adjustment for SAIF assessment(1)                136
     Adjustment for loss provisions(1)                 26
                                                     ------
       Core earnings estimate                         $91

     (1)  Tax effected at 34.0 percent.


     Based on American Savings' trailing twelve month estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank's pro forma P/E multiple at the $3,000,000 midpoint value was 18.57 times, resulting in a discount of 8.4 percent from the Peer Group average of
20.27 times core earnings. The slight discount exhibited in the Bank's core P/E multiple was accounted for in the discount reflected in its pro forma P/B ratio. In comparison to all SAIF and Illinois publicly-traded thrifts, the Bank's midpoint core P/E ratio reflected premiums of 18.7 percent and 9.4 percent, respectively.

     2. Price-to-Book ("P/B"). The application of the P/B valuation method requires calculating the Bank's pro forma market value by applying a valuation P/B ratio to American Savings' pro forma book value. Based on the $3.0 million midpoint valuation, American Savings' pro forma P/B ratio was 63.51 percent. In comparison to the average P/B ratio for the Peer Group of 91.34 percent, American Savings' valuation reflected a discount of 30.5 percent. RP Financial considered the discount to be reasonable, in light of the valuation adjustments referenced earlier and the nominal discount reflected in the Bank's core P/E multiple.

     Given the emphasis in the revised appraisal guidelines on limiting near term aftermarket price increases in the stocks of converting institutions, RP Financial also considered the pro forma P/B ratios of recent conversions in its valuation analysis. It is these companies that provide the best proxy for aftermarket trading for a new issue such as American Savings' conversion stock in that they share similar financial characteristics upon completing their stock conversions. The pro forma P/B ratio is the key ratio that investors have recently tended to emphasize in evaluating the trading of new issues, based on many conversations with industry observers and investment bankers. At the midpoint value of $3,000,000, American Savings' pro forma P/B ratio of 63.5 percent was discounted by approximately 8.4 percent and 28.6 percent from the average of the recently completed stock conversions of 69.3 percent at closing (see Table 4.2) and 88.9 percent currently in the after-market (see Table 4.3). American Savings' lower P/B ratio takes into account the more illiquid nature of the Bank's stock, particularly with respect to the fact the Bank's stock will not be quoted on NASDAQ. However, the Bank's pro forma pricing in the upper portion of the range approximates or exceeds the average closing P/B ratios for the recent conversions (see Table 4.2).

RP Financial, LC.
Page 4.21


     3. Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, American Savings' value equaled 7.93 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 11.74 percent, which implies a 32.5 percent being applied to the Bank's pro forma P/A ratio.

Valuation Conclusion

     Based on the foregoing, is our opinion that, as of November 15, 1996, the aggregate pro forma market value of the Bank was $3,000,000 at the midpoint, equal to 300,000 shares offered at $10.00 per share. Pursuant to the conversion guidelines, the 15 percent offering range includes a minimum of $2,550,000 and a maximum of $3,450,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 255,000 shares at the minimum to 345,000 shares at the maximum. The Holding Company's offering also includes a provision for a super maximum, which if exercised, would result in an offering size of $3,967,500, equal to 396,750 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.4, and the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 4.4
                              Public Market Pricing
                    American Savings Bank and the Comparables
                             As of November 15, 1996

                                           Market       Per Share Data
                                       Capitalization   --------------          Pricing Ratios(3)                  Dividends(4)
                                       ---------------          Book   ------------------------------------ -----------------------
                                       Price/   Market  12-Mth  Value/                                       Amount/        Payout
                                       Share(1)  Value  EPS(2)  Share   P/E    P/B     P/A    P/TB   P/CORE  Share   Yield  Ratio(5)
                                       ------- ------- ------- ------- ------ ------ ------  ------  ------  ------- -----  -------
                                          ($)   ($Mil)    ($)     ($)    (X)    (%)    (%)     (%)     (x)     ($)     (%)     (%)
American Savings Bank
---------------------
 Superrange                            10.00      3.97    0.06   14.01    NM   71.37  10.26   71.42   21.17   0.00   0.00    0.00
 Range Maximum                         10.00      3.45    0.03   14.82    NM   67.48   9.03   67.53   19.87   0.00   0.00    0.00
 Range Midpoint                        10.00      3.00    0.00   15.75    NM   63.51   7.93   63.56   18.57   0.00   0.00    0.00
 Range Minimum                         10.00      2.55   -0.05   17.00    NM   58.82   6.81   58.88   17.05   0.00   0.00    0.00


SAIF-Insured Thrifts(7)
-----------------------
 Averages                              18.61    141.08    1.00   16.19  16.26 114.64  14.06  117.58   15.64   0.37   1.97   30.34
 Medians                                 ---      ---      ---     ---  17.22 109.34  12.46  111.15   15.69    ---    ---     ---


All Non-MHC State of IL(7)
--------------------------
 Averages                              17.89     83.59    0.73   17.77  18.67  99.74  13.92  101.71   16.98   0.21   1.16   20.07
 Medians                                          ---      ---     ---  19.66  96.76  13.09   99.01   16.75    ---    ---     ---


Comparable Group Averages
-------------------------
 Averages                              15.47     13.94    0.45   16.88  19.23  91.34  11.74   91.47   20.27   0.23   1.40   25.73
 Medians                                 ---      ---      ---     ---  19.26  93.10  11.81   93.29   22.86    ---    ---     ---


State of IL
-----------

AVND  Avondale Fin. Corp. of IL        14.62     52.68    1.02   16.33  14.33  89.53   8.89   89.53   20.03   0.00   0.00    0.00
CSBF  CSB Financial Group Inc of IL    10.06     10.41    0.32   12.30    NM   81.79  25.26   81.79     NM    0.00   0.00    0.00
CBCI  Calumet Bancorp of Chicago IL    30.50     72.50    2.07   33.48  14.73  91.10  14.71   91.10   11.25   0.00   0.00    0.00
CBSB  Charter Financial Inc. of IL     12.75     62.14    0.74   13.09  17.23  97.40  16.93  104.77   17.47   0.24   1.88   32.43
CBK   Citizens First Fin.Corp. of IL   12.50     35.21    0.21   14.32    NM   87.29  13.22   87.29     NM    0.00   0.00    0.00
DFIN  Damen Fin. Corp. of Chicago IL   12.50     49.59    0.51   13.85  24.51  90.25  20.90   90.25   25.00   0.24   1.92   47.06
EGLB  Eagle BancGroup of IL            13.25     17.26   -0.52   16.75    NM   79.10  10.54   79.10     NM    0.00   0.00     NM
FBCI  Fidelity Bancorp of Chicago IL   17.25     50.56    1.03   16.99  16.75 101.53  11.07  101.89   16.75   0.24   1.39   23.30
FFBI  First Financial Bancorp of IL    15.50      7.22    1.17   16.89  13.25  91.77   7.64   91.77   15.20   0.00   0.00    0.00
FMBD  First Mutual Bancorp of IL       14.00     53.83    0.35   16.40    NM   85.37  17.02   85.37     NM    0.32   2.29     NM
FFDP  FirstFed Bancshares of IL        16.75     54.89    0.44   15.76    NM  106.28   9.10  111.52     NM    0.40   2.39     NM
GTPS  Great American Bancorp of IL     14.62     27.05    0.42   17.95    NM   81.45  22.44   81.45     NM    0.40   2.74     NM
HNFC  Hinsdale Financial Corp. of IL   24.81     66.86    1.14   20.58  21.76 120.55  10.27  124.11   14.51   0.00   0.00    0.00
HBEI  Home Bancorp of Elgin IL         12.62     88.45    0.06   14.12    NM   89.38  23.87   89.38     NM    0.00   0.00    0.00
HMCI  Homecorp, Inc. of Rockford IL    18.25     20.60    0.29   18.09    NM  100.88   6.05  100.88   18.43   0.00   0.00    0.00
KNK   Kankakee Bancorp of IL           24.00     33.96    1.05   24.99  22.86  96.04   9.62  103.23   16.11   0.40   1.67   38.10
LBCI  Liberty Bancorp of Chicago IL(7) 24.00     59.45    0.86   25.55    NM   93.93   8.95   94.19   14.46   0.60   2.50   69.77
MAFB  MAF Bancorp of IL                30.50    319.79    1.21   23.07    NM  132.21  10.11  154.59   14.45   0.36   1.18   29.75
NBSI  North Bancshares of Chicago IL   16.50     17.69    0.36   16.50    NM  100.00  15.13  100.00   25.00   0.40   2.42     NM
PFED  Park Bancorp of Chicago IL       12.00     32.41    0.50   15.01  24.00  79.95  18.65   79.95   22.64   0.00   0.00    0.00
SWBI  Southwest Bancshares of IL       18.37     48.77    1.12   14.71  16.40 124.88  12.96  124.88   11.93   0.48   2.61   42.86
SPBC  St. Paul Bancorp, Inc. of IL     26.94    487.13    1.37   20.55  19.66 131.09  11.39  131.54   12.95   0.48   1.78   35.04
STND  Standard Fin. of Chicago IL      19.50    315.84    0.74   16.26    NM  119.93  13.50  120.15   19.31   0.32   1.64   43.24
SFSB  SuburbFed Fin. Corp. of IL       19.75     24.75    0.66   20.26    NM   97.48   6.33   98.01   13.91   0.32   1.62   48.48


                                                       Financial Characteristics(6)
                                         -------------------------------------------------------
                                                                     Reported          Core
                                          Total  Equity/  NPAs/  --------------- ---------------
                                         Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                         ------  ------- ------- ------- ------- ------- -------
                                          ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
American Savings Bank
---------------------
 Superrange                                 39   14.38    0.85    0.07    0.46    0.48    3.37
 Range Maximum                              38   13.38    0.86    0.03    0.23    0.45    3.40
 Range Midpoint                             38   12.49    0.87    0.00   -0.01    0.43    3.42
 Range Minimum                              37   11.58    0.88   -0.03   -0.29    0.40    3.45


SAIF-Insured Thrifts(7)
-----------------------
 Averages                                1,351   12.97    0.84    0.72    6.35    0.83    7.42
 Medians                                   ---     ---     ---     ---     ---     ---     ---


All Non-MHC State of IL(7)
--------------------------
 Averages                                  692   14.62    0.64    0.54    4.07    0.72    5.75
 Medians                                   ---     ---     ---     ---     ---     ---     ---


Comparable Group Averages
-------------------------
 Averages                                  119   12.91    0.50    0.37    2.70    0.47    3.41
 Medians                                   ---     ---     ---     ---     ---     ---     ---


State of IL
-----------

AVND  Avondale Fin. Corp. of IL            593    9.93     NA     0.63    5.82    0.45    4.16
CSBF  CSB Financial Group Inc of IL         41   30.89    0.70    0.82    4.53    0.82    4.53
CBCI  Calumet Bancorp of Chicago IL        493   16.15    1.29    0.98    5.93    1.28    7.76
CBSB  Charter Financial Inc. of IL         367   17.39    0.52    1.17    6.86    1.15    6.77
CBK   Citizens First Fin.Corp. of IL       266   15.14     NA     0.25    2.32    0.52    4.87
DFIN  Damen Fin. Corp. of Chicago IL       237   23.15    0.20    0.91    4.83    0.89    4.73
EGLB  Eagle BancGroup of IL                164   13.33    1.76   -0.44   -5.05   -0.08   -0.97
FBCI  Fidelity Bancorp of Chicago IL       457   10.90    0.61    0.73    5.74    0.73    5.74
FFBI  First Financial Bancorp of IL         94    8.33    0.31    0.67    6.85    0.58    5.97
FMBD  First Mutual Bancorp of IL           316   19.93    0.14    0.47    1.94    0.72    2.99
FFDP  FirstFed Bancshares of IL            603    8.57    0.14    0.24    2.62    0.29    3.21
GTPS  Great American Bancorp of IL         121   27.55    0.19    0.68    2.55    0.66    2.49
HNFC  Hinsdale Financial Corp. of IL       651    8.52    0.17    0.45    5.68    0.68    8.52
HBEI  Home Bancorp of Elgin IL             371   26.71    0.49    0.13    0.80    0.68    4.14
HMCI  Homecorp, Inc. of Rockford IL        340    6.00    3.64    0.10    1.59    0.33    5.44
KNK   Kankakee Bancorp of IL               353   10.02    0.90    0.42    4.14    0.60    5.87
LBCI  Liberty Bancorp of Chicago IL(7)     664    9.53    0.10    0.32    3.31    0.62    6.40
MAFB  MAF Bancorp of IL                  3,163    7.65    0.47    0.53    7.80    0.92   13.60
NBSI  North Bancshares of Chicago IL       117   15.13     NA     0.34    1.96    0.62    3.60
PFED  Park Bancorp of Chicago IL           174   23.32    0.17    0.78    3.33    0.82    3.53
SWBI  Southwest Bancshares of IL           376   10.38    0.22    0.82    6.91    1.13    9.49
SPBC  St. Paul Bancorp, Inc. of IL       4,276    8.69    0.57    0.59    6.56    0.90    9.95
STND  Standard Fin. of Chicago IL        2,340   11.26    0.16    0.55    4.41    0.75    6.02
SFSB  SuburbFed Fin. Corp. of IL           391    6.49    0.28    0.22    3.20    0.48    6.89


RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 4.4
                              Public Market Pricing
                    American Savings Bank and the Comparables
                             As of November 15, 1996

                                           Market       Per Share Data
                                       Capitalization   --------------          Pricing Ratios(3)                  Dividends(4)
                                       ---------------          Book   ------------------------------------ -----------------------
                                       Price/   Market  12-Mth  Value/                                       Amount/        Payout
                                       Share(1)  Value  EPS(2)  Share   P/E    P/B     P/A    P/TB   P/CORE  Share   Yield  Ratio(5)
                                       ------- ------- ------- ------- ------ ------ ------  ------  ------  ------- -----  -------
                                          ($)   ($Mil)    ($)     ($)    (X)    (%)    (%)     (%)     (x)     ($)     (%)     (%)
WCBI  WestCo Bancorp of IL             21.75    56.57   1.17   18.34   18.59  118.59   18.38  118.59  13.77   0.48   2.21    41.03

Comparable Group
----------------

ATSB  AmTrust Capital Corp. of IN      10.00     5.28   0.63   13.66   15.87   73.21    7.34   73.21    NM    0.00   0.00     0.00
BDJI  First Fed. Bancorp. of MN        16.50    11.57   0.45   17.58     NM    93.86   10.78   93.86  16.50   0.00   0.00     0.00
FFHS  First Franklin Corp. of OH       17.25    19.98   0.52   17.07     NM   101.05    9.15  101.95  15.00   0.32   1.86    61.54
HBBI  Home Building Bancorp of IN      17.50     5.46  -0.44   17.62     NM    99.32   12.83   99.32    NM    0.30   1.71      NM
HZFS  Horizon Fin'l. Services of IA    14.75     6.61   0.21   18.37     NM    80.29    8.62   80.29    NM    0.32   2.17      NM
LSBI  LSB Fin. Corp. of Lafayette IN   18.87    17.32   0.90   18.21   20.97  103.62    9.74  103.62  23.01   0.32   1.70    35.56
MFBC  MFB Corp. of Mishawaka IN        16.00    31.58   0.71   19.09   22.54   83.81   15.00   83.81  22.86   0.32   2.00    45.07
NBSI  North Bancshares of Chicago IL   16.50    17.69   0.36   16.50     NM   100.00   15.13  100.00  25.00   0.40   2.42      NM
SOBI  Sobieski Bancorp of S. Bend IN   13.50    12.07   0.37   15.72     NM    85.88   15.30   85.88    NM    0.00   0.00     0.00
THR   Three Rivers Fin. Corp. of MI    13.87    11.80   0.79   15.02   17.56   92.34   13.54   92.71  19.26   0.30   2.16    37.97


                                                    Financial Characteristics(6)
                                      -------------------------------------------------------
                                                                  Reported          Core
                                       Total  Equity/  NPAs/  --------------- ---------------
                                      Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                      ------  ------- ------- ------- ------- ------- -------
                                       ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
WCBI  WestCo Bancorp of IL               308   15.50    0.53    0.99    6.36    1.33    8.58

Comparable Group
----------------

ATSB  AmTrust Capital Corp. of IN         72   10.03     NA     0.47    4.40    0.03    0.28
BDJI  First Fed. Bancorp. of MN          107   11.49    0.38    0.31    2.22    0.68    4.94
FFHS  First Franklin Corp. of OH         218    9.05    0.52    0.28    2.99    0.62    6.61
HBBI  Home Building Bancorp of IN         43   12.92    0.35   -0.32   -2.31    0.02    0.16
HZFS  Horizon Fin'l. Services of IA       77   10.74     NA     0.13    1.11    0.33    2.85
LSBI  LSB Fin. Corp. of Lafayette IN     178    9.40    1.37    0.50    4.76    0.46    4.33
MFBC  MFB Corp. of Mishawaka IN          211   17.90    0.06    0.72    3.67    0.71    3.62
NBSI  North Bancshares of Chicago IL     117   15.13     NA     0.34    1.96    0.62    3.60
SOBI  Sobieski Bancorp of S. Bend IN      79   17.82    0.11    0.43    2.31    0.43    2.31
THR   Three Rivers Fin. Corp. of MI       87   14.67    0.69    0.82    5.92    0.75    5.40


(1)  Average of high/low or bid/ask price per share.
(2) EPS (common earnings per share) is based on actual trailing twelve month data and is shown on a pro forma basis.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

                                    EXHIBITS

RP Financial, LC.


                                LIST OF EXHIBITS

Exhibit
Number         Description
------         -----------

  I-1          Map of Office Location

  I-2          Audited Financial Statements

  I-3          Key Operating Ratios

  I-4          Investment Portfolio Composition

  I-5          Yields and Costs

  I-6          Loan Loss Allowance Activity

  I-7          Gap Table

  I-8          Fixed Rate and Adjustable Rate Loans

  I-9          Loan Portfolio Composition

  I-10         Loan Originations, Purchases, and Sales

  I-11         Contractual Maturity By Loan Type

  I-12         Non-Performing Assets

  I-13         Deposit Composition

  I-14         Time Deposit Rate/Maturity

  I-15         Borrowings


  II-1         Description of Office Facility

  II-2         Historical Interest Rates


 III-1         General Characteristics of Publicly-Traded
                 Institutions

 III-2         Financial Analysis of Illinois and Indiana
                 Institutions

RP Financial, LC.

 III-3         Financial Analysis of Peer Group Candidates

 III-4         Peer Group Market Area Comparative Analysis


 IV-1          Stock Prices:  November 15, 1996

 IV-2          Historical Stock Price Indices

 IV-3          Historical Thrift Stock Indices

 IV-4          Market Area Acquisition Activity

 IV-5          Director and Senior Management Summary Resumes

 IV-6          Pro Forma Regulatory Capital Ratios

 IV-7          Pro Forma Analysis Sheet

 IV-8          Pro Forma Effect of Conversion Proceeds

 IV-9          Peer Group Core Earnings Analysis


  V-1          Firm Qualifications Statement

                                   EXHIBIT I-1
                        American Savings Bank of Danville
                             Map of Office Location

                               [MAP OF ILLINOIS]

                                  EXHIBIT 1-2
                       American Savings Bank of Danville
                          Audited Financial Statements

                          [Incorporated by Reference]

                                  EXHIBIT 1-3
                       American Savings Bank of Danville
                              Key Operating Ratios


                                                        At or For the Year Ended September 30,
                                                  --------------------------------------------------
                                                   1996         1995      1994      1993       1992
                                                  ------       ------    ------    ------     ------
Other Data
  Profitability:
    Return on average assets ..................    (0.20)%(5)    0.29%     0.46%     0.36%      0.23%
    Return on average equity ..................    (2.89)(5)     4.18      6.86      5.78       3.95
    Interest rate spread for period(1) ........     2.17         2.11      2.59      2.42       1.91
    Net interest margin(2) ....................     2.48         2.39      2.83      2.64       2.16
    Non-interest expenses to average assets ...     2.49         2.08      2.13      2.26       2.00
    Average interest-earning assets to
      average interest-bearing liabilities ....   106.05       104.04    104.78    104.81     104.12
  Capital ratios:
    Average equity to average assets ..........     6.90         7.02      6.76      6.22       5.79
      Total risk-based capital to risk-
        weighted assets .......................    15.33        15.03     16.44     16.02      14.61

Asset Quality:
  Non-performing assets to total
    assets(4) .................................     0.93         0.64      0.26      1.64       0.54
  Net charge-offs (recoveries) to average loans     0.04         0.03      0.76     (0.01)      0.07
  Allowance for loan losses to total
    loans .....................................     0.53         0.31      0.29      0.60       0.55
  Allowance for loan losses to non-
    performing loans ..........................    43.60        34.26     73.26     19.78      54.40


(1) The interest rate spread represents the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities.

(2) The net interest margin represents net interest income divided by average interest-earning assets.

(3) The efficiency ratio is non-interest expense divided by the sum of net interest income plus non-interest income.

(4) Non-performing assets include non-accrual loans, accruing loans delinquent 90 days or more and real estate owned.

(5) When calculated without the special SAIF assessment, the return on average assets and the return on average equity would have been 0.24% and 3.01%, respectively.


Source:  American Savings' prospectus.

                                  EXHIBIT 1-4
                       American Savings Bank of Danville
                        Investment Portfolio Composition

                                                              September 30,
                                   -------------------------------------------------------------------
                                                 1996                                1995
                                   -------------------------------     -------------------------------
                                   Amortized Cost     Market Value     Amortized Cost     Market Value
                                   --------------     ------------     --------------     ------------
                                                             (In Thousands)
Available for sale:
  U.S. Treasury                       $    250          $    253          $    198          $    199
  Federal agencies                       1,992             1,969             1,286             1,287
                                      --------          --------          --------          --------
    Total available for sale          $  2,242          $  2,222          $  1,484          $  1,486
                                      ========          ========          ========          ========
Held to maturity:
  Federal agencies                    $    500          $    499          $  2,196          $  2,157
  State and municipal                      361               355               360               353
  Mortgage-backed securities             3,476             3,473             4,260             4,256
                                      --------          --------          --------          --------
    Total held to maturity            $  4,337          $  4,327          $  6,816          $  6,766
                                      ========          ========          ========          ========


Source:  American Savings' prospectus

                                  EXHIBIT 1-5
                       American Savings Bank of Danville
                                Yields and Costs

                                                                                       Year Ended September 30,
                                                At September 30,   -------------------------------------------------------------
                                                      1996                  1996                             1995
                                                   -----------     -----------------------------    ----------------------------
                                                      Yield/       Average                Yield/    Average               Yield/
                                                      Rate         Balance    Interest    Rate      Balance    Interest   Rate
                                                   -----------     -------    --------   -------    -------    --------  -------
Interest-earning assets:
       Loans, net                                       8.17%      $25,869    $ 2,118       8.19%   $22,399    $ 1,757      7.84%
       Securities and interest-bearing deposits(1)      5.56         4,861        271       5.57      6,051        336      5.55
       Mortgage-backed securities                       6.99         3,811        245       6.43      4,510        282      6.25
                                                                   -------    -------               -------    -------
         Total interest-earning assets                  7.72        34,541      2,634       7.63     32,960      2,375      7.21
                                                                   -------    -------               -------    -------
       Non-interest-earning assets                                   1,117                            1,112
                                                                   -------                          -------
         Total assets                                              $35,658                          $34,072
                                                                   =======                          =======
     Interest-bearing liabilities:
       Deposits
       NOW accounts                                     1.42%      $   469    $    10       2.13    $   516    $    13      2.52
       Money market investment accounts                 2.75         1,355         38       2.80      1,685         55      3.26
       Savings and retirement accounts                  4.58         5,161        236       4.57      5,124        234      4.57
       Certificates                                     5.81        23,672      1,387       5.86     23,842      1,286      5.39
                                                                   -------    -------               -------    -------
         Total deposits                                 5.41        30,657      1,671       5.45     31,167      1,588      5.10
       FHLB advances                                    5.83         1,917        107       5.58       --         --        --
                                                                   -------    -------               -------    -------
         Total Interest-bearing liabilities             5.43        32,574      1,778       5.46     31,167      1,588      5.10
                                                                   -------    -------               -------    -------
     Non-interest-bearing liabilities                                  624                              513
                                                                   -------                          -------
         Total liabilities                                          33,198                           31,680
     Equity capital                                                  2,460                            2,392
                                                                   -------                          -------
         Total liabilities and equity capital                      $35,658                          $34,072
                                                                   =======                          =======
     Net interest income; interest rate spread(2)       2.29%                 $   856       2.17%              $   787      2.11%
                                                     =======                  =======    =======               =======   =======
     Net interest margin(3)                                                                 2.48%                           2.39%
                                                                                         =======                         =======
     Ratio of interest-earning assets to
       average income-bearing liabilities             105.67                              106.05%                         104.04%
                                                     =======                             =======                         =======

----------
(1) Includes securities available for sale and held to maturity and excludes mortgage-backed securities.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities.

(3) Net interest margin is net interest income divided by average interest-earning assets.


Source:  America Savings' prospectus

                                  EXHIBIT 1-6
                       American Savings Bank of Danville
                          Loan Loss Allowance Activity

                                                       Year Ended September 30,
                                                       -------------------------
                                                           1996         1995
                                                       -----------   -----------
                                                         (Dollars in Thousands)
Balance at beginning of period                           $     74     $     67
Charge-offs                                                   (12)         (10)
Recoveries                                                      1            4
                                                         --------     --------
Net charge-offs                                               (11)          (6)
Provision for losses on loans                                  80           13
                                                         --------     --------
Balance at end of period                                 $    143     $     74
                                                         ========     ========
Allowance for loan losses as a percentage
  of total loans outstanding                                 0.53%        0.31%
Allowance for loan losses as a percentage
  of total non-performing loans                             43.60%       34.26%
Ratio of net charge-offs to average loans
  outstanding                                                0.04%        0.03%


Source:  America Savings' prospectus

                                  EXHIBIT 1-7
                       American Savings Bank of Danville
                                   Gap Table

                                                                                       More Than
                                                            Six to       More than    Three Years
                                            Within Six      Twelve      One Year to     to Five      Over Five
                                              Months        Months      Three Years      Years         Years        Total
                                             ---------     ---------     ---------     ---------     ---------    ---------
                                                                         (Dollars in Thousands)
Interest-earning assets:
  Securities(1)(2)                           $     894     $     303     $     743     $     782     $     630    $   3,352
  Loans, net(3)                                  1,989         1,955         6,215         5,666        11,242       27,067
  Interest-bearing deposits(4)                     429                          99                                      528
  Mortgage-backed securities                       835         1,228           846           391           176        3,476
                                             ---------     ---------     ---------     ---------     ---------    ---------
    Total interest-earning assets            $   4,147     $   3,486     $   7,903     $   6,839     $  12,048    $  34,423
                                             =========     =========     =========     =========     =========    =========
Interest-bearing liabilities:
Deposits(5):
  NOW accounts                                     102           103           206          --            --            411
  Money market investment accounts                 260           261           522          --            --          1,043
  Savings accounts                                 232           233           930           932          --          2,327
  Retirement accounts                              152           152           604           604         1,511        3,023
  Certificates                                  10,051         6,527         6,385           791          --         23,754
                                             ---------     ---------     ---------     ---------     ---------    ---------
    Total interest-bearing deposits             10,797         7,276         8,647         2,327         1,511       30,558
                                             ---------     ---------     ---------     ---------     ---------    ---------
Advances from FHLB                                --            --           2,000          --            --          2,000
                                             ---------     ---------     ---------     ---------     ---------    ---------
    Total interest-bearing liabilities       $  10,797     $   7,276     $  10,647     $   2,327     $   1,511    $  32,558
                                             =========     =========     =========     =========     =========    =========

Excess (deficiency) of interest-earning
  assets over interest-bearing liabilities   $  (6,650)    $  (3,790)    $  (2,744)    $   4,512     $  10,537    $   1,865
Cumulative excess (deficiency) of
  interest-earning assets over interest-
  bearing liabilities                        $  (6,650)    $ (10,440)    $ (13,184)    $  (8,672)    $   1,865
Cumulative excess (deficiency) of
  interest-earning assets over interest-
  bearing liabilities as a percent of
  total assets                                  (18.75)%      (29.44)%      (37.18)%      (24.46)%        5.26%

----------
(1)  Reflects repricing, contractual maturity or anticipated call date.

(2) Includes securities available for sale and held to maturity and excludes mortgage-backed securities.

(3) Fixed-rate loans, including balloon loans, are included in the periods in which they are scheduled to be repaid, based on scheduled amortization, adjusted to take into account estimated prepayments. Adjustable-rate loans are included in the periods in which interest rates are next scheduled to reset, adjusted to take into account estimated prepayments.

(4)  Includes interest-bearing demand and interest-bearing time deposits.

(5)  Adjusted to reflect various decay rate assumptions.


Source:  America Savings' prospectus

                                  EXHIBIT 1-8
                       American Savings Bank of Danville
                      Fixed Rate and Adjustable Rate Loans

                                                     Floating or
                                     Fixed Rates   Adjustable Rates     Total
                                     -----------   ----------------  -----------
                                                   (In Thousands)
Real estate mortgage loans:
  One-to-four family                   $ 14,420        $  5,524        $ 19,944
  Multi-family                            1,001             151           1,152
  Commercial real estate                    516             110             626
Real estate sold on contract                270            --               270
Real estate construction loans             --              --              --
Commercial business loans                   289            --               289
Consumer loans                            1,843            --             1,843
                                       --------        --------        --------
  Total loans                          $ 18,339        $  5,785        $ 24,124
                                       ========        ========        ========


Source:  America Savings' prospectus

                                  EXHIBIT 1-9
                       American Savings Bank of Danville
                           Loan Portfolio Composition

                                                            At September 30,
                                             ---------------------------------------------
                                                    1996                      1995
                                             --------------------     --------------------
                                                       Percent of               Percent of
                                             Balance      Total       Balance      Total
                                             -------     -------      -------     -------
                                                       (Dollars in Thousands)
Type of Loan:
  Real estate mortgage loans:
    One-to-four family .................     $21,419       79.13%     $19,181       79.53%
    Multi-family .......................       1,236        4.57        1,157        4.80
    Commercial real estate .............         781        2.89          669        2.77
  Real estate sold on contract .........         374        1.38          415        1.72
  Real estate construction loans .......         342        1.26          163        0.68
  Commercial business loans ............         334        1.23          242        1.00
  Consumer loans .......................       2,581        9.54        2,291        9.50
                                             -------     -------      -------     -------
Total loans ............................      27,067      100.00%      24,118      100.00%
                                             -------     =======      -------     =======
Plus:
  Deferred loan costs ..................          38                       --
Less:
  Undistributed portion of loans .......          26                       89
  Allowance for loan losses ............         143                       74
  Unearned interest ....................        --                          1
                                             -------                  -------
Total loans, net .......................     $26,936                  $23,954
                                             =======                  =======

Source:  American Savings' prospectus

                                  EXHIBIT I-10
                        American Savings Bank of Danville
                     Loan Originations, Purchases, and Sales


                                                       Years Ended September 30,
                                                       -------------------------
                                                         1996          1995
                                                        -------      --------
                                                           (In Thousands)

Net loans, beginning balance .......................    $23,954      $ 21,626
Loan originations:
Real estate mortgage loans:
  One-to-four family ...............................      5,357         3,956
  Multi-family .....................................        235            68
  Commercial real estate ...........................       --            --
Real estate construction loans .....................        801           344
Commercial business loans ..........................         71           263
Consumer loans .....................................      2,271         1,558
                                                        -------      --------
    Total loan originations ........................      8,735         6,162
Loan principal reductions ..........................      5,785         3,803
Increase (decrease) due to other items,
  net(1) ...........................................         32           (31)
                                                        -------      --------
Net increase in loan portfolio .....................      2,982         2,328
                                                        -------      --------
Loans receivable, net end of period ................    $26,936      $ 23,954
                                                        =======      ========

---------
(1) Includes changes in undisbursed portion of loans, allowance for loan losses, deferred loan fees and unearned interest.

Source: American Savings' prospectus

                                  EXHIBIT I-11
                        American Savings Bank of Danville
                        Contractual Maturity By Loan Type


                                                       Over One
                                            One Year    Through   Over Five
                                             or Less  Five Years    Years     Total
                                             -------  ----------    -----     -----
                                                        (In Thousands)
Real estate mortgage loans:
  One-to-four family mortgage loans ......   $1,475    $6,226      $13,718   $21,419
  Multi-family and commercial ............       84       392          760     1,236
  Commercial real estate .................      155       229          397       781
Real estate sold on contract .............      104        43          227       374
Real estate construction loans ...........      342      --           --         342
Commercial business loans ................       45       248           41       334
Consumer Loans ...........................      738     1,043          800     2,581
                                             ------    ------      -------   -------
    Total loans ..........................   $2,943    $8,181      $15,943   $27,067
                                             ======    ======      =======   =======


Source: American Savings' prospectus

                                  EXHIBIT I-12
                        American Savings Bank of Danville
                              Non-Performing Assets

                                                              At September 30,
                                                             ------------------
                                                             1996         1995
                                                             ----         ----
                                                          (Dollars in Thousands)

Non-accruing loans:
Real estate mortgage loans:
  One-to-four family .................................        $ 74         $ 70
  Multi-family .......................................         --           --
  Commercial real estate .............................         --           --
Real estate construction loans .......................         --           --
Commercial business loans ............................         --           --
Consumer loans .......................................         --           --
                                                              ----         ----
    Total non-accruing loans .........................        $ 74         $ 70
                                                              ----         ----
Accruing loans greater than 90 days delinquent:
Real estate mortgage loans:
  One-to-four family .................................         112          140
  Multi-family .......................................         --           --
  Commercial real estate .............................          93          --
Real estate construction loans .......................         --           --
Commercial business loans ............................         --           --
Consumer loans .......................................          49            6
                                                              ----         ----
    Total accruing loans greater than 90 days
      delinquent .....................................         254          146
                                                              ----         ----
    Total non-performing loans .......................         328          216
Real estate owned ....................................         --           --
                                                              ----         ----
Total non-performing assets ..........................        $328         $216
                                                              ====         ====
Total non-performing loans as a percentage
  of total loans .....................................        1.21%        0.90%
                                                              ====         ====
Total non-performing assets as a percentage
  of total assets ....................................        0.93%        0.64%

Source: American Savings' prospectus

                                  EXHIBIT I-13
                       American Savings Bank of Danville
                              Deposit Composition

                                                                   September 30,
                                     -----------------------------------------------------------------------
                                                   1996                               1995
                                     -----------------------------------  ----------------------------------
                                                Percent of   Weighted              Percent of    Weighted
                                                  Total       Average                 Total       Average
                                     Amount      Deposits   Nominal Rate  Amount    Deposits    Nominal Rate
                                     ------      --------   ------------  ------    --------    ------------
                                                              (Dollars in Thousands)
Transaction accounts:
  NOW accounts                       $  577        1.88%       1.42%     $   625       1.99%       2.09%
  Money market                        1,043        3.39        2.75        1,432       4.57        3.30
   investment accounts
  Savings and retirement accounts     5,350       17.42        4.58        4,965      15.85        4.57
                                     ------      ------                   ------     ------
    Total transaction accounts        6,970       22.69                    7,022      22.41
                                     ------      ------                   ------     ------
Certificates of deposit:
  Within 1 year                      16,995       55.32        6.02       14,134      45.12        5.73
  1-2 years                           4,369       14.22        5.85        7,681      24.52        6.84
  2-3 years                           1,599        5.20        5.51        1,856       5.92        5.63
  3-4 years                             293        0.95        6.50          339       1.08        5.07
  4-5 years                             498        1.62        5.95          299       0.95        7.00
                                     ------      ------                   ------     ------
    Total certificate accounts       23,754       77.31        5.81       24,309      77.59        5.87
                                     ------      ------                   ------     ------
    Total deposits                   30,724      100.00%                  31,331     100.00%
                                     ======      ======                   ======     ======

Source: American Savings' prospectus

                                  EXHIBIT I-14
                       American Savings Bank of Danville
                           Time Deposit Rate/Maturity


                                                    Maturity Date
                 ------------------------------------------------------------------------------------
                 One Year
Interest Rate     or Less    Over 1-2 Years  Over 2-3 years  Over 3-4 Years  Over 4-5 Years    Total
-------------    --------    --------------  --------------  --------------  --------------   -------
4.50 to 4.99%    $   200        $   --          $   --           $   --         $   --        $   200
5.00 to 5.99%      9,450         2,835           1,586               --            274         14,145
6.00 to 6.99%      4,265         1,534              13              293            224          6,329
7.00 to 7.10%      3,080            --              --               --             --          3,080
                 -------        ------          ------           ------         ------        -------
  Total          $16,995        $4,369          $1,599           $  293         $  498        $23,754
                 =======        ======          ======           ======         ======        =======

     The following table sets for the maturities of the Bank's certificates having principal amouts of $100,000 or more at September 30, 1996.

      Maturity Period                                 Amount
-------------------------------                   --------------
                                                  (In Thousands)

Three months or less                                 $  723
Over three through six months                           656
Over six through twelve months                          913
Over twelve months                                      483
                                                     ------
  Total certificates of deposits with
   balances of $100,000 or more                      $2,775
                                                     ======

Source: American Savings' prospectus

                                  EXHIBIT I-15
                       American Savings Bank of Danville
                                   Borrowings

                                                              For the Year Ended
                                                              September 30, 1996
                                                              ------------------
                                                                   (Dollars
                                                                 in Thousands)
FHLB advances:
Average balance outstanding during the period ................       $1,917
                                                                     ======
Maximum amount outstanding at any month-end during the period        $2,000
                                                                     ======
Balance outstanding at end of period .........................       $2,000
                                                                     ======
Weighted average interest rate during the period .............         5.58%
                                                                       ====
Weighted average interest rate at the end of period ..........         5.83%
                                                                       ====

                                  EXHIBIT II-1
                        American Savings Bank of Danville
                        Description of Office Facilities

                                        Net Book Value of
                                           Premises and
                              Owned or     Equipment at         Deposits at
Location                       Leased   September 30, 1996   September 30, 1996
--------------------------    --------  ------------------   ------------------
                                                    (In Thousands)
Main Office:

714 North Vermilion Street     Owned         $ 467                $30,726
Danville, Illinois 61832


Source: American Savings' prospectus

                                  EXHIBIT II-2


                           Historical Interest Rates

                          Historical Interest Rates(1)


                            Prime          90 Day       One Year     30 Year
Year/Qtr. Ended              Rate          T-Bill        T-Bill      T-Bond
---------------              ----          ------        ------      ------

1991:  Quarter 1            8.75%           5.92%         6.24%       8.26%
       Quarter 2            8.50%           5.72%         6.35%       8.43%
       Quarter 3            8.00%           5.22%         5.38%       7.80%
       Quarter 4            6.50%           3.95%         4.10%       7.47%

1992:  Quarter 1            6.50%           4.15%         4.53%       7.97%
       Quarter 2            6.50%           3.65%         4.06%       7.79%
       Quarter 3            6.00%           2.75%         3.06%       7.38%
       Quarter 4            6.00%           3.15%         3.59%       7.40%

1993:  Quarter 1            6.00%           2.95%         3.18%       6.93%
       Quarter 2            6.00%           3.09%         3.45%       6.67%
       Quarter 3            6.00%           2.97%         3.36%       6.03%
       Quarter 4            6.00%           3.06%         3.59%       6.34%

1994:  Quarter 1            6.25%           3.56%         4.44%       7.09%
       Quarter 2            7.25%           4.22%         5.49%       7.61%
       Quarter 3            7.75%           4.79%         5.94%       7.82%
       Quarter 4            8.50%           5.71%         7.21%       7.88%

1995:  Quarter 1            9.00%           5.86%         6.47%       7.43%
       Quarter 2            9.00%           5.57%         5.63%       6.63%
       Quarter 3            8.75%           5.42%         5.68%       6.51%
       Quarter 4            8.50%           5.09%         5.14%       5.96%

1996:  Quarter 1            8.25%           5.14%         5.38%       6.67%
1996:  Quarter 2            8.25%           5.16%         5.68%       6.87%
1996:  Quarter 3            8.25%           5.03%         5.69%       6.92%
November 15, 1996           8.25%           5.14%         5.38%       6.46%




(1)  End of period data.

Source: SNL Securities.

                                 EXHIBIT III-1
            General Characteristics of Publicly-Traded Institutions

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 20, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 California Companies
 --------------------
 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    50,588      345   12-31   10/72  31.37  3,309
 GWF    Great Western Fin. Corp. of CA      NYSE   CA,FL              Div.    43,548      416   12-31     /    28.75  3,951
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    37,012      232   12-31   05/59  65.37  3,751
 GLN    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    15,104      150   06-30   10/83  20.00    943
 CAL    CalFed Inc. of Los Angeles CA       NYSE   CA,NV              Div.    14,127      124   12-31   03/83  23.62  1,167
 CSA    Coast Savings Financial of CA       NYSE   California         R.E.     8,549       89   12-31   12/85  33.62    625
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   4,712 J     52   12-31   01/71  26.75    454
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,197       25   12-31   12/83  22.00    231
 BVFS   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,428       27   12-31   05/86  40.75    271
 BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,323       33   12-31     /    11.62    212
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,181       25   12-31   05/86  22.50    585
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,486       22   03-31   03/96  13.12    260
 AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,228       36   12-31     /    29.06    175
 CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,161       18   12-31   10/91  27.75    142
 FRC    First Republic Bancorp of CA (3)    NYSE   CA,NV              M.B.     2,122       11   12-31     /    16.62    122
 CFHC   California Fin. Hld. Co. of CA      OTC    Central CA         Thrift   1,339       22   12-31   04/83  23.50    111
 REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     866       14   12-31   04/94  12.50     89
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     761 J      9   12-31     /     7.75     20
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift     754 M     12   06-30   06/95  11.25     71
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       738        8   06-30   12/93  17.31     66
 ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       670 J     11   12-31     /    15.00    117
 PROV   Provident Fin. Holdings of CA       OTC                       M.B.       580        0   06-30   06/96  13.62     70
 HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       469       11   12-31     /    16.75     38
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     336 J      6   06-30   06/95  10.47     27
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     317 J      6   12-31   02/95  15.12     50
 PCCI   Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.       265        4   12-31     /    10.00     30
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     112 J      3   12-31   01/96   9.00      8
 FSSB   First FS&LA of San Bern. CA         OTC    San Bernard. CA    Thrift     102 J      4   06-30   12/92   9.50      3


 Florida Companies
 -----------------

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 20, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Florida Companies (continued)
 -----------------------------
 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     1,975 J     43   12-31   11/83  13.00    191
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,438 J     31   09-30   09/93  24.87    129
 HOFL   Home Financial Corp. of FL          OTC    Southern FL        R.E.     1,216 J      8   09-30   10/94  15.81    391
 HARB   Harbor FSB, MHC of FL (45.7)        OTC    Eastern FL         Thrift   1,057       22   09-30   01/94  31.00    153
 FFFL   Fidelity FSB, MHC of FL(47.2)       OTC    Southeast FL       Thrift     817 J     20   12-31   01/94  16.50    111
 BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift     802 J      7   09-30   12/85   8.37     48
 CMSV   Commty. Svgs, MHC of FL(47.6)       OTC    Southeast FL       Thrift     626 J     17   09-30   10/94  17.25     84
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     336        8   12-31   01/94  20.00     51
 FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.       311       11   12-31   10/88   2.75     23
 FFPC   Florida First Bancorp of FL         OTC    Northwestern FL    Thrift     297        9   12-31   11/86  11.12     38
 FFML   First Family Bank, FSB of FL        OTC    Central FL         Thrift     159 M      5   06-30   10/92  21.50     12

 Mid-Atlantic Companies
 ----------------------
 DME    Dime Savings Bank, FSB of NY (3)    NYSE   NY,NJ,FL           M.B.    19,545 J     87   12-31   08/86  15.25  1,623
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,410       82   06-30   01/94  46.62  2,222
 SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.     9,365      120   12-31   08/86  12.87    635
 ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift   7,266       46   12-31   11/93  35.62    766
 COFD   Collective Bancorp Inc. of NJ       OTC    Southern NJ        Thrift   5,253       79   06-30   02/84  33.75    688
 LISB   Long Island Bancorp of NY           OTC    Long Island NY     M.B.     5,221 J     36   09-30   04/94  30.75    758
 RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.     4,049 J     34   11-30   04/86  29.50    454
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    NY,MA              Thrift   3,510       63   06-30   04/92  28.62    375
 ROSE   TR Financial Corp. of NY            OTC    New York, NY       Thrift   3,141       15   12-31   06/93  30.37    272
 NYB    New York Bancorp, Inc. of NY        AMEX   Southeastern NY    Thrift   2,918 J     29   09-30   01/88  34.00    377
 GRTR   Greater New York SB of NY (3)       OTC    New York NY        Div.     2,541 J     14   12-31   06/87  12.00    161
 BKCO   Bankers Corp. of NJ (3)             OTC    Central NJ         Thrift   2,330       15   12-31   03/90  19.12    237
 CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,049 J     39   06-30   06/96  13.50    242
 MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     1,889       18   03-31   08/94  14.25    169
 NWSB   Northwest SB, MHC of PA(29.9)       OTC    Pennsylvania       Thrift   1,878 J     53   06-30   11/94  12.87    301
 RELY   Reliance Bancorp of NY              OTC    NYC NY             Thrift   1,829       28   06-30   03/94  18.37    164
 NSBK   Northside SB of Bronx NY (3)        OTC    New York NY        Thrift   1,639       17   09-30   04/86  48.37    235
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,565        9   12-31   09/93  27.25    118

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 20, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------
 HARS   Harris SB, MHC of PA (23.1)         OTC    Southeast PA       Thrift   1,542 J     31   12-31   01/94  16.75    188
 JSBF   JSB Financial, Inc. of NY           OTC    New York City      R.E.     1,526 J     13   12-31   06/90  36.31    365
 QCSB   Queens County SB of NY (3)          OTC    New York City NY   R.E.     1,326        9   12-31   11/93  45.25    347
 WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,313 J     14   12-31   11/86   9.87    137
 DIME   Dime Community Bancorp of NY        OTC                       Thrift   1,226        0   06-30   06/96  14.12    205
 OCFC   Ocean Fin. Corp. of NJ              OTC                       Thrift   1,179 P      0   12-31   07/96  25.75    216
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,154       22   06-30   02/84  17.75    132
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,142       17   06-30   07/94  20.25     98
 MFSL   Maryland Fed. Bancorp of MD         OTC     MD                Thrift   1,128 J     25   02-28   06/87  33.00     99
 FSLA   First SB, SLA MHC of NJ (37.6)      OTC    Eastern NJ         Thrift     975       17   12-31   06/92  18.25    119
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift     924       28   06-30   07/87  25.25    102
 PSBK   Progressive Bank, Inc. of NY (3)    OTC    Eastern NY         Thrift     886       17   12-31   08/84  35.00     91
 MBB    MSB Bancorp of Middletown NY (3)    OTC    Southeastern NY    Thrift     863 M     17   09-30   08/92  17.87     51
 PKPS   Poughkeepsie SB of NY               OTC    Poughkeepsie NY    R.E.       861        9   12-31   11/85   5.12     64
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York, NY       Thrift     770        7   12-31   11/95  17.87    147
 IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     749 J      8   09-30   10/94  16.12    177
 PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     701        9   12-31   06/90  13.50     53
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     678 J     16   03-31   10/95  13.37     68
 FCIT   First Cit. Fin. Corp of MD          OTC    DC Metro Area      Thrift     668       14   12-31   12/86  18.25     53
 FSFI   First State Fin. Serv. of NJ        OTC    Northeastern NJ    Thrift     666 J     13   09-30   12/87  14.00     55
 THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     663       11   06-30   07/94  15.87     68
 FSNJ   First SB of NJ, MHC (45.0)          OTC    Northern NJ        Thrift     651 J      4   05-31   01/95  16.75     51
 PSAB   Prime Bancorp, Inc. of PA           OTC    Southeastern PA    Thrift     645 J     18   12-31   11/88  18.75     70
 BFSI   BFS Bankorp, Inc. of NY             OTC    New York NY        R.E.       643        5   09-30   05/88  51.00     83
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     589       10   12-31   03/96  14.12    126
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     577        7   12-31   06/95  15.63    121
 TSBS   Trenton SB, FSB MHC of NJ(35.0      OTC    Central NJ         Thrift     524       10   12-31   08/95  14.06    127
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     519       16   12-31   12/88  16.75     41
 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     502        4   09-30   09/86  15.50     47
 FSPG   First Home SB, SLA of NJ            OTC    NJ,DE              Thrift     487       10   12-31   04/87  19.00     39
 IROQ   Iroquois Bancorp of Auburn NY (3)   OTC    Central NY         Thrift     474        9   12-31   01/86  16.37     38
 CJFC   Central Jersey Fin. Corp of NJ      OTC    Central NJ         Thrift     469 J      6   03-31   09/84  37.25     99
 ANBK   American Nat'l Bancorp of MD        OTC    Baltimore MD       R.E.       461 J      9   07-31   11/95  11.75     44

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 20, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------
 AHCI   Ambanc Holding Co. of NY (3)        OTC    East-Central NY    Thrift     459 J      9   12-31   12/95  10.50     57
 LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     455 M      8   07-31   12/93  23.25     58
 PBIX   Patriot Bank Corp. of PA            OTC    Southeast PA       Thrift     418 J      7   12-31   12/95  13.62     64
 SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     384        4   12-31   04/93  22.06     50
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       367        9   12-31   07/83   8.13     30
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     363        8   12-31   10/89  18.87     61
 CARV   Carver FSB of New York, NY          OTC    New York, NY       Thrift     362 J      8   03-31   10/94   7.62     18
 CNSK   Covenant Bank for Svgs. of NJ (3)   OTC    Southern NJ        Thrift     355 J     12   12-31     /    13.00     25
 RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     354        5   12-31   03/87  23.50     36
 FFWM   First Fin. Corp of Western MD       OTC    Western MD         Thrift     346        9   06-30   01/92  28.25     60
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     342        9   12-31   01/95  15.37     38
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     317 J      8   09-30   06/88  18.75     26
 HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     315        4   09-30   08/87  18.62     24
 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     291 J      5   09-30   01/95  19.25     25
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     284        6   06-30   03/87  19.50     32
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     284        3   09-30   04/96  13.00     74
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     281        7   12-31   01/96  11.50     33
 LFED   Leeds FSB, MHC of MD (35.3)         OTC    Baltimore MD       Thrift     273 J      1   06-30   03/94  14.00     48
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     268 J      4   09-30   09/93  27.50     17
 FIBC   Financial Bancorp of NY             OTC    New York, NY       Thrift     267        5   09-30   08/94  14.25     26
 WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     266        5   06-30   11/93  22.37     39
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       264 M      2   12-31   06/85   7.50     10
 FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     252 J      2   09-30   04/96  11.75     37
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     247 J      3   07-31     /     4.50     19
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     243 J      4   09-30   04/96  12.81     46
 CTBK   Center Banks, Inc. of NY (3)        OTC    Central NY         Thrift     242        7   12-31   05/86  15.25     14
 GDVS   Greater DV SB,MHC of PA(19.9) (3)   OTC    Southeast PA       Thrift     232        7   12-31   03/95  10.25     34
 ESBK   Elmira SB of Elmira NY (3)          OTC    NY,PA              Ret.       221        6   12-31   03/85  15.25     11
 WYNE   Wayne Bancorp of NJ                 OTC                       Thrift     214 P      0   12-31   06/96  13.87     31
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     202        6   06-30   02/87  15.75     24
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     201 J      6   03-31   08/94  15.50     27
 SBFL   SB Fing. Lakes MHC of NY(33.0)      OTC    Western NY         Thrift     197        4   04-30   11/94  13.50     24
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     186        3   06-30   12/95  13.50     52

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 20, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------
 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     184 J      6   09-30   04/96  12.25     27
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     164 J      3   12-31   06/95  16.00     21
 TPNZ   Tappan Zee Fin. Corp. of NY         OTC    Southeast NY       Thrift     115 M      1   03-31   10/95  13.50     21
 PRBC   Prestige Bancorp of PA              OTC                       Thrift     104        0   12-31   06/96  12.37     12
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift      98 J      5   09-30   04/96  13.00     21
 THBC   Troy Hill Bancorp of PA             OTC    Pittsburgh PA      Thrift      92 J      2   06-30   06/94  20.06     21
 WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift      91 J      2   03-31   06/96  15.25     10
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      58 J      2   09-30   07/93  16.87      4
 BRFC   Bridgeville SB, FSB of PA           OTC    Western PA         Thrift      55        1   12-31   10/94  15.25     17
 PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      48 P      3   12-31   07/96  12.25      7

 Mid-West Companies
 ------------------
 SFB    Standard Fed. Bancorp of MI         NYSE   MI,IN,OH           M.B.    15,354      166   12-31   01/87  55.25  1,723
 COFI   Charter One Financial of OH         OTC    OH,MI              Div.    13,826      155   12-31   01/88  43.00  2,011
 RFED   Roosevelt Fin. Grp. Inc. of MO      OTC    MO,IL,KS           Div.     9,328 J     79   12-31   01/87  18.44    777
 TCB    TCF Financial Corp. of MN           NYSE   MN,IL,MI,WI,OH     Div.     7,115      184   12-31   06/86  40.63  1,417
 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK        M.B.     6,668       98   06-30   12/84  45.12    625
 FFHC   First Financial Corp. of WI         OTC    WI,IL              Div.     5,596      129   12-31   12/80  28.50    853
 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,276       52   12-31   05/87  26.94    487
 SECP   Security Capital Corp. of WI        OTC    Wisconsin          Div.     3,437 J     42   06-30   01/94  67.50    621
 MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   3,163       13   06-30   01/90  30.50    320
 GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     2,831       41   12-31   03/94  29.25    415
 CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     2,748       33   03-31   01/92  48.25    276
 STND   Standard Fin. of Chicago IL         OTC    Chicago IL         Thrift   2,340       13   12-31   08/94  19.50    316
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,892       33   03-31   07/92  35.00    162
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,485       28   12-31   08/83  24.75    205
 DNFC   D&N Financial Corp. of MI           OTC    MI,WI              Ret.     1,408       35   12-31   02/85  15.06    114
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,389 J     44   12-31   11/89  23.75    148
 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,330 J     13   09-30   06/93  25.75    146
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,125 J     21   12-31   04/93  22.87     96
 FFSW   First Fed Fin. Serv. of OH          OTC    Northeastern OH    Thrift   1,045 J     18   12-31   04/87  37.25    135

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 20, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift     996 J     15   09-30   03/92  32.75    111
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     827       26   12-31   08/94  16.25     84
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     812       18   12-31   06/90  18.25     88
 IFSL   Indiana Federal Corp. of IN         OTC    Northwestern IN    Thrift     809       15   12-31   02/87  23.00    109
 NASB   North American SB of MO             OTC    KS,MO              M.B.       740 J      8   09-30   09/85  31.75     72
 FFEC   First Fed. Bancshares of WI         OTC    Northwest WI       Thrift     729       20   12-31   10/94  18.12    124
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       678       22   12-31   07/92   5.75     25
 GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Div.       668 J     25   06-30   12/89  17.12    151
 LBCI   Liberty Bancorp of Chicago IL       OTC    Chicago IL         Thrift     664        4   12-31   12/91  24.00     59
 HNFC   Hinsdale Financial Corp. of IL      OTC    Chicago IL         M.B.       651       10   09-30   07/92  24.81     67
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     630 J     15   06-30   01/88  31.50     70
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     608       20   12-31   12/83  18.50     81
 FFDP   FirstFed Bancshares of IL           OTC    Chicago IL         Thrift     603        3   12-31   07/92  16.75     55
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     603       10   06-30   06/93  24.87    127
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       600       13   03-31   01/88  17.00     85
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       593 J      6   03-31   04/95  14.62     53
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     555 J      7   12-31   06/94  17.87     88
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     554       19   06-30   04/92  16.87     51
 SSBK   Strongsville SB of OH               OTC    Cleveland OH       Thrift     542       13   12-31     /    21.75     55
 FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     524        9   06-30   10/95  11.50    114
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     510        8   12-31   05/96  16.00     82
 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     493        5   06-30   02/92  30.50     72
 FFSX   First FS&LA. MHC of IA (45.0)       OTC    Western IA         Thrift     458       12   06-30   06/92  26.50     50
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     457 J      5   09-30   12/93  17.25     51
 PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     411 J     11   03-31   04/94  17.75     38
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     400        8   12-31   02/87  15.00     49
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     396        4   12-31   03/94  19.00     36
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     391       12   12-31   02/92  19.75     25
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     388        3   06-30   01/94  17.50     25
 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       378        7   12-31     /    16.50     34
 PFSL   Pocahnts Fed, MHC of AR (46.4)      OTC    Northeast AR       Thrift     377 J      5   09-30   04/94  14.25     23
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     376        5   12-31   06/92  18.37     49
 HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     371        5   12-31   09/96  12.62     88

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 20, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     367 J      6   09-30   12/95  12.75     62
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     357        7   06-30   07/87  19.75     83
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     355       11   09-30   10/94  14.00     49
 KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     353       10   03-31   12/92  24.00     34
 HVFD   Haverfield Corp. of OH              OTC    Cleveland OH       Thrift     351       10   12-31   03/85  19.50     37
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       345        9   06-30   12/92  15.25     35
 CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       342 J      9   09-30   09/93  23.75     42
 HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     340        9   12-31   06/90  18.25     21
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     333 J      6   12-31   07/94  21.00     48
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     320       10   12-31   08/95  12.37     69
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     316        7   12-31   07/95  14.00     54
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     316 J      8   09-30   03/95  17.50     51
 MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       314 J      7   09-30   06/94  21.50     44
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     308        1   12-31   06/92  21.75     57
 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     292        7   12-31   06/94  21.75     36
 WFCO   Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       283 J      4   09-30   08/88  11.25     22
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     279 J      6   06-30   11/90  20.00     23
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     278 J      6   09-30   07/87  20.00     47
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     266        6   12-31   05/96  12.50     35
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     262        4   06-30   08/87  10.50     26
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       258        1   06-30   04/87  30.12     20
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     256        4   12-31   03/96  11.12     45
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     256 M      6   03-31   09/93  19.25     47
 OSBF   OSB Fin. Corp. of Oshkosh WI        OTC    Eastern WI         Thrift     250        7   12-31   06/92  25.75     30
 WAYN   Wayne S&L Co., MHC of OH(46.7)      OTC    Central OH         Thrift     250 J      6   03-31   06/93  21.25     32
 DFIN   Damen Fin. Corp. of Chicago IL      OTC    Chicago IL         Thrift     237 J      3   11-30   10/95  12.50     50
 CBIN   Community Bank Shares of IN         OTC    Southeast IN       Thrift     233 J      7   12-31   04/95  12.25     24
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     231        7   06-30   12/93  25.00     23
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     227        2   06-30   06/93  20.50     28
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     218        7   12-31   01/88  17.25     20
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     218        4   12-31   02/93  20.00     24
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     214 J      5   09-30   10/94  14.50     30
 LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     214        5   09-30   03/94  16.50     31

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 20, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     211 J      4   09-30   03/94  16.00     32
 SBCN   Suburban Bancorp. of OH             OTC    Cincinnati OH      Thrift     202 J      8   06-30   09/93  15.25     22
 CBCO   CB Bancorp of Michigan City IN      OTC    Northwest IN       Thrift     196 J      3   03-31   12/92  25.50     30
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     194 J      4   12-31   03/96  12.75     51
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     192 J      7   12-31   04/95  12.62     26
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     188 J      9   12-31   07/92  21.75     36
 GFED   Guaranty FS&LA,MHC of MO(31.1)      OTC    Southwest MO       Thrift     185 J      4   06-30   04/95  11.12     35
 PULB   Pulaski SB, MHC of MO (29.0)        OTC    St. Louis MO       Thrift     179 M      5   09-30   05/94  14.50     30
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     178 J      2   09-30   10/94  13.25     30
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     178        3   12-31   02/95  18.87     17
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     178 J      6   09-30   06/92  29.25     23
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     176 J      3   09-30   04/95  15.25     43
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     175        2   06-30   03/93  21.50     40
 PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     174 P      3   12-31   08/96  12.00     32
 EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     164        1   12-31   07/96  13.25     17
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     160 J      8   06-30   04/94  14.12     24
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     155        3   06-30   03/93  21.00     15
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     154 J      3   12-31   06/95  13.12     26
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     152        6   06-30   08/93  17.00     25
 SJSB   SJS Bancorp of St. Joseph MI        OTC    Southwest MI       Thrift     152 J      4   06-30   02/95  25.50     24
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     146 M      2   06-30   04/95  16.12     29
 JXSB   Jcksnville SB,MHC of IL(43.3%)      OTC    Central IL         Thrift     144        4   12-31   04/95  12.00     15
 FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     144 J      5   06-30   12/93  15.25     19
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     138 J      2   06-30   03/95  10.37     23
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     138        4   12-31   11/92  27.00      9
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     129        3   06-30   07/95  11.50     40
 PTRS   The Potters S&L Co. of OH           OTC    Northeast OH       Thrift     125        4   12-31   12/93  17.50      9
 MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     124        3   09-30   03/94  15.50     22
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     123 P      2   12-31   09/96  11.31     32
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     121 M      3   09-30   06/95  14.62     27
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     117        2   06-30   12/93  16.50     18
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     115 J      6   09-30   10/92   6.37     11
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     114        1   06-30   04/95  15.12     26

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 20, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     110 J      2   09-30   10/95  18.62     40
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     107        5   09-30   04/95  16.50     12
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     106 J      1   09-30   10/93  20.25     12
 FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift     105 P      2   04-30   10/96  14.75     25
 CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      99        5   12-31   06/96  14.00     23
 CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift      98 P      2   06-30   09/96  13.25     14
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      96        3   03-31   10/94  11.62     11
 WCFB   Webster CityFSB,MHC of IA(45.2      OTC    Central IA         Thrift      95        1   12-31   08/94  13.50     28
 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        94 J      2   12-31   10/93  15.50      7
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      92 J      3   06-30   02/95  16.50     11
 PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      91 P      2   09-30   09/96  12.12     18
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        91 J      3   06-30   12/94  16.00     15
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      89 J      2   09-30   06/95  14.00     22
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift      88        3   03-31   09/95  12.25     12
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      87 J      4   06-30   08/95  13.87     12
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      86        2   06-30   08/95  15.00     21
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      85        1   06-30   04/96  13.50     20
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      85        1   06-30   01/94  20.25     10
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      84        4   12-31   04/96  12.50     14
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      80        1   12-31   06/95  14.25     19
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      79 J      3   06-30   03/95  13.50     12
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      78 M      1   09-30   02/95  17.25     15
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      77 J      2   06-30   01/94  17.25     14
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      77        3   06-30   06/94  14.75      7
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      73 M      3   09-30   10/94   9.56      9
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      72 J      3   06-30   03/95  10.00      5
 GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      69        2   06-30   01/95  14.00     16
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      69 J      1   09-30   03/95  11.87     11
 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift      69 J      1   03-31   12/95  11.69     15
 MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      63        2   06-30   02/95  18.50     12
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      61 J      1   09-30   06/96  12.06     15
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      60        1   12-31   01/95  19.75     19
 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      57 J      2   09-30   06/95  13.50     11

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 20, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 MFSB   Mutual Bancompany of MO             OTC    Central MO         Thrift      53 M      1   06-30   02/95  22.25      7
 RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      50 P      1   June    04/96  10.12     26
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      43        2   09-30   02/95  17.50      5
 CSBF   CSB Financial Group Inc of IL       OTC    Centralia IL       Thrift      41 M      1   09-30   10/95  10.06     10
 FLKY   First Lancaster Bncshrs of KY       OTC                       Thrift      41 J      0   06-30   07/96  15.75     15
 HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      39        0   06-30   07/96  12.50      6
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      37 J      1   09-30   04/96  12.00      6
 JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      36        1   03-31   12/95  15.00     11

 New England Companies
 ---------------------
 PBCT   Peoples Bank, MHC of CT(32.3) (3)   OTC    Southwestern CT    Div.     7,237       84   12-31   07/88  28.37  1,149
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH              Div.     4,456       82   12-31   12/86  24.62    620
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   3,837 J     64   12-31   12/86  35.00    284
 EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   1,402 J     19   09-30   02/87  26.75    121
 SISB   SIS Bank of Sprinfield MA (3)       OTC    Central MA         Div.     1,285       21   12-31   02/95  22.87    131
 DSBC   DS Bancor Inc. of Derby CT (3)      OTC    Southwestern CT    Thrift   1,259       22   12-31   12/85  41.25    125
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    Northeastern MA    M.B.     1,199       11   12-31   05/86  27.25    139
 WLDN   Walden Bancorp of MA (3)            OTC    Eastern MA         M.B.     1,049       17   04-30   12/85  32.25    165
 CFX    Cheshire Fin. Corp. of NH (3)       AMEX   S.W. NH,MA         M.B.     1,026 J     23   12-31   02/87  15.37    188
 MDBK   Medford Savings Bank of MA (3)      OTC    Eastern MA         Thrift   1,008       16   12-31   03/86  25.00    113
 AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift     984 J     10   12-31     /    22.12    113
 FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     943       12   12-31   06/87  23.25     61
 FMLY   Family Bancorp of Haverhill MA (3)  OTC    MA,NH              Div.       918       21   12-31   11/86  31.12    134
 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     879       14   12-31   05/86  35.75     96
 FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.       869       10   12-31   08/87  13.25     80
 EBCP   Eastern Bancorp of NH               OTC    VT, NH             M.B.       841 J     25   09-30   11/83  22.25     81
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       797        8   12-31   10/95  14.12     93
 MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     728 J      0   12-31   06/96  15.87     84
 NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     694       18   12-31   11/86  20.37    110
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     692       10   12-31   07/86  18.37     94
 NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     610 J      8   12-31   06/94  23.12     55

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 20, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 New England Companies (continued)
 ---------------------------------
 GROV   GroveBank for Savings of MA (3)     OTC    Eastern MA         Thrift     599        7   12-31   08/86  48.87     75
 CBNH   Community Bankshares Inc of NH (3)  OTC    Southcentral NH    M.B.       549        9   06-30   05/86  19.37     47
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     548       15   12-31   12/81  29.37     67
 PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     524 J     14   12-31   10/86  11.50     39
 SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       511        5   12-31   07/86   2.00     33
 MWBX   Metro West of MA (3)                OTC    Eastern MA         Thrift     499        9   12-31   10/86   4.12     57
 ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       484        7   12-31   06/86  20.37     38
 PBNB   Peoples Sav. Fin. Corp. of CT (3)   OTC    Central CT         Thrift     460        8   12-31   08/86  27.50     52
 SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     450 J     11   04-30   07/86  30.25     57
 PETE   Primary Bank of NH (3)              OTC    Southern NH        Ret.       414        8   12-31   10/93  14.62     29
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     402        3   12-31   07/86  22.50     60
 EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       392        7   12-31   09/86  17.62     31
 MIDC   Midconn Bank of Kensington CT (3)   OTC    Central CT         Thrift     358       10   09-30   09/86  19.00     37
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       354        6   12-31   07/86  13.50     49
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     330        6   12-31   05/86   8.00     34
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     311 M     11   04-30   10/86  16.37     32
 NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     306       12   06-30   02/86   8.25     33
 POBS   Portsmouth Bank Shrs Inc of NH (3)  OTC    Southeastern NH    Thrift     269        3   12-31   02/88  13.00     75
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     264       10   12-31   05/86  12.06     20
 TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     228        7   12-31   12/86  12.87     15
 NEBC   Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     222 J      8   06-30   08/87  13.00     16
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     193        4   12-31   12/88  17.00     22
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     189        2   12-31   08/88  16.50     30
 BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       176        5   12-31   11/86   3.50     23
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     158        4   12-31   05/93  11.00     13
 AFED   AFSALA Bancorp of NY                OTC    Central NY         Thrift     149 P      4   09-30   10/96  12.00     17
 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       133 J      8   12-31   06/93  22.25      9
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     115 J      4   04-30   12/87  15.75     14
 NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.        91 J      3   12-31     /     7.50      5
 FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      88 J      1   09-30   03/96  13.75     20
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      56        2   03-31   11/89  19.50      4
 GLBK   Glendale Co-op. Bank of MA (3)      OTC    Boston MA          Thrift      37 J      1   04-30   01/94  20.00      5

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 20, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    22,414      290   12-31   03/83  43.12  3,111
 WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,115       89   09-30   11/82  24.75  1,007
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     1,712       31   12-31     /    30.25    240
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,531       41   06-30     /    13.75     76
 MSEA   Metropolitan Bancorp of WA          OTC    Western WA         R.E.       753       10   03-31   01/90  18.06     66
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift     743 M     16   03-31   11/95  17.12    179
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     630 J      7   09-30   10/95  14.62    179
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     500       12   03-31   08/86  13.37     87
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       386 J      6   12-31   12/85  17.25     42
 CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     340        6   06-30   08/92  15.00     31
 RVSB   Rvrview SB,FSB MHC of WA(40.3)      OTC    Southwest WA       M.B.       214 J      9   03-31   10/93  16.25     36

 South-East Companies
 --------------------
 FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,523 J     32   09-30   11/83  22.25    142
 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,405       20   12-31   10/94  17.12    169
 AMFB   American Federal Bank of SC         OTC    Northwest SC       Thrift   1,382 J     41   12/31   01/89  18.81    206
 MGNL   Magna Bancorp of MS                 OTC    MS,AL              M.B.     1,302       62   06-30   03/91  18.50    254
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.       991 J     29    9-30   12/83  18.81    113
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     845        8   06-30   12/95  18.00    309
 VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       781       23   06-30   01/78  14.00     80
 ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     687 J     16   12-31   04/95  16.87    120
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     660       19   12-31   12/85  14.75     77
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     656 J     15   12-31   08/92  39.62     65
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     621 J     10   03-31   04/86  15.75     72
 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       604       12   12-31   11/80   8.75     43
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     530       11   12-31   10/94  20.00    100
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     453 J      9   09-30   09/90  21.00     72
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     380        8   09-30   04/95  13.50     48
 FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     329       11   06-30   10/93  10.25     45
 FFRV   Fid. Fin. Bkshrs. Corp. of VA       OTC    Southern VA        Thrift     329        7   12-31   05/86  23.00     53
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     327       17   03-31   08/91  19.00     28
 ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       305 J     12   12-31     /     2.06      2
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     263        5   06-30   01/94  18.00     67

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 20, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 South-East Companies (continued)
 --------------------------------
 ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     258 P      4   12-31   07/96  14.75     40
 UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       255 J      9   12-31   07/80   8.06     25
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     231        8   12-31     /    31.00     24
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       229 J      4   12-31   12/86  11.50     23
 SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     208 P      2   09-30   10/96  13.00     58
 PERT   Perpetual of SC, MHC (46.8%)        OTC    Northwest SC       Thrift     202 P      5   09-30   10/96  20.25     30
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     202 J      1   09-30   03/96  16.25     75
 PLE    Pinnacle Bank of AL                 AMEX   Central AL         Thrift     192        5   06-30   12/86  17.87     16
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     179 J      3   09-30   04/96  15.37     66
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     164 J      5   09-30   07/95  14.37     28
 NFSL   Newnan SB, FSB of Newnan GA         OTC    Western GA         M.B.       162 J      8   03-31   03/86  26.75     39
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     159 J      3   03-31   03/88  21.50     27
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     144 J      7   09-30   02/87   6.25     13
 PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     132        2   06-30   12/95  18.25     50
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     126        3   06-30   06/93  22.00     35
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     122 J      3   09-30   08/94  17.75     21
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     108        4   06-30   10/95  13.50     19
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107        3   12-31   01/95  17.00     15
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     106        2   12-31   04/96  20.00     37
 GSLC   Guaranty Svgs & Loan FA of VA       OTC    Charltsvl VA       M.B.       103 M      3   06-30     /     8.25      8
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift      96        3   12-31   12/93  21.00     14
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      91 J      2   09-30   02/95  12.50     11
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift      79 J      3   09-30   07/95  14.50     16
 CZF    Citisave Fin. Corp. of LA           AMEX   Baton Rouge LA     Thrift      76        5   12-31   07/95  13.50     13
 SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      70 J      2   09-30   04/96  13.25     24
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      44 J      1   06-30   07/94  15.00     11
 MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      36 P      1   12-31   07/96  12.37     12

 South-West Companies
 --------------------
 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,859       40   12-31     /    21.62    107
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       255 J      5   03-31   06/93  21.75     18

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 20, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 South-West Companies (continued)
 --------------------------------
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     218 J      6   09-30   04/96  13.25     35
 LBFI   L&B Financial of S. Springs TX      OTC    Northeast TX       Thrift     144 J      6   06-30   09/94  17.25     27
 LOAN   Horizon Bancorp, Inc of TX (3)      OTC    Austin TX          R.E.       141 J      8   04-30     /    18.50     26
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     115 J      2   09-30   01/95  15.00     17
 AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     112 J      3   12-31   08/86   5.75      4
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift      73 J      1   06-30   06/95  14.31     14

 Western Companies (Excl CA)
 ---------------------------
 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,501 J     26   12-31   01/96  16.00    304
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     564 J     20   06-30   01/94  17.12     75
 GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       412       13   06-30   03/84  24.25     82
 SFBM   Security Bancorp of MT              OTC    Southcentral MT    Thrift     382       16   06-30   11/86  29.25     43
 UBMT   United SB, FA of MT                 OTC    Central MT         Thrift     104 J      4   12-31   09/86  19.25     24
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      77 J      2   12-31   09/93  18.25     11
 MORG   Morgan Financial Corp. of CO        OTC    Northeast CO       Thrift      75        1   06-30   01/93  11.50      9
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      52        1   09-30   03/96  11.75     12

 Other Areas
 -----------

 NOTES: (1) Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)
        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
        (3) FDIC savings bank.

 Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

 Date of Last Update: 11/20/96

                                  EXHIBIT III-2
            Financial Analysis of Illinois and Indiana Institutions

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-2
                           Market Pricing Comparatives
                         Prices As of November 15, 1996

                                           Market       Per Share Data
                                       Capitalization  ---------------            Pricing Ratios(3)                Dividends(4)
                                       ---------------          Book   -------------------------------------- ----------------------
                                       Price/   Market  12-Mth  Value/                                        Amount/        Payout
                                      Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE Share   Yield Ratio(5)
                                       ------- ------- ------- ------- ------- ------- ------- ------- ------ ------- ------ -------
Financial Institution
---------------------                     ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)   ($)     (%)     (%)
SAIF-Insured Thrifts                    18.61   141.08   1.00   16.19   16.26  114.64   14.06  117.58   15.64   0.37   1.97   30.34
State of IL                             17.65    80.51   0.71   17.58   18.67   99.44   13.78  101.34   17.32   0.22   1.24   20.07

Comparable Group
----------------

State of IL
-----------
AVND  Avondale Fin. Corp. of IL         14.62    52.68   1.02   16.33   14.33   89.53    8.89   89.53   20.03   0.00   0.00    0.00
CSBF  CSB Financial Group Inc of IL     10.06    10.41   0.32   12.30      NM   81.79   25.26   81.79      NM   0.00   0.00    0.00
CBCI  Calumet Bancorp of Chicago IL     30.50    72.50   2.07   33.48   14.73   91.10   14.71   91.10   11.25   0.00   0.00    0.00
CBSB  Charter Financial Inc. of IL      12.75    62.14   0.74   13.09   17.23   97.40   16.93  104.77   17.47   0.24   1.88   32.43
CBK   Citizens First Fin.Corp. of IL    12.50    35.21   0.21   14.32      NM   87.29   13.22   87.29      NM   0.00   0.00    0.00
DFIN  Damen Fin. Corp. of Chicago IL    12.50    49.59   0.51   13.85   24.51   90.25   20.90   90.25   25.00   0.24   1.92   47.06
EGLB  Eagle BancGroup of IL             13.25    17.26  -0.52   16.75      NM   79.10   10.54   79.10      NM   0.00   0.00      NM
FBCI  Fidelity Bancorp of Chicago IL    17.25    50.56   1.03   16.99   16.75  101.53   11.07  101.89   16.75   0.24   1.39   23.30
FFBI  First Financial Bancorp of IL     15.50     7.22   1.17   16.89   13.25   91.77    7.64   91.77   15.20   0.00   0.00    0.00
FMBD  First Mutual Bancorp of IL        14.00    53.83   0.35   16.40      NM   85.37   17.02   85.37      NM   0.32   2.29      NM
FFDP  FirstFed Bancshares of IL         16.75    54.89   0.44   15.76      NM  106.28    9.10  111.52      NM   0.40   2.39      NM
GTPS  Great American Bancorp of IL      14.62    27.05   0.42   17.95      NM   81.45   22.44   81.45      NM   0.40   2.74      NM
HNFC  Hinsdale Financial Corp. of IL    24.81    66.86   1.14   20.58   21.76  120.55   10.27  124.11   14.51   0.00   0.00    0.00
HBEI  Home Bancorp of Elgin IL          12.62    88.45   0.06   14.12      NM   89.38   23.87   89.38      NM   0.00   0.00    0.00
HMCI  Homecorp, Inc. of Rockford IL     18.25    20.60   0.29   18.09      NM  100.88    6.05  100.88   18.43   0.00   0.00    0.00
JXSB  Jcksnville SB,MHC of IL(43.3%)    12.00     6.70   0.21   13.01      NM   92.24   10.62   92.45   23.08   0.40   3.33      NM
KNK   Kankakee Bancorp of IL            24.00    33.96   1.05   24.99   22.86   96.04    9.62  103.23   16.11   0.40   1.67   38.10
LBCI  Liberty Bancorp of Chicago IL(7)  24.00    59.45   0.86   25.55      NM   93.93    8.95   94.19   14.46   0.60   2.50   69.77
MAFB  MAF Bancorp of IL                 30.50   319.79   1.21   23.07      NM  132.21   10.11  154.59   14.45   0.36   1.18   29.75
NBSI  North Bancshares of Chicago IL    16.50    17.69   0.36   16.50      NM  100.00   15.13  100.00   25.00   0.40   2.42      NM
PFED  Park Bancorp of Chicago IL        12.00    32.41   0.50   15.01   24.00   79.95   18.65   79.95   22.64   0.00   0.00    0.00
SWBI  Southwest Bancshares of IL        18.37    48.77   1.12   14.71   16.40  124.88   12.96  124.88   11.93   0.48   2.61   42.86
SPBC  St. Paul Bancorp, Inc. of IL      26.94   487.13   1.37   20.55   19.66  131.09   11.39  131.54   12.95   0.48   1.78   35.04
STND  Standard Fin. of Chicago IL       19.50   315.84   0.74   16.26      NM  119.93   13.50  120.15   19.31   0.32   1.64   43.24
SFSB  SuburbFed Fin. Corp. of IL        19.75    24.75   0.66   20.26      NM   97.48    6.33   98.01   13.91   0.32   1.62   48.48
WCBI  WestCo Bancorp of IL              21.75    56.57   1.17   18.34   18.59  118.59   18.38  118.59   13.77   0.48   2.21   41.03

                                                      Financial Characteristics(6)
                                        -------------------------------------------------------
                                                                   Reported          Core
                                         Total  Equity/  NPAs/  --------------- ---------------
                                        Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                        ------  ------- ------- ------- ------- ------- -------
Financial Institution
---------------------                    ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                     1,351   12.97    0.84    0.72    6.35    0.83    7.42
State of IL                                670   14.50    0.63    0.53    3.97    0.71    5.67

Comparable Group
----------------

State of IL
-----------
AVND  Avondale Fin. Corp. of IL            593    9.93      NA    0.63    5.82    0.45    4.16
CSBF  CSB Financial Group Inc of IL         41   30.89    0.70    0.82    4.53    0.82    4.53
CBCI  Calumet Bancorp of Chicago IL        493   16.15    1.29    0.98    5.93    1.28    7.76
CBSB  Charter Financial Inc. of IL         367   17.39    0.52    1.17    6.86    1.15    6.77
CBK   Citizens First Fin.Corp. of IL       266   15.14      NA    0.25    2.32    0.52    4.87
DFIN  Damen Fin. Corp. of Chicago IL       237   23.15    0.20    0.91    4.83    0.89    4.73
EGLB  Eagle BancGroup of IL                164   13.33    1.76   -0.44   -5.05   -0.08   -0.97
FBCI  Fidelity Bancorp of Chicago IL       457   10.90    0.61    0.73    5.74    0.73    5.74
FFBI  First Financial Bancorp of IL         94    8.33    0.31    0.67    6.85    0.58    5.97
FMBD  First Mutual Bancorp of IL           316   19.93    0.14    0.47    1.94    0.72    2.99
FFDP  FirstFed Bancshares of IL            603    8.57    0.14    0.24    2.62    0.29    3.21
GTPS  Great American Bancorp of IL         121   27.55    0.19    0.68    2.55    0.66    2.49
HNFC  Hinsdale Financial Corp. of IL       651    8.52    0.17    0.45    5.68    0.68    8.52
HBEI  Home Bancorp of Elgin IL             371   26.71    0.49    0.13    0.80    0.68    4.14
HMCI  Homecorp, Inc. of Rockford IL        340    6.00    3.64    0.10    1.59    0.33    5.44
JXSB  Jcksnville SB,MHC of IL(43.3%)       144   11.52    0.37    0.19    1.60    0.47    3.96
KNK   Kankakee Bancorp of IL               353   10.02    0.90    0.42    4.14    0.60    5.87
LBCI  Liberty Bancorp of Chicago IL(7)     664    9.53    0.10    0.32    3.31    0.62    6.40
MAFB  MAF Bancorp of IL                  3,163    7.65    0.47    0.53    7.80    0.92   13.60
NBSI  North Bancshares of Chicago IL       117   15.13      NA    0.34    1.96    0.62    3.60
PFED  Park Bancorp of Chicago IL           174   23.32    0.17    0.78    3.33    0.82    3.53
SWBI  Southwest Bancshares of IL           376   10.38    0.22    0.82    6.91    1.13    9.49
SPBC  St. Paul Bancorp, Inc. of IL       4,276    8.69    0.57    0.59    6.56    0.90    9.95
STND  Standard Fin. of Chicago IL        2,340   11.26    0.16    0.55    4.41    0.75    6.02
SFSB  SuburbFed Fin. Corp. of IL           391    6.49    0.28    0.22    3.20    0.48    6.89
WCBI  WestCo Bancorp of IL                 308   15.50    0.53    0.99    6.36    1.33    8.58

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5)  Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-2
                           Market Pricing Comparatives
                         Prices As of November 15, 1996

                                           Market       Per Share Data
                                       Capitalization  ---------------            Pricing Ratios(3)                Dividends(4)
                                       ---------------          Book   -------------------------------------- ----------------------
                                       Price/   Market  12-Mth  Value/                                        Amount/        Payout
                                      Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE Share   Yield Ratio(5)
                                       ------- ------- ------- ------- ------- ------- ------- ------- ------ ------- ------ -------
Financial Institution
---------------------
                                          ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)   ($)     (%)     (%)
SAIF-Insured Thrifts                    18.61   141.08   1.00   16.19   16.26  114.64   14.06  117.58   15.64   0.37   1.97   30.34
State of IN                             17.80    34.81   1.24   16.82   15.41  109.23   13.86  109.62   16.75   0.42   2.34   35.09

Comparable Group
----------------

State of IN
-----------
FBCV  1st Bancorp of Vincennes IN       30.12    20.21   6.92   31.52    4.35   95.56    7.83   95.56      NM   0.40   1.33    5.78
AMFC  AMB Financial Corp. of IN         12.50    14.05   0.33   14.40      NM   86.81   16.82   86.81   24.04   0.24   1.92   72.73
ATSB  AmTrust Capital Corp. of IN       10.00     5.28   0.63   13.66   15.87   73.21    7.34   73.21      NM   0.00   0.00    0.00
ASBI  Ameriana Bancorp of IN            15.00    49.17   0.71   13.27   21.13  113.04   12.30  113.21   14.15   0.56   3.73      NM
CBCO  CB Bancorp of Michigan City IN    25.50    29.63   2.29   16.63   11.14  153.34   15.14  153.34   11.23   1.30   5.10   56.77
CBIN  Community Bank Shares of IN       12.25    24.30   0.95   13.00   12.89   94.23   10.42   94.23   13.17   0.34   2.78   35.79
FFWC  FFW Corporation of Wabash IN      21.00    14.74   1.89   22.04   11.11   95.28    9.54   95.28    9.21   0.60   2.86   31.75
FFED  Fidelity Fed. Bancorp of IN       10.50    26.19   0.34    5.03      NM  208.75   10.00  208.75   23.86   0.80   7.62      NM
FISB  First Indiana Corp. of IN         24.75   205.28   1.62   16.30   15.28  151.84   13.82  154.01   13.31   0.56   2.26   34.57
HBFW  Home Bancorp of Fort Wayne IN     17.50    50.52   0.91   16.96   19.23  103.18   15.99  103.18   19.23   0.20   1.14   21.98
HBBI  Home Building Bancorp of IN       17.50     5.46  -0.44   17.62      NM   99.32   12.83   99.32      NM   0.30   1.71      NM
HOMF  Home Fed Bancorp of Seymour IN    31.50    70.12   3.30   23.14    9.55  136.13   11.13  141.32   10.82   0.50   1.59   15.15
HWEN  Home Financial Bancorp of IN      12.50     6.33   0.36   15.31      NM   81.65   16.35   81.65   24.04   0.00   0.00    0.00
INCB  Indiana Comm. Bank, SB of IN      16.00    14.75   0.54   12.44      NM  128.62   16.28  128.62      NM   0.35   2.19   64.81
IFSL  Indiana Federal Corp. of IN(7)    23.00   108.95   1.07   14.77   21.50  155.72   13.47  166.91   15.33   0.72   3.13   67.29
LSBI  LSB Fin. Corp. of Lafayette IN    18.87    17.32   0.90   18.21   20.97  103.62    9.74  103.62   23.01   0.32   1.70   35.56
LOGN  Logansport Fin. Corp. of IN       14.25    18.84   0.71   12.05   20.07  118.26   23.63  118.26   16.01   0.40   2.81   56.34
MFBC  MFB Corp. of Mishawaka IN         16.00    31.58   0.71   19.09   22.54   83.81   15.00   83.81   22.86   0.32   2.00   45.07
MARN  Marion Capital Holdings of IN     21.50    39.62   1.09   21.49   19.72  100.05   22.69  100.05   15.69   0.80   3.72   73.39
NEIB  Northeast Indiana Bncrp of IN     13.12    25.64   0.84   14.91   15.62   87.99   16.63   87.99   15.62   0.32   2.44   38.10
PFDC  Peoples Bancorp of Auburn IN      20.00    46.92   1.72   18.46   11.63  108.34   16.88  108.34   11.70   0.60   3.00   34.88
PERM  Permanent Bancorp of IN           17.75    37.90   0.68   18.87      NM   94.06    9.22   95.28      NM   0.30   1.69   44.12
SOBI  Sobieski Bancorp of S. Bend IN    13.50    12.07   0.37   15.72      NM   85.88   15.30   85.88      NM   0.00   0.00    0.00

                                                        Financial Characteristics(6)
                                        -------------------------------------------------------
                                                                   Reported          Core
                                         Total  Equity/  NPAs/  --------------- ---------------
                                        Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                        ------  ------- ------- ------- ------- ------- -------
Financial Institution
---------------------
                                         ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                     1,351   12.97    0.84    0.72    6.35    0.83    7.42
State of IN                                265   13.39    0.58    0.79    6.66    0.78    5.96

Comparable Group
----------------

State of IN
-----------
FBCV  1st Bancorp of Vincennes IN          258    8.20    0.44    1.72   22.62   -0.16   -2.12
AMFC  AMB Financial Corp. of IN             84   19.37    0.43    0.49    3.04    0.76    4.79
ATSB  AmTrust Capital Corp. of IN           72   10.03      NA    0.47    4.40    0.03    0.28
ASBI  Ameriana Bancorp of IN               400   10.88    0.48    0.61    5.14    0.91    7.67
CBCO  CB Bancorp of Michigan City IN       196    9.88      NA    1.39   14.63    1.38   14.50
CBIN  Community Bank Shares of IN          233   11.05    0.12    0.87    7.46    0.85    7.31
FFWC  FFW Corporation of Wabash IN         155   10.01    0.10    0.90    8.36    1.08   10.09
FFED  Fidelity Fed. Bancorp of IN          262    4.79    0.17    0.31    6.17    0.40    7.99
FISB  First Indiana Corp. of IN          1,485    9.10    1.76    0.90   10.21    1.03   11.72
HBFW  Home Bancorp of Fort Wayne IN        316   15.50    0.04    0.84    5.00    0.84    5.00
HBBI  Home Building Bancorp of IN           43   12.92    0.35   -0.32   -2.31    0.02    0.16
HOMF  Home Fed Bancorp of Seymour IN       630    8.18    0.46    1.22   15.14    1.08   13.35
HWEN  Home Financial Bancorp of IN          39   20.03    0.96    0.50    4.10    0.72    5.92
INCB  Indiana Comm. Bank, SB of IN          91   12.66    1.23    0.54    3.67    0.54    3.67
IFSL  Indiana Federal Corp. of IN(7)       809    8.65      NA    0.68    7.23    0.96   10.14
LSBI  LSB Fin. Corp. of Lafayette IN       178    9.40    1.37    0.50    4.76    0.46    4.33
LOGN  Logansport Fin. Corp. of IN           80   19.98    0.36    1.23    4.85    1.54    6.08
MFBC  MFB Corp. of Mishawaka IN            211   17.90    0.06    0.72    3.67    0.71    3.62
MARN  Marion Capital Holdings of IN        175   22.68    0.95    1.14    4.80    1.43    6.03
NEIB  Northeast Indiana Bncrp of IN        154   18.90    0.20    1.18    5.48    1.18    5.48
PFDC  Peoples Bancorp of Auburn IN         278   15.58    0.34    1.45    9.56    1.44    9.50
PERM  Permanent Bancorp of IN              411    9.80    1.66    0.38    3.49    0.38    3.49
SOBI  Sobieski Bancorp of S. Bend IN        79   17.82    0.11    0.43    2.31    0.43    2.31

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5)  Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

                                 EXHIBIT III-3
                  Financial Analysis of Peer Group Candidates

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Exhibit III
                           Market Pricing Comparatives
                         Prices As of November 15, 1996

                                                        Per Share Data
                                           Market      ---------------
                                       Capitalization                             Pricing Ratios(3)                Dividends(4)
                                       ---------------          Book   -------------------------------------- ----------------------
                                       Price/   Market  12-Mth  Value/                                        Amount/        Payout
                                      Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE Share   Yield Ratio(5)
                                       ------- ------- ------- ------- ------- ------- ------- ------- ------ ------- ------ -------
Financial Institution
---------------------
                                          ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)   ($)     (%)     (%)
SAIF-Insured Thrifts                    18.61   141.08   1.00   16.19   16.26  114.64   14.06  117.58   15.64   0.37   1.97   30.34
Comparable Group Average                16.27    15.84   0.67   18.19   18.54   89.91   10.22   90.43   16.50   0.37   2.25   37.29
  Mid-West Companies                    16.27    15.84   0.67   18.19   18.54   89.91   10.22   90.43   16.50   0.37   2.25   37.29

Comparable Group
----------------

Mid-West Companies
------------------
BDJI  First Fed. Bancorp. of MN         16.50    11.57   0.45   17.58      NM   93.86   10.78   93.86   16.50   0.00   0.00    0.00
FFHS  First Franklin Corp. of OH        17.25    19.98   0.52   17.07      NM  101.05    9.15  101.95   15.00   0.32   1.86   61.54
GFCO  Glenway Financial Corp. of OH     20.00    22.62   1.37   23.68   14.60   84.46    8.11   86.32   14.39   0.68   3.40   49.64
HZFS  Horizon Fin'l. Services of IA     14.75     6.61   0.21   18.37      NM   80.29    8.62   80.29      NM   0.32   2.17      NM
SBCN  Suburban Bancorp. of OH           15.25    22.49   0.65   17.44   23.46   87.44   11.13   87.44   17.33   0.60   3.93      NM
THR   Three Rivers Fin. Corp. of MI     13.87    11.80   0.79   15.02   17.56   92.34   13.54   92.71   19.26   0.30   2.16   37.97


                                                 Financial Characteristics(6)
                                       -------------------------------------------------------
                                                                  Reported          Core
                                        Total  Equity/  NPAs/  --------------- ---------------
                                       Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                       ------  ------- ------- ------- ------- ------- -------
Financial Institution
---------------------
                                        ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                    1,351   12.97    0.84    0.72    6.35    0.83    7.42
Comparable Group Average                  162   11.38    0.42    0.43    3.64    0.60    5.13
  Mid-West Companies                      162   11.38    0.42    0.43    3.64    0.60    5.13

Comparable Group
----------------

Mid-West Companies
------------------
BDJI  First Fed. Bancorp. of MN           107   11.49    0.38    0.31    2.22    0.68    4.94
FFHS  First Franklin Corp. of OH          218    9.05    0.52    0.28    2.99    0.62    6.61
GFCO  Glenway Financial Corp. of OH       279    9.61    0.40    0.57    5.93    0.57    6.01
HZFS  Horizon Fin'l. Services of IA        77   10.74      NA    0.13    1.11    0.33    2.85
SBCN  Suburban Bancorp. of OH             202   12.73    0.13    0.48    3.66    0.65    4.95
THR   Three Rivers Fin. Corp. of MI        87   14.67    0.69    0.82    5.92    0.75    5.40


(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5)  Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances. (7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, Inc.

                                 EXHIBIT III-4
                  Peer Group Market Area Comparative Analysis

                                  Exhibit III-4
          Peer Group Primary Market Area Demographic/Competition Trends


                                                                                                          Per Capita Income
                                                   Population         Proj.                               -----------------  Deposit
                                               ------------------     Pop.  1990-95  1995-2000                     % State   Market
Institution                        County      1990          1995     2000  % Change % Change  Median Age Amount    Average Share(1)
-----------                        ------      ----          ----     ----  -------- --------  ---------- ------    ------- --------
                                               (000)       (000)
AmTrust Capital Corp. of IN        Miami           37          31       29  -16.2%    -6.5%      33.2     11,609      76.0%    10.0%
First Fed. Bancorp. of MN          Beltrami        34          39       42   14.7%     7.7%      29.8     10,800      60.5%    14.0%
First Franklin Corp. of OH         Hamilton       866         861      858   -0.6%    -0.3%      34.0     17,676     114.7%     1.1%
Home Building Bancorp of IN        Daviess         28          29       30    4.9%     3.7%      34.7     12,450      81.5%     9.4%
Horizon Financial Services of IA   Mahaska         22          22       23    2.6%     2.0%      35.9     14,489      92.9%    14.3%
LSB Fin. Corp. of Lafayette IN     Tippecanoe     131         136      141    4.4%     3.4%      27.9     15,728     103.0%     6.1%
MFB Corp. of Mishawaka IN          St. Joseph     247         261      271    5.5%     4.1%      34.0     15,126      99.0%     4.0%
North Bancshares of Chicago IL     Cook         5,105       5,136    5,161    0.6%     0.5%      34.1     18,013     105.7%     0.1%
Sobieski Bancorp of S. Bend IN     St. Joseph     247         261      271    5.5%     4.1%      34.0     15,126      99.0%     1.7%
Three Rivers Fin. Corp. of MI      St. Joseph      59          61       63    3.8%     2.9%      34.2     15,650      89.0%     8.4%
                                                -----       -----    -----    ---      ---       ----     ------     -----      ---
                                   Averages:      677         684      689    2.5%     2.2%      33.2     14,667      92.1%     6.9%
                                   Medians:        95          99      102    4.1%     3.2%      34.0     15,126      96.0%     7.3%

American Savings of Danville       Vermilion       88          87       87   -1.4%     0.0%      35.4     13,027      76.4%     3.2%

(1) Total institution deposits in headquarters county as percent of total county deposits.

Sources: CACI, Inc; FDIC; OTS.

                                  EXHIBIT IV-1
                                 Stock Prices:
                            As of November 15, 1996

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-1
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 15, 1996

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(323)                     18.71   6,014   148.1        19.69   14.93   18.58    0.61  156.76    12.49
NYSE Traded Companies(12)                     35.58  45,404 1,601.3        36.08   25.71   34.99    1.59  265.87    22.70
AMEX Traded Companies(17)                     15.91   3,208    58.4        16.71   12.56   15.66    1.56  236.07    11.96
NASDAQ Listed OTC Companies(294)              18.19   4,591    94.8        19.21   14.64   18.09    0.52  142.83    12.05
California Companies(25)                      21.64  21,433   644.2        22.35   16.06   21.46    0.67   80.78    19.88
Florida Companies(8)                          13.80   7,312    88.3        14.35   11.13   13.79   -0.82   45.75    15.39
Mid-Atlantic Companies(66)                    18.67   6,157   125.1        19.53   14.68   18.57    0.48  137.60    14.44
Mid-West Companies(151)                       19.01   4,073   107.1        20.04   15.47   18.87    0.61  180.41    10.62
New England Companies(10)                     19.14   3,446    79.9        19.75   15.03   18.60    3.23  227.34    16.23
North-West Companies(6)                       19.67  13,687   306.5        20.67   15.15   19.65    0.02   85.15    14.77
South-East Companies(42)                      17.15   3,802    64.8        18.52   13.77   17.06    0.67  194.99    11.02
South-West Companies(7)                       15.28   1,871    32.5        16.25   12.52   14.99    1.56  -14.81     6.02
Western Companies (Excl CA)(8)                16.87   4,353    73.9        17.49   13.76   17.13   -1.38  290.08    15.49
Thrift Strategy(249)                          17.37   3,516    67.9        18.41   14.15   17.31    0.30  121.13    10.61
Mortgage Banker Strategy(39)                  22.82  12,217   382.0        23.66   17.50   22.39    2.28  255.59    18.06
Real Estate Strategy(16)                      20.33   7,613   147.3        21.19   15.07   20.08    1.18  132.24    18.89
Diversified Strategy(15)                      29.94  30,291   888.1        30.70   22.23   29.70    0.67  207.31    20.95
Retail Banking Strategy(4)                    13.30   3,348    47.8        14.13   10.78   13.16    0.97  173.56     4.72
Companies Issuing Dividends(255)              19.57   6,362   165.9        20.61   15.61   19.43    0.66  174.30    12.66
Companies Without Dividends(68)               15.25   4,624    76.7        16.00   12.23   15.16    0.42   75.39    11.58
Equity/Assets [6%(33)                         22.22  18,548   498.4        23.18   16.35   21.97    1.11  146.10    19.19
Equity/Assets 6-12%(152)                      20.46   6,157   162.5        21.54   16.13   20.26    0.92  165.26    13.88
Equity/Assets ]12%(138)                       16.00   2,967    51.7        16.89   13.32   15.98    0.17  122.44     8.47
Converted Last 3 Mths (no MHC)(6)             12.68   2,590    32.5        12.98   11.58   12.63    0.27    0.00     0.00
Actively Traded Companies(52)                 26.57  17,908   560.1        27.52   20.32   26.16    1.65  182.37    18.01
Market Value Below $20 Million(75)            14.29     958    12.4        15.34   12.39   14.30   -0.22   98.83     0.77
Holding Company Structure(279)                19.11   6,027   154.9        20.11   15.30   18.98    0.59  147.08    12.20
Assets Over $1 Billion(65)                    27.66  18,806   552.0        28.50   20.63   27.35    1.17  193.52    22.39
Assets $500 Million-$1 Billion(57)            18.07   5,311    86.2        18.83   14.48   17.84    1.29  189.11    14.20
Assets $250-$500 Million(73)                  17.11   2,671    41.6        18.31   13.99   16.97    0.96  108.06    10.83
Assets less than $250 Million(128)            15.15   1,436    20.8        16.19   12.66   15.17   -0.16  104.76     6.40
Goodwill Companies(132)                       21.61  10,226   260.8        22.54   16.56   21.35    1.16  184.38    18.24
Non-Goodwill Companies(191)                   16.75   3,167    71.9        17.77   13.83   16.71    0.24  104.72     7.92
Acquirors of FSLIC Cases(14)                  29.92  32,729 1,135.0        30.40   22.59   29.38    1.35  258.61    11.22

                                                     Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)
Market Averages. SAIF-Insured Thrifts(no MHC)
--------------------------------------------
SAIF-Insured Thrifts(323)                        1.02    1.19   16.36   15.93   163.54
NYSE Traded Companies(12)                        1.83    2.66   21.61   20.14   381.66
AMEX Traded Companies(17)                        0.74    0.92   14.75   14.59   109.10
NASDAQ Listed OTC Companies(294)                 1.00    1.15   16.24   15.84   157.94
California Companies(25)                         0.48    0.96   17.77   17.32   276.36
Florida Companies(8)                             1.09    1.00   12.66   12.32   144.45
Mid-Atlantic Companies(66)                       1.20    1.40   16.33   15.64   172.20
Mid-West Companies(151)                          1.05    1.18   17.04   16.71   150.44
New England Companies(10)                        1.36    1.34   17.30   15.95   232.01
North-West Companies(6)                          0.97    1.26   12.45   11.86   167.19
South-East Companies(42)                         0.87    1.06   14.03   13.84   118.73
South-West Companies(7)                          1.06    1.14   16.17   15.64   218.21
Western Companies (Excl CA)(8)                   0.98    1.04   15.65   15.62    97.95
Thrift Strategy(249)                             0.91    1.06   16.27   15.91   143.57
Mortgage Banker Strategy(39)                     1.58    1.63   16.58   15.65   246.63
Real Estate Strategy(16)                         0.84    1.36   15.96   15.77   205.69
Diversified Strategy(15)                         1.51    2.11   18.62   18.08   235.79
Retail Banking Strategy(4)                       0.93    0.82   13.07   12.58   163.65
Companies Issuing Dividends(255)                 1.15    1.32   16.65   16.15   164.46
Companies Without Dividends(68)                  0.50    0.70   15.22   15.06   159.88
Equity/Assets [6%(33)                            0.97    1.38   15.64   14.44   310.94
Equity/Assets 6-12%(152)                         1.29    1.49   16.63   16.03   200.45
Equity/Assets >12%(138)                          0.73    0.82   16.23   16.17    89.78
Converted Last 3 Mths (no MHC)(6)                0.45    0.49   14.57   14.57    69.48
Actively Traded Companies(52)                    1.63    2.13   18.61   17.76   259.29
Market Value Below $20 Million(75)               0.68    0.78   15.71   15.62   127.15
Holding Company Structure(279)                   1.02    1.20   16.81   16.37   162.29
Assets Over $1 Billion(65)                       1.56    1.96   19.44   18.07   274.06
Assets $500 Million-$1 Billion(57)               1.12    1.28   15.34   14.94   164.99
Assets $250-$500 Million(73)                     0.95    1.07   15.79   15.53   159.15
Assets less than $250 Million(128)               0.73    0.82   15.49   15.45   107.32
Goodwill Companies(132)                          1.21    1.47   16.84   15.78   216.87
Non-Goodwill Companies(191)                      0.88    1.00   16.04   16.04   127.49
Acquirors of FSLIC Cases(14)                     1.79    2.50   19.02   17.72   315.66

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 15, 1996


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------

BIF-Insured Thrifts(74)                       18.49   7,937   186.2        19.09   13.57   18.18    1.98  128.83    23.55
NYSE Traded Companies(3)                      26.16  53,821 1,322.5        27.50   15.17   26.58   -2.20  160.46    44.07
AMEX Traded Companies(5)                      17.22   3,978    66.2        17.55   13.37   16.80    2.37   54.44    13.86
NASDAQ Listed OTC Companies(66)               18.20   5,870   136.9        18.79   13.50   17.86    2.17  133.15    22.91
California Companies(3)                       13.87   6,047    89.7        14.17    9.92   13.62    1.93  269.33    29.02
Mid-Atlantic Companies(20)                    20.52  13,230   303.7        21.52   15.36   20.61   -0.59   92.94    16.78
Mid-West Companies(1)                         10.12   2,562    25.9        10.12    7.50    9.50    6.53    0.00     0.00
New England Companies(42)                     17.98   4,116    71.6        18.50   13.09   17.53    2.89  143.14    26.06
North-West Companies(4)                       22.72  22,894   854.9        22.94   15.20   22.00    3.44   84.82    27.52
South-East Companies(3)                       13.37   2,736    37.0        13.50   11.33   12.83    4.22    0.00     0.00
Thrift Strategy(47)                           18.11   4,525   106.9        18.78   13.39   17.85    1.80  128.71    24.74
Mortgage Banker Strategy(10)                  20.36  18,983   328.2        20.83   14.60   19.97    1.98  168.90    24.06
Real Estate Strategy(8)                       17.48   5,072    99.6        17.56   12.48   17.08    3.00  165.64    27.21
Diversified Strategy(7)                       20.96  22,728   706.7        21.38   14.71   20.58    1.48   75.80    20.58
Retail Banking Strategy(2)                    14.94   1,341    19.8        16.69   13.25   14.38    4.36    6.12    -1.41
Companies Issuing Dividends(54)               20.46   7,263   205.8        21.17   14.91   20.18    1.54  129.51    23.41
Companies Without Dividends(20)               13.73   9,569   138.5        14.07   10.34   13.35    3.05  122.40    24.14
Equity/Assets [6%(9)                          13.20  18,738   269.8        14.03    9.61   13.39   -1.17  102.24    16.84
Equity/Assets 6-12%(49)                       20.13   7,129   207.8        20.81   14.59   19.79    2.15  137.08    25.74
Equity/Assets >12%(16)                        16.71   4,442    81.1        17.00   12.83   16.24    3.18   -0.45    19.01
Converted Last 3 Mths (no MHC)(1)             13.00   4,497    58.5        13.00   12.12   12.25    6.12    0.00     0.00
Actively Traded Companies(28)                 20.71  12,286   295.4        21.27   14.91   20.41    2.15  162.02    27.12
Market Value Below $20 Million(10)            15.00     836    11.7        15.81   11.65   14.54    2.76   69.58    18.58
Holding Company Structure(46)                 19.01   7,154   179.6        19.56   14.21   18.74    1.95  136.11    24.56
Assets Over $1 Billion(17)                    25.18  24,937   686.2        25.88   17.15   25.10    0.02  124.04    28.78
Assets $500 Million-$1 Billion(18)            20.21   4,900    89.7        20.96   15.51   20.08    0.99  138.35    18.03
Assets $250-$500 Million(22)                  16.12   3,337    42.7        16.62   11.81   15.71    2.65  143.91    25.59
Assets less than $250 Million(17)             13.99   1,661    18.5        14.50   10.83   13.45    3.79   99.01    20.57
Goodwill Companies(36)                        21.51  12,386   333.6        22.35   15.46   21.28    1.10  136.99    23.80
Non-Goodwill Companies(37)                    16.23   4,405    68.6        16.65   12.18   15.87    2.58  115.57    23.29

                                                    Current Per Share Financials
                                              ----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------

BIF-Insured Thrifts(74)                         1.36    1.32   15.00   14.17   165.75
NYSE Traded Companies(3)                        1.55    1.59   18.37   13.90   251.10
AMEX Traded Companies(5)                        0.95    0.90   14.31   13.87   135.03
NASDAQ Listed OTC Companies(66)                 1.38    1.35   14.88   14.21   163.95
California Companies(3)                         1.13    1.04   11.62   11.61   154.50
Mid-Atlantic Companies(20)                      1.50    1.49   17.02   15.29   192.78
Mid-West Companies(1)                           0.29    0.29   11.06   11.06    19.67
New England Companies(42)                       1.42    1.33   14.41   13.86   166.69
North-West Companies(4)                         1.49    1.54   14.26   13.78   154.04
South-East Companies(3)                         0.22    0.52   14.72   14.72    59.21
Thrift Strategy(47)                             1.23    1.22   15.65   14.57   154.85
Mortgage Banker Strategy(10)                    1.73    1.65   14.71   14.32   219.86
Real Estate Strategy(8)                         1.33    1.31   12.05   12.05   115.66
Diversified Strategy(7)                         2.20    2.02   13.12   12.53   190.00
Retail Banking Strategy(2)                      0.27    0.25   16.69   16.24   261.20
Companies Issuing Dividends(54)                 1.60    1.56   15.87   14.70   186.54
Companies Without Dividends(20)                 0.77    0.76   12.89   12.88   115.43
Equity/Assets [6%(9)                            1.31    1.11    9.85    9.62   178.62
Equity/Assets 6-12%(49)                         1.57    1.53   15.68   14.43   192.17
Equity/Assets >12%(16)                          0.78    0.87   15.85   15.85    84.90
Converted Last 3 Mths (no MHC)(1)               0.62    0.66   13.15   13.15    46.25
Actively Traded Companies(28)                   1.70    1.70   15.63   14.85   193.23
Market Value Below $20 Million(10)              1.16    1.07   15.76   15.22   179.64
Holding Company Structure(46)                   1.48    1.49   15.32   14.53   160.57
Assets Over $1 Billion(17)                      2.07    2.01   16.36   14.91   208.17
Assets $500 Million-$1 Billion(18)              1.43    1.29   16.76   15.48   181.35
Assets $250-$500 Million(22)                    1.08    1.17   13.52   13.05   146.89
Assets less than $250 Million(17)               1.02    0.96   14.02   13.68   137.59
Goodwill Companies(36)                          1.62    1.56   16.53   14.66   214.91
Non-Goodwill Companies(37)                      1.18    1.16   13.85   13.85   129.19

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.
* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                       Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 15, 1996


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(19)                      17.03   4,624    24.6        18.44   14.64   17.06   -0.13  123.75    -0.76
BIF-Insured Thrifts(2)                        19.31  21,894   170.9        20.69   13.94   18.13    5.29  260.48    17.37
NASDAQ Listed OTC Companies(21)               17.26   6,351    39.2        18.67   14.57   17.16    0.41  169.33     1.15
Florida Companies(3)                          21.58   5,511    54.3        22.37   16.67   21.46    0.54    0.00     5.25
Mid-Atlantic Companies(8)                     14.62   7,525    25.4        16.71   12.75   14.52    0.87   82.50    -5.09
Mid-West Companies(7)                         16.16   1,942    11.7        17.48   14.32   16.29   -0.74  165.00    -2.77
New England Companies(1)                      28.37  40,516   335.2        28.37   18.62   26.25    8.08  260.48    49.32
North-West Companies(1)                       16.25   2,196    12.8        17.00   14.09   16.25    0.00    0.00    11.76
South-East Companies(1)                       20.25   1,505    14.3        21.44   19.25   20.75   -2.41    0.00     0.00
Thrift Strategy(19)                           16.69   4,684    24.2        18.22   14.37   16.71    0.01  123.75    -2.31
Mortgage Banker Strategy(1)                   16.25   2,196    12.8        17.00   14.09   16.25    0.00    0.00    11.76
Diversified Strategy(1)                       28.37  40,516   335.2        28.37   18.62   26.25    8.08  260.48    49.32
Companies Issuing Dividends(20)               17.10   6,606    40.5        18.52   14.33   16.97    0.56  169.33     1.15
Companies Without Dividends(1)                20.25   1,505    14.3        21.44   19.25   20.75   -2.41    0.00     0.00
Equity/Assets [6%(1)                          14.25   1,624    10.7        17.25   14.25   15.25   -6.56    0.00   -10.21
Equity/Assets 6-12%(14)                       18.39   8,080    50.8        19.78   15.06   18.18    0.98  169.33     2.53
Equity/Assets >12%(6)                         14.67   2,454    12.4        15.84   13.27   14.70    0.21    0.00    -0.85
Actively Traded Companies(1)                  18.25   6,514    36.5        18.25   14.50   18.25    0.00   82.50    10.61
Market Value Below $20 Million(1)             12.00   1,272     6.7        14.12   11.50   12.25   -2.04    0.00   -13.48
Holding Company Structure(1)                  18.25   6,514    36.5        18.25   14.50   18.25    0.00   82.50    10.61
Assets Over $1 Billion(4)                     22.25  20,011   122.7        23.62   16.97   21.47    3.49  260.48    13.00
Assets $500 Million-$1 Billion(5)             17.19   5,294    38.1        18.19   13.63   17.22   -0.17   82.50     2.68
Assets $250-$500 Million(4)                   19.00   2,113    15.5        20.25   16.90   19.25   -1.64  165.00    -1.50
Assets less than $250 Million(8)              13.92   2,169     9.8        15.63   12.68   13.94    0.19    0.00    -4.98
Goodwill Companies(10)                        19.83  10,959    68.8        20.85   15.70   19.50    1.41  169.33     7.93
Non-Goodwill Companies(11)                    15.15   2,581    15.0        16.88   13.65   15.25   -0.41    0.00    -4.96
MHC Institutions(21)                          17.26   6,351    39.2        18.67   14.57   17.16    0.41  169.33     1.15
MHC Converted Last 3 Months(1)                20.25   1,505    14.3        21.44   19.25   20.75   -2.41    0.00     0.00

                                                   Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(19)                       0.77    0.95   13.40   13.04   133.97
BIF-Insured Thrifts(2)                         0.88    0.80   11.53   11.52   124.80
NASDAQ Listed OTC Companies(21)                0.78    0.93   13.21   12.89   133.05
Florida Companies(3)                           1.20    1.40   14.86   14.57   154.73
Mid-Atlantic Companies(8)                      0.35    0.65   11.95   11.35   120.11
Mid-West Companies(7)                          0.73    0.85   13.04   13.01   135.11
New England Companies(1)                       1.91    1.53   14.76   14.74   178.61
North-West Companies(1)                        1.23    1.13   10.73    9.56    97.39
South-East Companies(1)                        1.36    1.36   19.18   19.18   134.33
Thrift Strategy(19)                            0.69    0.89   13.26   12.97   132.51
Mortgage Banker Strategy(1)                    1.23    1.13   10.73    9.56    97.39
Diversified Strategy(1)                        1.91    1.53   14.76   14.74   178.61
Companies Issuing Dividends(20)                0.75    0.91   12.90   12.55   132.99
Companies Without Dividends(1)                 1.36    1.36   19.18   19.18   134.33
Equity/Assets [6%(1)                           1.24    1.27   13.78   13.78   232.29
Equity/Assets 6-12%(14)                        0.75    0.98   13.49   13.02   144.66
Equity/Assets >12%(6)                          0.77    0.74   12.33   12.33    80.70
Actively Traded Companies(1)                   0.69    1.25   13.85   12.14   149.64
Market Value Below $20 Million(1)              0.21    0.52   13.01   12.98   112.98
Holding Company Structure(1)                   0.69    1.25   13.85   12.14   149.64
Assets Over $1 Billion(4)                      1.24    1.34   13.36   12.54   152.68
Assets $500 Million-$1 Billion(5)              0.73    0.98   14.31   13.85   153.00
Assets $250-$500 Million(4)                    1.00    1.17   15.37   15.33   180.54
Assets less than $250 Million(8)               0.47    0.59   11.51   11.36    89.53
Goodwill Companies(10)                         0.98    1.18   13.60   12.88   148.40
Non-Goodwill Companies(11)                     0.62    0.73   12.89   12.89   120.50
MHC Institutions(21)                           0.78    0.93   13.21   12.89   133.05
MHC Converted Last 3 Months(1)                 1.36    1.36   19.18   19.18   134.33

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.
* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 15, 1996


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             31.37 105,496 3,309.4        31.50   21.88   31.12    0.80   67.31    18.38
CAL   CalFed Inc. of Los Angeles CA(8)        23.62  49,427 1,167.5        23.62   14.62   23.37    1.07   16.99    49.97
CSA   Coast Savings Financial of CA           33.62  18,584   624.8        35.12   26.50   33.12    1.51  190.83    -2.89
CFB   Commercial Federal Corp. of NE          45.12  13,857   625.2        45.12   34.50   43.62    3.44  ***.**    19.52
DME   Dime Savings Bank, FSB of NY*           15.25 106,447 1,623.3        16.50   10.50   16.50   -7.58   51.59    31.24
DSL   Downey Financial Corp. of CA            26.75  16,973   454.0        26.75   20.25   25.87    3.40   56.07    22.99
FRC   First Republic Bancorp of CA*           16.62   7,361   122.3        17.25   11.00   16.37    1.53  269.33    26.68
FED   FirstFed Fin. Corp. of CA               22.00  10,518   231.4        23.37   12.37   20.50    7.32   36.22    55.81
GLN   Glendale Fed. Bk, FSB of CA             20.00  47,166   943.3        20.25   15.63   20.25   -1.23   23.08    13.51
GDW   Golden West Fin. Corp. of CA            65.37  57,376 3,750.7        65.37   49.50   64.75    0.96  149.60    18.32
GWF   Great Western Fin. Corp. of CA          28.75 137,432 3,951.2        29.12   21.12   29.12   -1.27   65.52    13.32
GPT   GreenPoint Fin. Corp. of NY*            46.62  47,656 2,221.7        48.75   24.00   46.88   -0.55    N.A.    74.28
SFB   Standard Fed. Bancorp of MI             55.25  31,192 1,723.4        55.25   36.62   53.87    2.56  493.45    40.34
TCB   TCF Financial Corp. of MN               40.63  34,870 1,416.8        41.12   29.25   39.37    3.20  512.82    22.68
WES   Westcorp Inc. of Orange CA              22.50  25,985   584.7        23.87   15.24   23.25   -3.23  206.96    27.70

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              14.75   2,731    40.3        14.75   11.69   14.12    4.46    N.A.     N.A.
BKC   American Bank of Waterbury CT*          29.37   2,291    67.3        29.50   23.37   28.50    3.05   56.64     7.78
BFD   BostonFed Bancorp of MA                 14.12   6,590    93.1        14.12   11.50   14.00    0.86    N.A.    20.17
CFX   Cheshire Fin. Corp. of NH*              15.37  12,257   188.4        16.50   12.50   15.00    2.47   29.16    -1.66
CZF   Citisave Fin. Corp. of LA               13.50     962    13.0        16.50   13.50   13.50    0.00    N.A.    -8.47
CBK   Citizens First Fin.Corp. of IL          12.50   2,817    35.2        12.50    9.50   12.12    3.14    N.A.     N.A.
ESX   Essex Bancorp of VA(8)                   2.06   1,052     2.2         4.75    1.62    1.88    9.57  -87.70     9.57
FCB   Falmouth Co-Op Bank of MA*              13.75   1,455    20.0        13.75   10.25   13.25    3.77    N.A.     N.A.
GAF   GA Financial Corp. of PA                14.12   8,900   125.7        14.12   10.25   13.62    3.67    N.A.     N.A.
KNK   Kankakee Bancorp of IL                  24.00   1,415    34.0        24.00   18.37   22.75    5.49  140.00    27.19
KYF   Kentucky First Bancorp of KY            15.00   1,389    20.8        15.25   11.37   15.12   -0.79    N.A.    21.26
NYB   New York Bancorp, Inc. of NY            34.00  11,099   377.4        36.25   20.12   34.87   -2.49  379.55    51.11
PDB   Piedmont Bancorp of NC                  18.25   2,751    50.2        18.25   12.00   16.00   14.06    N.A.    46.00
PLE   Pinnacle Bank of AL                     17.87     890    15.9        19.00   15.50   17.87    0.00  164.74    -0.72
SSB   Scotland Bancorp of NC                  13.25   1,840    24.4        13.87   11.62   12.87    2.95    N.A.     N.A.
SZB   SouthFirst Bancshares of AL             12.50     863    10.8        16.00   11.37   12.50    0.00    N.A.   -19.35
SRN   Southern Banc Company of AL             13.50   1,382    18.7        13.75   11.37   13.62   -0.88    N.A.     4.90
SSM   Stone Street Bancorp of NC              20.00   1,825    36.5        20.00   16.25   19.87    0.65    N.A.     N.A.
TSH   Teche Holding Company of LA             13.50   3,541    47.8        14.12   12.00   13.37    0.97    N.A.    -1.82
FTF   Texarkana Fst. Fin. Corp of AR          14.37   1,952    28.1        16.87   13.25   14.25    0.84    N.A.     1.77
THR   Three Rivers Fin. Corp. of MI           13.87     851    11.8        14.00   11.87   13.87    0.00    N.A.    13.22
TBK   Tolland Bank of CT*                     12.87   1,157    14.9        13.25    9.06   13.12   -1.91   77.52    35.47
WSB   Washington SB, FSB of MD                 4.50   4,220    19.0         5.69    4.38    4.62   -2.60  260.00   -10.00

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             30.12     671    20.2        31.50   26.00   30.12    0.00    N.A.     3.26
AFED  AFSALA Bancorp of NY                    12.00   1,455    17.5        12.12   11.31   11.62    3.27    N.A.     N.A.
ALBK  ALBANK Fin. Corp. of Albany NY          28.62  13,100   374.9        30.62   22.92   28.56    0.21   23.10    14.48
AMFC  AMB Financial Corp. of IN               12.50   1,124    14.1        12.94    9.75   12.62   -0.95    N.A.     N.A.
ASBP  ASB Financial Corp. of OH               15.12   1,714    25.9        16.50   13.50   15.25   -0.85    N.A.    -4.73
ABBK  Abington Savings Bank of MA(8)*         20.37   1,887    38.4        21.25   14.50   21.25   -4.14  207.70    18.09
AABC  Access Anytime Bancorp of NM             5.75     696     4.0         7.00    5.25    5.75    0.00  -14.81   -14.81
AADV  Advantage Bancorp of WI                 32.75   3,393   111.1        34.50   27.40   31.25    4.80  255.98     8.44
AFCB  Affiliated Comm BC, Inc of MA           22.12   5,095   112.7        23.00   16.06   22.25   -0.58    N.A.    27.35

                                                   Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA              0.62    2.07   18.86   15.82   479.53
CAL   CalFed Inc. of Los Angeles CA(8)         1.01    1.60   13.24   13.24   285.81
CSA   Coast Savings Financial of CA            0.54    2.12   22.24   21.89   460.02
CFB   Commercial Federal Corp. of NE           2.89    4.14   25.95   23.19   481.18
DME   Dime Savings Bank, FSB of NY*            0.73    0.98    9.32    9.23   183.61
DSL   Downey Financial Corp. of CA             1.89    1.67   23.09   22.70   277.63
FRC   First Republic Bancorp of CA*            1.45    1.36   16.04   16.02   288.30
FED   FirstFed Fin. Corp. of CA                0.23    1.15   17.49   17.21   399.00
GLN   Glendale Fed. Bk, FSB of CA             -0.14    1.14   16.87   15.65   320.24
GDW   Golden West Fin. Corp. of CA             6.18    7.59   39.57   39.57   645.07
GWF   Great Western Fin. Corp. of CA           1.35    2.18   17.84   15.69   316.87
GPT   GreenPoint Fin. Corp. of NY*             2.48    2.42   29.76   16.44   281.40
SFB   Standard Fed. Bancorp of MI              2.86    3.85   28.72   23.37   492.23
TCB   TCF Financial Corp. of MN                2.40    2.84   14.98   14.35   204.03
WES   Westcorp Inc. of Orange CA               1.30    0.52   12.10   12.06   122.43

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              -0.27    0.60   16.67   16.67    94.34
BKC   American Bank of Waterbury CT*           2.76    1.87   19.96   19.01   239.19
BFD   BostonFed Bancorp of MA                  0.34    0.55   13.48   13.48   120.92
CFX   Cheshire Fin. Corp. of NH*               0.76    0.65    7.57    6.79    83.69
CZF   Citisave Fin. Corp. of LA                0.63    0.84   12.58   12.57    78.62
CBK   Citizens First Fin.Corp. of IL           0.21    0.44   14.32   14.32    94.57
ESX   Essex Bancorp of VA(8)                  -5.04   -4.67    0.54   -1.53   290.14
FCB   Falmouth Co-Op Bank of MA*               0.33    0.33   14.94   14.94    60.82
GAF   GA Financial Corp. of PA                 0.44    0.69   14.26   14.26    66.17
KNK   Kankakee Bancorp of IL                   1.05    1.49   24.99   23.25   249.42
KYF   Kentucky First Bancorp of KY             0.52    0.68   13.78   13.78    61.92
NYB   New York Bancorp, Inc. of NY             3.12    2.94   14.27   14.27   262.92
PDB   Piedmont Bancorp of NC                   0.57    0.70   13.54   13.54    48.01
PLE   Pinnacle Bank of AL                      1.08    1.70   16.65   16.07   215.35
SSB   Scotland Bancorp of NC                   0.45    0.45   13.43   13.43    38.31
SZB   SouthFirst Bancshares of AL              0.57    0.76   15.12   15.12   104.92
SRN   Southern Banc Company of AL              0.17    0.46   14.22   14.07    78.06
SSM   Stone Street Bancorp of NC               0.67    0.83   20.48   20.48    58.29
TSH   Teche Holding Company of LA              0.71    1.03   14.76   14.76   107.20
FTF   Texarkana Fst. Fin. Corp of AR           1.51    1.51   16.93   16.93    84.05
THR   Three Rivers Fin. Corp. of MI            0.79    0.72   15.02   14.96   102.41
TBK   Tolland Bank of CT*                      1.19    1.03   12.43   11.94   197.11
WSB   Washington SB, FSB of MD                 0.56    0.51    5.10    5.10    58.47

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN              6.92   -0.65   31.52   31.52   384.44
AFED  AFSALA Bancorp of NY                     0.61    0.61   14.05   14.05   102.70
ALBK  ALBANK Fin. Corp. of Albany NY           1.89    2.41   23.97   20.58   267.92
AMFC  AMB Financial Corp. of IN                0.33    0.52   14.40   14.40    74.33
ASBP  ASB Financial Corp. of OH                0.37    0.58   14.79   14.79    66.68
ABBK  Abington Savings Bank of MA(8)*          1.80    1.51   17.17   15.27   256.53
AABC  Access Anytime Bancorp of NM             0.57    0.44    7.98    7.98   161.55
AADV  Advantage Bancorp of WI                  2.59    2.32   27.74   24.14   293.62
AFCB  Affiliated Comm BC, Inc of MA            1.29    1.53   19.01   18.87   193.11

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 15, 1996


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ALBC  Albion Banc Corp. of Albion NY          16.87     252     4.3        18.00   15.87   16.87    0.00   29.77     2.24
ATSB  AmTrust Capital Corp. of IN             10.00     528     5.3        11.25    8.50   10.00    0.00    N.A.    -2.44
AHCI  Ambanc Holding Co. of NY*               10.50   5,422    56.9        10.75    9.38   10.50    0.00    N.A.     3.86
ASBI  Ameriana Bancorp of IN                  15.00   3,278    49.2        15.25   12.87   14.75    1.69   62.51     5.26
AFFFZ America First Fin. Fund of CA           29.06   6,011   174.7        30.75   25.87   29.50   -1.49   54.99    -2.32
AMFB  American Federal Bank of SC             18.81  10,932   205.6        18.87   14.25   18.75    0.32  296.00    23.34
ANBK  American Nat'l Bancorp of MD            11.75   3,781    44.4        12.62    9.50   11.75    0.00    N.A.    20.51
ABCW  Anchor Bancorp Wisconsin of WI          35.00   4,629   162.0        36.25   30.25   34.75    0.72   19.17    -2.43
ANDB  Andover Bancorp, Inc. of MA*            27.25   5,118   139.5        27.62   17.08   26.87    1.41  153.49    54.83
ASFC  Astoria Financial Corp. of NY           35.62  21,511   766.2        35.62   21.50   34.12    4.40   35.70    56.16
AVND  Avondale Fin. Corp. of IL               14.62   3,603    52.7        15.25   12.50   14.25    2.60    N.A.     0.83
BFSI  BFS Bankorp, Inc. of NY                 51.00   1,635    83.4        55.00   35.00   50.75    0.49  462.91    44.68
BKCT  Bancorp Connecticut of CT*              22.50   2,665    60.0        23.75   14.17   21.75    3.45  157.14    52.13
BPLS  Bank Plus Corp. of CA                   11.62  18,243   212.0        11.75    8.00   11.25    3.29    N.A.    29.11
BWFC  Bank West Fin. Corp. of MI              10.37   2,200    22.8        12.25    8.94   10.50   -1.24    N.A.     2.47
BANC  BankAtlantic Bancorp of FL              13.00  14,720   191.4        13.75   10.08   13.19   -1.44  150.00     8.33
BKUNA BankUnited SA of FL                      8.37   5,703    47.7         9.25    6.12    8.87   -5.64   54.14    36.76
BKCO  Bankers Corp. of NJ*                    19.12  12,378   236.7        19.62   16.25   19.25   -0.68  205.92    17.66
BVFS  Bay View Capital Corp. of CA            40.75   6,640   270.6        41.25   26.50   40.25    1.24  106.33    42.98
BFSB  Bedford Bancshares of VA                17.75   1,161    20.6        18.25   16.00   17.75    0.00   69.05     2.19
BSBC  Branford SB of CT*                       3.50   6,559    23.0         3.50    2.62    3.37    3.86   65.09    21.95
BRFC  Bridgeville SB, FSB of PA(8)            15.25   1,124    17.1        15.50   13.00   15.25    0.00    7.02     5.17
BYFC  Broadway Fin. Corp. of CA                9.00     893     8.0        11.00    9.00   10.50  -14.29    N.A.     N.A.
CBCO  CB Bancorp of Michigan City IN          25.50   1,162    29.6        25.50   16.25   25.50    0.00  131.82    41.67
CBES  CBES Bancorp of MO                      13.25   1,025    13.6        13.75   12.62   13.44   -1.41    N.A.     N.A.
CCFH  CCF Holding Company of GA               14.50   1,131    16.4        14.87   11.31   14.50    0.00    N.A.    13.73
CENF  CENFED Financial Corp. of CA            27.75   5,101   141.6        28.25   20.45   26.50    4.72   76.98    27.18
CFSB  CFSB Bancorp of Lansing MI              18.25   4,826    88.1        21.82   17.73   18.00    1.39  102.78    -6.65
CKFB  CKF Bancorp of Danville KY              19.75     941    18.6        20.75   18.00   19.75    0.00    N.A.     2.60
CNSB  CNS Bancorp of MO                       14.00   1,653    23.1        14.00   11.00   14.00    0.00    N.A.     N.A.
CSBF  CSB Financial Group Inc of IL           10.06   1,035    10.4        10.12    8.81   10.06    0.00    N.A.     5.89
CFHC  California Fin. Hld. Co. of CA          23.50   4,721   110.9        24.87   18.87   23.50    0.00  123.81    14.63
CBCI  Calumet Bancorp of Chicago IL           30.50   2,377    72.5        31.50   27.25   28.50    7.02   50.62     9.91
CAFI  Camco Fin. Corp. of OH                  16.50   2,076    34.3        19.29   15.75   16.00    3.13    N.A.    -3.73
CMRN  Cameron Fin. Corp. of MO                15.25   2,850    43.5        15.31   13.50   15.00    1.67    N.A.     6.12
CAPS  Capital Savings Bancorp of MO           25.00     938    23.5        25.75   17.75   24.75    1.01   88.68    35.14
CARV  Carver FSB of New York, NY               7.62   2,314    17.6         9.62    7.50    7.62    0.00   21.92   -15.33
CASB  Cascade SB of Everett WA                15.00   2,051    30.8        17.50   12.40   15.00    0.00   17.19    12.78
CATB  Catskill Fin. Corp. of NY*              13.00   5,687    73.9        13.12    9.87   13.00    0.00    N.A.     N.A.
CNIT  Cenit Bancorp of Norfolk VA             39.62   1,633    64.7        40.50   31.75   39.75   -0.33  149.50     7.81
CTBK  Center Banks, Inc. of NY*               15.25     946    14.4        16.00   13.12   14.75    3.39   38.64     8.46
CEBK  Central Co-Op. Bank of MA*              16.37   1,965    32.2        17.75   11.87   15.50    5.61  211.81     9.13
CJFC  Central Jersey Fin. Corp of NJ(8)       37.25   2,668    99.4        37.25   21.00   36.25    2.76  299.68    49.00
CBSB  Charter Financial Inc. of IL            12.75   4,874    62.1        13.00   10.68   13.00   -1.92    N.A.    17.95
COFI  Charter One Financial of OH             43.00  46,765 2,010.9        43.75   27.14   41.75    2.99  145.71    47.41
CVAL  Chester Valley Bancorp of PA            19.50   1,636    31.9        20.00   17.26   18.25    6.85   72.11     6.38
CTZN  CitFed Bancorp of Dayton OH             48.25   5,721   276.0        48.75   32.62   48.75   -1.03  436.11    39.86
CLAS  Classic Bancshares of KY                11.69   1,322    15.5        12.12   10.37   11.25    3.91    N.A.    -0.51
CMSB  Cmnwealth Bancorp of PA                 13.50  17,953   242.4        13.50    9.75   13.37    0.97    N.A.    20.43
CBSA  Coastal Bancorp of Houston TX           21.62   4,964   107.3        23.50   16.37   21.62    0.00    N.A.    23.54
CFCP  Coastal Fin. Corp. of SC                21.00   3,436    72.2        22.00   12.48   21.75   -3.45  110.00    66.14
COFD  Collective Bancorp Inc. of NJ           33.75  20,372   687.6        33.75   22.50   33.00    2.27  342.91    33.03
CMSV  Commty. Svgs, MHC of FL(47.6)           17.25   4,879    41.1        17.75   14.25   17.25    0.00    N.A.     1.47
CBIN  Community Bank Shares of IN             12.25   1,984    24.3        14.75   12.00   12.75   -3.92    N.A.   -14.04
CBNH  Community Bankshares Inc of NH*         19.37   2,429    47.0        19.75   17.12   18.75    3.31  416.53     2.65

                                                    Current Per Share Financials
                                              ----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ALBC  Albion Banc Corp. of Albion NY            0.56    0.55   23.70   23.70   229.30
ATSB  AmTrust Capital Corp. of IN               0.63    0.04   13.66   13.66   136.16
AHCI  Ambanc Holding Co. of NY*                 0.23    0.21   13.80   13.80    84.65
ASBI  Ameriana Bancorp of IN                    0.71    1.06   13.27   13.25   121.94
AFFFZ America First Fin. Fund of CA             1.73    2.92   25.54   25.02   370.59
AMFB  American Federal Bank of SC               1.58    1.73    9.81    9.05   126.43
ANBK  American Nat'l Bancorp of MD              0.41    0.50   12.50   12.50   122.00
ABCW  Anchor Bancorp Wisconsin of WI            2.57    3.54   23.88   23.24   408.64
ANDB  Andover Bancorp, Inc. of MA*              2.31    2.38   18.10   18.10   234.23
ASFC  Astoria Financial Corp. of NY             1.61    2.44   26.32   21.56   337.79
AVND  Avondale Fin. Corp. of IL                 1.02    0.73   16.33   16.33   164.52
BFSI  BFS Bankorp, Inc. of NY                   5.65    6.64   30.71   30.71   393.38
BKCT  Bancorp Connecticut of CT*                1.74    1.72   16.38   16.38   150.99
BPLS  Bank Plus Corp. of CA                    -3.71   -3.08    8.66    8.64   182.16
BWFC  Bank West Fin. Corp. of MI                0.55    0.25   12.19   12.19    62.72
BANC  BankAtlantic Bancorp of FL                1.32    0.93    9.62    8.93   134.19
BKUNA BankUnited SA of FL                       1.35    0.98    7.95    7.51   140.55
BKCO  Bankers Corp. of NJ*                      1.74    1.98   15.15   14.87   188.25
BVFS  Bay View Capital Corp. of CA             -0.39    2.18   29.17   27.53   516.29
BFSB  Bedford Bancshares of VA                  1.29    1.29   15.96   15.96   104.89
BSBC  Branford SB of CT*                        0.26    0.26    2.45    2.45    26.83
BRFC  Bridgeville SB, FSB of PA(8)              0.48    0.61   14.12   14.12    48.79
BYFC  Broadway Fin. Corp. of CA                 0.35    0.39   14.61   14.61   125.27
CBCO  CB Bancorp of Michigan City IN            2.29    2.27   16.63   16.63   168.38
CBES  CBES Bancorp of MO                        0.75    0.57   16.16   16.16    95.79
CCFH  CCF Holding Company of GA                 0.68    0.65   14.86   14.86    70.14
CENF  CENFED Financial Corp. of CA              2.14    2.68   21.35   21.31   423.64
CFSB  CFSB Bancorp of Lansing MI                1.12    1.58   13.02   13.02   168.25
CKFB  CKF Bancorp of Danville KY                0.79    0.79   16.05   16.05    63.65
CNSB  CNS Bancorp of MO                         0.20    0.35   14.60   14.60    59.83
CSBF  CSB Financial Group Inc of IL             0.32    0.32   12.30   12.30    39.82
CFHC  California Fin. Hld. Co. of CA            1.00    1.71   18.32   18.26   283.71
CBCI  Calumet Bancorp of Chicago IL             2.07    2.71   33.48   33.48   207.31
CAFI  Camco Fin. Corp. of OH                    1.32    1.50   13.81   13.81   182.12
CMRN  Cameron Fin. Corp. of MO                  0.97    0.95   16.26   16.26    61.70
CAPS  Capital Savings Bancorp of MO             1.38    2.05   20.81   20.81   246.53
CARV  Carver FSB of New York, NY                0.32    0.29   15.07   14.37   156.60
CASB  Cascade SB of Everett WA                  0.77    0.77   10.04   10.04   165.96
CATB  Catskill Fin. Corp. of NY*                0.58    0.58   14.49   14.49    49.90
CNIT  Cenit Bancorp of Norfolk VA               1.91    2.13   29.22   28.18   401.57
CTBK  Center Banks, Inc. of NY*                 1.48    1.41   16.78   16.78   255.71
CEBK  Central Co-Op. Bank of MA*                0.62    0.66   15.82   13.80   158.24
CJFC  Central Jersey Fin. Corp of NJ(8)         1.94    1.89   20.99   19.60   175.90
CBSB  Charter Financial Inc. of IL              0.74    0.73   13.09   12.17    75.29
COFI  Charter One Financial of OH               0.56    3.34   19.48   17.99   295.65
CVAL  Chester Valley Bancorp of PA              1.00    1.50   15.36   15.36   173.83
CTZN  CitFed Bancorp of Dayton OH               2.07    3.17   30.59   26.79   480.27
CLAS  Classic Bancshares of KY                  0.36    0.31   14.75   14.75    52.01
CMSB  Cmnwealth Bancorp of PA                   0.62    0.54   12.67    9.65   114.13
CBSA  Coastal Bancorp of Houston TX             1.32    2.23   18.26   15.04   576.04
CFCP  Coastal Fin. Corp. of SC                  1.29    1.13    8.04    8.04   131.78
COFD  Collective Bancorp Inc. of NJ             2.24    2.77   17.87   16.73   257.83
CMSV  Commty. Svgs, MHC of FL(47.6)             1.08    1.10   15.39   15.39   128.31
CBIN  Community Bank Shares of IN               0.95    0.93   13.00   13.00   117.61
CBNH  Community Bankshares Inc of NH*           1.72    1.40   16.18   16.18   225.91

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 15, 1996


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CFTP  Community Fed. Bancorp of MS            16.25   4,629    75.2        16.37   12.25   16.25    0.00    N.A.     N.A.
CFFC  Community Fin. Corp. of VA              21.50   1,272    27.3        22.50   15.25   22.50   -4.44  207.14    19.44
CIBI  Community Inv. Bancorp of OH            16.50     666    11.0        18.25   14.25   17.25   -4.35    N.A.     8.20
COOP  Cooperative Bk.for Svgs. of NC          19.00   1,492    28.3        22.00   16.50   19.75   -3.80   90.00    -7.32
CNSK  Covenant Bank for Svgs. of NJ*          13.00   1,960    25.5        14.25   10.89   13.75   -5.45    N.A.    -1.66
CRZY  Crazy Woman Creek Bncorp of WY          11.75   1,058    12.4        12.00   10.00   11.69    0.51    N.A.     N.A.
DNFC  D&N Financial Corp. of MI               15.06   7,587   114.3        15.25   11.37   14.87    1.28   72.11    24.26
DSBC  DS Bancor Inc. of Derby CT(8)*          41.25   3,032   125.1        41.37   24.00   41.12    0.32  150.76    61.76
DFIN  Damen Fin. Corp. of Chicago IL          12.50   3,967    49.6        12.56   11.00   12.25    2.04    N.A.     9.94
DIME  Dime Community Bancorp of NY            14.12  14,547   205.4        14.12   11.69   14.00    0.86    N.A.     N.A.
DIBK  Dime Financial Corp. of CT*             18.37   5,129    94.2        18.37   11.75   18.00    2.06   74.95    36.07
EGLB  Eagle BancGroup of IL                   13.25   1,303    17.3        13.75   10.50   13.75   -3.64    N.A.     N.A.
EBSI  Eagle Bancshares of Tucker GA           15.75   4,552    71.7        19.00   14.37   15.25    3.28  117.24   -17.11
EGFC  Eagle Financial Corp. of CT             26.75   4,517   120.8        27.75   22.25   26.50    0.94  205.71     1.90
ETFS  East Texas Fin. Serv. of TX             15.00   1,134    17.0        16.75   14.25   15.00    0.00    N.A.    -7.69
EBCP  Eastern Bancorp of NH(8)                22.25   3,652    81.3        24.00   15.17   22.00    1.14   77.29    24.79
ESBK  Elmira SB of Elmira NY*                 15.25     706    10.8        18.75   14.75   15.50   -1.61    6.12   -18.67
EIRE  Emerald Island Bancorp, MA*             17.62   1,766    31.1        17.62   14.00   16.75    5.19  131.23     8.43
EFBI  Enterprise Fed. Bancorp of OH           14.50   2,074    30.1        16.75   12.75   14.75   -1.69    N.A.    -1.69
EQSB  Equitable FSB of Wheaton MD             27.50     600    16.5        27.50   21.00   26.62    3.31    N.A.    10.00
FFFG  F.F.O. Financial Group of FL             2.75   8,430    23.2         3.13    2.25    2.75    0.00  -66.91     7.42
FCBF  FCB Fin. Corp. of Neenah WI             19.25   2,460    47.4        19.25   16.75   19.25    0.00    N.A.     4.05
FFBS  FFBS Bancorp of Columbus MS             22.00   1,570    34.5        24.25   16.50   22.00    0.00    N.A.    29.41
FFDF  FFD Financial Corp. of OH               13.50   1,455    19.6        13.50   10.00   12.50    8.00    N.A.     N.A.
FFLC  FFLC Bancorp of Leesburg FL             20.00   2,525    50.5        20.25   17.25   20.25   -1.23    N.A.     6.67
FFFC  FFVA Financial Corp. of VA              20.00   5,023   100.5        20.75   13.37   20.75   -3.61    N.A.    45.45
FFWC  FFW Corporation of Wabash IN            21.00     702    14.7        21.25   16.50   21.00    0.00    N.A.     6.33
FFYF  FFY Financial Corp. of OH               24.87   5,117   127.3        25.12   20.62   24.87    0.00    N.A.    18.43
FMCO  FMS Financial Corp. of NJ               16.75   2,468    41.3        17.50   14.75   17.00   -1.47   86.11    -1.47
FFHH  FSF Financial Corp. of MN               14.00   3,478    48.7        14.12   11.37   13.75    1.82    N.A.     7.69
FMLY  Family Bancorp of Haverhill MA(8)*      31.12   4,310   134.1        31.50   17.00   30.37    2.47  497.31    74.15
FOBC  Fed One Bancorp of Wheeling WV          15.37   2,493    38.3        16.62   13.25   16.00   -3.94   53.70     1.65
FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)        23.00   2,299    52.9        24.00   12.00   23.50   -2.13  162.86    65.83
FBCI  Fidelity Bancorp of Chicago IL          17.25   2,931    50.6        17.25   14.50   16.87    2.25    N.A.    12.23
FSBI  Fidelity Bancorp, Inc. of PA            18.75   1,370    25.7        20.50   14.77   19.00   -1.32  142.56    25.00
FFFL  Fidelity FSB, MHC of FL(47.2)           16.50   6,720    52.3        17.25   12.00   16.37    0.79    N.A.     1.54
FFED  Fidelity Fed. Bancorp of IN             10.50   2,494    26.2        14.77   10.25   10.50    0.00   48.94   -28.91
FFOH  Fidelity Financial of OH                11.12   4,077    45.3        11.12    7.95   10.25    8.49    N.A.     2.11
FIBC  Financial Bancorp of NY                 14.25   1,791    25.5        16.25   12.37   14.25    0.00    N.A.     3.64
FBSI  First Bancshares of MO                  15.25   1,269    19.4        16.81   15.00   15.50   -1.61   19.61    -4.69
FBBC  First Bell Bancorp of PA                15.63   7,758   121.3        15.87   13.12   15.50    0.84    N.A.    16.90
FBER  First Bergen Bancorp of NJ              11.75   3,174    37.3        12.00    9.00   11.50    2.17    N.A.     N.A.
FCIT  First Cit. Fin. Corp of MD              18.25   2,927    53.4        19.09   15.46   19.00   -3.95  110.01     5.67
FFBA  First Colorado Bancorp of Co            16.00  19,031   304.5        16.25   10.47   16.00    0.00  384.85    45.59
FDEF  First Defiance Fin.Corp. of OH          11.50   9,912   114.0        11.75    9.87   11.37    1.14    N.A.    13.64
FESX  First Essex Bancorp of MA*              13.25   6,059    80.3        13.50   10.00   12.62    4.99  120.83    16.53
FFES  First FS&LA of E. Hartford CT           23.25   2,615    60.8        23.25   16.50   20.00   16.25  257.69    16.25
FSSB  First FS&LA of San Bern. CA              9.50     328     3.1        12.75    9.50    9.50    0.00   -5.00   -24.00
FFSX  First FS&LA. MHC of IA (45.0)           26.50   1,883    20.0        26.50   21.36   26.50    0.00  165.00     8.96
FFML  First Family Bank, FSB of FL(8)         21.50     545    11.7        23.00   18.50   21.75   -1.15  230.77     2.38
FFSW  First Fed Fin. Serv. of OH              37.25   3,612   134.5        37.25   21.14   36.50    2.05  119.12    72.53
BDJI  First Fed. Bancorp. of MN               16.50     701    11.6        17.00   12.25   16.75   -1.49    N.A.    20.00
FFBH  First Fed. Bancshares of AR             16.00   5,154    82.5        16.00   12.75   15.87    0.82    N.A.     N.A.
FFEC  First Fed. Bancshares of WI(8)          18.12   6,855   124.2        18.16   13.62   18.03    0.50    N.A.    18.82
FTFC  First Fed. Capital Corp. of WI          23.75   6,231   148.0        23.75   17.62   22.75    4.40  111.11    31.94

                                                    Current Per Share Financials
                                              ----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CFTP  Community Fed. Bancorp of MS              0.51    0.50   14.37   14.37    43.56
CFFC  Community Fin. Corp. of VA                1.62    1.62   17.53   17.53   124.87
CIBI  Community Inv. Bancorp of OH              1.33    1.27   17.25   17.25   137.82
COOP  Cooperative Bk.for Svgs. of NC           -2.41   -0.16   16.89   16.89   219.30
CNSK  Covenant Bank for Svgs. of NJ*            1.22    1.02    8.72    8.72   181.03
CRZY  Crazy Woman Creek Bncorp of WY            0.34    0.44   14.62   14.62    48.69
DNFC  D&N Financial Corp. of MI                 1.19    1.55   10.30   10.16   185.60
DSBC  DS Bancor Inc. of Derby CT(8)*            3.05    2.84   28.53   27.72   415.38
DFIN  Damen Fin. Corp. of Chicago IL            0.51    0.50   13.85   13.85    59.82
DIME  Dime Community Bancorp of NY              0.46    0.58   14.79   12.86    84.25
DIBK  Dime Financial Corp. of CT*               2.29    2.47   11.58   11.10   134.89
EGLB  Eagle BancGroup of IL                    -0.52   -0.10   16.75   16.75   125.66
EBSI  Eagle Bancshares of Tucker GA             1.15    1.14   12.57   12.57   136.53
EGFC  Eagle Financial Corp. of CT               3.73    1.82   22.66   16.55   310.48
ETFS  East Texas Fin. Serv. of TX               0.83    0.76   19.24   19.24   101.71
EBCP  Eastern Bancorp of NH(8)                  1.64    1.25   17.77   16.77   230.16
ESBK  Elmira SB of Elmira NY*                   0.58    0.54   19.93   19.06   312.61
EIRE  Emerald Island Bancorp, MA*               1.19    1.28   15.18   15.18   222.19
EFBI  Enterprise Fed. Bancorp of OH             0.90    0.62   15.23   15.21   103.12
EQSB  Equitable FSB of Wheaton MD               3.30    3.28   23.64   23.64   446.29
FFFG  F.F.O. Financial Group of FL              0.07    0.22    2.23    2.23    36.90
FCBF  FCB Fin. Corp. of Neenah WI               1.04    1.02   19.18   19.18   103.93
FFBS  FFBS Bancorp of Columbus MS               0.85    1.10   15.69   15.69    80.08
FFDF  FFD Financial Corp. of OH                 0.34    0.47   14.72   14.72    58.72
FFLC  FFLC Bancorp of Leesburg FL               0.82    1.09   21.58   21.58   133.07
FFFC  FFVA Financial Corp. of VA                1.06    1.34   15.68   15.35   105.53
FFWC  FFW Corporation of Wabash IN              1.89    2.28   22.04   22.04   220.16
FFYF  FFY Financial Corp. of OH                 0.93    1.43   19.98   19.98   117.76
FMCO  FMS Financial Corp. of NJ                 1.07    1.79   13.71   13.40   210.11
FFHH  FSF Financial Corp. of MN                 0.48    0.67   13.70   13.70   101.97
FMLY  Family Bancorp of Haverhill MA(8)*        1.78    1.86   16.92   15.65   212.95
FOBC  Fed One Bancorp of Wheeling WV            0.95    1.35   15.99   15.18   136.99
FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)          0.92    1.31   12.07   12.06   143.21
FBCI  Fidelity Bancorp of Chicago IL            1.03    1.03   16.99   16.93   155.88
FSBI  Fidelity Bancorp, Inc. of PA              1.40    1.38   15.73   15.65   231.62
FFFL  Fidelity FSB, MHC of FL(47.2)             0.78    0.73   11.99   11.86   121.56
FFED  Fidelity Fed. Bancorp of IN               0.34    0.44    5.03    5.03   104.99
FFOH  Fidelity Financial of OH                  0.36    0.54   12.46   12.46    62.76
FIBC  Financial Bancorp of NY                   0.64    1.19   14.40   14.32   148.95
FBSI  First Bancshares of MO                    0.91    0.90   18.70   18.67   113.22
FBBC  First Bell Bancorp of PA                  0.99    1.14   13.71   13.71    74.37
FBER  First Bergen Bancorp of NJ                0.27    0.36   13.54   13.54    79.43
FCIT  First Cit. Fin. Corp of MD                0.99    1.41   13.51   13.51   228.38
FFBA  First Colorado Bancorp of Co              0.83    0.83   12.88   12.72    78.89
FDEF  First Defiance Fin.Corp. of OH            0.49    0.64   12.17   12.17    52.89
FESX  First Essex Bancorp of MA*                1.34    1.15   10.67   10.67   143.45
FFES  First FS&LA of E. Hartford CT             1.54    2.34   22.05   22.00   360.48
FSSB  First FS&LA of San Bern. CA              -3.47   -4.03   14.44   13.72   312.30
FFSX  First FS&LA. MHC of IA (45.0)             0.94    1.63   19.39   19.21   243.31
FFML  First Family Bank, FSB of FL(8)           2.57    1.36   16.38   16.38   291.83
FFSW  First Fed Fin. Serv. of OH                2.93    2.02   16.47   13.35   289.20
BDJI  First Fed. Bancorp. of MN                 0.45    1.00   17.58   17.58   153.00
FFBH  First Fed. Bancshares of AR               0.58    0.88   16.17   16.17    98.88
FFEC  First Fed. Bancshares of WI(8)            0.67    0.88   14.27   13.73   106.32
FTFC  First Fed. Capital Corp. of WI            2.04    1.51   15.29   14.42   222.94

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 15, 1996


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFKY  First Fed. Fin. Corp. of KY             19.75   4,197    82.9        22.00   15.25   21.25   -7.06   25.40    28.50
FFBZ  First Federal Bancorp of OH             29.25     785    23.0        29.50   19.25   29.00    0.86  192.50    44.44
FFWM  First Fin. Corp of Western MD           28.25   2,124    60.0        28.75   17.75   27.75    1.80  182.50    43.04
FFCH  First Fin. Holdings Inc. of SC          22.25   6,377   141.9        22.25   17.50   21.50    3.49   81.63    15.58
FFBI  First Financial Bancorp of IL           15.50     466     7.2        16.25   15.25   15.50    0.00    N.A.    -3.13
FFHC  First Financial Corp. of WI             28.50  29,915   852.6        29.87   19.50   28.13    1.32   80.95    23.91
FFHS  First Franklin Corp. of OH              17.25   1,158    20.0        17.25   13.50   16.25    6.15   31.48     8.70
FGHC  First Georgia Hold. Corp of GA           6.25   2,024    12.7         7.83    5.67    6.75   -7.41   63.19   -18.51
FSPG  First Home SB, SLA of NJ                19.00   2,030    38.6        19.00   17.50   18.75    1.33  216.67     0.00
FFSL  First Independence Corp. of KS          20.25     583    11.8        21.25   17.62   20.00    1.25    N.A.     8.00
FISB  First Indiana Corp. of IN               24.75   8,294   205.3        25.19   19.79   24.62    0.53   83.33    15.33
FKFS  First Keystone Fin. Corp of PA          19.25   1,292    24.9        20.87   16.75   19.62   -1.89    N.A.    -7.76
FLKY  First Lancaster Bncshrs of KY           15.75     959    15.1        16.00   13.12   15.25    3.28    N.A.     N.A.
FLFC  First Liberty Fin. Corp. of GA          18.81   6,003   112.9        18.87   13.50   17.62    6.75  270.28    32.75
CASH  First Midwest Fin. Corp. of IA          23.75   1,779    42.3        24.50   21.75   23.75    0.00    N.A.     1.06
FMBD  First Mutual Bancorp of IL              14.00   3,845    53.8        14.75   11.62   13.75    1.82    N.A.     2.79
FMSB  First Mutual SB of Bellevue WA*         17.25   2,453    42.3        17.25   10.42   15.87    8.70  122.58    27.40
FNGB  First Northern Cap. Corp of WI          18.50   4,381    81.0        18.62   15.25   18.50    0.00   27.06    12.12
FFPB  First Palm Beach Bancorp of FL          24.87   5,181   128.9        25.37   19.94   23.87    4.19    N.A.    17.76
FSNJ  First SB of NJ, MHC (45.0)              16.75   3,062    22.7        19.50   13.75   17.00   -1.47    N.A.    -2.90
FSLA  First SB, SLA MHC of NJ (37.6)          18.25   6,514    36.5        18.25   14.50   18.25    0.00   82.50    10.61
SOPN  First SB, SSB, Moore Co. of NC          18.00   3,744    67.4        19.75   16.75   18.00    0.00    N.A.     1.07
FWWB  First Savings Bancorp of WA*            17.12  10,474   179.3        17.37   12.37   16.87    1.48    N.A.    30.49
SHEN  First Shenango Bancorp of PA            22.06   2,258    49.8        22.50   19.50   22.12   -0.27    N.A.     7.61
FSFC  First So.east Fin. Corp. of SC          10.25   4,388    45.0        20.12    9.12   10.00    2.50    N.A.   -46.05
FSFI  First State Fin. Serv. of NJ(8)         14.00   3,929    55.0        14.12   10.00   13.62    2.79  244.83     2.79
FFDP  FirstFed Bancshares of IL               16.75   3,277    54.9        17.62   14.00   17.00   -1.47  151.50    18.21
FLAG  Flag Financial Corp of GA               11.50   2,036    23.4        15.00    9.75   11.25    2.22   17.35   -16.36
FFPC  Florida First Bancorp of FL(8)          11.12   3,396    37.8        11.50    7.00   11.12    0.00  491.49    50.88
FFIC  Flushing Fin. Corp. of NY*              17.87   8,240   147.2        18.62   14.12   18.00   -0.72    N.A.    16.27
FBHC  Fort Bend Holding Corp. of TX           21.75     819    17.8        21.75   16.87   20.25    7.41    N.A.    20.83
FTSB  Fort Thomas Fin. Corp. of KY            14.00   1,574    22.0        17.75   11.25   14.50   -3.45    N.A.    15.51
FKKY  Frankfort First Bancorp of KY           11.50   3,440    39.6        15.87   10.00   11.00    4.55    N.A.   -13.21
FTNB  Fulton Bancorp of MO                    14.75   1,719    25.4        14.75   12.50   14.25    3.51    N.A.     N.A.
GFSB  GFS Bancorp of Grinnell IA              20.25     503    10.2        21.00   18.75   20.62   -1.79    N.A.     1.25
GUPB  GFSB Bancorp of Gallup NM               14.31     949    13.6        15.25   13.00   14.31    0.00    N.A.     0.42
GWBC  Gateway Bancorp of KY                   14.00   1,114    15.6        16.25   13.00   14.00    0.00    N.A.    -1.75
GBCI  Glacier Bancorp of MT                   24.25   3,374    81.8        25.25   17.73   25.00   -3.00  402.07    31.72
GLBK  Glendale Co-op. Bank of MA*             20.00     247     4.9        21.00   15.00   17.00   17.65    N.A.     6.67
GFCO  Glenway Financial Corp. of OH           20.00   1,131    22.6        23.33   17.86   18.50    8.11    N.A.   -14.27
GTPS  Great American Bancorp of IL            14.62   1,850    27.0        15.12   13.19   14.25    2.60    N.A.     0.41
GTFN  Great Financial Corp. of KY             29.25  14,184   414.9        29.62   21.25   29.50   -0.85    N.A.    24.47
GSBC  Great Southern Bancorp of MO            17.12   8,812   150.9        17.50   11.25   16.50    3.76  486.30    38.40
GDVS  Greater DV SB,MHC of PA(19.9)*          10.25   3,272     6.7        13.00    9.25   10.00    2.50    N.A.   -14.58
GRTR  Greater New York SB of NY*              12.00  13,388   160.7        13.00   10.12   12.25   -2.04   28.89     0.00
GSFC  Green Street Fin. Corp. of NC           15.37   4,298    66.1        15.56   12.12   15.37    0.00    N.A.     N.A.
GROV  GroveBank for Savings of MA(8)*         48.87   1,542    75.4        48.87   23.25   48.75    0.25  450.96    97.45
GFED  Guaranty FS&LA,MHC of MO(31.1)          11.12   3,125     8.7        12.50    9.75   10.75    3.44    N.A.    -6.32
GSLC  Guaranty Svgs & Loan FA of VA            8.25     919     7.6         9.50    7.12    8.50   -2.94    N.A.     6.45
HEMT  HF Bancorp of Hemet CA                  11.25   6,282    70.7        11.25    9.25   10.75    4.65    N.A.    13.98
HFFC  HF Financial Corp. of SD                16.87   3,017    50.9        17.50   13.44   16.75    0.72  237.40    10.62
HFNC  HFNC Financial Corp. of NC              18.00  17,192   309.5        18.25   13.12   17.87    0.73    N.A.    37.20
HMNF  HMN Financial, Inc. of MN               17.87   4,921    87.9        18.25   14.50   18.25   -2.08    N.A.    11.69
HALL  Hallmark Capital Corp. of WI            17.50   1,443    25.3        17.75   14.50   17.50    0.00    N.A.    12.90
HARB  Harbor FSB, MHC of FL (45.7)            31.00   4,934    69.4        32.12   23.75   30.75    0.81    N.A.    12.73

                                                      Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFKY  First Fed. Fin. Corp. of KY                 1.03    1.17   11.75   10.98    85.13
FFBZ  First Federal Bancorp of OH                 2.50    2.46   17.86   17.84   226.47
FFWM  First Fin. Corp of Western MD               1.34    1.86   19.01   19.01   162.67
FFCH  First Fin. Holdings Inc. of SC              1.74    1.76   15.26   15.26   238.86
FFBI  First Financial Bancorp of IL               1.17    1.02   16.89   16.89   202.76
FFHC  First Financial Corp. of WI                 1.66    2.33   13.41   12.95   187.05
FFHS  First Franklin Corp. of OH                  0.52    1.15   17.07   16.92   188.54
FGHC  First Georgia Hold. Corp of GA              0.60    0.60    5.91    5.26    71.16
FSPG  First Home SB, SLA of NJ                    2.09    2.54   15.50   15.15   240.00
FFSL  First Independence Corp. of KS              1.93    1.93   22.38   22.38   181.43
FISB  First Indiana Corp. of IN                   1.62    1.86   16.30   16.07   179.10
FKFS  First Keystone Fin. Corp of PA              1.17    1.27   17.74   17.74   224.88
FLKY  First Lancaster Bncshrs of KY               0.30    0.30   13.99   13.99    42.47
FLFC  First Liberty Fin. Corp. of GA              1.60    1.28   11.39    9.65   165.12
CASH  First Midwest Fin. Corp. of IA              1.76    1.74   21.94   20.49   192.30
FMBD  First Mutual Bancorp of IL                  0.35    0.54   16.40   16.40    82.28
FMSB  First Mutual SB of Bellevue WA*             1.51    1.45   10.42   10.42   157.51
FNGB  First Northern Cap. Corp of WI              0.70    1.08   15.84   15.84   138.78
FFPB  First Palm Beach Bancorp of FL              1.88    1.78   21.93   21.37   277.56
FSNJ  First SB of NJ, MHC (45.0)                  0.38    0.85   16.01   16.01   212.49
FSLA  First SB, SLA MHC of NJ (37.6)              0.69    1.25   13.85   12.14   149.64
SOPN  First SB, SSB, Moore Co. of NC              0.87    1.08   17.90   17.90    70.30
FWWB  First Savings Bancorp of WA*                0.60    0.57   14.72   14.72    70.95
SHEN  First Shenango Bancorp of PA                1.18    1.60   20.42   20.42   170.10
FSFC  First So.east Fin. Corp. of SC             -0.03    0.67    7.55    7.55    75.05
FSFI  First State Fin. Serv. of NJ(8)             0.02   -0.19   10.17    9.61   169.49
FFDP  FirstFed Bancshares of IL                   0.44    0.54   15.76   15.02   183.98
FLAG  Flag Financial Corp of GA                   0.98    0.83   10.73   10.73   112.33
FFPC  Florida First Bancorp of FL(8)              0.52    0.77    6.12    6.12    87.53
FFIC  Flushing Fin. Corp. of NY*                  0.73    0.69   16.37   16.37    93.46
FBHC  Fort Bend Holding Corp. of TX               2.06    1.82   21.99   21.99   311.04
FTSB  Fort Thomas Fin. Corp. of KY                0.74    0.74   13.75   13.75    56.46
FKKY  Frankfort First Bancorp of KY               0.32    0.43    9.84    9.84    37.42
FTNB  Fulton Bancorp of MO                        0.67    0.65   13.92   13.92    61.05
GFSB  GFS Bancorp of Grinnell IA                  1.47    1.94   19.59   19.59   169.40
GUPB  GFSB Bancorp of Gallup NM                   0.84    0.84   16.19   16.19    77.19
GWBC  Gateway Bancorp of KY                       0.54    0.74   15.64   15.64    62.38
GBCI  Glacier Bancorp of MT                       1.61    1.81   11.54   11.53   122.12
GLBK  Glendale Co-op. Bank of MA*                 1.16    0.97   23.71   23.71   149.55
GFCO  Glenway Financial Corp. of OH               1.37    1.39   23.68   23.17   246.52
GTPS  Great American Bancorp of IL                0.42    0.41   17.95   17.95    65.16
GTFN  Great Financial Corp. of KY                 1.27    1.29   19.27   18.48   199.57
GSBC  Great Southern Bancorp of MO                1.28    1.19    7.69    7.57    75.82
GDVS  Greater DV SB,MHC of PA(19.9)*             -0.15    0.07    8.30    8.30    70.99
GRTR  Greater New York SB of NY*                  1.40    0.83   11.13   11.13   189.78
GSFC  Green Street Fin. Corp. of NC               0.49    0.49   14.60   14.60    41.64
GROV  GroveBank for Savings of MA(8)*             3.37    3.16   25.21   25.20   388.14
GFED  Guaranty FS&LA,MHC of MO(31.1)              0.56    0.30    8.51    8.51    59.25
GSLC  Guaranty Svgs & Loan FA of VA               0.70    0.43    6.93    6.93   112.04
HEMT  HF Bancorp of Hemet CA                      0.21    0.21   13.73   13.72   120.08
HFFC  HF Financial Corp. of SD                    1.11    1.39   16.51   16.46   183.67
HFNC  HFNC Financial Corp. of NC                  0.46    0.58   14.41   14.41    49.16
HMNF  HMN Financial, Inc. of MN                   1.21    1.05   17.73   17.73   112.78
HALL  Hallmark Capital Corp. of WI                0.98    1.32   18.82   18.82   268.64
HARB  Harbor FSB, MHC of FL (45.7)                1.75    2.36   17.19   16.47   214.32

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 15, 1996


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HRBF  Harbor Federal Bancorp of MD            15.50   1,754    27.2        15.87   12.37   15.50    0.00   55.00     6.90
HFSA  Hardin Bancorp of Hardin MO             12.25   1,005    12.3        12.87   11.00   12.25    0.00    N.A.    -3.92
HARL  Harleysville SA of PA                   18.62   1,292    24.1        19.75   15.00   18.62    0.00    4.90    24.13
HARS  Harris SB, MHC of PA (23.1)             16.75  11,216    41.9        20.50   14.75   16.25    3.08    N.A.   -16.25
HFFB  Harrodsburg 1st Fin Bcrp of KY          18.62   2,159    40.2        19.00   13.00   19.00   -2.00    N.A.    24.13
HHFC  Harvest Home Fin. Corp. of OH            9.56     935     8.9        13.75    9.25    9.87   -3.14    N.A.   -21.96
HAVN  Haven Bancorp of Woodhaven NY           27.25   4,323   117.8        28.87   21.88   27.62   -1.34    N.A.    15.37
HVFD  Haverfield Corp. of OH                  19.50   1,907    37.2        19.75   13.50   19.25    1.30   25.81    44.44
HTHR  Hawthorne Fin. Corp. of CA               7.75   2,599    20.1         9.25    4.38    7.75    0.00  -71.82    55.00
HBNK  Highland Federal Bank of CA             16.75   2,296    38.5        17.00   11.00   16.25    3.08    N.A.     8.06
HIFS  Hingham Inst. for Sav. of MA*           17.00   1,297    22.0        17.00   13.00   15.50    9.68  272.81    15.25
HNFC  Hinsdale Financial Corp. of IL          24.81   2,695    66.9        26.75   21.00   24.00    3.37  148.10    15.40
HBEI  Home Bancorp of Elgin IL                12.62   7,009    88.5        12.62   11.81   12.50    0.96    N.A.     N.A.
HBFW  Home Bancorp of Fort Wayne IN           17.50   2,887    50.5        18.00   13.75   17.50    0.00    N.A.    14.75
HBBI  Home Building Bancorp of IN             17.50     312     5.5        21.25   16.25   17.50    0.00    N.A.     6.06
HOMF  Home Fed Bancorp of Seymour IN          31.50   2,226    70.1        32.00   24.50   31.00    1.61  110.00    18.87
HWEN  Home Financial Bancorp of IN            12.50     506     6.3        13.75    9.87   13.00   -3.85    N.A.     N.A.
HOFL  Home Financial Corp. of FL(8)           15.81  24,717   390.8        16.25   12.62   15.87   -0.38  216.20     2.00
HPBC  Home Port Bancorp, Inc. of MA*          16.50   1,842    30.4        16.50   11.25   16.00    3.13  106.25    40.43
HMCI  Homecorp, Inc. of Rockford IL           18.25   1,129    20.6        19.87   16.50   19.87   -8.15   82.50     9.81
LOAN  Horizon Bancorp, Inc of TX(8)*          18.50   1,387    25.7        18.50    7.87   16.25   13.85    N.A.   105.56
HZFS  Horizon Fin'l. Services of IA           14.75     448     6.6        16.37   14.00   14.75    0.00    N.A.    -3.28
HRZB  Horizon Financial Corp. of WA*          13.37   6,493    86.8        14.00   11.75   13.25    0.91   -0.45     2.85
IBSF  IBS Financial Corp. of NJ               16.12  11,002   177.4        16.25   12.50   16.12    0.00    N.A.    18.18
ISBF  ISB Financial Corp. of LA               16.87   7,122   120.1        17.12   13.62   16.75    0.72    N.A.    12.47
ITLA  Imperial Thrift & Loan of CA*           15.00   7,820   117.3        15.25   11.75   14.75    1.69    N.A.    22.45
IFSB  Independence FSB of DC                   7.50   1,279     9.6         9.25    6.75    7.50    0.00  275.00   -11.14
INCB  Indiana Comm. Bank, SB of IN            16.00     922    14.8        16.75   12.50   16.00    0.00    N.A.     4.92
IFSL  Indiana Federal Corp. of IN(8)          23.00   4,737   109.0        23.00   16.25   19.50   17.95  205.04     8.24
INBI  Industrial Bancorp of OH                12.37   5,554    68.7        16.00    9.87   12.69   -2.52    N.A.   -10.04
IWBK  Interwest SB of Oak Harbor WA           30.25   7,918   239.5        31.00   18.37   30.12    0.43  202.50    48.50
IPSW  Ipswich SB of Ipswich MA*               11.00   1,183    13.0        12.62    7.00   10.87    1.20    N.A.    33.33
IROQ  Iroquois Bancorp of Auburn NY*          16.37   2,331    38.2        17.00   13.00   16.25    0.74  133.86    25.92
JSBF  JSB Financial, Inc. of NY               36.31  10,052   365.0        37.12   31.12   36.50   -0.52  215.74    14.83
JXVL  Jacksonville Bancorp of TX              13.25   2,664    35.3        13.25    9.38   13.00    1.92    N.A.    13.83
JXSB  Jcksnville SB,MHC of IL(43.3%)          12.00   1,272     6.7        14.12   11.50   12.25   -2.04    N.A.   -13.48
JSBA  Jefferson Svgs Bancorp of MO            22.87   4,182    95.6        30.75   22.25   22.75    0.53    N.A.   -17.59
JOAC  Joachim Bancorp of MO                   15.00     760    11.4        15.25   11.50   14.75    1.69    N.A.    11.11
KSAV  KS Bancorp of Kenly NC                  21.00     663    13.9        21.00   17.12   21.00    0.00    N.A.    20.00
KSBK  KSB Bancorp of Kingfield ME*            22.25     411     9.1        22.25   16.59   21.25    4.71    N.A.    27.14
KFBI  Klamath First Bancorp of OR             14.62  12,233   178.8        15.00   12.56   14.75   -0.88    N.A.     6.33
LBFI  L&B Financial of S. Springs TX(8)       17.25   1,584    27.3        17.75   13.75   17.25    0.00    N.A.    21.05
LSBI  LSB Fin. Corp. of Lafayette IN          18.87     918    17.3        18.87   14.50   18.75    0.64    N.A.     9.39
LVSB  Lakeview SB of Paterson NJ              23.25   2,492    57.9        24.32   14.57   23.00    1.09    N.A.    50.10
LARK  Landmark Bancshares of KS               16.50   1,853    30.6        17.00   13.50   17.00   -2.94    N.A.    20.00
LARL  Laurel Capital Group of PA              15.75   1,514    23.8        16.25   14.50   16.25   -3.08   23.05     1.61
LSBX  Lawrence Savings Bank of MA*             8.00   4,250    34.0         8.00    4.62    7.12   12.36  132.56    73.16
LFED  Leeds FSB, MHC of MD (35.3)             14.00   3,448    17.5        15.25   13.00   14.00    0.00    N.A.    -1.75
LXMO  Lexington B&L Fin. Corp. of MO          12.06   1,265    15.3        12.25    9.50   11.87    1.60    N.A.     N.A.
LBCI  Liberty Bancorp of Chicago IL(8)        24.00   2,477    59.4        26.75   22.25   23.75    1.05  140.00    -4.95
LIFB  Life Bancorp of Norfolk VA              17.12   9,847   168.6        18.00   14.00   17.00    0.71    N.A.    14.13
LFBI  Little Falls Bancorp of NJ              11.50   2,890    33.2        12.00    9.50   11.50    0.00    N.A.     N.A.
LOGN  Logansport Fin. Corp. of IN             14.25   1,322    18.8        14.75   12.37   14.75   -3.39    N.A.     9.62
LONF  London Financial Corp. of OH            12.00     529     6.3        12.37    9.75   12.25   -2.04    N.A.     N.A.
LISB  Long Island Bancorp of NY               30.75  24,644   757.8        32.87   24.50   30.50    0.82    N.A.    16.61

                                                   Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HRBF  Harbor Federal Bancorp of MD             0.55    0.55   15.84   15.84   114.61
HFSA  Hardin Bancorp of Hardin MO              0.37    0.66   14.66   14.66    87.37
HARL  Harleysville SA of PA                    1.21    1.95   15.18   15.18   244.19
HARS  Harris SB, MHC of PA (23.1)              0.53    0.72   13.32   11.19   137.46
HFFB  Harrodsburg 1st Fin Bcrp of KY           0.57    0.57   14.28   14.28    50.75
HHFC  Harvest Home Fin. Corp. of OH            0.60    0.60   13.83   13.83    78.08
HAVN  Haven Bancorp of Woodhaven NY            1.99    3.01   21.73   21.60   361.95
HVFD  Haverfield Corp. of OH                   0.72    1.52   14.47   14.45   183.85
HTHR  Hawthorne Fin. Corp. of CA               1.76    0.03   13.29   13.23   292.87
HBNK  Highland Federal Bank of CA             -0.18    0.43   14.57   14.57   204.34
HIFS  Hingham Inst. for Sav. of MA*            1.49    1.49   14.45   14.45   148.95
HNFC  Hinsdale Financial Corp. of IL           1.14    1.71   20.58   19.99   241.52
HBEI  Home Bancorp of Elgin IL                 0.06    0.31   14.12   14.12    52.87
HBFW  Home Bancorp of Fort Wayne IN            0.91    0.91   16.96   16.96   109.42
HBBI  Home Building Bancorp of IN             -0.44    0.03   17.62   17.62   136.41
HOMF  Home Fed Bancorp of Seymour IN           3.30    2.91   23.14   22.29   283.03
HWEN  Home Financial Bancorp of IN             0.36    0.52   15.31   15.31    76.45
HOFL  Home Financial Corp. of FL(8)            0.60    0.76   12.20   12.20    49.19
HPBC  Home Port Bancorp, Inc. of MA*           1.64    1.65   10.66   10.66   102.41
HMCI  Homecorp, Inc. of Rockford IL            0.29    0.99   18.09   18.09   301.55
LOAN  Horizon Bancorp, Inc of TX(8)*           1.29    0.99    8.38    8.13   101.32
HZFS  Horizon Fin'l. Services of IA            0.21    0.54   18.37   18.37   171.10
HRZB  Horizon Financial Corp. of WA*           1.14    1.11   12.28   12.28    77.06
IBSF  IBS Financial Corp. of NJ                0.70    0.71   13.55   13.55    68.06
ISBF  ISB Financial Corp. of LA                1.02    1.01   16.50   16.03    96.40
ITLA  Imperial Thrift & Loan of CA*            0.85    0.85   10.72   10.72    85.62
IFSB  Independence FSB of DC                   0.99    0.46   13.21   11.37   206.20
INCB  Indiana Comm. Bank, SB of IN             0.54    0.54   12.44   12.44    98.27
IFSL  Indiana Federal Corp. of IN(8)           1.07    1.50   14.77   13.78   170.81
INBI  Industrial Bancorp of OH                 0.42    0.78   10.92   10.92    57.68
IWBK  Interwest SB of Oak Harbor WA            1.37    1.98   14.02   13.66   216.24
IPSW  Ipswich SB of Ipswich MA*                1.56    1.29    7.90    7.90   133.66
IROQ  Iroquois Bancorp of Auburn NY*           1.26    1.71   12.17   10.90   203.21
JSBF  JSB Financial, Inc. of NY                2.49    2.49   33.10   33.10   151.82
JXVL  Jacksonville Bancorp of TX               0.72    0.72   13.37   13.37    81.73
JXSB  Jcksnville SB,MHC of IL(43.3%)           0.21    0.52   13.01   12.98   112.98
JSBA  Jefferson Svgs Bancorp of MO             1.74    1.58   19.67   16.17   269.10
JOAC  Joachim Bancorp of MO                    0.19    0.33   14.05   14.05    47.54
KSAV  KS Bancorp of Kenly NC                   1.13    1.58   20.84   20.82   145.02
KSBK  KSB Bancorp of Kingfield ME*             2.76    2.76   22.00   20.37   322.46
KFBI  Klamath First Bancorp of OR              0.69    0.69   13.23   13.23    51.50
LBFI  L&B Financial of S. Springs TX(8)        0.92    0.87   15.65   15.65    90.99
LSBI  LSB Fin. Corp. of Lafayette IN           0.90    0.82   18.21   18.21   193.73
LVSB  Lakeview SB of Paterson NJ               2.00    1.20   18.17   13.96   182.65
LARK  Landmark Bancshares of KS                0.76    1.01   17.48   17.48   115.34
LARL  Laurel Capital Group of PA               1.36    1.80   13.88   13.88   133.36
LSBX  Lawrence Savings Bank of MA*             1.09    1.09    6.38    6.38    77.71
LFED  Leeds FSB, MHC of MD (35.3)              0.81    0.81   12.82   12.82    79.26
LXMO  Lexington B&L Fin. Corp. of MO           0.43    0.43   14.81   14.81    48.45
LBCI  Liberty Bancorp of Chicago IL(8)         0.86    1.66   25.55   25.48   268.11
LIFB  Life Bancorp of Norfolk VA               0.77    1.11   14.77   14.28   142.66
LFBI  Little Falls Bancorp of NJ               0.12    0.48   14.45   13.31    97.09
LOGN  Logansport Fin. Corp. of IN              0.71    0.89   12.05   12.05    60.31
LONF  London Financial Corp. of OH             0.52    0.52   15.02   15.02    70.30
LISB  Long Island Bancorp of NY                1.87    1.70   21.17   21.17   211.86

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 15, 1996


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MAFB  MAF Bancorp of IL                       30.50  10,485   319.8        31.00   22.25   30.75   -0.81  258.82    22.00
MBLF  MBLA Financial Corp. of MO(8)           20.50   1,354    27.8        26.00   17.50   21.50   -4.65    N.A.     5.83
MFBC  MFB Corp. of Mishawaka IN               16.00   1,974    31.6        19.25   13.75   16.25   -1.54    N.A.     8.47
MLBC  ML Bancorp of Villanova PA              14.25  11,869   169.1        14.37   10.62   13.87    2.74    N.A.    28.15
MBB   MSB Bancorp of Middletown NY*           17.87   2,834    50.6        23.00   15.00   18.00   -0.72   78.70    -3.41
MSBF  MSB Financial Corp. of MI               18.50     654    12.1        19.75   15.75   18.50    0.00    N.A.    -2.63
MGNL  Magna Bancorp of MS                     18.50  13,741   254.2        22.50   14.25   18.00    2.78  270.00    28.74
MARN  Marion Capital Holdings of IN           21.50   1,843    39.6        21.50   19.25   20.50    4.88    N.A.     7.50
MFCX  Marshalltown Fin. Corp. of IA(8)        15.50   1,411    21.9        16.75   15.25   15.25    1.64    N.A.    -1.59
MFSL  Maryland Fed. Bancorp of MD             33.00   2,988    98.6        34.38   28.25   32.75    0.76  214.29    10.00
MASB  MassBank Corp. of Reading MA*           35.75   2,684    96.0        37.00   30.75   36.50   -2.05  189.94    12.60
MFLR  Mayflower Co-Op. Bank of MA*            15.75     889    14.0        15.75   10.75   15.75    0.00  215.00    43.18
MECH  Mechanics SB of Hartford CT*            15.87   5,290    84.0        16.37   11.00   16.25   -2.34    N.A.     N.A.
MDBK  Medford Savings Bank of MA*             25.00   4,534   113.4        26.25   19.75   25.62   -2.42  257.14    16.28
MERI  Meritrust FSB of Thibodaux LA           31.00     774    24.0        34.00   27.50   31.00    0.00    N.A.     0.00
MWBX  Metro West of MA*                        4.12  13,889    57.2         4.50    3.50    4.31   -4.41    0.00     0.00
MSEA  Metropolitan Bancorp of WA(8)           18.06   3,634    65.6        18.25   12.50   17.75    1.75  148.42    38.92
MCBS  Mid Continent Bancshares of KS          21.50   2,032    43.7        22.75   17.37   18.75   14.67    N.A.    16.22
MIFC  Mid Iowa Financial Corp. of IA           6.37   1,683    10.7         7.87    5.87    6.25    1.92   27.40   -17.81
MCBN  Mid-Coast Bancorp of ME                 19.50     230     4.5        20.25   17.12   19.50    0.00  241.51    13.90
MIDC  Midconn Bank of Kensington CT*          19.00   1,936    36.8        20.00   13.00   19.25   -1.30   80.95    35.71
MWBI  Midwest Bancshares, Inc. of IA          27.00     349     9.4        27.12   24.50   27.00    0.00  170.00     4.85
MWFD  Midwest Fed. Fin. Corp of WI            21.75   1,635    35.6        24.50    9.25   22.25   -2.25  335.00   102.33
MFFC  Milton Fed. Fin. Corp. of OH            13.25   2,264    30.0        17.12   11.50   13.00    1.92    N.A.   -18.46
MIVI  Miss. View Hold. Co. of MN              11.87     910    10.8        12.75   10.75   12.25   -3.10    N.A.     4.40
MBSP  Mitchell Bancorp of NC*                 12.37     980    12.1        12.75   10.19   12.12    2.06    N.A.     N.A.
MBBC  Monterey Bay Bancorp of CA              15.12   3,307    50.0        15.63   11.00   15.00    0.80    N.A.    30.12
MORG  Morgan Financial Corp. of CO            11.50     778     8.9        13.00   10.50   12.00   -4.17    N.A.    -8.00
MFSB  Mutual Bancompany of MO(8)              22.25     333     7.4        22.31   16.75   22.25    0.00    N.A.    23.61
MSBK  Mutual SB, FSB of Bay City MI            5.75   4,274    24.6         6.81    5.12    5.25    9.52  -34.29    -4.17
NHTB  NH Thrift Bancshares of NH              12.06   1,698    20.5        13.37    9.25   11.62    3.79  161.04    19.17
NSLB  NS&L Bancorp of Neosho MO               13.50     843    11.4        13.50   12.00   13.37    0.97    N.A.     1.89
NMSB  Newmil Bancorp. of CT*                   8.25   4,042    33.3         8.75    6.25    8.25    0.00   29.51    17.86
NFSL  Newnan SB, FSB of Newnan GA             26.75   1,459    39.0        26.75   15.25   26.75    0.00  114.00    55.07
NASB  North American SB of MO                 31.75   2,268    72.0        33.75   29.00   30.75    3.25  647.06    -0.78
NBSI  North Bancshares of Chicago IL          16.50   1,072    17.7        16.50   13.37   16.50    0.00    N.A.    22.22
FFFD  North Central Bancshares of IA          12.75   4,011    51.1        13.06   10.12   12.81   -0.47    N.A.    20.85
NEBC  Northeast Bancorp of ME*                13.00   1,230    16.0        13.50   11.00   13.00    0.00   10.64    13.04
NEIB  Northeast Indiana Bncrp of IN           13.12   1,954    25.6        13.50   11.50   13.12    0.00    N.A.     9.33
NSBK  Northside SB of Bronx NY(8)*            48.37   4,854   234.8        50.00   29.00   48.00    0.77  203.26    58.59
NWEQ  Northwest Equity Corp. of WI            11.62     929    10.8        12.25    9.87   11.50    1.04    N.A.     6.90
NWSB  Northwest SB, MHC of PA(29.9)           12.87  23,376    44.4        13.50   10.75   12.62    1.98    N.A.     6.19
NSSY  Norwalk Savings Society of CT*          23.12   2,385    55.1        23.62   18.00   23.25   -0.56    N.A.    21.68
NSSB  Norwich Financial Corp. of CT*          20.37   5,385   109.7        20.50   12.25   19.87    2.52  191.00    58.28
NTMG  Nutmeg FS&LA of CT                       7.50     710     5.3         8.00    6.25    7.25    3.45    N.A.    12.44
OHSL  OHSL Financial Corp. of OH              20.00   1,223    24.5        22.00   19.25   20.50   -2.44    N.A.    -6.98
OSBF  OSB Fin. Corp. of Oshkosh WI(8)         25.75   1,160    29.9        26.00   22.75   24.00    7.29  123.91     8.42
OCFC  Ocean Fin. Corp. of NJ                  25.75   8,388   216.0        25.75   19.62   25.12    2.51    N.A.     N.A.
OFCP  Ottawa Financial Corp. of MI            16.25   5,179    84.2        16.75   15.37   16.12    0.81    N.A.     3.97
PFFB  PFF Bancorp of Pomona CA                13.12  19,837   260.3        13.12   10.37   13.00    0.92    N.A.     N.A.
PVFC  PVF Capital Corp. of OH                 15.25   2,323    35.4        15.75    9.67   15.25    0.00  246.59    25.31
PCCI  Pacific Crest Capital of CA*            10.00   2,960    29.6        10.00    7.00    9.75    2.56    N.A.    37.93
PALM  Palfed, Inc. of Aiken SC                14.75   5,228    77.1        14.75   11.37   13.12   12.42   -4.03    24.26
PBCI  Pamrapo Bancorp, Inc. of NJ             18.87   3,231    61.0        24.25   18.25   19.87   -5.03  235.17   -12.23
PFED  Park Bancorp of Chicago IL              12.00   2,701    32.4        12.12   10.19   11.75    2.13    N.A.     N.A.

                                                   Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MAFB  MAF Bancorp of IL                        1.21    2.11   23.07   19.73   301.63
MBLF  MBLA Financial Corp. of MO(8)            0.85    1.12   20.67   20.67   167.94
MFBC  MFB Corp. of Mishawaka IN                0.71    0.70   19.09   19.09   106.67
MLBC  ML Bancorp of Villanova PA               1.11    1.04   11.63   11.26   159.14
MBB   MSB Bancorp of Middletown NY*            0.83    0.91   24.74   12.24   304.61
MSBF  MSB Financial Corp. of MI                1.22    1.50   19.26   19.26    96.07
MGNL  Magna Bancorp of MS                      1.25    1.54    9.16    8.72    94.77
MARN  Marion Capital Holdings of IN            1.09    1.37   21.49   21.49    94.74
MFCX  Marshalltown Fin. Corp. of IA(8)         0.05    0.36   13.71   13.71    88.01
MFSL  Maryland Fed. Bancorp of MD              2.95    2.06   31.68   31.18   377.66
MASB  MassBank Corp. of Reading MA*            3.46    3.26   32.59   32.59   327.55
MFLR  Mayflower Co-Op. Bank of MA*             1.10    1.06   12.52   12.24   129.22
MECH  Mechanics SB of Hartford CT*            -1.63   -1.60   12.90   12.90   137.57
MDBK  Medford Savings Bank of MA*              2.22    2.19   19.97   18.32   222.36
MERI  Meritrust FSB of Thibodaux LA            1.59    2.70   21.67   21.67   298.52
MWBX  Metro West of MA*                        0.45    0.45    2.76    2.76    35.91
MSEA  Metropolitan Bancorp of WA(8)            1.08    1.64   14.01   12.72   207.22
MCBS  Mid Continent Bancshares of KS           1.72    1.52   18.06   18.05   154.41
MIFC  Mid Iowa Financial Corp. of IA           0.62    0.62    6.42    6.41    68.48
MCBN  Mid-Coast Bancorp of ME                  0.82    1.39   21.37   21.37   243.29
MIDC  Midconn Bank of Kensington CT*           0.96    1.20   18.00   15.16   185.14
MWBI  Midwest Bancshares, Inc. of IA           2.58    3.86   25.98   25.98   394.58
MWFD  Midwest Fed. Fin. Corp of WI             1.36    1.09   10.34    9.88   114.74
MFFC  Milton Fed. Fin. Corp. of OH             0.76    0.70   14.91   14.91    78.75
MIVI  Miss. View Hold. Co. of MN               0.99    0.93   14.01   14.01    76.18
MBSP  Mitchell Bancorp of NC*                  0.30    0.29   14.34   14.34    37.03
MBBC  Monterey Bay Bancorp of CA               0.31    0.30   14.15   14.00    95.96
MORG  Morgan Financial Corp. of CO             0.68    0.90   12.19   12.19    96.47
MFSB  Mutual Bancompany of MO(8)               0.34    0.39   18.73   18.73   160.09
MSBK  Mutual SB, FSB of Bay City MI            0.12   -0.08    9.23    9.23   158.53
NHTB  NH Thrift Bancshares of NH               0.60    0.90   11.31   11.31   155.49
NSLB  NS&L Bancorp of Neosho MO                0.66    0.60   15.84   15.84    67.96
NMSB  Newmil Bancorp. of CT*                   0.58    0.57    7.96    7.96    75.75
NFSL  Newnan SB, FSB of Newnan GA              2.56    2.23   14.22   14.15   111.17
NASB  North American SB of MO                  3.68    3.48   22.21   21.37   326.41
NBSI  North Bancshares of Chicago IL           0.36    0.66   16.50   16.50   109.03
FFFD  North Central Bancshares of IA           0.74    0.74   13.90   13.90    48.44
NEBC  Northeast Bancorp of ME*                 0.97    0.57   13.13   11.05   180.72
NEIB  Northeast Indiana Bncrp of IN            0.84    0.84   14.91   14.91    78.88
NSBK  Northside SB of Bronx NY(8)*             3.99    3.49   26.27   26.05   337.68
NWEQ  Northwest Equity Corp. of WI             0.66    0.86   12.48   12.48   102.80
NWSB  Northwest SB, MHC of PA(29.9)            0.75    0.76    8.16    7.74    80.32
NSSY  Norwalk Savings Society of CT*           1.76    1.39   18.60   18.60   255.56
NSSB  Norwich Financial Corp. of CT*           1.12    1.09   13.90   12.59   128.96
NTMG  Nutmeg FS&LA of CT                       0.82    0.42    7.35    7.35   128.39
OHSL  OHSL Financial Corp. of OH               0.96    1.44   20.58   20.58   177.95
OSBF  OSB Fin. Corp. of Oshkosh WI(8)          0.08    1.01   26.76   26.76   215.92
OCFC  Ocean Fin. Corp. of NJ                   1.27    1.30   26.36   26.36   140.55
OFCP  Ottawa Financial Corp. of MI             0.48    0.98   14.55   11.50   159.74
PFFB  PFF Bancorp of Pomona CA                -0.06    0.32   14.46   14.30   125.30
PVFC  PVF Capital Corp. of OH                  1.30    1.68    9.67    9.67   148.63
PCCI  Pacific Crest Capital of CA*             1.08    0.92    8.10    8.10    89.57
PALM  Palfed, Inc. of Aiken SC                 0.45    0.73   10.10    9.63   126.22
PBCI  Pamrapo Bancorp, Inc. of NJ              0.97    1.38   16.91   16.77   112.34
PFED  Park Bancorp of Chicago IL               0.50    0.53   15.01   15.01    64.36

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 15, 1996


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PVSA  Parkvale Financial Corp of PA           25.25   4,042   102.1        25.50   19.60   25.25    0.00  204.95    14.77
PBIX  Patriot Bank Corp. of PA                13.62   4,691    63.9        13.85   10.26   13.37    1.87    N.A.    26.93
PEEK  Peekskill Fin. Corp. of NY              13.50   3,820    51.6        14.50   11.12   14.25   -5.26    N.A.    11.39
PFSB  PennFed Fin. Services of NJ             20.25   4,853    98.3        20.50   13.75   20.25    0.00    N.A.    37.29
PWBC  PennFirst Bancorp of PA                 13.50   3,909    52.8        14.75   11.87   13.62   -0.88   69.17     0.00
PWBK  Pennwood SB of PA*                      12.25     610     7.5        12.25    9.00   12.00    2.08    N.A.     N.A.
PBKB  People's SB of Brockton MA*             11.50   3,395    39.0        11.62    7.62   11.25    2.22   93.60     9.52
PFDC  Peoples Bancorp of Auburn IN            20.00   2,346    46.9        21.50   18.75   20.50   -2.44   14.29    -3.01
PBCT  Peoples Bank, MHC of CT(32.3)*          28.37  40,516   335.2        28.37   18.62   26.25    8.08  260.48    49.32
PFFC  Peoples Fin. Corp. of OH                12.12   1,491    18.1        12.75   10.87   12.12    0.00    N.A.     N.A.
PHBK  Peoples Heritage Fin Grp of ME*         24.62  25,200   620.4        25.06   19.00   24.37    1.03   60.81     8.22
PBNB  Peoples Sav. Fin. Corp. of CT*          27.50   1,905    52.4        30.19   19.00   27.25    0.92  178.62    42.86
PERM  Permanent Bancorp of IN                 17.75   2,135    37.9        18.00   14.00   18.00   -1.39    N.A.     9.23
PMFI  Perpetual Midwest Fin. of IA            19.00   1,917    36.4        22.00   16.00   19.25   -1.30    N.A.    15.15
PERT  Perpetual of SC, MHC (46.8%)            20.25   1,505    14.3        21.44   19.25   20.75   -2.41    N.A.     N.A.
PCBC  Perry Co. Fin. Corp. of MO              17.25     853    14.7        21.50   15.50   17.25    0.00    N.A.   -11.54
PHFC  Pittsburgh Home Fin. of PA              12.25   2,182    26.7        12.50    9.50   12.37   -0.97    N.A.     N.A.
PFSL  Pocahnts Fed, MHC of AR (46.4)          14.25   1,624    10.7        17.25   14.25   15.25   -6.56    N.A.   -10.21
POBS  Portsmouth Bank Shrs Inc of NH(8)*      13.00   5,740    74.6        15.20   12.62   13.00    0.00   24.88   -13.74
PKPS  Poughkeepsie SB of NY                    5.12  12,552    64.3         5.63    4.62    5.25   -2.48  -33.94    -2.48
PRBC  Prestige Bancorp of PA                  12.37     963    11.9        12.50    9.75   12.50   -1.04    N.A.     N.A.
PETE  Primary Bank of NH*                     14.62   1,975    28.9        14.62   11.75   13.25   10.34    N.A.    15.85
PSAB  Prime Bancorp, Inc. of PA               18.75   3,725    69.8        20.68   17.50   18.75    0.00  170.17    -7.41
PFNC  Progress Financial Corp. of PA           8.13   3,730    30.3         8.13    5.12    8.00    1.63  -26.16    44.40
PSBK  Progressive Bank, Inc. of NY*           35.00   2,599    91.0        36.00   25.75   35.37   -1.05  161.78    18.64
PROV  Provident Fin. Holdings of CA           13.62   5,125    69.8        13.62   10.12   13.25    2.79    N.A.     N.A.
PULB  Pulaski SB, MHC of MO (29.0)            14.50   2,094     8.7        16.50   12.25   14.50    0.00    N.A.    -3.33
PULS  Pulse Bancorp of S. River NJ            15.50   3,050    47.3        18.00   14.50   16.25   -4.62   25.30    -8.82
QCFB  QCF Bancorp of Virginia MN              16.12   1,783    28.7        16.12   13.87   15.87    1.58    N.A.     9.29
QCBC  Quaker City Bancorp of CA               17.31   3,801    65.8        17.50   12.62   17.12    1.11  130.80    24.80
QCSB  Queens County SB of NY*                 45.25   7,670   347.1        45.50   29.25   44.87    0.85    N.A.    52.51
RCSB  RCSB Financial, Inc. of NY*             29.50  15,386   453.9        29.50   21.56   29.12    1.30  139.64    24.21
RARB  Raritan Bancorp. of Raritan NJ*         23.50   1,531    36.0        23.50   20.25   23.50    0.00  141.03     9.30
REDF  RedFed Bancorp of Redlands CA           12.50   7,083    88.5        12.62    8.37   12.50    0.00    N.A.    23.52
RELY  Reliance Bancorp of NY                  18.37   8,912   163.7        19.50   13.12   18.25    0.66    N.A.    25.65
RELI  Reliance Bancshares Inc of WI*          10.12   2,562    25.9        10.12    7.50    9.50    6.53    N.A.     N.A.
RFED  Roosevelt Fin. Grp. Inc. of MO          18.44  42,158   777.4        19.75   15.63   17.87    3.19  372.82    -4.80
RVSB  Rvrview SB,FSB MHC of WA(40.3)          16.25   2,196    12.8        17.00   14.09   16.25    0.00    N.A.    11.76
SCCB  S. Carolina Comm. Bnshrs of SC          15.00     735    11.0        18.37   15.00   15.00    0.00    N.A.   -17.22
SBFL  SB Fing. Lakes MHC of NY(33.0)          13.50   1,785     8.0        17.00   13.25   13.50    0.00    N.A.   -16.92
SFED  SFS Bancorp of Schenectady NY           16.00   1,292    20.7        16.00   11.50   15.50    3.23    N.A.    23.08
SGVB  SGV Bancorp of W. Covina CA             10.47   2,591    27.1        10.50    7.75   10.37    0.96    N.A.     7.38
SISB  SIS Bank of Sprinfield MA*              22.87   5,723   130.9        23.62   16.12   22.37    2.24    N.A.    39.71
SJSB  SJS Bancorp of St. Joseph MI(8)         25.50     952    24.3        25.62   18.50   25.50    0.00    N.A.    29.11
SWCB  Sandwich Co-Op. Bank of MA*             30.25   1,881    56.9        30.25   17.00   28.75    5.22  250.93    65.75
SFBM  Security Bancorp of MT(8)               29.25   1,485    43.4        30.00   20.00   29.25    0.00  277.42    39.29
SECP  Security Capital Corp. of WI            67.50   9,205   621.3        68.00   54.75   66.25    1.89    N.A.    12.03
SFSL  Security First Corp. of OH              17.00   4,972    84.5        17.00   11.50   16.75    1.49    7.94    19.30
SMFC  Sho-Me Fin. Corp. of MO                 21.75   1,646    35.8        22.00   14.50   21.75    0.00    N.A.    45.00
SOBI  Sobieski Bancorp of S. Bend IN          13.50     894    12.1        13.75   11.75   13.50    0.00    N.A.     3.85
SOSA  Somerset Savings Bank of MA(8)*          2.00  16,652    33.3         2.12    1.12    2.00    0.00  -60.94    45.99
SSFC  South Street Fin. Corp. of NC*          13.00   4,497    58.5        13.00   12.12   12.25    6.12    N.A.     N.A.
SMBC  Southern Missouri Bncrp of MO           14.12   1,701    24.0        16.37   13.50   14.00    0.86    N.A.    -5.87
SWBI  Southwest Bancshares of IL              18.37   2,655    48.8        18.67   17.33   18.00    2.06   83.70     3.96
SVRN  Sovereign Bancorp of PA                 12.87  49,334   634.9        12.87    9.29   12.25    5.06  187.92    33.51

                                                   Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PVSA  Parkvale Financial Corp of PA            1.65    2.32   16.96   16.90   228.69
PBIX  Patriot Bank Corp. of PA                 0.39    0.40   11.51   11.51    89.05
PEEK  Peekskill Fin. Corp. of NY               0.52    0.67   14.38   14.38    48.82
PFSB  PennFed Fin. Services of NJ              1.12    1.76   18.58   14.91   235.42
PWBC  PennFirst Bancorp of PA                  0.73    1.11   12.52   11.35   179.28
PWBK  Pennwood SB of PA*                       0.52    0.76   14.83   14.83    78.37
PBKB  People's SB of Brockton MA*              0.87    0.53    8.18    7.77   154.48
PFDC  Peoples Bancorp of Auburn IN             1.72    1.71   18.46   18.46   118.48
PBCT  Peoples Bank, MHC of CT(32.3)*           1.91    1.53   14.76   14.74   178.61
PFFC  Peoples Fin. Corp. of OH                 0.36    0.41   15.57   15.57    61.29
PHBK  Peoples Heritage Fin Grp of ME*          1.72    1.88   14.96   13.46   176.84
PBNB  Peoples Sav. Fin. Corp. of CT*           2.10    2.16   23.62   22.00   241.45
PERM  Permanent Bancorp of IN                  0.68    0.68   18.87   18.63   192.61
PMFI  Perpetual Midwest Fin. of IA             0.36    0.76   17.68   17.68   206.42
PERT  Perpetual of SC, MHC (46.8%)             1.36    1.36   19.18   19.18   134.33
PCBC  Perry Co. Fin. Corp. of MO               0.89    0.89   18.44   18.44    92.00
PHFC  Pittsburgh Home Fin. of PA               0.46    0.46   13.93   13.93    84.33
PFSL  Pocahnts Fed, MHC of AR (46.4)           1.24    1.27   13.78   13.78   232.29
POBS  Portsmouth Bank Shrs Inc of NH(8)*       1.06    0.86   11.66   11.66    46.80
PKPS  Poughkeepsie SB of NY                    0.98    1.56    5.59    5.59    68.58
PRBC  Prestige Bancorp of PA                   0.03    0.38   15.77   15.77   108.39
PETE  Primary Bank of NH*                     -0.04   -0.05   13.45   13.41   209.79
PSAB  Prime Bancorp, Inc. of PA                1.65    1.54   15.58   14.61   173.04
PFNC  Progress Financial Corp. of PA           0.56    0.69    5.01    4.98    98.44
PSBK  Progressive Bank, Inc. of NY*            3.54    3.65   27.98   24.49   340.92
PROV  Provident Fin. Holdings of CA            0.23   -0.01   16.57   16.57   113.20
PULB  Pulaski SB, MHC of MO (29.0)             0.73    0.69   10.82   10.82    85.68
PULS  Pulse Bancorp of S. River NJ             1.14    1.73   12.61   12.61   164.75
QCFB  QCF Bancorp of Virginia MN               1.28    1.28   17.81   17.81    81.66
QCBC  Quaker City Bancorp of CA                0.40    0.91   17.54   17.48   194.16
QCSB  Queens County SB of NY*                  2.92    2.92   26.95   26.95   172.86
RCSB  RCSB Financial, Inc. of NY*              2.56    2.25   18.08   17.47   263.14
RARB  Raritan Bancorp. of Raritan NJ*          1.89    2.09   18.13   17.76   231.34
REDF  RedFed Bancorp of Redlands CA           -0.94   -0.57    9.86    9.86   122.30
RELY  Reliance Bancorp of NY                   0.89    1.46   16.78   11.33   205.28
RELI  Reliance Bancshares Inc of WI*           0.29    0.29   11.06   11.06    19.67
RFED  Roosevelt Fin. Grp. Inc. of MO           1.42    1.80   10.70   10.15   221.26
RVSB  Rvrview SB,FSB MHC of WA(40.3)           1.23    1.13   10.73    9.56    97.39
SCCB  S. Carolina Comm. Bnshrs of SC           0.66    0.66   16.75   16.75    60.10
SBFL  SB Fing. Lakes MHC of NY(33.0)          -0.58    0.10   11.22   11.22   110.61
SFED  SFS Bancorp of Schenectady NY            0.88    0.90   17.25   17.25   127.22
SGVB  SGV Bancorp of W. Covina CA              0.23    0.23   12.19   12.19   129.70
SISB  SIS Bank of Sprinfield MA*               4.06    4.07   16.96   16.96   224.46
SJSB  SJS Bancorp of St. Joseph MI(8)          0.89    0.88   17.76   17.76   159.56
SWCB  Sandwich Co-Op. Bank of MA*              1.97    1.83   19.68   18.49   239.18
SFBM  Security Bancorp of MT(8)                1.32    1.57   20.83   17.94   257.45
SECP  Security Capital Corp. of WI             3.53    3.64   60.73   60.73   373.42
SFSL  Security First Corp. of OH               0.93    1.32   11.19   10.97   120.64
SMFC  Sho-Me Fin. Corp. of MO                  1.12    1.48   18.10   18.10   177.46
SOBI  Sobieski Bancorp of S. Bend IN           0.37    0.37   15.72   15.72    88.21
SOSA  Somerset Savings Bank of MA(8)*          0.14    0.14    1.74    1.74    30.67
SSFC  South Street Fin. Corp. of NC*           0.62    0.66   13.15   13.15    46.25
SMBC  Southern Missouri Bncrp of MO            0.86    0.81   15.42   15.42    93.97
SWBI  Southwest Bancshares of IL               1.12    1.54   14.71   14.71   141.72
SVRN  Sovereign Bancorp of PA                  0.85    1.18    7.37    5.05   189.82

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of November 15, 1996


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
STFR  St. Francis Cap. Corp. of WI            25.75   5,659   145.7        28.00   22.25   26.25   -1.90    N.A.    10.75
SPBC  St. Paul Bancorp, Inc. of IL            26.94  18,082   487.1        27.37   22.25   27.12   -0.66   59.69     5.65
STND  Standard Fin. of Chicago IL             19.50  16,197   315.8        19.75   13.50   19.62   -0.61    N.A.    33.38
SFFC  StateFed Financial Corp. of IA          17.25     813    14.0        19.25   15.00   16.75    2.99    N.A.    -4.80
SFIN  Statewide Fin. Corp. of NJ              13.37   5,058    67.6        13.37   11.25   12.75    4.86    N.A.     2.37
STSA  Sterling Financial Corp. of WA          13.75   5,537    76.1        15.00   12.75   13.75    0.00   51.27     0.00
SSBK  Strongsville SB of OH                   21.75   2,531    55.0        22.50   18.50   21.25    2.35    N.A.    11.54
SFSB  SuburbFed Fin. Corp. of IL              19.75   1,253    24.7        20.50   16.00   20.12   -1.84  196.10    19.70
SBCN  Suburban Bancorp. of OH                 15.25   1,475    22.5        18.50   14.25   16.12   -5.40    N.A.   -17.57
THRD  TF Financial Corp. of PA                15.87   4,288    68.1        16.25   13.75   15.87    0.00    N.A.     3.25
ROSE  TR Financial Corp. of NY                30.37   8,957   272.0        31.12   23.37   29.87    1.67    N.A.    19.10
TPNZ  Tappan Zee Fin. Corp. of NY             13.50   1,539    20.8        13.62   11.37   13.12    2.90    N.A.     6.97
PTRS  The Potters S&L Co. of OH               17.50     506     8.9        18.50   15.50   18.25   -4.11    N.A.     2.58
TSBS  Trenton SB, FSB MHC of NJ(35.0(8)       14.06   9,037    43.8        15.50   12.37   14.37   -2.16    N.A.     8.15
TRIC  Tri-County Bancorp of WY                18.25     609    11.1        19.00   16.50   19.00   -3.95    N.A.    10.61
THBC  Troy Hill Bancorp of PA(8)              20.06   1,068    21.4        20.06   12.75   20.00    0.30    N.A.    54.31
TWIN  Twin City Bancorp of TN                 17.00     861    14.6        18.25   16.00   18.00   -5.56    N.A.     0.00
UFRM  United FS&LA of Rocky Mount NC           8.06   3,065    24.7         8.50    7.00    7.50    7.47  148.00     7.47
UBMT  United SB, FA of MT                     19.25   1,223    23.5        19.50   17.25   19.00    1.32   83.33    10.00
VABF  Va. Beach Fed. Fin. Corp of VA           8.75   4,967    43.5         9.25    6.81    9.00   -2.78   86.57    12.90
VFFC  Virginia First Savings of VA            14.00   5,743    80.4        14.25   10.50   14.00    0.00  ***.**    23.13
WHGB  WHG Bancshares of MD                    13.00   1,620    21.1        13.75   10.87   13.06   -0.46    N.A.     N.A.
WSFS  WSFS Financial Corp. of DE*              9.87  13,842   136.6        10.00    6.75    9.87    0.00   36.14     9.67
WVFC  WVS Financial Corp. of PA*              22.37   1,737    38.9        22.75   18.25   22.19    0.81    N.A.    17.00
WLDN  Walden Bancorp of MA(8)*                32.25   5,115   165.0        32.87   17.75   31.75    1.57  352.95    69.74
WRNB  Warren Bancorp of Peabody MA*           13.50   3,654    49.3        13.50   10.25   13.00    3.85  300.59    20.00
WFSL  Washington FS&LA of Seattle WA          24.75  40,695 1,007.2        24.87   19.69   24.62    0.53   69.64     6.22
WAMU  Washington Mutual Inc. of WA*           43.12  72,155 3,111.3        43.12   26.25   42.00    2.67  132.33    49.36
WYNE  Wayne Bancorp of NJ                     13.87   2,231    30.9        14.75   10.75   13.69    1.31    N.A.     N.A.
WAYN  Wayne S&L Co., MHC of OH(46.7)          21.25   1,496    14.0        22.00   19.00   21.25    0.00    N.A.    -3.01
WCFB  Webster CityFSB,MHC of IA(45.2          13.50   2,100    12.8        13.50   12.12   13.50    0.00    N.A.     8.00
WBST  Webster Financial Corp. of CT           35.00   8,108   283.8        35.87   25.00   34.62    1.10  270.76    18.64
WEFC  Wells Fin. Corp. of Wells MN            12.62   2,078    26.2        13.25   10.00   13.00   -2.92    N.A.    14.73
WCBI  WestCo Bancorp of IL                    21.75   2,601    56.6        22.25   17.67   21.50    1.16  117.50    21.99
WSTR  WesterFed Fin. Corp. of MT              17.12   4,395    75.2        17.44   13.87   17.19   -0.41    N.A.     3.01
WOFC  Western Ohio Fin. Corp. of OH           21.00   2,309    48.5        24.37   19.50   20.25    3.70    N.A.    -9.68
WWFC  Westwood Fin. Corp. of NJ               15.25     647     9.9        15.25   10.25   13.75   10.91    N.A.     N.A.
WEHO  Westwood Hmstd Fin Corp of OH           11.31   2,843    32.2        11.87   10.37   11.87   -4.72    N.A.     N.A.
WFCO  Winton Financial Corp. of OH(8)         11.25   1,986    22.3        15.00   10.87   13.50  -16.67    N.A.     3.50
FFWD  Wood Bancorp of OH                      17.00   1,498    25.5        17.00   11.17   17.00    0.00    N.A.    41.67
YFCB  Yonkers Fin. Corp. of NY                12.81   3,571    45.7        13.00    9.31   12.87   -0.47    N.A.     N.A.
YFED  York Financial Corp. of PA              17.75   7,416   131.6        18.41   14.54   17.25    2.90   87.83    15.71

                                                   Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
STFR  St. Francis Cap. Corp. of WI             2.57    1.88   23.09   22.04   235.01
SPBC  St. Paul Bancorp, Inc. of IL             1.37    2.08   20.55   20.48   236.49
STND  Standard Fin. of Chicago IL              0.74    1.01   16.26   16.23   144.45
SFFC  StateFed Financial Corp. of IA           1.09    1.09   18.36   18.36    94.35
SFIN  Statewide Fin. Corp. of NJ               0.66    0.78   13.28   13.24   134.13
STSA  Sterling Financial Corp. of WA           0.05    0.69   10.78    8.83   276.56
SSBK  Strongsville SB of OH                    1.28    1.68   16.56   16.24   214.22
SFSB  SuburbFed Fin. Corp. of IL               0.66    1.42   20.26   20.15   311.98
SBCN  Suburban Bancorp. of OH                  0.65    0.88   17.44   17.44   136.99
THRD  TF Financial Corp. of PA                 0.77    1.07   16.72   14.51   154.64
ROSE  TR Financial Corp. of NY                 3.24    2.60   22.26   22.26   350.62
TPNZ  Tappan Zee Fin. Corp. of NY              0.54    0.51   14.53   14.53    74.59
PTRS  The Potters S&L Co. of OH                0.06    0.89   20.36   20.36   248.02
TSBS  Trenton SB, FSB MHC of NJ(35.0(8)        0.95    0.74   11.24   11.00    57.99
TRIC  Tri-County Bancorp of WY                 1.06    1.03   20.37   20.37   125.97
THBC  Troy Hill Bancorp of PA(8)               1.02    0.95   16.89   16.89    86.31
TWIN  Twin City Bancorp of TN                  0.94    1.19   15.58   15.58   124.35
UFRM  United FS&LA of Rocky Mount NC           0.66    0.56    6.73    6.73    83.36
UBMT  United SB, FA of MT                      1.33    1.26   20.04   20.04    85.20
VABF  Va. Beach Fed. Fin. Corp of VA           0.04    0.27    8.03    8.03   121.61
VFFC  Virginia First Savings of VA             1.78    1.78   10.64   10.32   136.05
WHGB  WHG Bancshares of MD                     0.43    0.43   14.36   14.36    60.23
WSFS  WSFS Financial Corp. of DE*              1.97    1.18    5.36    5.29    94.85
WVFC  WVS Financial Corp. of PA*               1.76    2.16   19.72   19.72   153.03
WLDN  Walden Bancorp of MA(8)*                 2.09    2.32   18.58   16.00   205.16
WRNB  Warren Bancorp of Peabody MA*            1.68    1.65    8.88    8.88    96.86
WFSL  Washington FS&LA of Seattle WA           1.96    2.18   14.20   13.52   125.69
WAMU  Washington Mutual Inc. of WA*            2.72    3.01   19.63   17.69   310.63
WYNE  Wayne Bancorp of NJ                      0.54    0.65   16.17   16.17    96.07
WAYN  Wayne S&L Co., MHC of OH(46.7)           1.02    0.96   15.50   15.50   167.29
WCFB  Webster CityFSB,MHC of IA(45.2           0.40    0.55   10.30   10.30    45.00
WBST  Webster Financial Corp. of CT            2.50    2.46   24.40   18.61   473.26
WEFC  Wells Fin. Corp. of Wells MN             0.79    0.79   13.36   13.36    92.29
WCBI  WestCo Bancorp of IL                     1.17    1.58   18.34   18.34   118.33
WSTR  WesterFed Fin. Corp. of MT               1.04    0.99   17.89   17.89   128.31
WOFC  Western Ohio Fin. Corp. of OH            1.00    0.82   24.09   22.66   144.01
WWFC  Westwood Fin. Corp. of NJ                1.04    1.04   14.98   13.11   141.36
WEHO  Westwood Hmstd Fin Corp of OH            0.27    0.42   13.61   13.61    43.18
WFCO  Winton Financial Corp. of OH(8)          1.11    0.94   10.62   10.34   142.41
FFWD  Wood Bancorp of OH                       0.85    1.10   13.40   13.40   101.72
YFCB  Yonkers Fin. Corp. of NY                 0.52    0.52   13.73   13.73    68.00
YFED  York Financial Corp. of PA               0.89    1.22   12.37   12.37   155.67

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  Exhibit IV-1
                      Weekly Thrift Market Line - Part Two
                         Prices As Of November 15, 1996


                                                               Key Financial Ratios                         Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings      Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(323)                    13.07    12.88    0.72    6.38    5.38       0.84    7.45       0.86  128.96    0.84
NYSE Traded Companies(12)                     6.09     5.72    0.53    7.71    4.40       0.69   11.18       1.43   66.14    1.15
AMEX Traded Companies(17)                    17.34    17.26    0.76    5.73    4.63       0.95    6.93       0.53  125.45    0.65
NASDAQ Listed OTC Companies(294)             13.10    12.91    0.73    6.36    5.46       0.83    7.33       0.85  131.49    0.84
California Companies(25)                      7.67     7.54    0.11    1.08    3.43       0.23    3.09       2.28   49.27    1.27
Florida Companies(8)                          8.60     8.39    0.76   11.40    8.10       0.75   10.58       1.07   75.73    1.00
Mid-Atlantic Companies(66)                   11.30    10.91    0.73    7.60    6.18       0.86    9.03       1.05   93.91    1.02
Mid-West Companies(151)                      14.57    14.43    0.77    6.14    5.17       0.88    7.06       0.57  164.21    0.70
New England Companies(10)                     8.34     7.97    0.60    7.87    6.79       0.60    7.55       0.69   91.47    0.99
North-West Companies(6)                      10.68    10.40    0.87    7.78    4.53       1.02   10.20       0.49  136.82    0.70
South-East Companies(42)                     15.10    14.96    0.88    7.21    5.06       1.03    8.27       1.04  108.74    0.84
South-West Companies(7)                      11.90    11.81    0.71    6.73    7.05       0.70    7.03       0.67   85.89    0.72
Western Companies (Excl CA)(8)               17.44    17.41    1.04    6.91    5.63       1.11    7.42       0.49  167.07    0.64
Thrift Strategy(249)                         14.59    14.42    0.73    5.77    5.08       0.85    6.70       0.74  137.95    0.78
Mortgage Banker Strategy(39)                  7.55     7.21    0.74    9.60    6.87       0.72    9.69       1.21   94.83    0.93
Real Estate Strategy(16)                      8.57     8.48    0.49    3.91    5.70       0.78    8.21       1.92  105.49    1.33
Diversified Strategy(15)                      7.93     7.72    0.79    9.82    5.23       1.00   13.22       0.91   97.56    1.19
Retail Banking Strategy(4)                    8.64     8.39    0.59    7.50    7.86       0.54    7.01       0.95   83.55    0.90
Companies Issuing Dividends(255)             13.12    12.90    0.80    7.16    5.69       0.91    8.18       0.78  123.23    0.82
Companies Without Dividends(68)              12.88    12.78    0.40    3.25    4.05       0.52    4.52       1.20  151.80    0.92
Equity/Assets [6%(33)                         5.09     4.76    0.33    6.60    6.36       0.43    8.33       1.67   78.58    1.02
Equity/Assets 6-12%(152)                      8.63     8.35    0.68    7.86    6.10       0.80    9.20       0.95  134.76    0.97
Equity/Assets >12%(138)                      19.70    19.63    0.86    4.72    4.38       0.97    5.35       0.59  134.40    0.67
Converted Last 3 Mths (no MHC)(6)            22.83    22.83    0.64    3.15    3.52       0.76    3.73       0.44  244.13    0.57
Actively Traded Companies(52)                 8.43     8.15    0.76    9.12    6.32       0.95   11.71       1.32   90.20    0.96
Market Value Below $20 Million(75)           15.48    15.41    0.65    4.56    5.18       0.73    5.03       0.74  102.51    0.67
Holding Company Structure(279)               13.64    13.45    0.71    6.00    5.07       0.84    7.16       0.82  130.64    0.81
Assets Over $1 Billion(65)                    7.99     7.46    0.66    8.20    5.84       0.79   10.28       1.03   86.40    0.97
Assets $500 Million-$1 Billion(57)           11.00    10.79    0.74    7.55    6.08       0.87    8.57       1.14  132.15    0.98
Assets $250-$500 Million(73)                 11.26    11.10    0.63    5.95    5.11       0.77    7.18       0.85  164.68    0.86
Assets less than $250 Million(128)           17.62    17.59    0.80    5.15    4.98       0.88    5.62       0.67  130.90    0.71
Goodwill Companies(132)                       8.93     8.45    0.67    7.63    6.09       0.78    9.01       1.03  104.20    0.94
Non-Goodwill Companies(191)                  15.87    15.87    0.76    5.52    4.90       0.87    6.39       0.74  146.67    0.78
Acquirors of FSLIC Cases(14)                  6.82     6.44    0.71    9.50    6.89       0.95   13.31       1.44   53.58    0.84

                                                            Pricing Ratios                     Dividend Data(6)
                                               -----------------------------------------    -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(323)                        16.20  113.84   14.04  116.69   15.48         0.35    1.87   30.73
NYSE Traded Companies(12)                        16.46  155.62   10.30  169.13   14.51         0.47    1.34   23.38
AMEX Traded Companies(17)                        17.28  108.10   18.03  108.88   16.23         0.39    2.44   47.35
NASDAQ Listed OTC Companies(294)                 16.15  112.64   13.96  115.21   15.48         0.35    1.86   30.15
California Companies(25)                         15.13  117.07    8.57  120.75   15.41         0.27    0.98   19.17
Florida Companies(8)                             13.42  113.96    9.42  117.88   13.47         0.19    0.95   16.28
Mid-Atlantic Companies(66)                       15.99  113.68   12.14  117.86   14.39         0.35    1.87   32.00
Mid-West Companies(151)                          16.53  110.94   15.16  112.48   16.09         0.35    1.85   28.56
New England Companies(10)                        15.76  108.15    8.77  118.08   14.78         0.47    2.34   34.93
North-West Companies(6)                          18.84  155.50   15.22  164.03   17.45         0.34    1.47   25.09
South-East Companies(42)                         16.10  122.02   17.72  124.61   15.30         0.41    2.36   41.46
South-West Companies(7)                          15.09   92.47   10.63   96.69   14.98         0.30    1.84   30.84
Western Companies (Excl CA)(8)                   16.57  112.92   18.09  113.17   15.96         0.49    2.84   44.41
Thrift Strategy(249)                             16.86  106.84   14.98  108.94   15.93         0.35    1.97   33.21
Mortgage Banker Strategy(39)                     13.75  134.44   10.00  141.83   14.23         0.33    1.49   20.55
Real Estate Strategy(16)                         12.06  125.18   10.34  126.40   13.74         0.18    0.82   14.54
Diversified Strategy(15)                         17.05  170.89   13.91  177.00   13.66         0.68    2.38   38.80
Retail Banking Strategy(4)                       11.52  105.28    9.23  108.08   15.35         0.14    1.28   21.76
Companies Issuing Dividends(255)                 16.33  117.39   14.51  120.61   15.31         0.44    2.34   38.80
Companies Without Dividends(68)                  15.37   99.76   12.17  101.25   16.45         0.00    0.00    0.00
Equity/Assets [6%(33)                            13.09  139.19    7.10  144.31   14.03         0.29    1.17   14.12
Equity/Assets 6-12%(152)                         15.19  122.53   10.57  127.54   13.88         0.39    1.90   29.42
Equity/Assets >12%(138)                          18.43   98.77   19.38   99.22   18.03         0.32    2.00   36.11
Converted Last 3 Mths (no MHC)(6)                19.78   87.28   19.92   87.28   21.87         0.00    0.00    0.00
Actively Traded Companies(52)                    14.91  141.27   11.65  147.89   13.08         0.51    2.00   27.35
Market Value Below $20 Million(75)               16.06   91.01   14.08   91.70   16.47         0.27    1.80   30.74
Holding Company Structure(279)                   16.72  113.00   14.50  115.70   15.75         0.36    1.91   31.67
Assets Over $1 Billion(65)                       15.81  144.25   11.20  153.72   14.45         0.50    1.80   28.64
Assets $500 Million-$1 Billion(57)               15.06  117.00   12.67  120.40   14.29         0.31    1.66   27.83
Assets $250-$500 Million(73)                     16.34  111.11   12.22  112.85   15.19         0.32    1.90   27.07
Assets less than $250 Million(128)               16.93   98.27   17.12   98.67   16.93         0.31    1.98   35.09
Goodwill Companies(132)                          15.64  128.52   11.17  135.91   14.34         0.41    1.82   28.71
Non-Goodwill Companies(191)                      16.69  103.94   15.98  103.94   16.41         0.32    1.90   32.19
Acquirors of FSLIC Cases(14)                     13.61  140.95   10.14  152.43   12.93         0.47    1.93   22.86

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of November 15, 1996


                                                               Key Financial Ratios                         Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings      Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------

BIF-Insured Thrifts(74)                      11.34    10.99    0.92   10.30    7.33       0.90    9.80       1.50   93.63    1.42
NYSE Traded Companies(3)                      7.07     5.48    0.58    8.44    6.28       0.61    9.09       2.53   29.93    1.19
AMEX Traded Companies(5)                     13.19    12.87    0.64    7.41    4.83       0.69    6.97       1.48   99.16    1.46
NASDAQ Listed OTC Companies(66)              11.40    11.12    0.97   10.65    7.61       0.94   10.08       1.44   97.23    1.42
California Companies(3)                       9.04     9.04    0.94   13.13    8.40       0.87   12.15       2.36   48.98    1.47
Mid-Atlantic Companies(20)                   10.54     9.94    0.88   10.27    7.48       0.87    9.61       1.92   70.49    1.35
Mid-West Companies(1)                        56.23    56.23    1.47    2.62    2.87       1.47    2.62       0.00    0.00    0.55
New England Companies(42)                     9.12     8.81    0.93   10.87    7.82       0.88   10.23       1.28  105.44    1.58
North-West Companies(4)                      12.40    12.25    1.14   11.54    6.77       1.13   11.63       0.39  193.67    0.96
South-East Companies(3)                      28.28    28.28    0.62    1.73    1.79       0.95    3.55       0.99   91.69    0.71
Thrift Strategy(47)                          13.16    12.71    0.88    8.61    6.63       0.89    8.46       1.36   92.99    1.37
Mortgage Banker Strategy(10)                  6.86     6.64    0.84   11.80    8.21       0.80   11.39       1.41   76.81    1.16
Real Estate Strategy(8)                      10.38    10.38    1.22   13.32    8.26       1.20   12.98       1.63  109.69    1.71
Diversified Strategy(7)                       6.88     6.62    1.33   20.33   12.13       1.15   16.96       2.42  109.48    1.94
Retail Banking Strategy(2)                    6.39     6.24    0.08    1.30    1.76       0.07    1.16       1.16   59.65    1.03
Companies Issuing Dividends(54)               9.07     8.58    0.97   11.11    8.02       0.95   10.67       1.38  102.39    1.41
Companies Without Dividends(20)              16.84    16.83    0.80    8.31    5.66       0.81    7.67       1.80   72.29    1.44
Equity/Assets [6%(9)                          5.52     5.39    0.91   16.32   10.50       0.73   12.99       3.02   42.35    1.54
Equity/Assets 6-12%(49)                       8.38     7.86    0.91   10.84    7.84       0.89   10.53       1.28   99.23    1.50
Equity/Assets >12%(16)                       22.73    22.73    0.96    5.56    4.23       1.05    6.04       1.31  108.26    1.13
Converted Last 3 Mths (no MHC)(1)            28.43    28.43    1.34    4.71    4.77       1.43    5.02       0.00    0.00    0.40
Actively Traded Companies(28)                 8.44     8.06    0.99   11.78    8.39       0.98   11.68       1.23   94.50    1.46
Market Value Below $20 Million(10)           12.24    12.00    0.74    8.46    7.63       0.69    7.62       1.40   61.04    1.19
Holding Company Structure(46)                12.69    12.36    1.05   10.94    7.77       1.05   10.65       1.18  109.26    1.44
Assets Over $1 Billion(17)                    7.95     7.35    1.12   14.57    9.15       1.05   13.31       2.00   80.04    1.49
Assets $500 Million-$1 Billion(18)           10.48    10.01    0.88    9.15    6.50       0.80    8.18       1.28  110.25    1.52
Assets $250-$500 Million(22)                 10.38    10.14    0.83    9.72    6.93       0.89   10.11       1.41   96.94    1.45
Assets less than $250 Million(17)            16.31    16.16    0.91    8.35    7.03       0.89    7.85       1.33   86.78    1.22
Goodwill Companies(36)                        7.78     6.99    0.84   11.02    7.61       0.80   10.29       1.37   82.63    1.40
Non-Goodwill Companies(37)                   13.01    13.01    0.97    9.91    7.23       0.98    9.59       1.62  102.79    1.45

                                                           Pricing Ratios                     Dividend Data(6)
                                              -----------------------------------------    -----------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------

BIF-Insured Thrifts(74)                         13.26  125.62   13.25  130.24   13.96         0.37    1.84   24.07
NYSE Traded Companies(3)                        17.05  141.30   10.21  134.48   15.68         0.27    0.57   10.75
AMEX Traded Companies(5)                        13.89  126.85   15.08  133.83   19.11         0.46    2.15   19.79
NASDAQ Listed OTC Companies(66)                 12.98  124.68   13.25  129.78   13.43         0.37    1.88   25.05
California Companies(3)                         12.79  122.33   11.48  122.38   13.58         0.00    0.00    0.00
Mid-Atlantic Companies(20)                      14.84  122.02   12.07  127.08   13.65         0.40    1.71   21.52
Mid-West Companies(1)                            0.00   91.50   51.45   91.50    0.00         0.00    0.00    0.00
New England Companies(42)                       12.21  128.69   11.50  133.76   13.75         0.43    2.27   29.37
North-West Companies(4)                         13.00  152.60   16.58  158.62   12.76         0.44    1.89   29.24
South-East Companies(3)                         20.97   91.20   25.72   91.20   22.14         0.00    0.00    0.00
Thrift Strategy(47)                             13.84  117.02   14.28  121.78   14.58         0.38    1.88   26.77
Mortgage Banker Strategy(10)                    13.33  146.30   10.21  151.15   13.72         0.38    1.85   15.30
Real Estate Strategy(8)                         13.12  140.37   14.96  140.37   13.24         0.30    1.56   19.12
Diversified Strategy(7)                          9.88  155.87   10.66  163.35   11.23         0.39    1.71   20.82
Retail Banking Strategy(2)                       0.00   92.61    5.92   94.52    0.00         0.32    2.10    0.00
Companies Issuing Dividends(54)                 12.95  130.85   11.81  137.45   13.67         0.53    2.60   32.82
Companies Without Dividends(20)                 14.34  112.93   16.74  113.17   14.91         0.00    0.00    0.00
Equity/Assets [6%(9)                            11.23  140.33    7.71  143.73   12.89         0.13    1.03   11.16
Equity/Assets 6-12%(49)                         12.45  130.88   11.00  137.56   13.32         0.49    2.39   31.18
Equity/Assets >12%(16)                          18.47  103.03   22.51  103.03   17.66         0.17    0.72   12.15
Converted Last 3 Mths (no MHC)(1)               20.97   98.86   28.11   98.86   19.70         0.00    0.00    0.00
Actively Traded Companies(28)                   12.48  134.32   11.14  140.89   13.11         0.52    2.39   30.83
Market Value Below $20 Million(10)              13.09   98.93   11.43  102.67   14.29         0.24    1.60   14.87
Holding Company Structure(46)                   13.00  126.35   14.73  132.72   13.32         0.42    2.03   25.67
Assets Over $1 Billion(17)                      12.99  155.07   12.44  161.82   13.41         0.50    1.86   20.96
Assets $500 Million-$1 Billion(18)              13.84  124.36   12.85  132.93   14.62         0.46    2.18   31.45
Assets $250-$500 Million(22)                    12.91  122.08   11.86  125.68   13.87         0.34    1.77   27.44
Assets less than $250 Million(17)               13.39  105.44   16.06  107.77   14.07         0.23    1.58   15.83
Goodwill Companies(36)                          13.59  133.72   10.39  144.58   14.67         0.53    2.38   32.42
Non-Goodwill Companies(37)                      12.96  119.88   14.53  119.88   13.29         0.25    1.44   18.22

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of November 15, 1996


                                                               Key Financial Ratios                         Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings      Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(19)                     11.26    10.99    0.66    5.87    4.40       0.77    7.01       0.48  156.72    0.81
BIF-Insured Thrifts(2)                        9.98     9.97    0.45    6.13    2.63       0.49    6.00       2.17   65.43    2.02
NASDAQ Listed OTC Companies(21)              11.13    10.88    0.64    5.89    4.23       0.74    6.91       0.68  145.98    0.93
Florida Companies(3)                          9.96     9.81    0.82    8.08    5.54       0.91    9.21       0.46  119.35    0.80
Mid-Atlantic Companies(8)                    10.66    10.20    0.35    2.92    2.15       0.60    5.33       1.11  107.77    1.10
Mid-West Companies(7)                        12.08    12.07    0.64    5.72    4.55       0.69    6.26       0.33  206.72    0.76
New England Companies(1)                      8.26     8.25    1.10   13.97    6.73       0.88   11.19       1.42   85.13    1.82
North-West Companies(1)                      11.02     9.82    1.31   12.07    7.57       1.21   11.09       0.22  151.63    0.51
South-East Companies(1)                      14.28    14.28    1.01    7.09    6.72       1.01    7.09       0.00    0.00    0.00
Thrift Strategy(19)                          11.30    11.09    0.58    5.10    3.90       0.71    6.44       0.66  149.66    0.91
Mortgage Banker Strategy(1)                  11.02     9.82    1.31   12.07    7.57       1.21   11.09       0.22  151.63    0.51
Diversified Strategy(1)                       8.26     8.25    1.10   13.97    6.73       0.88   11.19       1.42   85.13    1.82
Companies Issuing Dividends(20)              10.97    10.71    0.62    5.83    4.10       0.73    6.90       0.68  145.98    0.93
Companies Without Dividends(1)               14.28    14.28    1.01    7.09    6.72       1.01    7.09       0.00    0.00    0.00
Equity/Assets [6%(1)                          5.93     5.93    0.56    9.39    8.70       0.57    9.62       0.37  108.37    1.15
Equity/Assets 6-12%(14)                       9.74     9.39    0.53    5.53    3.59       0.70    7.11       0.81  105.52    0.98
Equity/Assets >12%(6)                        16.07    16.07    0.95    6.20    5.11       0.92    5.81       0.23  333.88    0.71
Actively Traded Companies(1)                  9.26     8.11    0.47    4.99    3.78       0.85    9.04       0.75   70.10    1.01
Market Value Below $20 Million(1)            11.52    11.49    0.19    1.60    1.75       0.47    3.96       0.37  131.69    0.59
Holding Company Structure(1)                  9.26     8.11    0.47    4.99    3.78       0.85    9.04       0.75   70.10    1.01
Assets Over $1 Billion(4)                     9.03     8.43    0.87    9.49    5.34       0.94   10.10       0.91  117.09    1.24
Assets $500 Million-$1 Billion(5)             9.66     9.35    0.56    5.25    4.26       0.70    6.89       0.65   67.02    0.82
Assets $250-$500 Million(4)                   9.84     9.82    0.66    6.88    5.71       0.73    7.73       0.24  214.25    0.59
Assets less than $250 Million(8)             13.57    13.41    0.55    3.93    2.91       0.67    4.91       0.89  167.56    1.02
Goodwill Companies(10)                        9.53     8.98    0.73    7.56    4.75       0.85    8.79       0.57  134.22    0.88
Non-Goodwill Companies(11)                   12.45    12.45    0.57    4.53    3.80       0.66    5.37       0.78  156.44    0.98
MHC Institutions(21)                         11.13    10.88    0.64    5.89    4.23       0.74    6.91       0.68  145.98    0.93
MHC Converted Last 3 Months(1)               14.28    14.28    1.01    7.09    6.72       1.01    7.09       0.00    0.00    0.00

                                                     Pricing Ratios                     Dividend Data(6)
                                        -----------------------------------------    -----------------------
                                                                 Price/  Price/        Ind.   Divi-
                                         Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                   Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                   ------- ------- ------- ------- -------      ------- ------- -------
                                           (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(19)                  17.22  127.87   14.30  132.34   18.17         0.61    3.67   49.15
BIF-Insured Thrifts(2)                    14.85  157.85   15.16  157.98   18.54         0.62    3.31   46.07
NASDAQ Listed OTC Companies(21)           17.02  130.87   14.39  134.90   18.19         0.61    3.63   48.81
Florida Companies(3)                      18.28  143.35   13.83  146.48   17.14         0.93    4.45   71.32
Mid-Atlantic Companies(8)                 17.22  124.70   13.23  131.99   18.36         0.46    3.21   50.32
Mid-West Companies(7)                     18.01  123.59   15.15  123.81   19.71         0.72    4.62   66.01
New England Companies(1)                  14.85  192.21   15.88  192.47   18.54         0.88    3.10   46.07
North-West Companies(1)                   13.21  151.44   16.69  169.98   14.38         0.22    1.35   17.89
South-East Companies(1)                   14.89  105.58   15.07  105.58   14.89         0.00    0.00    0.00
Thrift Strategy(19)                       17.62  126.31   14.18  129.76   18.42         0.62    3.79   53.62
Mortgage Banker Strategy(1)               13.21  151.44   16.69  169.98   14.38         0.22    1.35   17.89
Diversified Strategy(1)                   14.85  192.21   15.88  192.47   18.54         0.88    3.10   46.07
Companies Issuing Dividends(20)           17.22  132.20   14.35  136.45   18.40         0.64    3.82   54.91
Companies Without Dividends(1)            14.89  105.58   15.07  105.58   14.89         0.00    0.00    0.00
Equity/Assets [6%(1)                      11.49  103.41    6.13  103.41   11.22         0.84    5.89   67.74
Equity/Assets 6-12%(14)                   17.27  135.96   13.09  141.72   18.36         0.61    3.27   51.21
Equity/Assets >12%(6)                     17.97  122.11   19.69  122.11   19.43         0.57    4.18   32.14
Actively Traded Companies(1)               0.00  131.77   12.20  150.33   14.60         0.40    2.19   57.97
Market Value Below $20 Million(1)          0.00   92.24   10.62   92.45   23.08         0.40    3.33    0.00
Holding Company Structure(1)               0.00  131.77   12.20  150.33   14.60         0.40    2.19   57.97
Assets Over $1 Billion(4)                 16.58  164.00   14.64  174.16   17.97         0.75    3.23   52.44
Assets $500 Million-$1 Billion(5)         18.56  121.52   11.77  126.54   18.15         0.63    3.67   66.02
Assets $250-$500 Million(4)               16.54  121.60   11.85  121.92   16.72         0.79    4.45   67.74
Assets less than $250 Million(8)          16.96  123.60   16.84  125.95   19.58         0.44    3.40   27.39
Goodwill Companies(10)                    16.82  145.08   13.61  154.05   18.09         0.61    3.04   46.63
Non-Goodwill Companies(11)                17.17  119.23   15.02  119.23   18.31         0.61    4.11   51.53
MHC Institutions(21)                      17.02  130.87   14.39  134.90   18.19         0.61    3.63   48.81
MHC Converted Last 3 Months(1)            14.89  105.58   15.07  105.58   14.89         0.00    0.00    0.00

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of November 15, 1996


                                                               Key Financial Ratios                         Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings      Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             3.93     3.30    0.13    2.91    1.98       0.44    9.73       2.14   36.71    1.23
CAL   CalFed Inc. of Los Angeles CA(8)        4.63     4.63    0.35    7.84    4.28       0.56   12.42       1.16  103.40    1.66
CSA   Coast Savings Financial of CA           4.83     4.76    0.12    2.40    1.61       0.47    9.42       1.53   48.84    1.08
CFB   Commercial Federal Corp. of NE          5.39     4.82    0.62   10.78    6.41       0.88   15.44       1.07   69.60    1.01
DME   Dime Savings Bank, FSB of NY*           5.08     5.03    0.39    7.96    4.79       0.53   10.69       2.45   24.13    1.09
DSL   Downey Financial Corp. of CA            8.32     8.18    0.68    8.41    7.07       0.60    7.43        NA      NA     0.68
FRC   First Republic Bancorp of CA*           5.56     5.56    0.54    9.54    8.72       0.51    8.95       2.22   38.76    0.97
FED   FirstFed Fin. Corp. of CA               4.38     4.31    0.06    1.27    1.05       0.29    6.34       2.15     NA      NA
GLN   Glendale Fed. Bk, FSB of CA             5.27     4.89   -0.04   -0.86   -0.70       0.36    6.98       1.76   66.27    1.56
GDW   Golden West Fin. Corp. of CA            6.13     6.13    1.00   15.50    9.45       1.23   19.03       1.37   35.24    0.59
GWF   Great Western Fin. Corp. of CA          5.63     4.95    0.42    7.48    4.70       0.68   12.07       1.79   41.34    1.03
GPT   GreenPoint Fin. Corp. of NY*           10.58     5.84    0.82    7.83    5.32       0.80    7.64       2.91   26.91    1.52
SFB   Standard Fed. Bancorp of MI             5.83     4.75    0.63    9.71    5.18       0.85   13.07       0.59   53.01    0.43
TCB   TCF Financial Corp. of MN               7.34     7.03    1.17   16.06    5.91       1.39   19.01       0.76  132.47    1.36
WES   Westcorp Inc. of Orange CA              9.88     9.85    1.09   11.13    5.78       0.44    4.45       1.16  111.77    2.49


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*             17.67    17.67   -0.29   -1.62   -1.83       0.64    3.60       0.56  159.79    1.32
BKC   American Bank of Waterbury CT*          8.34     7.95    1.24   14.18    9.40       0.84    9.61       2.39   38.52    1.42
BFD   BostonFed Bancorp of MA                11.15    11.15    0.32    2.87    2.41       0.52    4.64       0.54   97.04    0.63
CFX   Cheshire Fin. Corp. of NH*              9.05     8.11    1.00   10.33    4.94       0.86    8.83        NA      NA     1.47
CZF   Citisave Fin. Corp. of LA              16.00    15.99    0.78    4.47    4.67       1.04    5.97       0.22   40.85    0.15
CBK   Citizens First Fin.Corp. of IL         15.14    15.14    0.25    2.32    1.68       0.52    4.87        NA      NA     0.24
ESX   Essex Bancorp of VA(8)                  0.19    -0.53   -1.65  -44.64     NM       -1.53  -41.36       2.34   77.62    2.15
FCB   Falmouth Co-Op Bank of MA*             24.56    24.56    0.59    3.97    2.40       0.59    3.97        NA      NA     1.24
GAF   GA Financial Corp. of PA               21.55    21.55    0.72    4.10    3.12       1.13    6.43       0.19   85.78    0.42
KNK   Kankakee Bancorp of IL                 10.02     9.32    0.42    4.14    4.38       0.60    5.87       0.90   74.47    0.99
KYF   Kentucky First Bancorp of KY           22.25    22.25    0.90    3.71    3.47       1.17    4.85       0.09  486.84    0.81
NYB   New York Bancorp, Inc. of NY            5.43     5.43    1.26   21.86    9.18       1.19   20.60        NA      NA     1.04
PDB   Piedmont Bancorp of NC                 28.20    28.20    1.28    4.82    3.12       1.57    5.92       0.76   62.96    0.66
PLE   Pinnacle Bank of AL                     7.73     7.46    0.50    6.42    6.04       0.79   10.11       0.83   82.73    1.01
SSB   Scotland Bancorp of NC                 35.06    35.06    1.29    6.03    3.40       1.29    6.03        NA      NA     0.50
SZB   SouthFirst Bancshares of AL            14.41    14.41    0.57    3.47    4.56       0.75    4.63       0.52   53.93    0.41
SRN   Southern Banc Company of AL            18.22    18.02    0.22    1.24    1.26       0.58    3.36        NA      NA     0.24
SSM   Stone Street Bancorp of NC             35.13    35.13    1.22    4.38    3.35       1.51    5.42       0.17  272.78    0.61
TSH   Teche Holding Company of LA            13.77    13.77    0.72    4.30    5.26       1.04    6.24        NA      NA     1.00
FTF   Texarkana Fst. Fin. Corp of AR         20.14    20.14    1.82   10.01   10.51       1.82   10.01       0.33  213.97    0.87
THR   Three Rivers Fin. Corp. of MI          14.67    14.61    0.82    5.92    5.70       0.75    5.40       0.69   73.26    0.78
TBK   Tolland Bank of CT*                     6.31     6.06    0.63   10.20    9.25       0.54    8.83        NA      NA     1.87
WSB   Washington SB, FSB of MD                8.72     8.72    0.91   11.57   12.44       0.83   10.54       0.95   49.34    0.96


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             8.20     8.20    1.72   22.62   22.97      -0.16   -2.12       0.44   79.07    0.51
AFED  AFSALA Bancorp of NY                   13.68    13.68    0.59    4.34    5.08       0.59    4.34       0.59   96.04    1.10
ALBK  ALBANK Fin. Corp. of Albany NY          8.95     7.68    0.77    7.76    6.60       0.98    9.90       1.15   69.91    1.12
AMFC  AMB Financial Corp. of IN              19.37    19.37    0.49    3.04    2.64       0.76    4.79       0.43   98.60    0.56
ASBP  ASB Financial Corp. of OH              22.18    22.18    0.57    2.44    2.45       0.89    3.83       1.89   40.89    1.25
ABBK  Abington Savings Bank of MA(8)*         6.69     5.95    0.72   10.94    8.84       0.61    9.18       0.27  135.80    0.59
AABC  Access Anytime Bancorp of NM            4.94     4.94    0.34    7.22    9.91       0.26    5.57       1.49   23.28    1.01
AADV  Advantage Bancorp of WI                 9.45     8.22    0.90    9.33    7.91       0.81    8.36       0.55  101.88    1.02
AFCB  Affiliated Comm BC, Inc of MA           9.84     9.77    0.74    6.73    5.83       0.87    7.98       0.62  119.38    1.19
ALBC  Albion Banc Corp. of Albion NY         10.34    10.34    0.24    2.34    3.32       0.24    2.30       0.76   55.48    0.52

                                                          Pricing Ratios                     Dividend Data(6)
                                             -----------------------------------------    -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA                NM   166.33    6.54  198.29   15.15         0.88    2.81     NM
CAL   CalFed Inc. of Los Angeles CA(8)         23.39  178.40    8.26  178.40   14.76         0.00    0.00    0.00
CSA   Coast Savings Financial of CA              NM   151.17    7.31  153.59   15.86         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE           15.61  173.87    9.38  194.57   10.90         0.40    0.89   13.84
DME   Dime Savings Bank, FSB of NY*            20.89  163.63    8.31  165.22   15.56         0.00    0.00    0.00
DSL   Downey Financial Corp. of CA             14.15  115.85    9.64  117.84   16.02         0.48    1.79   25.40
FRC   First Republic Bancorp of CA*            11.46  103.62    5.76  103.75   12.22         0.00    0.00    0.00
FED   FirstFed Fin. Corp. of CA                  NM   125.79    5.51  127.83   19.13         0.00    0.00    0.00
GLN   Glendale Fed. Bk, FSB of CA                NM   118.55    6.25  127.80   17.54         0.00    0.00     NM
GDW   Golden West Fin. Corp. of CA             10.58  165.20   10.13  165.20    8.61         0.44    0.67    7.12
GWF   Great Western Fin. Corp. of CA           21.30  161.15    9.07  183.24   13.19         1.00    3.48   74.07
GPT   GreenPoint Fin. Corp. of NY*             18.80  156.65   16.57     NM    19.26         0.80    1.72   32.26
SFB   Standard Fed. Bancorp of MI              19.32  192.37   11.22  236.41   14.35         0.80    1.45   27.97
TCB   TCF Financial Corp. of MN                16.93     NM    19.91     NM    14.31         0.75    1.85   31.25
WES   Westcorp Inc. of Orange CA               17.31  185.95   18.38  186.57     NM          0.40    1.78   30.77


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                 NM    88.48   15.63   88.48   24.58         0.00    0.00     NM
BKC   American Bank of Waterbury CT*           10.64  147.14   12.28  154.50   15.71         1.36    4.63   49.28
BFD   BostonFed Bancorp of MA                    NM   104.75   11.68  104.75     NM          0.20    1.42   58.82
CFX   Cheshire Fin. Corp. of NH*               20.22  203.04   18.37  226.36   23.65         0.80    5.20     NM
CZF   Citisave Fin. Corp. of LA                21.43  107.31   17.17  107.40   16.07         0.30    2.22   47.62
CBK   Citizens First Fin.Corp. of IL             NM    87.29   13.22   87.29     NM          0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                     NM      NM     0.71     NM      NM          0.00    0.00     NM
FCB   Falmouth Co-Op Bank of MA*                 NM    92.03   22.61   92.03     NM          0.00    0.00    0.00
GAF   GA Financial Corp. of PA                   NM    99.02   21.34   99.02   20.46         0.32    2.27   72.73
KNK   Kankakee Bancorp of IL                   22.86   96.04    9.62  103.23   16.11         0.40    1.67   38.10
KYF   Kentucky First Bancorp of KY               NM   108.85   24.22  108.85   22.06         0.50    3.33     NM
NYB   New York Bancorp, Inc. of NY             10.90  238.26   12.93  238.26   11.56         0.80    2.35   25.64
PDB   Piedmont Bancorp of NC                     NM   134.79   38.01  134.79     NM          0.48    2.63     NM
PLE   Pinnacle Bank of AL                      16.55  107.33    8.30  111.20   10.51         0.72    4.03   66.67
SSB   Scotland Bancorp of NC                     NM    98.66   34.59   98.66     NM          0.30    2.26   66.67
SZB   SouthFirst Bancshares of AL              21.93   82.67   11.91   82.67   16.45         0.50    4.00     NM
SRN   Southern Banc Company of AL                NM    94.94   17.29   95.95     NM          0.35    2.59     NM
SSM   Stone Street Bancorp of NC                 NM    97.66   34.31   97.66   24.10         0.44    2.20   65.67
TSH   Teche Holding Company of LA              19.01   91.46   12.59   91.46   13.11         0.50    3.70   70.42
FTF   Texarkana Fst. Fin. Corp of AR            9.52   84.88   17.10   84.88    9.52         0.45    3.13   29.80
THR   Three Rivers Fin. Corp. of MI            17.56   92.34   13.54   92.71   19.26         0.30    2.16   37.97
TBK   Tolland Bank of CT*                      10.82  103.54    6.53  107.79   12.50         0.12    0.93   10.08
WSB   Washington SB, FSB of MD                  8.04   88.24    7.70   88.24    8.82         0.10    2.22   17.86


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN               4.35   95.56    7.83   95.56     NM          0.40    1.33    5.78
AFED  AFSALA Bancorp of NY                     19.67   85.41   11.68   85.41   19.67         0.00    0.00    0.00
ALBK  ALBANK Fin. Corp. of Albany NY           15.14  119.40   10.68  139.07   11.88         0.48    1.68   25.40
AMFC  AMB Financial Corp. of IN                  NM    86.81   16.82   86.81   24.04         0.24    1.92   72.73
ASBP  ASB Financial Corp. of OH                  NM   102.23   22.68  102.23     NM          0.40    2.65     NM
ABBK  Abington Savings Bank of MA(8)*          11.32  118.64    7.94  133.40   13.49         0.40    1.96   22.22
AABC  Access Anytime Bancorp of NM             10.09   72.06    3.56   72.06   13.07         0.00    0.00    0.00
AADV  Advantage Bancorp of WI                  12.64  118.06   11.15  135.67   14.12         0.32    0.98   12.36
AFCB  Affiliated Comm BC, Inc of MA            17.15  116.36   11.45  117.22   14.46         0.60    2.71   46.51
ALBC  Albion Banc Corp. of Albion NY             NM    71.18    7.36   71.18     NM          0.31    1.84   55.36

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of November 15, 1996


                                                               Key Financial Ratios                         Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings      Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN            10.03    10.03    0.47    4.40    6.30       0.03    0.28        NA      NA     0.95
AHCI  Ambanc Holding Co. of NY*              16.30    16.30    0.32    2.22    2.19       0.29    2.03       3.65   25.93    1.65
ASBI  Ameriana Bancorp of IN                 10.88    10.87    0.61    5.14    4.73       0.91    7.67       0.48   58.85    0.39
AFFFZ America First Fin. Fund of CA           6.89     6.75    0.45    6.64    5.95       0.75   11.21       0.58   54.76    0.50
AMFB  American Federal Bank of SC             7.76     7.16    1.29   16.14    8.40       1.42   17.67       0.54  140.66    1.27
ANBK  American Nat'l Bancorp of MD           10.25    10.25    0.35    3.48    3.49       0.43    4.24        NA      NA     1.56
ABCW  Anchor Bancorp Wisconsin of WI          5.84     5.69    0.67   10.05    7.34       0.92   13.84       0.75  157.67    1.54
ANDB  Andover Bancorp, Inc. of MA*            7.73     7.73    1.03   13.57    8.48       1.06   13.98       1.30   77.05    1.40
ASFC  Astoria Financial Corp. of NY           7.79     6.38    0.51    6.06    4.52       0.77    9.18       0.66   29.39    0.55
AVND  Avondale Fin. Corp. of IL               9.93     9.93    0.63    5.82    6.98       0.45    4.16        NA      NA     1.46
BFSI  BFS Bankorp, Inc. of NY                 7.81     7.81    1.57   20.19   11.08       1.84   23.72       1.04   90.39    1.03
BKCT  Bancorp Connecticut of CT*             10.85    10.85    1.17   10.76    7.73       1.16   10.64       1.45   84.76    1.98
BPLS  Bank Plus Corp. of CA                   4.75     4.74   -2.04  -38.41     NM       -1.69  -31.88       3.35   56.47    2.24
BWFC  Bank West Fin. Corp. of MI             19.44    19.44    0.87    4.38    5.30       0.40    1.99       0.03  386.05    0.17
BANC  BankAtlantic Bancorp of FL              7.17     6.65    1.09   15.70   10.15       0.77   11.06       0.76  118.19    1.52
BKUNA BankUnited SA of FL                     5.66     5.34    1.14   25.57   16.13       0.83   18.56       0.79   33.85    0.34
BKCO  Bankers Corp. of NJ*                    8.05     7.90    1.05   11.58    9.10       1.20   13.18       1.20   25.55    0.43
BVFS  Bay View Capital Corp. of CA            5.65     5.33   -0.08   -1.25   -0.96       0.46    6.98        NA      NA     1.49
BFSB  Bedford Bancshares of VA               15.22    15.22    1.29    7.96    7.27       1.29    7.96       0.85   61.70    0.61
BSBC  Branford SB of CT*                      9.13     9.13    0.97   11.21    7.43       0.97   11.21       2.19   96.45    2.95
BRFC  Bridgeville SB, FSB of PA(8)           28.94    28.94    0.98    3.41    3.15       1.25    4.33       0.21  128.21    0.74
BYFC  Broadway Fin. Corp. of CA              11.66    11.66    0.28    3.67    3.89       0.32    4.09       2.42   33.23    0.97
CBCO  CB Bancorp of Michigan City IN          9.88     9.88    1.39   14.63    8.98       1.38   14.50        NA      NA     2.02
CBES  CBES Bancorp of MO                     16.87    16.87    0.78    4.64    5.66       0.60    3.53       0.17  139.51    0.29
CCFH  CCF Holding Company of GA              21.19    21.19    0.96    5.14    4.69       0.92    4.92       0.92   59.37    0.89
CENF  CENFED Financial Corp. of CA            5.04     5.03    0.51   10.37    7.71       0.64   12.98       1.34   49.80    0.94
CFSB  CFSB Bancorp of Lansing MI              7.74     7.74    0.70    8.57    6.14       0.98   12.09       0.20  271.42    0.64
CKFB  CKF Bancorp of Danville KY             25.22    25.22    1.28    4.72    4.00       1.28    4.72       1.47   13.42    0.22
CNSB  CNS Bancorp of MO                      24.40    24.40    0.36    2.18    1.43       0.63    3.82       0.33  111.42    0.62
CSBF  CSB Financial Group Inc of IL          30.89    30.89    0.82    4.53    3.18       0.82    4.53       0.70   37.37    0.47
CFHC  California Fin. Hld. Co. of CA          6.46     6.44    0.37    5.50    4.26       0.62    9.40       1.21   45.60    0.76
CBCI  Calumet Bancorp of Chicago IL          16.15    16.15    0.98    5.93    6.79       1.28    7.76       1.29   86.03    1.45
CAFI  Camco Fin. Corp. of OH                  7.58     7.58    0.78    9.70    8.00       0.88   11.02        NA      NA     0.34
CMRN  Cameron Fin. Corp. of MO               26.35    26.35    1.60    5.81    6.36       1.56    5.69       0.96   74.48    0.85
CAPS  Capital Savings Bancorp of MO           8.44     8.44    0.63    6.34    5.52       0.93    9.42       0.20  141.28    0.38
CARV  Carver FSB of New York, NY              9.62     9.18    0.20    2.12    4.20       0.18    1.92       0.72   36.31    1.11
CASB  Cascade SB of Everett WA                6.05     6.05    0.49    7.79    5.13       0.49    7.79       0.51  168.34    1.19
CATB  Catskill Fin. Corp. of NY*             29.04    29.04    1.18    6.57    4.46       1.18    6.57       0.61  106.20    1.47
CNIT  Cenit Bancorp of Norfolk VA             7.28     7.02    0.50    6.96    4.82       0.55    7.76       0.82   71.39    1.03
CTBK  Center Banks, Inc. of NY*               6.56     6.56    0.64    9.21    9.70       0.61    8.77       1.59   54.86    1.03
CEBK  Central Co-Op. Bank of MA*             10.00     8.72    0.38    3.98    3.79       0.41    4.24       1.79   51.21    1.27
CJFC  Central Jersey Fin. Corp of NJ(8)      11.93    11.14    1.11    9.81    5.21       1.08    9.56       1.68   38.04    1.37
CBSB  Charter Financial Inc. of IL           17.39    16.16    1.17    6.86    5.80       1.15    6.77       0.52  130.13    0.94
COFI  Charter One Financial of OH             6.59     6.08    0.21    3.26    1.30       1.28   19.42       0.37  129.94    0.84
CVAL  Chester Valley Bancorp of PA            8.84     8.84    0.60    6.54    5.13       0.90    9.81       0.76  127.23    1.14
CTZN  CitFed Bancorp of Dayton OH             6.37     5.58    0.46    6.83    4.29       0.71   10.47       0.91   71.24    1.12
CLAS  Classic Bancshares of KY               28.36    28.36    0.73    3.24    3.08       0.63    2.79       0.64   65.76    0.61
CMSB  Cmnwealth Bancorp of PA                11.10     8.46    0.70    7.29    4.59       0.61    6.35       0.40  122.42    0.95
CBSA  Coastal Bancorp of Houston TX           3.17     2.61    0.24    7.11    6.11       0.40   12.02       0.59   39.07    0.54
CFCP  Coastal Fin. Corp. of SC                6.10     6.10    1.04   17.09    6.14       0.91   14.97       0.15  598.96    1.06
COFD  Collective Bancorp Inc. of NJ           6.93     6.49    0.89   12.89    6.64       1.11   15.94       0.43   55.96    0.47
CMSV  Commty. Svgs, MHC of FL(47.6)          11.99    11.99    0.89    7.13    6.26       0.90    7.27       0.53   68.77    0.63
CBIN  Community Bank Shares of IN            11.05    11.05    0.87    7.46    7.76       0.85    7.31       0.12  218.57    0.48
CBNH  Community Bankshares Inc of NH*         7.16     7.16    0.86   11.90    8.88       0.70    9.69       0.38  178.91    1.02
CFTP  Community Fed. Bancorp of MS           32.99    32.99    1.32    5.80    3.14       1.30    5.68       0.46   62.11    0.50
CFFC  Community Fin. Corp. of VA             14.04    14.04    1.31    9.71    7.53       1.31    9.71       0.49  125.93    0.69

                                                        Pricing Ratios                     Dividend Data(6)
                                           -----------------------------------------    -----------------------
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                      Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                      ------- ------- ------- ------- -------      ------- ------- -------
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN            15.87   73.21    7.34   73.21     NM          0.00    0.00    0.00
AHCI  Ambanc Holding Co. of NY*                NM    76.09   12.40   76.09     NM          0.00    0.00    0.00
ASBI  Ameriana Bancorp of IN                 21.13  113.04   12.30  113.21   14.15         0.56    3.73     NM
AFFFZ America First Fin. Fund of CA          16.80  113.78    7.84  116.15    9.95         1.60    5.51     NM
AMFB  American Federal Bank of SC            11.91  191.74   14.88  207.85   10.87         0.40    2.13   25.32
ANBK  American Nat'l Bancorp of MD             NM    94.00    9.63   94.00   23.50         0.12    1.02   29.27
ABCW  Anchor Bancorp Wisconsin of WI         13.62  146.57    8.56  150.60    9.89         0.50    1.43   19.46
ANDB  Andover Bancorp, Inc. of MA*           11.80  150.55   11.63  150.55   11.45         0.60    2.20   25.97
ASFC  Astoria Financial Corp. of NY          22.12  135.33   10.55  165.21   14.60         0.44    1.24   27.33
AVND  Avondale Fin. Corp. of IL              14.33   89.53    8.89   89.53   20.03         0.00    0.00    0.00
BFSI  BFS Bankorp, Inc. of NY                 9.03  166.07   12.96  166.07    7.68         0.00    0.00    0.00
BKCT  Bancorp Connecticut of CT*             12.93  137.36   14.90  137.36   13.08         0.80    3.56   45.98
BPLS  Bank Plus Corp. of CA                    NM   134.18    6.38  134.49     NM          0.00    0.00     NM
BWFC  Bank West Fin. Corp. of MI             18.85   85.07   16.53   85.07     NM          0.28    2.70   50.91
BANC  BankAtlantic Bancorp of FL              9.85  135.14    9.69  145.58   13.98         0.15    1.15   11.36
BKUNA BankUnited SA of FL                     6.20  105.28    5.96  111.45    8.54         0.00    0.00    0.00
BKCO  Bankers Corp. of NJ*                   10.99  126.20   10.16  128.58    9.66         0.64    3.35   36.78
BVFS  Bay View Capital Corp. of CA             NM   139.70    7.89  148.02   18.69         0.60    1.47     NM
BFSB  Bedford Bancshares of VA               13.76  111.22   16.92  111.22   13.76         0.44    2.48   34.11
BSBC  Branford SB of CT*                     13.46  142.86   13.05  142.86   13.46         0.08    2.29   30.77
BRFC  Bridgeville SB, FSB of PA(8)             NM   108.00   31.26  108.00   25.00         0.32    2.10   66.67
BYFC  Broadway Fin. Corp. of CA                NM    61.60    7.18   61.60   23.08         0.20    2.22   57.14
CBCO  CB Bancorp of Michigan City IN         11.14  153.34   15.14  153.34   11.23         1.30    5.10   56.77
CBES  CBES Bancorp of MO                     17.67   81.99   13.83   81.99   23.25         0.00    0.00    0.00
CCFH  CCF Holding Company of GA              21.32   97.58   20.67   97.58   22.31         0.40    2.76   58.82
CENF  CENFED Financial Corp. of CA           12.97  129.98    6.55  130.22   10.35         0.36    1.30   16.82
CFSB  CFSB Bancorp of Lansing MI             16.29  140.17   10.85  140.17   11.55         0.48    2.63   42.86
CKFB  CKF Bancorp of Danville KY             25.00  123.05   31.03  123.05   25.00         0.44    2.23   55.70
CNSB  CNS Bancorp of MO                        NM    95.89   23.40   95.89     NM          0.00    0.00    0.00
CSBF  CSB Financial Group Inc of IL            NM    81.79   25.26   81.79     NM          0.00    0.00    0.00
CFHC  California Fin. Hld. Co. of CA         23.50  128.28    8.28  128.70   13.74         0.44    1.87   44.00
CBCI  Calumet Bancorp of Chicago IL          14.73   91.10   14.71   91.10   11.25         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                 12.50  119.48    9.06  119.48   11.00         0.46    2.79   34.85
CMRN  Cameron Fin. Corp. of MO               15.72   93.79   24.72   93.79   16.05         0.28    1.84   28.87
CAPS  Capital Savings Bancorp of MO          18.12  120.13   10.14  120.13   12.20         0.48    1.92   34.78
CARV  Carver FSB of New York, NY             23.81   50.56    4.87   53.03     NM          0.00    0.00    0.00
CASB  Cascade SB of Everett WA               19.48  149.40    9.04  149.40   19.48         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*             22.41   89.72   26.05   89.72   22.41         0.00    0.00    0.00
CNIT  Cenit Bancorp of Norfolk VA            20.74  135.59    9.87  140.60   18.60         1.00    2.52   52.36
CTBK  Center Banks, Inc. of NY*              10.30   90.88    5.96   90.88   10.82         0.40    2.62   27.03
CEBK  Central Co-Op. Bank of MA*               NM   103.48   10.35  118.62   24.80         0.32    1.95   51.61
CJFC  Central Jersey Fin. Corp of NJ(8)      19.20  177.47   21.18  190.05   19.71         1.26    3.38   64.95
CBSB  Charter Financial Inc. of IL           17.23   97.40   16.93  104.77   17.47         0.24    1.88   32.43
COFI  Charter One Financial of OH              NM   220.74   14.54  239.02   12.87         0.92    2.14     NM
CVAL  Chester Valley Bancorp of PA           19.50  126.95   11.22  126.95   13.00         0.42    2.15   42.00
CTZN  CitFed Bancorp of Dayton OH            23.31  157.73   10.05  180.10   15.22         0.48    0.99   23.19
CLAS  Classic Bancshares of KY                 NM    79.25   22.48   79.25     NM          0.24    2.05   66.67
CMSB  Cmnwealth Bancorp of PA                21.77  106.55   11.83  139.90   25.00         0.24    1.78   38.71
CBSA  Coastal Bancorp of Houston TX          16.38  118.40    3.75  143.75    9.70         0.40    1.85   30.30
CFCP  Coastal Fin. Corp. of SC               16.28     NM    15.94     NM    18.58         0.44    2.10   34.11
COFD  Collective Bancorp Inc. of NJ          15.07  188.86   13.09  201.73   12.18         1.00    2.96   44.64
CMSV  Commty. Svgs, MHC of FL(47.6)          15.97  112.09   13.44  112.09   15.68         0.80    4.64   74.07
CBIN  Community Bank Shares of IN            12.89   94.23   10.42   94.23   13.17         0.34    2.78   35.79
CBNH  Community Bankshares Inc of NH*        11.26  119.72    8.57  119.72   13.84         0.64    3.30   37.21
CFTP  Community Fed. Bancorp of MS             NM   113.08   37.30  113.08     NM          0.30    1.85   58.82
CFFC  Community Fin. Corp. of VA             13.27  122.65   17.22  122.65   13.27         0.52    2.42   32.10

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of November 15, 1996


                                                               Key Financial Ratios                         Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings      Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CIBI  Community Inv. Bancorp of OH           12.52    12.52    1.02    7.34    8.06       0.98    7.01       0.78   64.02    0.69
COOP  Cooperative Bk.for Svgs. of NC          7.70     7.70   -1.14  -12.66  -12.68      -0.08   -0.84       0.42   56.37    0.31
CNSK  Covenant Bank for Svgs. of NJ*          4.82     4.82    0.75   14.22    9.38       0.63   11.89       2.02   37.45    1.35
CRZY  Crazy Woman Creek Bncorp of WY         30.03    30.03    0.80    3.09    2.89       1.04    3.99       0.12  452.46    1.06
DNFC  D&N Financial Corp. of MI               5.55     5.47    0.71   12.74    7.90       0.93   16.60       0.66  112.57    0.94
DSBC  DS Bancor Inc. of Derby CT(8)*          6.87     6.67    0.74   11.24    7.39       0.69   10.46       2.02   28.99    0.83
DFIN  Damen Fin. Corp. of Chicago IL         23.15    23.15    0.91    4.83    4.08       0.89    4.73       0.20   69.57    0.36
DIME  Dime Community Bancorp of NY           17.55    15.26    0.52    3.13    3.26       0.65    3.94       1.03   68.42    1.41
DIBK  Dime Financial Corp. of CT*             8.58     8.23    1.76   21.77   12.47       1.89   23.48       1.01  197.32    3.33
EGLB  Eagle BancGroup of IL                  13.33    13.33   -0.44   -5.05   -3.92      -0.08   -0.97       1.76   31.80    0.87
EBSI  Eagle Bancshares of Tucker GA           9.21     9.21    0.93   11.79    7.30       0.93   11.69       1.45   41.45    0.86
EGFC  Eagle Financial Corp. of CT             7.30     5.33    1.28   17.47   13.94       0.62    8.52       1.17   54.16    1.11
ETFS  East Texas Fin. Serv. of TX            18.92    18.92    0.81    4.18    5.53       0.74    3.82       0.23  106.64    0.62
EBCP  Eastern Bancorp of NH(8)                7.72     7.29    0.71    9.62    7.37       0.54    7.33       1.51   23.99    0.64
ESBK  Elmira SB of Elmira NY*                 6.38     6.10    0.18    2.90    3.80       0.17    2.70       0.92   73.59    0.89
EIRE  Emerald Island Bancorp, MA*             6.83     6.83    0.59    8.77    6.75       0.63    9.43       0.23  281.89    1.04
EFBI  Enterprise Fed. Bancorp of OH          14.77    14.75    0.92    5.37    6.21       0.63    3.70       0.04  510.67    0.27
EQSB  Equitable FSB of Wheaton MD             5.30     5.30    0.78   14.99   12.00       0.78   14.90       1.00   21.61    0.31
FFFG  F.F.O. Financial Group of FL            6.04     6.04    0.20    3.17    2.55       0.62    9.95       2.94   55.67    2.35
FCBF  FCB Fin. Corp. of Neenah WI            18.45    18.45    1.03    5.30    5.40       1.01    5.20       0.11  408.42    0.52
FFBS  FFBS Bancorp of Columbus MS            19.59    19.59    1.08    5.51    3.86       1.40    7.13       0.63   83.16    0.77
FFDF  FFD Financial Corp. of OH              25.07    25.07    0.68    3.69    2.52       0.95    5.10       0.15  116.80    0.29
FFLC  FFLC Bancorp of Leesburg FL            16.22    16.22    0.63    3.72    4.10       0.84    4.95       0.23  133.73    0.48
FFFC  FFVA Financial Corp. of VA             14.86    14.55    1.03    6.31    5.30       1.31    7.97       0.44  143.89    1.04
FFWC  FFW Corporation of Wabash IN           10.01    10.01    0.90    8.36    9.00       1.08   10.09       0.10  312.66    0.48
FFYF  FFY Financial Corp. of OH              16.97    16.97    0.82    4.56    3.74       1.26    7.01       0.84   69.96    0.78
FMCO  FMS Financial Corp. of NJ               6.53     6.38    0.52    7.93    6.39       0.87   13.26        NA      NA     0.91
FFHH  FSF Financial Corp. of MN              13.44    13.44    0.51    3.25    3.43       0.71    4.54       0.06  354.34    0.36
FMLY  Family Bancorp of Haverhill MA(8)*      7.95     7.35    0.86   11.09    5.72       0.90   11.59       0.68  112.19    1.48
FOBC  Fed One Bancorp of Wheeling WV         11.67    11.08    0.70    5.75    6.18       1.00    8.17       0.27  151.30    1.07
FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)        8.43     8.42    0.66    7.78    4.00       0.94   11.07       1.14   84.83    1.16
FBCI  Fidelity Bancorp of Chicago IL         10.90    10.86    0.73    5.74    5.97       0.73    5.74       0.61   17.59    0.15
FSBI  Fidelity Bancorp, Inc. of PA            6.79     6.76    0.65    8.71    7.47       0.64    8.58       0.43  108.80    1.01
FFFL  Fidelity FSB, MHC of FL(47.2)           9.86     9.76    0.67    6.58    4.73       0.63    6.16       0.34   81.03    0.36
FFED  Fidelity Fed. Bancorp of IN             4.79     4.79    0.31    6.17    3.24       0.40    7.99       0.17  415.56    0.83
FFOH  Fidelity Financial of OH               19.85    19.85    0.60    3.45    3.24       0.91    5.18       0.42   77.55    0.43
FIBC  Financial Bancorp of NY                 9.67     9.61    0.46    4.29    4.49       0.85    7.98       3.44   17.16    1.11
FBSI  First Bancshares of MO                 16.52    16.49    0.84    4.82    5.97       0.83    4.77       0.57   63.49    0.44
FBBC  First Bell Bancorp of PA               18.43    18.43    1.41    6.72    6.33       1.63    7.74       0.10  114.26    0.13
FBER  First Bergen Bancorp of NJ             17.05    17.05    0.36    3.28    2.30       0.48    4.37       3.36   43.40    3.23
FCIT  First Cit. Fin. Corp of MD              5.92     5.92    0.46    7.45    5.42       0.66   10.62       2.58   41.67    1.50
FFBA  First Colorado Bancorp of Co           16.33    16.12    1.09    8.24    5.19       1.09    8.24       0.22  102.47    0.32
FDEF  First Defiance Fin.Corp. of OH         23.01    23.01    0.93    3.75    4.26       1.21    4.90       0.23  168.53    0.49
FESX  First Essex Bancorp of MA*              7.44     7.44    0.97   13.15   10.11       0.84   11.29       0.55  140.92    1.18
FFES  First FS&LA of E. Hartford CT           6.12     6.10    0.44    6.92    6.62       0.67   10.51       0.65   42.48    1.53
FSSB  First FS&LA of San Bern. CA             4.62     4.39   -1.10  -20.21     NM       -1.28  -23.47       3.31   32.04    1.57
FFSX  First FS&LA. MHC of IA (45.0)           7.97     7.90    0.40    4.87    3.55       0.69    8.44       0.13  288.03    0.54
FFML  First Family Bank, FSB of FL(8)         5.61     5.61    0.89   17.02   11.95       0.47    9.01        NA      NA     0.62
FFSW  First Fed Fin. Serv. of OH              5.70     4.62    1.10   20.04    7.87       0.76   13.82       0.16  155.53    0.35
BDJI  First Fed. Bancorp. of MN              11.49    11.49    0.31    2.22    2.73       0.68    4.94       0.38  112.10    0.88
FFBH  First Fed. Bancshares of AR            16.35    16.35    0.63    5.48    3.63       0.95    8.32       0.15  159.31    0.31
FFEC  First Fed. Bancshares of WI(8)         13.42    12.91    0.69    4.76    3.70       0.91    6.25       0.03  398.60    0.16
FTFC  First Fed. Capital Corp. of WI          6.86     6.47    0.95   13.99    8.59       0.71   10.36       0.11  523.40    0.83
FFKY  First Fed. Fin. Corp. of KY            13.80    12.90    1.24    8.81    5.22       1.41   10.01       0.54   92.15    0.57
FFBZ  First Federal Bancorp of OH             7.89     7.88    1.13   14.90    8.55       1.12   14.66       0.56  155.47    0.98
FFWM  First Fin. Corp of Western MD          11.69    11.69    0.86    7.04    4.74       1.19    9.77       1.75  129.77    2.82

                                                         Pricing Ratios                     Dividend Data(6)
                                            -----------------------------------------    -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CIBI  Community Inv. Bancorp of OH            12.41   95.65   11.97   95.65   12.99         0.40    2.42   30.08
COOP  Cooperative Bk.for Svgs. of NC            NM   112.49    8.66  112.49     NM          0.00    0.00     NM
CNSK  Covenant Bank for Svgs. of NJ*          10.66  149.08    7.18  149.08   12.75         0.00    0.00    0.00
CRZY  Crazy Woman Creek Bncorp of WY            NM    80.37   24.13   80.37     NM          0.40    3.40     NM
DNFC  D&N Financial Corp. of MI               12.66  146.21    8.11  148.23    9.72         0.00    0.00    0.00
DSBC  DS Bancor Inc. of Derby CT(8)*          13.52  144.58    9.93  148.81   14.52         0.24    0.58    7.87
DFIN  Damen Fin. Corp. of Chicago IL          24.51   90.25   20.90   90.25   25.00         0.24    1.92   47.06
DIME  Dime Community Bancorp of NY              NM    95.47   16.76  109.80   24.34         0.00    0.00    0.00
DIBK  Dime Financial Corp. of CT*              8.02  158.64   13.62  165.50    7.44         0.32    1.74   13.97
EGLB  Eagle BancGroup of IL                     NM    79.10   10.54   79.10     NM          0.00    0.00     NM
EBSI  Eagle Bancshares of Tucker GA           13.70  125.30   11.54  125.30   13.82         0.60    3.81   52.17
EGFC  Eagle Financial Corp. of CT              7.17  118.05    8.62  161.63   14.70         0.92    3.44   24.66
ETFS  East Texas Fin. Serv. of TX             18.07   77.96   14.75   77.96   19.74         0.20    1.33   24.10
EBCP  Eastern Bancorp of NH(8)                13.57  125.21    9.67  132.68   17.80         0.00    0.00    0.00
ESBK  Elmira SB of Elmira NY*                   NM    76.52    4.88   80.01     NM          0.64    4.20     NM
EIRE  Emerald Island Bancorp, MA*             14.81  116.07    7.93  116.07   13.77         0.28    1.59   23.53
EFBI  Enterprise Fed. Bancorp of OH           16.11   95.21   14.06   95.33   23.39         0.00    0.00    0.00
EQSB  Equitable FSB of Wheaton MD              8.33  116.33    6.16  116.33    8.38         0.00    0.00    0.00
FFFG  F.F.O. Financial Group of FL              NM   123.32    7.45  123.32   12.50         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI             18.51  100.36   18.52  100.36   18.87         0.72    3.74   69.23
FFBS  FFBS Bancorp of Columbus MS               NM   140.22   27.47  140.22   20.00         0.50    2.27   58.82
FFDF  FFD Financial Corp. of OH                 NM    91.71   22.99   91.71     NM          0.20    1.48   58.82
FFLC  FFLC Bancorp of Leesburg FL             24.39   92.68   15.03   92.68   18.35         0.40    2.00   48.78
FFFC  FFVA Financial Corp. of VA              18.87  127.55   18.95  130.29   14.93         0.40    2.00   37.74
FFWC  FFW Corporation of Wabash IN            11.11   95.28    9.54   95.28    9.21         0.60    2.86   31.75
FFYF  FFY Financial Corp. of OH                 NM   124.47   21.12  124.47   17.39         0.70    2.81     NM
FMCO  FMS Financial Corp. of NJ               15.65  122.17    7.97  125.00    9.36         0.20    1.19   18.69
FFHH  FSF Financial Corp. of MN                 NM   102.19   13.73  102.19   20.90         0.50    3.57     NM
FMLY  Family Bancorp of Haverhill MA(8)*      17.48  183.92   14.61  198.85   16.73         0.48    1.54   26.97
FOBC  Fed One Bancorp of Wheeling WV          16.18   96.12   11.22  101.25   11.39         0.58    3.77   61.05
FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)        25.00  190.56   16.06  190.71   17.56         0.20    0.87   21.74
FBCI  Fidelity Bancorp of Chicago IL          16.75  101.53   11.07  101.89   16.75         0.24    1.39   23.30
FSBI  Fidelity Bancorp, Inc. of PA            13.39  119.20    8.10  119.81   13.59         0.32    1.71   22.86
FFFL  Fidelity FSB, MHC of FL(47.2)           21.15  137.61   13.57  139.12   22.60         0.80    4.85     NM
FFED  Fidelity Fed. Bancorp of IN               NM   208.75   10.00  208.75   23.86         0.80    7.62     NM
FFOH  Fidelity Financial of OH                  NM    89.25   17.72   89.25   20.59         0.20    1.80   55.56
FIBC  Financial Bancorp of NY                 22.27   98.96    9.57   99.51   11.97         0.30    2.11   46.88
FBSI  First Bancshares of MO                  16.76   81.55   13.47   81.68   16.94         0.20    1.31   21.98
FBBC  First Bell Bancorp of PA                15.79  114.00   21.02  114.00   13.71         0.40    2.56   40.40
FBER  First Bergen Bancorp of NJ                NM    86.78   14.79   86.78     NM          0.12    1.02   44.44
FCIT  First Cit. Fin. Corp of MD              18.43  135.09    7.99  135.09   12.94         0.00    0.00    0.00
FFBA  First Colorado Bancorp of Co            19.28  124.22   20.28  125.79   19.28         0.32    2.00   38.55
FDEF  First Defiance Fin.Corp. of OH          23.47   94.49   21.74   94.49   17.97         0.28    2.43   57.14
FESX  First Essex Bancorp of MA*               9.89  124.18    9.24  124.18   11.52         0.48    3.62   35.82
FFES  First FS&LA of E. Hartford CT           15.10  105.44    6.45  105.68    9.94         0.60    2.58   38.96
FSSB  First FS&LA of San Bern. CA               NM    65.79    3.04   69.24     NM          0.00    0.00     NM
FFSX  First FS&LA. MHC of IA (45.0)             NM   136.67   10.89  137.95   16.26         0.72    2.72     NM
FFML  First Family Bank, FSB of FL(8)          8.37  131.26    7.37  131.26   15.81         0.00    0.00    0.00
FFSW  First Fed Fin. Serv. of OH              12.71  226.17   12.88     NM    18.44         0.48    1.29   16.38
BDJI  First Fed. Bancorp. of MN                 NM    93.86   10.78   93.86   16.50         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR               NM    98.95   16.18   98.95   18.18         0.00    0.00    0.00
FFEC  First Fed. Bancshares of WI(8)            NM   126.98   17.04  131.97   20.59         0.28    1.55   41.79
FTFC  First Fed. Capital Corp. of WI          11.64  155.33   10.65  164.70   15.73         0.64    2.69   31.37
FFKY  First Fed. Fin. Corp. of KY             19.17  168.09   23.20  179.87   16.88         0.48    2.43   46.60
FFBZ  First Federal Bancorp of OH             11.70  163.77   12.92  163.96   11.89         0.44    1.50   17.60
FFWM  First Fin. Corp of Western MD           21.08  148.61   17.37  148.61   15.19         0.48    1.70   35.82

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of November 15, 1996


                                                               Key Financial Ratios                         Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings      Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFCH  First Fin. Holdings Inc. of SC          6.39     6.39    0.78   11.84    7.82       0.79   11.98       1.32   54.66    0.88
FFBI  First Financial Bancorp of IL           8.33     8.33    0.67    6.85    7.55       0.58    5.97       0.31  128.57    0.53
FFHC  First Financial Corp. of WI             7.17     6.92    0.90   12.68    5.82       1.27   17.80       0.29  147.30    0.67
FFHS  First Franklin Corp. of OH              9.05     8.97    0.28    2.99    3.01       0.62    6.61       0.52   81.80    0.62
FGHC  First Georgia Hold. Corp of GA          8.31     7.39    0.87   10.71    9.60       0.87   10.71       1.34   51.51    0.82
FSPG  First Home SB, SLA of NJ                6.46     6.31    0.91   14.05   11.00       1.11   17.07       0.78   98.58    1.42
FFSL  First Independence Corp. of KS         12.34    12.34    1.10    8.52    9.53       1.10    8.52        NA      NA     1.01
FISB  First Indiana Corp. of IN               9.10     8.97    0.90   10.21    6.55       1.03   11.72       1.76   63.33    1.34
FKFS  First Keystone Fin. Corp of PA          7.89     7.89    0.54    6.39    6.08       0.59    6.94       2.53   20.51    0.89
FLKY  First Lancaster Bncshrs of KY          32.94    32.94    0.80    1.89    1.90       0.80    1.89       0.83   31.75    0.31
FLFC  First Liberty Fin. Corp. of GA          6.90     5.84    1.03   15.28    8.51       0.83   12.23       1.22   66.75    1.09
CASH  First Midwest Fin. Corp. of IA         11.41    10.66    1.05    8.17    7.41       1.03    8.07       0.20  268.44    0.81
FMBD  First Mutual Bancorp of IL             19.93    19.93    0.47    1.94    2.50       0.72    2.99       0.14  275.66    0.46
FMSB  First Mutual SB of Bellevue WA*         6.62     6.62    1.03   15.46    8.75       0.99   14.84        NA      NA     1.07
FNGB  First Northern Cap. Corp of WI         11.41    11.41    0.53    4.29    3.78       0.82    6.62       0.12  385.97    0.51
FFPB  First Palm Beach Bancorp of FL          7.90     7.70    0.73    8.85    7.56       0.69    8.38       0.64   37.19    0.31
FSNJ  First SB of NJ, MHC (45.0)              7.53     7.53    0.19    2.28    2.27       0.43    5.10       0.96   48.20    1.28
FSLA  First SB, SLA MHC of NJ (37.6)          9.26     8.11    0.47    4.99    3.78       0.85    9.04       0.75   70.10    1.01
SOPN  First SB, SSB, Moore Co. of NC         25.46    25.46    1.26    4.87    4.83       1.57    6.05       0.10  224.72    0.33
FWWB  First Savings Bancorp of WA*           20.75    20.75    1.11    6.80    3.50       1.05    6.46       0.21  271.52    0.99
SHEN  First Shenango Bancorp of PA           12.00    12.00    0.75    5.69    5.35       1.02    7.72       0.50  140.23    1.04
FSFC  First So.east Fin. Corp. of SC         10.06    10.06   -0.04   -0.24   -0.29       0.85    5.30       0.07  577.21    0.50
FSFI  First State Fin. Serv. of NJ(8)         6.00     5.67    0.01    0.19    0.14      -0.12   -1.79       4.24   32.21    1.67
FFDP  FirstFed Bancshares of IL               8.57     8.16    0.24    2.62    2.63       0.29    3.21       0.14  167.24    0.37
FLAG  Flag Financial Corp of GA               9.55     9.55    0.87    9.26    8.52       0.74    7.84       3.56   23.68    1.22
FFPC  Florida First Bancorp of FL(8)          6.99     6.99    0.58    8.57    4.68       0.86   12.69       0.78  149.31    2.01
FFIC  Flushing Fin. Corp. of NY*             17.52    17.52    0.84    5.00    4.09       0.79    4.73        NA      NA     1.46
FBHC  Fort Bend Holding Corp. of TX           7.07     7.07    0.70    9.62    9.47       0.62    8.50        NA      NA      NA
FTSB  Fort Thomas Fin. Corp. of KY           24.35    24.35    1.33    5.37    5.29       1.33    5.37       1.27   28.12    0.42
FKKY  Frankfort First Bancorp of KY          26.30    26.30    0.81    2.52    2.78       1.09    3.39       0.16   48.04    0.09
FTNB  Fulton Bancorp of MO                   22.80    22.80    1.10    4.81    4.54       1.06    4.67       0.92   99.36    1.02
GFSB  GFS Bancorp of Grinnell IA             11.56    11.56    0.91    7.59    7.26       1.20   10.02        NA      NA      NA
GUPB  GFSB Bancorp of Gallup NM              20.97    20.97    1.25    5.01    5.87       1.25    5.01       0.21  204.64    0.79
GWBC  Gateway Bancorp of KY                  25.07    25.07    0.83    3.26    3.86       1.14    4.47       0.45   25.80    0.44
GBCI  Glacier Bancorp of MT                   9.45     9.44    1.37   14.32    6.64       1.54   16.10       0.29  173.40    0.70
GLBK  Glendale Co-op. Bank of MA*            15.85    15.85    0.79    4.97    5.80       0.66    4.16       0.30   96.33    0.70
GFCO  Glenway Financial Corp. of OH           9.61     9.40    0.57    5.93    6.85       0.57    6.01       0.40   54.93    0.28
GTPS  Great American Bancorp of IL           27.55    27.55    0.68    2.55    2.87       0.66    2.49       0.19  115.42    0.30
GTFN  Great Financial Corp. of KY             9.66     9.26    0.70    6.47    4.34       0.71    6.57       3.23   14.46    0.65
GSBC  Great Southern Bancorp of MO           10.14     9.98    1.73   17.20    7.48       1.61   15.99       2.36   91.04    2.56
GDVS  Greater DV SB,MHC of PA(19.9)*         11.69    11.69   -0.21   -1.72   -1.46       0.10    0.80       2.91   45.73    2.22
GRTR  Greater New York SB of NY*              5.86     5.86    0.73   13.04   11.67       0.43    7.73       8.83    9.73    2.09
GSFC  Green Street Fin. Corp. of NC          35.06    35.06    1.25    6.90    3.19       1.25    6.90       0.20   66.01    0.19
GROV  GroveBank for Savings of MA(8)*         6.50     6.49    0.90   14.23    6.90       0.84   13.34       0.58  100.00    0.77
GFED  Guaranty FS&LA,MHC of MO(31.1)         14.36    14.36    0.97    6.60    5.04       0.52    3.54       0.21  533.67    1.54
GSLC  Guaranty Svgs & Loan FA of VA           6.19     6.19    0.68   11.24    8.48       0.42    6.90       1.39   51.54    0.93
HEMT  HF Bancorp of Hemet CA                 11.43    11.43    0.19    1.70    1.87       0.19    1.70        NA      NA      NA
HFFC  HF Financial Corp. of SD                8.99     8.96    0.60    6.62    6.58       0.75    8.29       0.59  127.45    0.96
HFNC  HFNC Financial Corp. of NC             29.31    29.31    1.02    3.72    2.56       1.28    4.68       1.15   80.19    1.39
HMNF  HMN Financial, Inc. of MN              15.72    15.72    1.10    6.50    6.77       0.96    5.64       0.09  447.23    0.70
HALL  Hallmark Capital Corp. of WI            7.01     7.01    0.41    5.32    5.60       0.56    7.17       0.05  715.63    0.56
HARB  Harbor FSB, MHC of FL (45.7)            8.02     7.68    0.90   10.52    5.65       1.21   14.19       0.50  208.24    1.41
HRBF  Harbor Federal Bancorp of MD           13.82    13.82    0.56    3.23    3.55       0.56    3.23       0.42   51.96    0.35
HFSA  Hardin Bancorp of Hardin MO            16.78    16.78    0.44    2.40    3.02       0.78    4.28       0.19   90.18    0.29
HARL  Harleysville SA of PA                   6.22     6.22    0.54    8.12    6.50       0.88   13.09       0.09  602.74    0.75
HARS  Harris SB, MHC of PA (23.1)             9.69     8.14    0.46    3.98    3.16       0.63    5.41       0.82   57.89    0.78

                                                          Pricing Ratios                     Dividend Data(6)
                                             -----------------------------------------    -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFCH  First Fin. Holdings Inc. of SC           12.79  145.81    9.32  145.81   12.64         0.72    3.24   41.38
FFBI  First Financial Bancorp of IL            13.25   91.77    7.64   91.77   15.20         0.00    0.00    0.00
FFHC  First Financial Corp. of WI              17.17  212.53   15.24  220.08   12.23         0.60    2.11   36.14
FFHS  First Franklin Corp. of OH                 NM   101.05    9.15  101.95   15.00         0.32    1.86   61.54
FGHC  First Georgia Hold. Corp of GA           10.42  105.75    8.78  118.82   10.42         0.00    0.00    0.00
FSPG  First Home SB, SLA of NJ                  9.09  122.58    7.92  125.41    7.48         0.48    2.53   22.97
FFSL  First Independence Corp. of KS           10.49   90.48   11.16   90.48   10.49         0.40    1.98   20.73
FISB  First Indiana Corp. of IN                15.28  151.84   13.82  154.01   13.31         0.56    2.26   34.57
FKFS  First Keystone Fin. Corp of PA           16.45  108.51    8.56  108.51   15.16         0.20    1.04   17.09
FLKY  First Lancaster Bncshrs of KY              NM   112.58   37.09  112.58     NM          0.00    0.00    0.00
FLFC  First Liberty Fin. Corp. of GA           11.76  165.14   11.39  194.92   14.70         0.35    1.86   21.88
CASH  First Midwest Fin. Corp. of IA           13.49  108.25   12.35  115.91   13.65         0.44    1.85   25.00
FMBD  First Mutual Bancorp of IL                 NM    85.37   17.02   85.37     NM          0.32    2.29     NM
FMSB  First Mutual SB of Bellevue WA*          11.42  165.55   10.95  165.55   11.90         0.20    1.16   13.25
FNGB  First Northern Cap. Corp of WI             NM   116.79   13.33  116.79   17.13         0.60    3.24     NM
FFPB  First Palm Beach Bancorp of FL           13.23  113.41    8.96  116.38   13.97         0.40    1.61   21.28
FSNJ  First SB of NJ, MHC (45.0)                 NM   104.62    7.88  104.62   19.71         0.50    2.99     NM
FSLA  First SB, SLA MHC of NJ (37.6)             NM   131.77   12.20  150.33   14.60         0.40    2.19   57.97
SOPN  First SB, SSB, Moore Co. of NC           20.69  100.56   25.60  100.56   16.67         0.68    3.78     NM
FWWB  First Savings Bancorp of WA*               NM   116.30   24.13  116.30     NM          0.20    1.17   33.33
SHEN  First Shenango Bancorp of PA             18.69  108.03   12.97  108.03   13.79         0.48    2.18   40.68
FSFC  First So.east Fin. Corp. of SC             NM   135.76   13.66  135.76   15.30         0.20    1.95     NM
FSFI  First State Fin. Serv. of NJ(8)            NM   137.66    8.26  145.68     NM          0.22    1.57     NM
FFDP  FirstFed Bancshares of IL                  NM   106.28    9.10  111.52     NM          0.40    2.39     NM
FLAG  Flag Financial Corp of GA                11.73  107.18   10.24  107.18   13.86         0.34    2.96   34.69
FFPC  Florida First Bancorp of FL(8)           21.38  181.70   12.70  181.70   14.44         0.24    2.16   46.15
FFIC  Flushing Fin. Corp. of NY*               24.48  109.16   19.12  109.16     NM          0.16    0.90   21.92
FBHC  Fort Bend Holding Corp. of TX            10.56   98.91    6.99   98.91   11.95         0.28    1.29   13.59
FTSB  Fort Thomas Fin. Corp. of KY             18.92  101.82   24.80  101.82   18.92         0.25    1.79   33.78
FKKY  Frankfort First Bancorp of KY              NM   116.87   30.73  116.87     NM          0.36    3.13     NM
FTNB  Fulton Bancorp of MO                     22.01  105.96   24.16  105.96   22.69         0.00    0.00    0.00
GFSB  GFS Bancorp of Grinnell IA               13.78  103.37   11.95  103.37   10.44         0.40    1.98   27.21
GUPB  GFSB Bancorp of Gallup NM                17.04   88.39   18.54   88.39   17.04         0.40    2.80   47.62
GWBC  Gateway Bancorp of KY                      NM    89.51   22.44   89.51   18.92         0.40    2.86   74.07
GBCI  Glacier Bancorp of MT                    15.06  210.14   19.86  210.32   13.40         0.64    2.64   39.75
GLBK  Glendale Co-op. Bank of MA*              17.24   84.35   13.37   84.35   20.62         0.00    0.00    0.00
GFCO  Glenway Financial Corp. of OH            14.60   84.46    8.11   86.32   14.39         0.68    3.40   49.64
GTPS  Great American Bancorp of IL               NM    81.45   22.44   81.45     NM          0.40    2.74     NM
GTFN  Great Financial Corp. of KY              23.03  151.79   14.66  158.28   22.67         0.48    1.64   37.80
GSBC  Great Southern Bancorp of MO             13.38  222.63   22.58  226.16   14.39         0.40    2.34   31.25
GDVS  Greater DV SB,MHC of PA(19.9)*             NM   123.49   14.44  123.49     NM          0.36    3.51     NM
GRTR  Greater New York SB of NY*                8.57  107.82    6.32  107.82   14.46         0.20    1.67   14.29
GSFC  Green Street Fin. Corp. of NC              NM   105.27   36.91  105.27     NM          0.40    2.60     NM
GROV  GroveBank for Savings of MA(8)*          14.50  193.85   12.59  193.93   15.47         0.72    1.47   21.36
GFED  Guaranty FS&LA,MHC of MO(31.1)           19.86  130.67   18.77  130.67     NM          0.36    3.24   64.29
GSLC  Guaranty Svgs & Loan FA of VA            11.79  119.05    7.36  119.05   19.19         0.10    1.21   14.29
HEMT  HF Bancorp of Hemet CA                     NM    81.94    9.37   82.00     NM          0.00    0.00    0.00
HFFC  HF Financial Corp. of SD                 15.20  102.18    9.18  102.49   12.14         0.36    2.13   32.43
HFNC  HFNC Financial Corp. of NC                 NM   124.91   36.62  124.91     NM          0.20    1.11   43.48
HMNF  HMN Financial, Inc. of MN                14.77  100.79   15.85  100.79   17.02         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI             17.86   92.99    6.51   92.99   13.26         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (45.7)             17.71  180.34   14.46  188.22   13.14         1.20    3.87   68.57
HRBF  Harbor Federal Bancorp of MD               NM    97.85   13.52   97.85     NM          0.40    2.58   72.73
HFSA  Hardin Bancorp of Hardin MO                NM    83.56   14.02   83.56   18.56         0.40    3.27     NM
HARL  Harleysville SA of PA                    15.39  122.66    7.63  122.66    9.55         0.44    2.36   36.36
HARS  Harris SB, MHC of PA (23.1)                NM   125.75   12.19  149.69   23.26         0.58    3.46     NM

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of November 15, 1996


                                                               Key Financial Ratios                         Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings      Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HFFB  Harrodsburg 1st Fin Bcrp of KY         28.14    28.14    1.17    4.61    3.06       1.17    4.61       0.58   46.70    0.39
HHFC  Harvest Home Fin. Corp. of OH          17.71    17.71    0.80    4.34    6.28       0.80    4.34       0.19   75.00    0.26
HAVN  Haven Bancorp of Woodhaven NY           6.00     5.97    0.57    9.09    7.30       0.86   13.74       1.01   64.99    1.38
HVFD  Haverfield Corp. of OH                  7.87     7.86    0.40    4.91    3.69       0.84   10.36        NA      NA     0.94
HTHR  Hawthorne Fin. Corp. of CA              4.54     4.52    0.62   15.77   22.71       0.01    0.27      10.26   20.17    2.39
HBNK  Highland Federal Bank of CA             7.13     7.13   -0.09   -1.31   -1.07       0.22    3.12       3.30   46.96    2.00
HIFS  Hingham Inst. for Sav. of MA*           9.70     9.70    1.07   10.69    8.76       1.07   10.69       0.78   88.21    0.90
HNFC  Hinsdale Financial Corp. of IL          8.52     8.28    0.45    5.68    4.59       0.68    8.52       0.17  211.76    0.41
HBEI  Home Bancorp of Elgin IL               26.71    26.71    0.13    0.80    0.48       0.68    4.14       0.49   50.03    0.35
HBFW  Home Bancorp of Fort Wayne IN          15.50    15.50    0.84    5.00    5.20       0.84    5.00       0.04     NA     0.57
HBBI  Home Building Bancorp of IN            12.92    12.92   -0.32   -2.31   -2.51       0.02    0.16       0.35   51.68    0.27
HOMF  Home Fed Bancorp of Seymour IN          8.18     7.88    1.22   15.14   10.48       1.08   13.35       0.46  108.25    0.58
HWEN  Home Financial Bancorp of IN           20.03    20.03    0.50    4.10    2.88       0.72    5.92       0.96   44.47    0.58
HOFL  Home Financial Corp. of FL(8)          24.80    24.80    1.22    4.79    3.80       1.55    6.07       0.38   77.58    1.65
HPBC  Home Port Bancorp, Inc. of MA*         10.41    10.41    1.73   15.77    9.94       1.74   15.87       0.40  307.31    1.54
HMCI  Homecorp, Inc. of Rockford IL           6.00     6.00    0.10    1.59    1.59       0.33    5.44       3.64   11.70    0.53
LOAN  Horizon Bancorp, Inc of TX(8)*          8.27     8.02    1.42   16.41    6.97       1.09   12.60       0.38  135.94    0.72
HZFS  Horizon Fin'l. Services of IA          10.74    10.74    0.13    1.11    1.42       0.33    2.85        NA      NA      NA
HRZB  Horizon Financial Corp. of WA*         15.94    15.94    1.52    9.43    8.53       1.48    9.18        NA      NA     0.81
IBSF  IBS Financial Corp. of NJ              19.91    19.91    1.04    4.97    4.34       1.06    5.04       0.07  194.63    0.57
ISBF  ISB Financial Corp. of LA              17.12    16.63    1.18    6.14    6.05       1.17    6.08        NA      NA     0.86
ITLA  Imperial Thrift & Loan of CA*          12.52    12.52    1.08   13.91    5.67       1.08   13.91       2.62   55.05    1.74
IFSB  Independence FSB of DC                  6.41     5.51    0.49    7.76   13.20       0.23    3.61        NA      NA     0.38
INCB  Indiana Comm. Bank, SB of IN           12.66    12.66    0.54    3.67    3.38       0.54    3.67       1.23   54.52    0.81
IFSL  Indiana Federal Corp. of IN(8)          8.65     8.07    0.68    7.23    4.65       0.96   10.14        NA      NA     1.12
INBI  Industrial Bancorp of OH               18.93    18.93    0.73    3.38    3.40       1.36    6.27       0.46  101.75    0.54
IWBK  Interwest SB of Oak Harbor WA           6.48     6.32    0.77   11.23    4.53       1.11   16.23       0.54   87.60    0.82
IPSW  Ipswich SB of Ipswich MA*               5.91     5.91    1.33   21.97   14.18       1.10   18.17       1.81   47.96    1.19
IROQ  Iroquois Bancorp of Auburn NY*          5.99     5.36    0.65   10.75    7.70       0.88   14.59       0.92   72.68    0.91
JSBF  JSB Financial, Inc. of NY              21.80    21.80    1.63    7.43    6.86       1.63    7.43       1.30   25.17    0.60
JXVL  Jacksonville Bancorp of TX             16.36    16.36    0.94    7.25    5.43       0.94    7.25       0.82   55.80    0.64
JXSB  Jcksnville SB,MHC of IL(43.3%)         11.52    11.49    0.19    1.60    1.75       0.47    3.96       0.37  131.69    0.59
JSBA  Jefferson Svgs Bancorp of MO            7.31     6.01    0.63    9.06    7.61       0.57    8.22        NA      NA     0.67
JOAC  Joachim Bancorp of MO                  29.55    29.55    0.41    1.53    1.27       0.71    2.66       0.33   63.87    0.32
KSAV  KS Bancorp of Kenly NC                 14.37    14.36    0.82    5.34    5.38       1.15    7.47       0.55   55.53    0.37
KSBK  KSB Bancorp of Kingfield ME*            6.82     6.32    0.89   13.40   12.40       0.89   13.40       1.38   47.56    0.90
KFBI  Klamath First Bancorp of OR            25.69    25.69    1.43    5.90    4.72       1.43    5.90       0.05  297.35    0.20
LBFI  L&B Financial of S. Springs TX(8)      17.20    17.20    1.03    5.76    5.33       0.98    5.44       0.42  123.93    1.13
LSBI  LSB Fin. Corp. of Lafayette IN          9.40     9.40    0.50    4.76    4.77       0.46    4.33       1.37   70.21    1.09
LVSB  Lakeview SB of Paterson NJ              9.95     7.64    1.15   10.31    8.60       0.69    6.19        NA      NA     1.85
LARK  Landmark Bancshares of KS              15.16    15.16    0.69    4.20    4.61       0.92    5.58       0.19  193.45    0.59
LARL  Laurel Capital Group of PA             10.41    10.41    1.06   10.06    8.63       1.40   13.31       0.64  148.64    1.27
LSBX  Lawrence Savings Bank of MA*            8.21     8.21    1.46   18.83   13.63       1.46   18.83       0.85  129.65    2.42
LFED  Leeds FSB, MHC of MD (35.3)            16.17    16.17    1.06    6.50    5.79       1.06    6.50       0.04  375.00    0.24
LXMO  Lexington B&L Fin. Corp. of MO         30.57    30.57    1.04    5.72    3.57       1.04    5.72       0.98   33.39    0.49
LBCI  Liberty Bancorp of Chicago IL(8)        9.53     9.50    0.32    3.31    3.58       0.62    6.40       0.10  508.37    0.72
LIFB  Life Bancorp of Norfolk VA             10.35    10.01    0.63    4.95    4.50       0.91    7.14       0.38  196.63    1.76
LFBI  Little Falls Bancorp of NJ             14.88    13.71    0.13    1.08    1.04       0.51    4.32       1.18   28.24    0.84
LOGN  Logansport Fin. Corp. of IN            19.98    19.98    1.23    4.85    4.98       1.54    6.08       0.36   81.47    0.42
LONF  London Financial Corp. of OH           21.37    21.37    0.78    5.39    4.33       0.78    5.39       0.21  242.86    0.68
LISB  Long Island Bancorp of NY               9.99     9.99    0.93    8.80    6.08       0.85    8.00        NA      NA     1.08
MAFB  MAF Bancorp of IL                       7.65     6.54    0.53    7.80    3.97       0.92   13.60       0.47  119.22    0.74
MBLF  MBLA Financial Corp. of MO(8)          12.31    12.31    0.57    4.07    4.15       0.75    5.36       0.19  127.59    0.50
MFBC  MFB Corp. of Mishawaka IN              17.90    17.90    0.72    3.67    4.44       0.71    3.62       0.06  258.14    0.24
MLBC  ML Bancorp of Villanova PA              7.31     7.08    0.74    9.25    7.79       0.69    8.67       0.61  129.89    1.81
MBB   MSB Bancorp of Middletown NY*           8.12     4.02    0.44    4.93    4.64       0.48    5.40       0.63   29.59    0.51

                                                         Pricing Ratios                     Dividend Data(6)
                                            -----------------------------------------    -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HFFB  Harrodsburg 1st Fin Bcrp of KY            NM   130.39   36.69  130.39     NM          0.40    2.15   70.18
HHFC  Harvest Home Fin. Corp. of OH           15.93   69.13   12.24   69.13   15.93         0.40    4.18   66.67
HAVN  Haven Bancorp of Woodhaven NY           13.69  125.40    7.53  126.16    9.05         0.60    2.20   30.15
HVFD  Haverfield Corp. of OH                    NM   134.76   10.61  134.95   12.83         0.54    2.77     NM
HTHR  Hawthorne Fin. Corp. of CA               4.40   58.31    2.65   58.58     NM          0.00    0.00    0.00
HBNK  Highland Federal Bank of CA               NM   114.96    8.20  114.96     NM          0.00    0.00     NM
HIFS  Hingham Inst. for Sav. of MA*           11.41  117.65   11.41  117.65   11.41         0.36    2.12   24.16
HNFC  Hinsdale Financial Corp. of IL          21.76  120.55   10.27  124.11   14.51         0.00    0.00    0.00
HBEI  Home Bancorp of Elgin IL                  NM    89.38   23.87   89.38     NM          0.00    0.00    0.00
HBFW  Home Bancorp of Fort Wayne IN           19.23  103.18   15.99  103.18   19.23         0.20    1.14   21.98
HBBI  Home Building Bancorp of IN               NM    99.32   12.83   99.32     NM          0.30    1.71     NM
HOMF  Home Fed Bancorp of Seymour IN           9.55  136.13   11.13  141.32   10.82         0.50    1.59   15.15
HWEN  Home Financial Bancorp of IN              NM    81.65   16.35   81.65   24.04         0.00    0.00    0.00
HOFL  Home Financial Corp. of FL(8)             NM   129.59   32.14  129.59   20.80         0.00    0.00    0.00
HPBC  Home Port Bancorp, Inc. of MA*          10.06  154.78   16.11  154.78   10.00         0.80    4.85   48.78
HMCI  Homecorp, Inc. of Rockford IL             NM   100.88    6.05  100.88   18.43         0.00    0.00    0.00
LOAN  Horizon Bancorp, Inc of TX(8)*          14.34  220.76   18.26  227.55   18.69         0.16    0.86   12.40
HZFS  Horizon Fin'l. Services of IA             NM    80.29    8.62   80.29     NM          0.32    2.17     NM
HRZB  Horizon Financial Corp. of WA*          11.73  108.88   17.35  108.88   12.05         0.40    2.99   35.09
IBSF  IBS Financial Corp. of NJ               23.03  118.97   23.68  118.97   22.70         0.32    1.99   45.71
ISBF  ISB Financial Corp. of LA               16.54  102.24   17.50  105.24   16.70         0.34    2.02   33.33
ITLA  Imperial Thrift & Loan of CA*           17.65  139.93   17.52  139.93   17.65         0.00    0.00    0.00
IFSB  Independence FSB of DC                   7.58   56.78    3.64   65.96   16.30         0.22    2.93   22.22
INCB  Indiana Comm. Bank, SB of IN              NM   128.62   16.28  128.62     NM          0.35    2.19   64.81
IFSL  Indiana Federal Corp. of IN(8)          21.50  155.72   13.47  166.91   15.33         0.72    3.13   67.29
INBI  Industrial Bancorp of OH                  NM   113.28   21.45  113.28   15.86         0.40    3.23     NM
IWBK  Interwest SB of Oak Harbor WA           22.08  215.76   13.99  221.45   15.28         0.52    1.72   37.96
IPSW  Ipswich SB of Ipswich MA*                7.05  139.24    8.23  139.24    8.53         0.20    1.82   12.82
IROQ  Iroquois Bancorp of Auburn NY*          12.99  134.51    8.06  150.18    9.57         0.32    1.95   25.40
JSBF  JSB Financial, Inc. of NY               14.58  109.70   23.92  109.70   14.58         1.20    3.30   48.19
JXVL  Jacksonville Bancorp of TX              18.40   99.10   16.21   99.10   18.40         0.50    3.77   69.44
JXSB  Jcksnville SB,MHC of IL(43.3%)            NM    92.24   10.62   92.45   23.08         0.40    3.33     NM
JSBA  Jefferson Svgs Bancorp of MO            13.14  116.27    8.50  141.43   14.47         0.32    1.40   18.39
JOAC  Joachim Bancorp of MO                     NM   106.76   31.55  106.76     NM          0.50    3.33     NM
KSAV  KS Bancorp of Kenly NC                  18.58  100.77   14.48  100.86   13.29         0.60    2.86   53.10
KSBK  KSB Bancorp of Kingfield ME*             8.06  101.14    6.90  109.23    8.06         0.20    0.90    7.25
KFBI  Klamath First Bancorp of OR             21.19  110.51   28.39  110.51   21.19         0.28    1.92   40.58
LBFI  L&B Financial of S. Springs TX(8)       18.75  110.22   18.96  110.22   19.83         0.40    2.32   43.48
LSBI  LSB Fin. Corp. of Lafayette IN          20.97  103.62    9.74  103.62   23.01         0.32    1.70   35.56
LVSB  Lakeview SB of Paterson NJ              11.63  127.96   12.73  166.55   19.38         0.23    0.99   11.50
LARK  Landmark Bancshares of KS               21.71   94.39   14.31   94.39   16.34         0.40    2.42   52.63
LARL  Laurel Capital Group of PA              11.58  113.47   11.81  113.47    8.75         0.44    2.79   32.35
LSBX  Lawrence Savings Bank of MA*             7.34  125.39   10.29  125.39    7.34         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (35.3)             17.28  109.20   17.66  109.20   17.28         0.68    4.86     NM
LXMO  Lexington B&L Fin. Corp. of MO            NM    81.43   24.89   81.43     NM          0.00    0.00    0.00
LBCI  Liberty Bancorp of Chicago IL(8)          NM    93.93    8.95   94.19   14.46         0.60    2.50   69.77
LIFB  Life Bancorp of Norfolk VA              22.23  115.91   12.00  119.89   15.42         0.44    2.57   57.14
LFBI  Little Falls Bancorp of NJ                NM    79.58   11.84   86.40   23.96         0.10    0.87     NM
LOGN  Logansport Fin. Corp. of IN             20.07  118.26   23.63  118.26   16.01         0.40    2.81   56.34
LONF  London Financial Corp. of OH            23.08   79.89   17.07   79.89   23.08         0.24    2.00   46.15
LISB  Long Island Bancorp of NY               16.44  145.25   14.51  145.25   18.09         0.40    1.30   21.39
MAFB  MAF Bancorp of IL                         NM   132.21   10.11  154.59   14.45         0.36    1.18   29.75
MBLF  MBLA Financial Corp. of MO(8)           24.12   99.18   12.21   99.18   18.30         0.40    1.95   47.06
MFBC  MFB Corp. of Mishawaka IN               22.54   83.81   15.00   83.81   22.86         0.32    2.00   45.07
MLBC  ML Bancorp of Villanova PA              12.84  122.53    8.95  126.55   13.70         0.38    2.67   34.23
MBB   MSB Bancorp of Middletown NY*           21.53   72.23    5.87  146.00   19.64         0.60    3.36   72.29

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of November 15, 1996


                                                               Key Financial Ratios                         Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings      Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MSBF  MSB Financial Corp. of MI              20.05    20.05    1.40    6.17    6.59       1.72    7.59       0.78   72.91    0.61
MGNL  Magna Bancorp of MS                     9.67     9.20    1.36   13.84    6.76       1.67   17.05       3.81   19.52    1.09
MARN  Marion Capital Holdings of IN          22.68    22.68    1.14    4.80    5.07       1.43    6.03       0.95  121.70    1.37
MFCX  Marshalltown Fin. Corp. of IA(8)       15.58    15.58    0.06    0.36    0.32       0.41    2.63        NA      NA     0.19
MFSL  Maryland Fed. Bancorp of MD             8.39     8.26    0.79    9.63    8.94       0.55    6.72       0.48   84.24    0.46
MASB  MassBank Corp. of Reading MA*           9.95     9.95    1.07   10.64    9.68       1.01   10.02       0.27  100.30    0.94
MFLR  Mayflower Co-Op. Bank of MA*            9.69     9.47    0.91    9.03    6.98       0.88    8.70       1.13   82.25    1.44
MECH  Mechanics SB of Hartford CT*            9.38     9.38   -1.23  -18.56  -10.27      -1.21  -18.22       2.38   49.97    1.72
MDBK  Medford Savings Bank of MA*             8.98     8.24    1.03   11.54    8.88       1.02   11.38       0.53  139.29    1.34
MERI  Meritrust FSB of Thibodaux LA           7.26     7.26    0.55    7.37    5.13       0.93   12.52        NA      NA      NA
MWBX  Metro West of MA*                       7.69     7.69    1.31   17.51   10.92       1.31   17.51       2.21   46.46    1.39
MSEA  Metropolitan Bancorp of WA(8)           6.76     6.14    0.52    7.73    5.98       0.80   11.73        NA      NA     1.76
MCBS  Mid Continent Bancshares of KS         11.70    11.69    1.25    9.60    8.00       1.10    8.49       0.10  124.51    0.24
MIFC  Mid Iowa Financial Corp. of IA          9.38     9.36    0.93    9.97    9.73       0.93    9.97       0.05  513.21    0.44
MCBN  Mid-Coast Bancorp of ME                 8.78     8.78    0.34    3.85    4.21       0.58    6.53       0.41  120.43    0.60
MIDC  Midconn Bank of Kensington CT*          9.72     8.19    0.51    5.40    5.05       0.64    6.75       1.96   27.19    0.68
MWBI  Midwest Bancshares, Inc. of IA          6.58     6.58    0.66    9.61    9.56       0.99   14.37       0.47  103.85    0.82
MWFD  Midwest Fed. Fin. Corp of WI            9.01     8.61    1.28   13.49    6.25       1.03   10.81       0.19  386.54    1.03
MFFC  Milton Fed. Fin. Corp. of OH           18.93    18.93    1.04    4.79    5.74       0.95    4.41       0.40   56.05    0.36
MIVI  Miss. View Hold. Co. of MN             18.39    18.39    1.30    6.73    8.34       1.22    6.33       0.51  249.15    2.04
MBSP  Mitchell Bancorp of NC*                38.73    38.73    0.81    2.09    2.43       0.78    2.02       1.41   23.59    0.41
MBBC  Monterey Bay Bancorp of CA             14.75    14.59    0.32    2.13    2.05       0.31    2.06       0.61   69.77    0.59
MORG  Morgan Financial Corp. of CO           12.64    12.64    0.74    5.16    5.91       0.97    6.83       1.29   12.36    0.22
MFSB  Mutual Bancompany of MO(8)             11.70    11.70    0.20    1.83    1.53       0.23    2.10       0.01     NA     0.45
MSBK  Mutual SB, FSB of Bay City MI           5.82     5.82    0.07    1.30    2.09      -0.05   -0.87       0.13  208.44    0.73
NHTB  NH Thrift Bancshares of NH              7.27     7.27    0.40    5.27    4.98       0.60    7.90        NA      NA     0.79
NSLB  NS&L Bancorp of Neosho MO              23.31    23.31    0.97    4.06    4.89       0.88    3.69       0.02  390.91    0.14
NMSB  Newmil Bancorp. of CT*                 10.51    10.51    0.77    7.14    7.03       0.76    7.02       1.86   86.77    3.07
NFSL  Newnan SB, FSB of Newnan GA            12.79    12.73    2.23   19.65    9.57       1.95   17.11       1.26   66.63    1.04
NASB  North American SB of MO                 6.80     6.55    1.25   17.53   11.59       1.18   16.58       3.12   24.45    0.89
NBSI  North Bancshares of Chicago IL         15.13    15.13    0.34    1.96    2.18       0.62    3.60        NA      NA     0.30
FFFD  North Central Bancshares of IA         28.70    28.70    1.63    7.51    5.80       1.63    7.51       0.21  448.67    1.17
NEBC  Northeast Bancorp of ME*                7.27     6.11    0.56    7.37    7.46       0.33    4.33       1.40   81.78    1.50
NEIB  Northeast Indiana Bncrp of IN          18.90    18.90    1.18    5.48    6.40       1.18    5.48       0.20  320.13    0.73
NSBK  Northside SB of Bronx NY(8)*            7.78     7.71    1.21   15.88    8.25       1.05   13.89       0.41   85.58    1.02
NWEQ  Northwest Equity Corp. of WI           12.14    12.14    0.70    5.17    5.68       0.91    6.73       1.19   39.21    0.58
NWSB  Northwest SB, MHC of PA(29.9)          10.16     9.64    1.04    9.48    5.83       1.05    9.61        NA      NA     0.93
NSSY  Norwalk Savings Society of CT*          7.28     7.28    0.79    9.74    7.61       0.63    7.69       2.17   31.53    1.01
NSSB  Norwich Financial Corp. of CT*         10.78     9.76    0.87    8.07    5.50       0.85    7.86       1.66  134.62    3.29
NTMG  Nutmeg FS&LA of CT                      5.72     5.72    0.67   11.55   10.93       0.34    5.92        NA      NA     0.49
OHSL  OHSL Financial Corp. of OH             11.57    11.57    0.57    4.63    4.80       0.85    6.95       0.22  107.97    0.33
OSBF  OSB Fin. Corp. of Oshkosh WI(8)        12.39    12.39    0.04    0.29    0.31       0.46    3.66       0.17  249.07    0.63
OCFC  Ocean Fin. Corp. of NJ                 18.75    18.75    0.90    4.82    4.93       0.92    4.93       0.94   54.53    0.95
OFCP  Ottawa Financial Corp. of MI            9.11     7.20    0.40    3.14    2.95       0.83    6.42       0.32  113.73    0.44
PFFB  PFF Bancorp of Pomona CA               11.54    11.41   -0.06   -0.55   -0.46       0.30    2.92       1.93   53.40    1.42
PVFC  PVF Capital Corp. of OH                 6.51     6.51    0.93   14.19    8.52       1.21   18.34       0.68  107.66    0.82
PCCI  Pacific Crest Capital of CA*            9.04     9.04    1.19   15.95   10.80       1.02   13.59       2.24   53.13    1.69
PALM  Palfed, Inc. of Aiken SC                8.00     7.63    0.37    4.51    3.05       0.59    7.31       3.44   34.31    1.51
PBCI  Pamrapo Bancorp, Inc. of NJ            15.05    14.93    0.85    5.46    5.14       1.21    7.77       3.45   23.22    1.35
PFED  Park Bancorp of Chicago IL             23.32    23.32    0.78    3.33    4.17       0.82    3.53       0.17  190.11    0.79
PVSA  Parkvale Financial Corp of PA           7.42     7.39    0.73    9.98    6.53       1.03   14.04       0.26  596.13    2.23
PBIX  Patriot Bank Corp. of PA               12.93    12.93    0.62    4.55    2.86       0.64    4.66       0.13  331.63    0.78
PEEK  Peekskill Fin. Corp. of NY             29.46    29.46    1.08    3.90    3.85       1.40    5.03       1.31   25.21    1.42
PFSB  PennFed Fin. Services of NJ             7.89     6.33    0.53    5.88    5.53       0.84    9.24       0.86   28.23    0.38
PWBC  PennFirst Bancorp of PA                 6.98     6.33    0.42    5.51    5.41       0.64    8.38       0.59   75.76    1.46
PWBK  Pennwood SB of PA*                     18.92    18.92    0.66    3.51    4.24       0.97    5.12       2.65   41.44    2.00

                                                         Pricing Ratios                     Dividend Data(6)
                                            -----------------------------------------    -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MSBF  MSB Financial Corp. of MI               15.16   96.05   19.26   96.05   12.33         0.50    2.70   40.98
MGNL  Magna Bancorp of MS                     14.80  201.97   19.52  212.16   12.01         0.60    3.24   48.00
MARN  Marion Capital Holdings of IN           19.72  100.05   22.69  100.05   15.69         0.80    3.72   73.39
MFCX  Marshalltown Fin. Corp. of IA(8)          NM   113.06   17.61  113.06     NM          0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD             11.19  104.17    8.74  105.84   16.02         0.66    2.00   22.37
MASB  MassBank Corp. of Reading MA*           10.33  109.70   10.91  109.70   10.97         0.96    2.69   27.75
MFLR  Mayflower Co-Op. Bank of MA*            14.32  125.80   12.19  128.68   14.86         0.48    3.05   43.64
MECH  Mechanics SB of Hartford CT*              NM   123.02   11.54  123.02     NM          0.00    0.00     NM
MDBK  Medford Savings Bank of MA*             11.26  125.19   11.24  136.46   11.42         0.68    2.72   30.63
MERI  Meritrust FSB of Thibodaux LA           19.50  143.05   10.38  143.05   11.48         0.60    1.94   37.74
MWBX  Metro West of MA*                        9.16  149.28   11.47  149.28    9.16         0.10    2.43   22.22
MSEA  Metropolitan Bancorp of WA(8)           16.72  128.91    8.72  141.98   11.01         0.00    0.00    0.00
MCBS  Mid Continent Bancshares of KS          12.50  119.05   13.92  119.11   14.14         0.40    1.86   23.26
MIFC  Mid Iowa Financial Corp. of IA          10.27   99.22    9.30   99.38   10.27         0.08    1.26   12.90
MCBN  Mid-Coast Bancorp of ME                 23.78   91.25    8.02   91.25   14.03         0.52    2.67   63.41
MIDC  Midconn Bank of Kensington CT*          19.79  105.56   10.26  125.33   15.83         0.60    3.16   62.50
MWBI  Midwest Bancshares, Inc. of IA          10.47  103.93    6.84  103.93    6.99         0.60    2.22   23.26
MWFD  Midwest Fed. Fin. Corp of WI            15.99  210.35   18.96  220.14   19.95         0.30    1.38   22.06
MFFC  Milton Fed. Fin. Corp. of OH            17.43   88.87   16.83   88.87   18.93         0.56    4.23   73.68
MIVI  Miss. View Hold. Co. of MN              11.99   84.73   15.58   84.73   12.76         0.16    1.35   16.16
MBSP  Mitchell Bancorp of NC*                   NM    86.26   33.41   86.26     NM          0.00    0.00    0.00
MBBC  Monterey Bay Bancorp of CA                NM   106.86   15.76  108.00     NM          0.10    0.66   32.26
MORG  Morgan Financial Corp. of CO            16.91   94.34   11.92   94.34   12.78         0.24    2.09   35.29
MFSB  Mutual Bancompany of MO(8)                NM   118.79   13.90  118.79     NM          0.00    0.00    0.00
MSBK  Mutual SB, FSB of Bay City MI             NM    62.30    3.63   62.30     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH              20.10  106.63    7.76  106.63   13.40         0.50    4.15     NM
NSLB  NS&L Bancorp of Neosho MO               20.45   85.23   19.86   85.23   22.50         0.50    3.70     NM
NMSB  Newmil Bancorp. of CT*                  14.22  103.64   10.89  103.64   14.47         0.24    2.91   41.38
NFSL  Newnan SB, FSB of Newnan GA             10.45  188.12   24.06  189.05   12.00         0.44    1.64   17.19
NASB  North American SB of MO                  8.63  142.95    9.73  148.57    9.12         0.63    1.98   17.12
NBSI  North Bancshares of Chicago IL            NM   100.00   15.13  100.00   25.00         0.40    2.42     NM
FFFD  North Central Bancshares of IA          17.23   91.73   26.32   91.73   17.23         0.25    1.96   33.78
NEBC  Northeast Bancorp of ME*                13.40   99.01    7.19  117.65   22.81         0.32    2.46   32.99
NEIB  Northeast Indiana Bncrp of IN           15.62   87.99   16.63   87.99   15.62         0.32    2.44   38.10
NSBK  Northside SB of Bronx NY(8)*            12.12  184.13   14.32  185.68   13.86         1.00    2.07   25.06
NWEQ  Northwest Equity Corp. of WI            17.61   93.11   11.30   93.11   13.51         0.40    3.44   60.61
NWSB  Northwest SB, MHC of PA(29.9)           17.16  157.72   16.02  166.28   16.93         0.32    2.49   42.67
NSSY  Norwalk Savings Society of CT*          13.14  124.30    9.05  124.30   16.63         0.20    0.87   11.36
NSSB  Norwich Financial Corp. of CT*          18.19  146.55   15.80  161.80   18.69         0.48    2.36   42.86
NTMG  Nutmeg FS&LA of CT                       9.15  102.04    5.84  102.04   17.86         0.15    2.00   18.29
OHSL  OHSL Financial Corp. of OH              20.83   97.18   11.24   97.18   13.89         0.76    3.80     NM
OSBF  OSB Fin. Corp. of Oshkosh WI(8)           NM    96.23   11.93   96.23     NM          0.64    2.49     NM
OCFC  Ocean Fin. Corp. of NJ                  20.28   97.69   18.32   97.69   19.81         0.00    0.00    0.00
OFCP  Ottawa Financial Corp. of MI              NM   111.68   10.17  141.30   16.58         0.36    2.22     NM
PFFB  PFF Bancorp of Pomona CA                  NM    90.73   10.47   91.75     NM          0.00    0.00     NM
PVFC  PVF Capital Corp. of OH                 11.73  157.70   10.26  157.70    9.08         0.00    0.00    0.00
PCCI  Pacific Crest Capital of CA*             9.26  123.46   11.16  123.46   10.87         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC                  NM   146.04   11.69  153.17   20.21         0.08    0.54   17.78
PBCI  Pamrapo Bancorp, Inc. of NJ             19.45  111.59   16.80  112.52   13.67         0.90    4.77     NM
PFED  Park Bancorp of Chicago IL              24.00   79.95   18.65   79.95   22.64         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA           15.30  148.88   11.04  149.41   10.88         0.52    2.06   31.52
PBIX  Patriot Bank Corp. of PA                  NM   118.33   15.29  118.33     NM          0.32    2.35     NM
PEEK  Peekskill Fin. Corp. of NY                NM    93.88   27.65   93.88   20.15         0.36    2.67   69.23
PFSB  PennFed Fin. Services of NJ             18.08  108.99    8.60  135.81   11.51         0.28    1.38   25.00
PWBC  PennFirst Bancorp of PA                 18.49  107.83    7.53  118.94   12.16         0.36    2.67   49.32
PWBK  Pennwood SB of PA*                      23.56   82.60   15.63   82.60   16.12         0.00    0.00    0.00

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of November 15, 1996


                                                               Key Financial Ratios                         Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings      Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PBKB  People's SB of Brockton MA*             5.30     5.03    0.75   13.20    7.57       0.46    8.04        NA      NA     1.79
PFDC  Peoples Bancorp of Auburn IN           15.58    15.58    1.45    9.56    8.60       1.44    9.50       0.34   94.20    0.40
PBCT  Peoples Bank, MHC of CT(32.3)*          8.26     8.25    1.10   13.97    6.73       0.88   11.19       1.42   85.13    1.82
PFFC  Peoples Fin. Corp. of OH               25.40    25.40    0.59    2.31    2.97       0.67    2.63        NA      NA     0.47
PHBK  Peoples Heritage Fin Grp of ME*         8.46     7.61    1.19   13.96    6.99       1.30   15.26       1.14  120.91    1.89
PBNB  Peoples Sav. Fin. Corp. of CT*          9.78     9.11    0.95    9.01    7.64       0.97    9.27        NA      NA     0.61
PERM  Permanent Bancorp of IN                 9.80     9.67    0.38    3.49    3.83       0.38    3.49       1.66   33.07    1.07
PMFI  Perpetual Midwest Fin. of IA            8.57     8.57    0.18    1.94    1.89       0.39    4.11       0.46  147.80    0.88
PERT  Perpetual of SC, MHC (46.8%)           14.28    14.28    1.01    7.09    6.72       1.01    7.09        NA      NA      NA
PCBC  Perry Co. Fin. Corp. of MO             20.04    20.04    0.99    4.85    5.16       0.99    4.85        NA      NA     0.09
PHFC  Pittsburgh Home Fin. of PA             16.52    16.52    0.57    7.92    3.76       0.57    7.92       1.31   47.36    0.90
PFSL  Pocahnts Fed, MHC of AR (46.4)          5.93     5.93    0.56    9.39    8.70       0.57    9.62       0.37  108.37    1.15
POBS  Portsmouth Bank Shrs Inc of NH(8)*     24.91    24.91    2.27    9.02    8.15       1.85    7.32       0.29   89.58    0.76
PKPS  Poughkeepsie SB of NY                   8.15     8.15    1.48   18.01   19.14       2.36   28.68       4.49   21.98    1.33
PRBC  Prestige Bancorp of PA                 14.55    14.55    0.03    0.28    0.24       0.38    3.52       0.18  170.81    0.43
PETE  Primary Bank of NH*                     6.41     6.39   -0.02   -0.31   -0.27      -0.02   -0.39       1.40   45.71    1.16
PSAB  Prime Bancorp, Inc. of PA               9.00     8.44    1.02   10.92    8.80       0.95   10.19        NA      NA     1.00
PFNC  Progress Financial Corp. of PA          5.09     5.06    0.59   11.76    6.89       0.73   14.50       0.98   61.67    0.96
PSBK  Progressive Bank, Inc. of NY*           8.21     7.18    1.14   13.10   10.11       1.17   13.50       1.05   94.69    1.53
PROV  Provident Fin. Holdings of CA          14.64    14.64    0.21    2.06    1.69      -0.01   -0.09        NA      NA      NA
PULB  Pulaski SB, MHC of MO (29.0)           12.63    12.63    0.84    6.93    5.03       0.79    6.55        NA      NA     0.31
PULS  Pulse Bancorp of S. River NJ            7.65     7.65    0.74    7.33    7.35       1.12   11.12       1.23   39.65    1.79
QCFB  QCF Bancorp of Virginia MN             21.81    21.81    1.52    7.75    7.94       1.52    7.75       0.14  659.90    2.66
QCBC  Quaker City Bancorp of CA               9.03     9.00    0.22    2.25    2.31       0.49    5.11       1.81   61.38    1.30
QCSB  Queens County SB of NY*                15.59    15.59    1.77   10.50    6.45       1.77   10.50       0.72   98.47    0.83
RCSB  RCSB Financial, Inc. of NY*             6.87     6.64    1.01   12.24    8.68       0.88   10.76       0.74   94.44    1.37
RARB  Raritan Bancorp. of Raritan NJ*         7.84     7.68    0.83   11.06    8.04       0.92   12.23       0.44  183.19    1.26
REDF  RedFed Bancorp of Redlands CA           8.06     8.06   -0.77  -12.38   -7.52      -0.46   -7.51        NA      NA     1.40
RELY  Reliance Bancorp of NY                  8.17     5.52    0.52    5.16    4.84       0.85    8.46       0.97   25.31    0.54
RELI  Reliance Bancshares Inc of WI*         56.23    56.23    1.47    2.62    2.87       1.47    2.62        NA      NA     0.55
RFED  Roosevelt Fin. Grp. Inc. of MO          4.84     4.59    0.66   14.17    7.70       0.83   17.96       0.83   28.67    0.51
RVSB  Rvrview SB,FSB MHC of WA(40.3)         11.02     9.82    1.31   12.07    7.57       1.21   11.09       0.22  151.63    0.51
SCCB  S. Carolina Comm. Bnshrs of SC         27.87    27.87    1.10    3.75    4.40       1.10    3.75       1.44   46.00    0.87
SBFL  SB Fing. Lakes MHC of NY(33.0)         10.14    10.14   -0.57   -5.05   -4.30       0.10    0.87       1.15   49.69    1.27
SFED  SFS Bancorp of Schenectady NY          13.56    13.56    0.68    4.85    5.50       0.70    4.96       0.71   53.64    0.56
SGVB  SGV Bancorp of W. Covina CA             9.40     9.40    0.20    1.82    2.20       0.20    1.82       1.36   23.10    0.41
SISB  SIS Bank of Sprinfield MA*              7.56     7.56    2.02   27.49   17.75       2.03   27.56       0.59  203.71    2.55
SJSB  SJS Bancorp of St. Joseph MI(8)        11.13    11.13    0.59    4.91    3.49       0.59    4.85       0.28  152.36    0.65
SWCB  Sandwich Co-Op. Bank of MA*             8.23     7.73    0.86   10.37    6.51       0.80    9.64       1.07   75.46    1.24
SFBM  Security Bancorp of MT(8)               8.09     6.97    0.53    6.24    4.51       0.63    7.42       0.39   86.91    0.61
SECP  Security Capital Corp. of WI           16.26    16.26    0.99    5.80    5.23       1.02    5.98       0.10     NA     1.52
SFSL  Security First Corp. of OH              9.28     9.09    0.90    9.98    5.47       1.28   14.16       0.21  377.44    0.89
SMFC  Sho-Me Fin. Corp. of MO                10.20    10.20    0.69    5.99    5.15       0.92    7.91       0.06  980.22    0.70
SOBI  Sobieski Bancorp of S. Bend IN         17.82    17.82    0.43    2.31    2.74       0.43    2.31       0.11  222.22    0.38
SOSA  Somerset Savings Bank of MA(8)*         5.67     5.67    0.46    8.38    7.00       0.46    8.38       8.41   14.61    1.58
SSFC  South Street Fin. Corp. of NC*         28.43    28.43    1.34    4.71    4.77       1.43    5.02        NA      NA     0.40
SMBC  Southern Missouri Bncrp of MO          16.41    16.41    0.94    5.47    6.09       0.88    5.15       0.38  103.47    0.65
SWBI  Southwest Bancshares of IL             10.38    10.38    0.82    6.91    6.10       1.13    9.49       0.22   93.24    0.30
SVRN  Sovereign Bancorp of PA                 3.88     2.66    0.49   12.20    6.60       0.68   16.93       0.68   53.74    0.57
STFR  St. Francis Cap. Corp. of WI            9.83     9.38    1.17   10.83    9.98       0.86    7.93       0.27  118.34    0.74
SPBC  St. Paul Bancorp, Inc. of IL            8.69     8.66    0.59    6.56    5.09       0.90    9.95       0.57  149.12    1.19
STND  Standard Fin. of Chicago IL            11.26    11.24    0.55    4.41    3.79       0.75    6.02       0.16  176.36    0.47
SFFC  StateFed Financial Corp. of IA         19.46    19.46    1.21    6.02    6.32       1.21    6.02       1.05   29.70    0.38
SFIN  Statewide Fin. Corp. of NJ              9.90     9.87    0.58    5.52    4.94       0.68    6.53       1.25   40.30    1.25
STSA  Sterling Financial Corp. of WA          3.90     3.19    0.02    0.44    0.36       0.25    6.02       0.58   93.09    0.88
SSBK  Strongsville SB of OH                   7.73     7.58    0.64    7.81    5.89       0.83   10.26       0.42   62.45    0.34

                                                          Pricing Ratios                     Dividend Data(6)
                                             -----------------------------------------    -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PBKB  People's SB of Brockton MA*              13.22  140.59    7.44  148.01   21.70         0.32    2.78   36.78
PFDC  Peoples Bancorp of Auburn IN             11.63  108.34   16.88  108.34   11.70         0.60    3.00   34.88
PBCT  Peoples Bank, MHC of CT(32.3)*           14.85  192.21   15.88  192.47   18.54         0.88    3.10   46.07
PFFC  Peoples Fin. Corp. of OH                   NM    77.84   19.77   77.84     NM          0.00    0.00    0.00
PHBK  Peoples Heritage Fin Grp of ME*          14.31  164.57   13.92  182.91   13.10         0.68    2.76   39.53
PBNB  Peoples Sav. Fin. Corp. of CT*           13.10  116.43   11.39  125.00   12.73         0.92    3.35   43.81
PERM  Permanent Bancorp of IN                    NM    94.06    9.22   95.28     NM          0.30    1.69   44.12
PMFI  Perpetual Midwest Fin. of IA               NM   107.47    9.20  107.47   25.00         0.30    1.58     NM
PERT  Perpetual of SC, MHC (46.8%)             14.89  105.58   15.07  105.58   14.89         0.00    0.00    0.00
PCBC  Perry Co. Fin. Corp. of MO               19.38   93.55   18.75   93.55   19.38         0.30    1.74   33.71
PHFC  Pittsburgh Home Fin. of PA                 NM    87.94   14.53   87.94     NM          0.20    1.63   43.48
PFSL  Pocahnts Fed, MHC of AR (46.4)           11.49  103.41    6.13  103.41   11.22         0.84    5.89   67.74
POBS  Portsmouth Bank Shrs Inc of NH(8)*       12.26  111.49   27.78  111.49   15.12         0.60    4.62   56.60
PKPS  Poughkeepsie SB of NY                     5.22   91.59    7.47   91.59    3.28         0.10    1.95   10.20
PRBC  Prestige Bancorp of PA                     NM    78.44   11.41   78.44     NM          0.00    0.00    0.00
PETE  Primary Bank of NH*                        NM   108.70    6.97  109.02     NM          0.00    0.00     NM
PSAB  Prime Bancorp, Inc. of PA                11.36  120.35   10.84  128.34   12.18         0.68    3.63   41.21
PFNC  Progress Financial Corp. of PA           14.52  162.28    8.26  163.25   11.78         0.08    0.98   14.29
PSBK  Progressive Bank, Inc. of NY*             9.89  125.09   10.27  142.92    9.59         0.80    2.29   22.60
PROV  Provident Fin. Holdings of CA              NM    82.20   12.03   82.20     NM          0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.0)             19.86  134.01   16.92  134.01   21.01         1.00    6.90     NM
PULS  Pulse Bancorp of S. River NJ             13.60  122.92    9.41  122.92    8.96         0.70    4.52   61.40
QCFB  QCF Bancorp of Virginia MN               12.59   90.51   19.74   90.51   12.59         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                  NM    98.69    8.92   99.03   19.02         0.00    0.00    0.00
QCSB  Queens County SB of NY*                  15.50  167.90   26.18  167.90   15.50         1.00    2.21   34.25
RCSB  RCSB Financial, Inc. of NY*              11.52  163.16   11.21  168.86   13.11         0.60    2.03   23.44
RARB  Raritan Bancorp. of Raritan NJ*          12.43  129.62   10.16  132.32   11.24         0.60    2.55   31.75
REDF  RedFed Bancorp of Redlands CA              NM   126.77   10.22  126.77     NM          0.00    0.00     NM
RELY  Reliance Bancorp of NY                   20.64  109.48    8.95  162.14   12.58         0.56    3.05   62.92
RELI  Reliance Bancshares Inc of WI*             NM    91.50   51.45   91.50     NM          0.00    0.00    0.00
RFED  Roosevelt Fin. Grp. Inc. of MO           12.99  172.34    8.33  181.67   10.24         0.62    3.36   43.66
RVSB  Rvrview SB,FSB MHC of WA(40.3)           13.21  151.44   16.69  169.98   14.38         0.22    1.35   17.89
SCCB  S. Carolina Comm. Bnshrs of SC           22.73   89.55   24.96   89.55   22.73         0.60    4.00     NM
SBFL  SB Fing. Lakes MHC of NY(33.0)             NM   120.32   12.21  120.32     NM          0.40    2.96     NM
SFED  SFS Bancorp of Schenectady NY            18.18   92.75   12.58   92.75   17.78         0.24    1.50   27.27
SGVB  SGV Bancorp of W. Covina CA                NM    85.89    8.07   85.89     NM          0.00    0.00    0.00
SISB  SIS Bank of Sprinfield MA*                5.63  134.85   10.19  134.85    5.62         0.00    0.00    0.00
SJSB  SJS Bancorp of St. Joseph MI(8)            NM   143.58   15.98  143.58     NM          0.44    1.73   49.44
SWCB  Sandwich Co-Op. Bank of MA*              15.36  153.71   12.65  163.60   16.53         1.20    3.97   60.91
SFBM  Security Bancorp of MT(8)                22.16  140.42   11.36  163.04   18.63         0.66    2.26   50.00
SECP  Security Capital Corp. of WI             19.12  111.15   18.08  111.15   18.54         0.90    1.33   25.50
SFSL  Security First Corp. of OH               18.28  151.92   14.09  154.97   12.88         0.44    2.59   47.31
SMFC  Sho-Me Fin. Corp. of MO                  19.42  120.17   12.26  120.17   14.70         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN             NM    85.88   15.30   85.88     NM          0.00    0.00    0.00
SOSA  Somerset Savings Bank of MA(8)*          14.29  114.94    6.52  114.94   14.29         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*           20.97   98.86   28.11   98.86   19.70         0.00    0.00    0.00
SMBC  Southern Missouri Bncrp of MO            16.42   91.57   15.03   91.57   17.43         0.50    3.54   58.14
SWBI  Southwest Bancshares of IL               16.40  124.88   12.96  124.88   11.93         0.48    2.61   42.86
SVRN  Sovereign Bancorp of PA                  15.14  174.63    6.78     NM    10.91         0.08    0.62    9.41
STFR  St. Francis Cap. Corp. of WI             10.02  111.52   10.96  116.83   13.70         0.48    1.86   18.68
SPBC  St. Paul Bancorp, Inc. of IL             19.66  131.09   11.39  131.54   12.95         0.48    1.78   35.04
STND  Standard Fin. of Chicago IL                NM   119.93   13.50  120.15   19.31         0.32    1.64   43.24
SFFC  StateFed Financial Corp. of IA           15.83   93.95   18.28   93.95   15.83         0.40    2.32   36.70
SFIN  Statewide Fin. Corp. of NJ               20.26  100.68    9.97  100.98   17.14         0.40    2.99   60.61
STSA  Sterling Financial Corp. of WA             NM   127.55    4.97  155.72   19.93         0.00    0.00    0.00
SSBK  Strongsville SB of OH                    16.99  131.34   10.15  133.93   12.95         0.48    2.21   37.50

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of November 15, 1996


                                                               Key Financial Ratios                         Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings      Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SFSB  SuburbFed Fin. Corp. of IL              6.49     6.46    0.22    3.20    3.34       0.48    6.89       0.28   84.20    0.42
SBCN  Suburban Bancorp. of OH                12.73    12.73    0.48    3.66    4.26       0.65    4.95       0.13     NA     1.94
THRD  TF Financial Corp. of PA               10.81     9.38    0.62    4.46    4.85       0.87    6.19       0.32   79.91    0.57
ROSE  TR Financial Corp. of NY                6.35     6.35    0.97   14.97   10.67       0.78   12.01        NA      NA     0.86
TPNZ  Tappan Zee Fin. Corp. of NY            19.48    19.48    0.79    5.99    4.00       0.75    5.66        NA      NA     1.22
PTRS  The Potters S&L Co. of OH               8.21     8.21    0.03    0.28    0.34       0.39    4.17       2.20   76.26    3.61
TSBS  Trenton SB, FSB MHC of NJ(35.0(8)      19.38    18.97    1.66    8.70    6.76       1.29    6.78        NA      NA     0.52
TRIC  Tri-County Bancorp of WY               16.17    16.17    0.94    4.96    5.81       0.91    4.82       0.22  252.73    1.31
THBC  Troy Hill Bancorp of PA(8)             19.57    19.57    1.33    6.17    5.08       1.24    5.75       1.76   51.78    1.12
TWIN  Twin City Bancorp of TN                12.53    12.53    0.78    5.80    5.53       0.99    7.34       0.53   37.63    0.27
UFRM  United FS&LA of Rocky Mount NC          8.07     8.07    0.79   10.05    8.19       0.67    8.52       1.17   99.00    1.74
UBMT  United SB, FA of MT                    23.52    23.52    1.53    6.66    6.91       1.45    6.31       0.80    8.99    0.24
VABF  Va. Beach Fed. Fin. Corp of VA          6.60     6.60    0.03    0.49    0.46       0.21    3.29       1.42   51.34    1.00
VFFC  Virginia First Savings of VA            7.82     7.59    1.40   18.18   12.71       1.40   18.18       2.32   44.65    1.17
WHGB  WHG Bancshares of MD                   23.84    23.84    0.75    4.87    3.31       0.75    4.87       0.60   30.56    0.24
WSFS  WSFS Financial Corp. of DE*             5.65     5.58    2.16   39.88   19.96       1.29   23.89       2.86   65.77    2.95
WVFC  WVS Financial Corp. of PA*             12.89    12.89    1.24    8.73    7.87       1.52   10.71       0.36  204.24    1.31
WLDN  Walden Bancorp of MA(8)*                9.06     7.80    1.09   11.91    6.48       1.21   13.22       0.89  120.99    1.79
WRNB  Warren Bancorp of Peabody MA*           9.17     9.17    1.73   19.58   12.44       1.70   19.23       1.75   73.15    2.03
WFSL  Washington FS&LA of Seattle WA         11.30    10.76    1.63   13.52    7.92       1.81   15.03       0.79   37.73    0.41
WAMU  Washington Mutual Inc. of WA*           6.32     5.69    0.90   14.48    6.31       0.99   16.03       0.56  115.82    0.98
WYNE  Wayne Bancorp of NJ                    16.83    16.83    0.56    3.34    3.89       0.68    4.02       1.17   61.42    1.26
WAYN  Wayne S&L Co., MHC of OH(46.7)          9.27     9.27    0.62    6.77    4.80       0.58    6.37       0.42   85.58    0.43
WCFB  Webster CityFSB,MHC of IA(45.2         22.89    22.89    0.87    3.89    2.96       1.20    5.35       0.45   92.96    0.73
WBST  Webster Financial Corp. of CT           5.16     3.93    0.60   11.84    7.14       0.59   11.65       0.85  110.74    1.45
WEFC  Wells Fin. Corp. of Wells MN           14.48    14.48    0.85    5.77    6.26       0.85    5.77       0.37   82.60    0.34
WCBI  WestCo Bancorp of IL                   15.50    15.50    0.99    6.36    5.38       1.33    8.58       0.53   54.54    0.40
WSTR  WesterFed Fin. Corp. of MT             13.94    13.94    0.80    5.94    6.07       0.76    5.65        NA      NA      NA
WOFC  Western Ohio Fin. Corp. of OH          16.73    15.74    0.89    3.91    4.76       0.73    3.21       0.65   60.52    0.57
WWFC  Westwood Fin. Corp. of NJ              10.60     9.27    0.74    6.94    6.82       0.74    6.94       0.02     NA     0.55
WEHO  Westwood Hmstd Fin Corp of OH          31.52    31.52    0.63    1.98    2.39       0.97    3.09       0.01  835.71    0.16
WFCO  Winton Financial Corp. of OH(8)         7.46     7.26    0.93   12.27    9.87       0.78   10.39       0.44   70.82    0.37
FFWD  Wood Bancorp of OH                     13.17    13.17    0.89    6.32    5.00       1.15    8.18       0.29  120.40    0.45
YFCB  Yonkers Fin. Corp. of NY               20.19    20.19    0.86    8.20    4.06       0.86    8.20       1.27   27.87    1.00
YFED  York Financial Corp. of PA              7.95     7.95    0.61    7.26    5.01       0.84    9.95       2.45   25.75    0.73

                                                        Pricing Ratios                     Dividend Data(6)
                                           -----------------------------------------    -----------------------
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                      Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                      ------- ------- ------- ------- -------      ------- ------- -------
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SFSB  SuburbFed Fin. Corp. of IL               NM    97.48    6.33   98.01   13.91         0.32    1.62   48.48
SBCN  Suburban Bancorp. of OH                23.46   87.44   11.13   87.44   17.33         0.60    3.93     NM
THRD  TF Financial Corp. of PA               20.61   94.92   10.26  109.37   14.83         0.32    2.02   41.56
ROSE  TR Financial Corp. of NY                9.37  136.43    8.66  136.43   11.68         0.80    2.63   24.69
TPNZ  Tappan Zee Fin. Corp. of NY            25.00   92.91   18.10   92.91     NM          0.20    1.48   37.04
PTRS  The Potters S&L Co. of OH                NM    85.95    7.06   85.95   19.66         0.28    1.60     NM
TSBS  Trenton SB, FSB MHC of NJ(35.0(8)      14.80  125.09   24.25  127.82   19.00         0.35    2.49   36.84
TRIC  Tri-County Bancorp of WY               17.22   89.59   14.49   89.59   17.72         0.50    2.74   47.17
THBC  Troy Hill Bancorp of PA(8)             19.67  118.77   23.24  118.77   21.12         0.40    1.99   39.22
TWIN  Twin City Bancorp of TN                18.09  109.11   13.67  109.11   14.29         0.64    3.76   68.09
UFRM  United FS&LA of Rocky Mount NC         12.21  119.76    9.67  119.76   14.39         0.20    2.48   30.30
UBMT  United SB, FA of MT                    14.47   96.06   22.59   96.06   15.28         0.92    4.78   69.17
VABF  Va. Beach Fed. Fin. Corp of VA           NM   108.97    7.20  108.97     NM          0.16    1.83     NM
VFFC  Virginia First Savings of VA            7.87  131.58   10.29  135.66    7.87         0.10    0.71    5.62
WHGB  WHG Bancshares of MD                     NM    90.53   21.58   90.53     NM          0.20    1.54   46.51
WSFS  WSFS Financial Corp. of DE*             5.01  184.14   10.41  186.58    8.36         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*             12.71  113.44   14.62  113.44   10.36         0.80    3.58   45.45
WLDN  Walden Bancorp of MA(8)*               15.43  173.57   15.72  201.56   13.90         0.64    1.98   30.62
WRNB  Warren Bancorp of Peabody MA*           8.04  152.03   13.94  152.03    8.18         0.44    3.26   26.19
WFSL  Washington FS&LA of Seattle WA         12.63  174.30   19.69  183.06   11.35         0.92    3.72   46.94
WAMU  Washington Mutual Inc. of WA*          15.85  219.66   13.88  243.75   14.33         0.96    2.23   35.29
WYNE  Wayne Bancorp of NJ                      NM    85.78   14.44   85.78   21.34         0.00    0.00    0.00
WAYN  Wayne S&L Co., MHC of OH(46.7)         20.83  137.10   12.70  137.10   22.14         0.92    4.33     NM
WCFB  Webster CityFSB,MHC of IA(45.2           NM   131.07   30.00  131.07   24.55         0.80    5.93     NM
WBST  Webster Financial Corp. of CT          14.00  143.44    7.40  188.07   14.23         0.72    2.06   28.80
WEFC  Wells Fin. Corp. of Wells MN           15.97   94.46   13.67   94.46   15.97         0.00    0.00    0.00
WCBI  WestCo Bancorp of IL                   18.59  118.59   18.38  118.59   13.77         0.48    2.21   41.03
WSTR  WesterFed Fin. Corp. of MT             16.46   95.70   13.34   95.70   17.29         0.38    2.22   36.54
WOFC  Western Ohio Fin. Corp. of OH          21.00   87.17   14.58   92.67     NM          1.00    4.76     NM
WWFC  Westwood Fin. Corp. of NJ              14.66  101.80   10.79  116.32   14.66         0.20    1.31   19.23
WEHO  Westwood Hmstd Fin Corp of OH            NM    83.10   26.19   83.10     NM          0.00    0.00    0.00
WFCO  Winton Financial Corp. of OH(8)        10.14  105.93    7.90  108.80   11.97         0.42    3.73   37.84
FFWD  Wood Bancorp of OH                     20.00  126.87   16.71  126.87   15.45         0.36    2.12   42.35
YFCB  Yonkers Fin. Corp. of NY               24.63   93.30   18.84   93.30   24.63         0.20    1.56   38.46
YFED  York Financial Corp. of PA             19.94  143.49   11.40  143.49   14.55         0.60    3.38   67.42

                                  EXHIBIT IV-2
                         Historical Stock Price Indices

                        Historical Stock Price Indices(1)



                                                        SNL       SNL
                                          NASDAQ       Thrift     Bank
Year/Qtr. Ended      DJIA    S&P 500    Composite      Index      Index
---------------      ----    -------    ---------      -----      -----

1991:  Quarter 1    2881.1    375.2        482.3       125.5       66.0
       Quarter 2    2957.7    371.2        475.9       130.5       82.0
       Quarter 3    3018.2    387.9        526.9       141.8       90.7
       Quarter 4    3168.0    417.1        586.3       144.7      103.1

1992:  Quarter 1    3235.5    403.7        603.8       157.0      113.3
       Quarter 2    3318.5    408.1        563.6       173.3      119.7
       Quarter 3    3271.7    417.8        583.3       167.0      117.1
       Quarter 4    3301.1    435.7        677.0       201.1      136.7

1993:  Quarter 1    3435.1    451.7        690.1       228.2      151.4
       Quarter 2    3516.1    450.5        704.0       219.8      147.0
       Quarter 3    3555.1    458.9        762.8       258.4      154.3
       Quarter 4    3754.1    466.5        776.8       252.5      146.2

1994:  Quarter 1    3625.1    445.8        743.5       241.6      143.1
       Quarter 2    3625.0    444.3        706.0       269.6      152.6
       Quarter 3    3843.2    462.6        764.3       279.7      149.2
       Quarter 4    3834.4    459.3        752.0       244.7      137.6

1995:  Quarter 1    4157.7    500.7        817.2       278.4      152.1
       Quarter 2    4556.1    544.8        933.5       313.5      171.7
       Quarter 3    4789.1    584.4      1,043.5       362.3      195.3
       Quarter 4    5117.1    615.9      1,052.1       376.5      207.6

1996:  Quarter 1    5587.1    645.5      1,101.4       382.1      225.1
       Quarter 2    5654.6    670.6      1,185.0       387.2      224.7
       Quarter 3    5882.2    687.3      1,226.9       429.3      249.2
November 15, 1996   6348.0    737.6      1,261.8       468.1      274.3
(1)   End of period data.

Sources:   SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3
                         Historical Thrift Stock Indices

                              MONTHLY MARKET REPORT

                                  Index Values

                                             Index Values                           Percent Change
                              ----------------------------------------------    ---------------------------
                              10/31/96       9/30/96   12/29/95   11/1/95       1 Month    Y/D      52 Week
                              --------       -------   --------   -------       -------    ---      -------

All Pub. Traded Thrifts        456.7          429.3     376.5      355.9         6.4      21.3       28.3
MHC Index                      476.5          462.9     458.5      465.1         2.9       3.9        2.5

Insurance Indices
----------------------------------------------------------------------------------------------------------
SAIF Thrifts                   414.5          393.4     356.4      335.2         5.4      16.3       23.7
BIF Thrifts                    583.5          537.1     436.9      418.1         8.6      33.6       39.6

Stock Exchange Indices
-----------------------------------------------------------------------------------------------------------
AMEX Thrifts                   148.5          145.6     137.7      133.7         2.0       7.8       11.1
NYSE Thrifts                   265.9          243.2     257.6      235.7         9.3       3.2       12.8
OTC Thrifts                    533.0          510.4     449.5      430.6         4.4      18.6       23.8

Geographical Indices
----------------------------------------------------------------------------------------------------------
New England Thrifts            386.6          378.7     316.1      303.8         2.1      22.3       27.3
Mid-Atlantic Thrifts           911.9          845.8     720.1      697.5         7.8      26.6       30.7
Southwestern Thrifts           298.2          286.6     241.7      252.3         4.1      23.4       18.2
Midwestern Thrifts           1,085.4        1,032.8     951.5      890.0         5.1      14.1       22.0
Southeastern Thrifts           433.9          425.3     367.2      360.2         2.0      18.2       20.5
Western Thrifts                455.0          422.6     380.4      349.0         7.7      19.6       30.4

Asset Size Indices
----------------------------------------------------------------------------------------------------------
Less than $250M                570.6          570.6     538.4      523.6         0.0       6.0        9.0
$250M to $500M                 738.1          719.7     680.3      662.8         2.6       8.5       11.4
$500M to $1B                   489.0          477.5     431.4      418.8         2.4      13.3       16.8
$1B to $5B                     508.9          489.5     421.7      400.5         4.0      20.7       27.1
Over $5B                       290.3          265.9     233.5      215.8         9.2      24.3       34.5

Comparative Indices
-----------------------------------------------------------------------------------------------------------
Dow Jones Industrials        6,029.4        5,882.2   5,117.1    4,766.7        2.5      17.8        26.5
S&P 500                        705.3          687.3     615.9      584.2        2.6      14.5        20.7

All SNL indices are market-value weights i.e., an institution, is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index began at 100 on March 30, 1984. The SNL MHC Index began at 201,082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.0 and the Dow Jones industrials stood at 1164.9.

     New England; CT, ME, MA, NH, RI, VT; Mid-Atlantic; DE, DC, PA, MD, NJ, NY, PR; Southwest; CO, LA, NM, OK, TX, UT; Midwest; IA, IL, IN, KS. KY, MI, MN, MO, ND, NE, OH, SD, WI; Southeast; AL, AR, FL, GA, MS, NC, SC, TN, VA, WV; West; AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

       Source: SNL Securities Nov-96                               NOVEMBER 1996

                                  EXHIBIT IV-4
                        Market Area Acquisition Activity

RP Financial, LC.

   -------------------------------------------------------------------------
   Completed and Pending Acquisitions of Thrifts in Illinois, 1994 - Present
   -------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                   Transactions                                                           Target Company's Financial Data
                                                                                                     At Completion Date
-----------------------------------------------------------------------------------------------------------------------------------
Date Announced/               Target/State           Pooling/                  Equity/    T.T.       T.T.      NPAs/(1)   Reserves/
   Completed                 Acquiror/State          Purchase        Assets    Assets     ROAA       ROAE       Assets      NPAs
   ---------                 --------------          --------        ------    ------     ----       ----       ------      ----
                                                                     ($000)     (%)        (%)        (%)        (%)         (%)
-----------------------------------------------------------------------------------------------------------------------------------
   08/13/96       Home Federal Savings Bank/IL       Purchase        $32,329    14.15%    0.66%       4.56%      0.00%        NA
    Pending       Charter Financial, Inc/IL

   08/02/96       Liberty Bancorp, Inc/IL            Purchase       $651,198     9.83%    0.57%       5.89%      0.06%     922.51%
    Pending       Hinsdale Financial Corp/IL

   08/15/96       LCS Bancorp, Inc/IL                Purchase        $18,869     9.47%    0.38%       4.10%      0.03%    1800.00%
    Pending       Jacksonville Svgs Bank/IL

   04/22/96       Financial Security Corp/IL         Pooling        $277,057    13.99%    0.75%       5.68%      2.00%      54.14%
   09/30/96       Pinnacle Bancgroup/IL

    1/26/96       Barrington Bancorp, Barrington        NA           $67,775    16.98%    0.69%       4.12%      0.63%      83.96%
    Pending       First Chicago NBD Corp./IL

   12/14/95       Bell Bancorp, Chicago              Purchase     $1,901,498    15.74%    0.64%       4.12%      0.91%      60.13%
   06/07/96       Standard Federal Bank/IL

   11/29/95       N.S. Bancorp, Chicago              Purchase     $1,153,392    20.39%    1.87%       9.21%      0.30%     230.61%
   05/30/96       MAF Bancorp/IL

   09/15/95       Metro Savings Bank, Wood River     Pooling         $83,511     6.82%    0.10%       1.52%      0.27%     229.56%
   03/07/96       Mercantile Bancorp/IL

   10/12/94       First Robinson Bncp., Robinson     Pooling        $106,506     9.72%    1.12%      12.63%      0.05%    1084.62%
   11/01/95       Ambanc Corp./IL

   01/09/95       Deerbank Corp., Deerfield          Pooling        $757,787     8.19%    1.13%      14.40%      0.41%     149.97%
   07/03/95       NBD Bancorp/MI

   11/08/94       Peoples FS&LA, Chicago             Purchase        $32,385    18.91%    0.57%       3.28%      0.39%      44.34%
   04/10/95       Mid-Citco, Inc./IL

   08/26/94       First Moline Financial, Moline     Pooling         $83,264     6.96%    0.69%       9.07%      0.55%      48.11%
   03/23/95       Firstar Corporation/WI

   10/26/94       FirstRock Bancorp, Rockford        Pooling        $398,118    12.40%    1.16%       9.78%      0.65%     105.26%
   02/28/95       First Financial Corp./WI

   07/27/94       King City FSB, Mt. Vernon          Pooling        $176,281     6.00%    0.46%       7.86%      0.13%     658.55%
   02/01/95       CNB Bancshares/IN

   03/24/94       AmeriFed Fin. Corp., Joliet        Purchase       $909,733    10.23%    0.86%       8.50%      0.53%      92.29%
   01/09/95       NBD Bancorp/MI

   07/26/94       River Valley FSB, Peoria           Purchase       $502,718     5.73%    0.27%       4.10%      0.65%      27.99%
   01/04/95       First Bank, Inc./MO
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                   Transactions                             Acquisition Terms     Control Premium        Acquisition Pricing
                                                                                                         At Completion Date
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Offer Price/
                                                    Total       Offer      Cash       One Day
Date Announced/               Target/State           Deal       Price/     Debt      Pre-Offer
   Completed                 Acquiror/State         Value       Share      Stock       Price         P/B     P/TB    P/A      P/E
   ---------                 --------------         -----       -----      -----       -----         ---     ----    ---      ---
                                                    ($Mil)       ($)                    (x)          (%)     (%)     (%)      (x)
-----------------------------------------------------------------------------------------------------------------------------------
   08/13/96       Home Federal Savings Bank/IL        $6.3     $21.00      Cash          NA         129%    129%    19.50%    16.70
    Pending       Charter Financial, Inc/IL

   08/02/96       Liberty Bancorp, Inc/IL            $60.1     $24.51      Stock        1.02         95%     95%     9.32%    18.43
    Pending       Hinsdale Financial Corp/IL

   08/15/96       LCS Bancorp, Inc/IL                   NA     $17.75      Cash       Not Traded      NA      NA        NA       NA
    Pending       Jacksonville Svgs Bank/IL

   04/22/96       Financial Security Corp/IL         $43.4         NA      Cash &        NA         109%    109%    16.79%    20.70
   09/30/96       Pinnacle Bancgroup/IL                                     Stock

    1/26/96       Barrington Bancorp, Barrington     $17.1     $25.85      Stock        1.33        149%    149%    25.26%    35.90
    Pending       First Chicago NBD Corp./IL

   12/14/95       Bell Bancorp, Chicago             $362.8     $37.50      Cash         1.14        112%    112%    18.71%    29.76
   06/07/96       Standard Federal Bank/IL

   11/29/95       N.S. Bancorp, Chicago             $267.0     $41.29      Cash &       1.14        107%    107%    23.15%    12.51
   05/30/96       MAF Bancorp/IL                                            Stock

   09/15/95       Metro Savings Bank, Wood River      $9.0     $46.42      Stock     Not Traded     156%    156%    10.88%    12.85
   03/07/96       Mercantile Bancorp/IL

   10/12/94       First Robinson Bncp., Robinson     $20.4    $170.87      Stock     Not Traded     197%    198%    19.15%    20.54
   11/01/95       Ambanc Corp./IL

   01/09/95       Deerbank Corp., Deerfield         $119.8     $45.00      Stock        1.33        185%    186%    15.81%    14.20
   07/03/95       NBD Bancorp/MI

   11/08/94       Peoples FS&LA, Chicago              $5.9     $19.00      Cash      Not Traded      96%     96%    18.22%    30.26
   04/10/95       Mid-Citco, Inc./IL

   08/26/94       First Moline Financial, Moline      $9.2     $31.00      Stock     Not Traded     159%    159%    11.05%    16.46
   03/23/95       Firstar Corporation/WI

   10/26/94       FirstRock Bancorp, Rockford        $64.7     $27.10      Stock        1.22        133%    133%    16.25%    14.19
   02/28/95       First Financial Corp./WI

   07/27/94       King City FSB, Mt. Vernon          $19.8     $35.34      Stock        1.34        188%    199%    11.23%       NM
   02/01/95       CNB Bancshares/IN

   03/24/94       AmeriFed Fin. Corp., Joliet       $148.7     $45.00      Stock        1.37        156%    163%    16.35%    19.40
   01/09/95       NBD Bancorp/MI

   07/26/94       River Valley FSB, Peoria           $37.4    $247.81      Cash      Not Traded     129%    129%     7.44%       NM
   01/04/95       First Bank, Inc./MO
-----------------------------------------------------------------------------------------------------------------------------------

RP Financial, LC.

   -------------------------------------------------------------------------
   Completed and Pending Acquisitions of Thrifts in Illinois, 1994 - Present
   -------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                   Transactions                                                           Target Company's Financial Data
                                                                                                     At Completion Date
-----------------------------------------------------------------------------------------------------------------------------------
Date Announced/               Target/State           Pooling/                  Equity/    T.T.       T.T.      NPAs/(1)   Reserves/
   Completed                 Acquiror/State          Purchase        Assets    Assets     ROAA       ROAE       Assets      NPAs
   ---------                 --------------          --------        ------    ------     ----       ----       ------      ----
                                                                     ($000)     (%)        (%)        (%)        (%)         (%)
-----------------------------------------------------------------------------------------------------------------------------------
   05/04/94       Amity Bancshares, Tinley Park      Purchase       $132,034    14.98%    0.75%       5.15%      0.05%     540.30%
   12/19/94       Advantage Bancorp/WI

   07/06/93       Cragin Fin. Corp., Chicago         Purchase     $2,766,011    12.73%    1.23%      10.46%      0.98%      82.41%
   06/06/94       ABN-AMRO Holdings/IL

   10/12/93       LGF Bancorp, LaGrange              Pooling        $416,511    10.29%    0.88%       8.81%      0.46%      24.81%
   04/29/94       First of America Bank Corp./MI

   06/17/93       Heart of IL Bk. FSB, Sprg. Vly.    Purchase        $70,178     8.36%    1.63%      23.95%      0.36%     106.87%
   01/07/94       Princeton National Bancorp/IL

                                                     AVERAGE        $526,858    11.59%    0.82%       7.86%      0.47%     334.02%
                                                     MEDIAN         $226,669    10.26%    0.72%       6.88%      0.40%     105.26%

-----------------------------------------------------------------------------------------------------------------------------------
                   Transactions                            Acquisition Terms     Control Premium          Acquisition Pricing
                                                                                                               At Completion Date
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   Offer Price/
                                                    Total       Offer     Cash       One Day
Date Announced/               Target/State           Deal       Price/    Debt      Pre-Offer
   Completed                 Acquiror/State         Value       Share     Stock       Price         P/B      P/TB     P/A     P/E
   ---------                 --------------         -----       -----     -----       -----         ---      ----     ---     ---
                                                    ($Mil)       ($)                   (x)          (%)      (%)      (%)     (x)
-----------------------------------------------------------------------------------------------------------------------------------
   05/04/94       Amity Bancshares, Tinley Park      $24.8     $36.25     Cash         1.10        126%     126%     18.78%   25.00
   12/19/94       Advantage Bancorp/WI

   07/06/93       Cragin Fin. Corp., Chicago        $563.3     $38.00     Cash         1.51        150%     163%     20.37%   15.45
   06/06/94       ABN-AMRO Holdings/IL

   10/12/93       LGF Bancorp, LaGrange              $70.8     $33.16     Stock        1.19        142%     142%     17.00%   16.30
   04/29/94       First of America Bank Corp./MI

   06/17/93       Heart of IL Bk. FSB, Sprg. Vly.     $6.6         NA     Stock     Not Traded     112%     124%      9.40%    5.26
   01/07/94       Princeton National Bancorp/IL

                                                     $97.7     $52.38                  1.24        138%     141%     16.03%   19.20
                                                     $37.4     $34.25                  1.22        133%     133%     16.79%   16.70

(1) NPAs consist of REO, non-accruing loans, and loans 90+ days delinquent.

                                                                November 8, 1996

                                  EXHIBIT IV-5
                        American Savings Bank of Danville
                 Director and Senior Management Summary Resumes

                        American Savings Bank of Danville
                 Director and Senior Management Summary Resumes

          Thomas B. Meyer Mr Meyer is an attorney in private practice in Danville, Illinois. He has served as Chairman of the Board since 1992.

          Merrill G. Norton Mr. Norton has served as the Bank's president and chief executive officer since 1992. He was the sole proprietor of Merrill G. Norton, C.P.A. from 1973 to 1992.

          Carl W. Busby Mr. Busby is an auctioneer, farm and real estate appraiser and agriculture real estate salesman. He is the president and owner with his wife of Busby Farms, Inc. and Busby Land and Auction Co., Inc.

          Dr. Robert L. Ewbank Dr. Ewbank has been a medical consultant since 1995 when he retired from his oral and maxillofacial surgery practice in Danville, Illinois.

          William T. Ingram Mr. Ingram operates a number of businesses in the Danville, Illinois area, including Automobile Diagnostics, Quick Air Freight, Ingram's Quicklube and Ingram's Apartments.


     Source: American Savings' prospectus.

                                  EXHIBIT IV-6
                        American Savings Bank of Danville
                       Pro Forma Regulatory Capital Ratios

                                  EXHIBIT IV-6
                        American Savings Bank of Danville
                       Pro Forma Regulatory Capital Ratios

                                                                   Pro Forma at September 30, 1996 Based on
                                                       -----------------------------------------------------------------------
                                  Historical at            255,000 Shares          300,000 Shares           345,000 Shares
                                September 30, 1996       (Minimum of Range)      (Midpoint of Range)      (Maximum of Range)
                              ---------------------    ----------------------   ----------------------   ---------------------
                                        Percent                  Percent                  Percent                 Percent
                              Amount  of Assets (1)    Amount  of Assets (1)    Amount  of Assets (1)    Amount  of Assets (1)
                              ------  -------------    ------  -------------    ------  -------------    ------  -------------
                                                                (Dollars in Thousands)
The Company:
Tier 1 risk-weighted level      --         --%         $4,351      25.01%       $4,740      26.95%      $5,129       28.84%
  Requirement..............     --         --             696       4.00%          704       4.00%         711        4.00%
                                                       ------      ------       ------      ------      ------       ------
  Excess...................     --         --          $3,655      21.01%       $4,036      22.95%      $4,418       24.84%
                                                       ======      =====        ======      =====       ======       =====
Tier 1 adjusted total level     --         --          $4,351      11.63%       $4,730      12.53%      $5,129       13.42%
  Requirement..............     --         --           1,123       3.00%        1,134       3.00%       1,146        3.00%
                                                       ------       -----        -----       -----       -----       ------
  Excess...................     --         --          $3,228       8.63%       $3,606       9.53%      $3,983       10.42%
                                                       ======      =====        ======      =====       ======       =====
Total risk-based level.....     --         --          $4,494      25.84%       $4,883      27.76%      $5,272       29.65%
  Requirement..............     --         --           1.392       8.00%        1,407       8.00%       1,423        8.00%
                                                       ------      ------       ------      ------      ------       ------
  Excess...................     --         --          $3,102      17.84%       $3,476      19.76%      $3,849       21.65%
                                                       ======      =====        ======      =====       ======       =====

The Bank:
Tier 1 risk-weighted level.   $2,371    14.45%         $3,780      21.96%       $4,058      23.36%      $4,336       24.74%
  Requirement..............      656     4.00%            688       4.00%          695       4.00%         701        4.00%
                              ------    -----          ------      -----        ------      -----       ------       -----
  Excess...................   $1,715    10.45%         $3,092      17.96%       $3,363      19.36%      $3,635       20.74%
                              ======    =====          ======      =====        ======      =====       ======       =====
Tier 1 adjusted total level   $2,371     6.69%         $3,780      10.20%       $4,058      10.86%      $4,336       11.50%
  Requirement(2)...........    1,418     4.00%          1,482       4.00%        1,495       4.00%       1,508        4.00%
                               -----     ----           -----       ----         -----       ----        -----       -----
  Excess...................   $  953     2.69%         $2,298       6.20%       $2,563       6.86%      $2,828        7.50%
                              ======     ====          ======      =====        ======      =====       ======       =====
Total risk-based level.....   $2,514    15.33%         $3,923      22.79%       $4,201      24.19%      $4,479       25.56%
  Requirement..............    1,312     8.00%          1,377       8.00%        1,389       8.00%       1,402        8.00%
                              ------    -----          ------      -----        ------      -----       ------       -----
  Excess...................   $1,202     7.33%         $2,546      14.79%       $2,812      16.19%      $3,077       17.56%
                              ======    =====          ======      =====        ======      =====       ======       =====


                        Pro Forma at September 30, 1996
                                   Based on
                        -------------------------------
                                 396,750 Shares
                             (Maximum As Adjusted)
                             ----------------------
                                         Percent
                              Amount  of Assets (1)
                              ------  -------------
                             (Dollars in Thousands)
The Company:
Tier 1 risk-weighted level    $5,576      30.98%
  Requirement..............      720       4.00%
                              ------      ------
  Excess...................   $4,856      26.98%
                              ======      =====
Tier 1 adjusted total level    5,576      14.42%
  Requirement..............    1,160       3.00%
                              ------      ------
  Excess...................   $4,416      11.42%
                              ======      =====
Total risk-based level.....   $5,718      31.76%
  Requirement..............    1,440       8.00%
                              ------      ------
  Excess...................   $4,278      23.76%
                              ======      =====

The Bank:
Tier 1 risk-weighted level.   $4,655      26.29%
  Requirement..............      708       4.00%
                              ------      ------
  Excess...................   $3,947      22.29%
                              ======      =====

Tier 1 adjusted total Level   $4,655      12.24%
  Requirement(2)...........    1,522       4.00%
                              ------      -----
  Excess...................   $3,133       8.24%
                              ======      =====

Total risk-based level.....   $4,798      27.10%
  Requirement..............    1,416       8.00%
                               -----      -----
  Excess...................   $3,382      19.10%
                              ======      =====

----------
(1)  Average or risk-weighted assets, as appropriate.
(2) Reflects the minimum FDIC requirements. The FDIC could require the Bank to hold a Tier 1 leverage ratio of up to 5.0%

Source:  American Savings' prospectus.

                                  EXHIBIT IV-7
                        American Savings Bank of Danville
                            Pro Forma Analysis Sheet

RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-7
                       PRO FORMA ANALYSIS SHEET -- PAGE 1
                              American Savings Bank
                         Prices as of November 15, 1996

                                                     Comparable           All IL              All SAIF
                                                     Companies           Companies           Companies
                                                  ---------------     ---------------     ---------------
Price Multiple:        Symbol      Subject(1)     Mean     Median     Mean     Median     Mean     Median
--------------         ------      ----------     ----     ------     ----     ------     ----     ------
Price-earnings ratio   = P/E       ***.**x       19.23x    19.26x    18.67x    19.66x    16.26x    17.22x
Price-core earnings    = P/CORE     18.57x       20.27x    22.86x    16.98x    16.75x    15.64x    15.69x
Price-book ratio       = P/B        63.51%       91.34%    93.10%    99.74%    96.76%   114.64%   109.34%
Price-tng book ratio   = P/TB       63.56%       91.47%    93.29%   101.71%    99.01%   117.58%   111.15%
Price-assets ratio     = P/A         7.93%       11.74%    11.81%    13.92%    13.09%    14.06%    12.46%


Valuation Parameters
--------------------

Pre-Conv Earnings (Y)        $    -71,000     Est ESOP Borrowings (E)        $ 240,000

Pre-Conv Book Value (B)      $  2,355,000     Cost of ESOP Borrowings (S)         0.00% (4)

Pre-Conv Assets (A)          $ 35,459,000     Amort of ESOP Borrowings (T)          10 Years

Reinvestment Rate(2) (R)             4.32%    Recognition Plans Amount (M)   $ 120,000

Est Conversion Exp(3) (X)         271,000     Recognition Plans Expense (N)  $  24,000

Proceeds Not Reinvested (Z)  $    360,000


Calculation of Pro Forma Value After Conversion
-----------------------------------------------

1.   V = P/E (Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))         V = $  3,000,000
         ----------------------------------------
         1-(P/E)R

2.   V = P/B (B-X-E-M)                                  V = $  3,000,582
         ------------------
          1-P/B

3.   V = P/A (A-X-M-E)                                  V = $  2,999,740
         ------------------
          1-P/A

                                    Total        Price            Total
Conclusion                         Shares      Per Share          Value
----------                        --------     ---------         --------

Appraised Value                    300,000       $10.00        $ 3,000,000

RANGE:
------

- Minimum                          255,000       $10.00        $ 2,550,000
- Maximum                          345,000       $10.00        $ 3,450,000
- Superrange                       396,750       $10.00        $ 3,967,500


(1)  Pricing ratios shown reflect the midpoint appraised value.
(2)  Net return assumes a reinvestment rate of 6.54 percent, and a tax rate of
     34.00 percent.
(3) Conversion expenses reflect estimated expenses as presented in offering document.
(4)  Assumes a borrowings cost of 0.00 percent and a tax rate of 34.00 percent.

RP Financial, Inc.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-7
                       PRO FORMA ANALYSIS SHEET -- PAGE 2
                              American Savings Bank
                         Prices as of November 15, 1996


                                             Mean Pricing        Median Pricing
                                          -----------------    -----------------
Valuation Approach              Subject     Peers    (Disc)      Peers    (Disc)
------------------            ---------   -------   -------    -------   -------

P/E    Price-earnings         -7067.40x    19.23x      NM %     19.26x      NM %

P/CORE Price-core earnings       18.57x    20.27x    -8.41%     22.86x   -18.77%

P/B    Price-book                63.51%    91.34%   -30.47%     93.10%   -31.79%

P/TB   Price-tang. book          63.56%    91.47%   -30.51%     93.29%   -31.87%

P/A    Price-assets               7.93%    11.74%   -32.48%     11.81%   -32.83%


Average Premium (Discount)                          -25.47%              -28.81%

                                  EXHIBIT IV-8
                        American Savings Bank of Danville
                     Pro Forma Effect of Conversion Proceeds

RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                              American Savings Bank
                           At the Minimum of the Range


1.  Conversion Proceeds
    Pro-forma market value ------------------------------   $  2,550,000
        Less: Estimated offering expenses ---------------        264,000
                                                            ------------

    Net Conversion Proceeds -----------------------------   $  2,286,000


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds -----------------------------   $  2,286,000
        Less: Held in Non-Earning Assets(5)(1) ----------        306,000
                                                            ------------

    Net Proceeds Reinvested -----------------------------   $  1,980,000
    Estimated net incremental rate of return ------------           4.32%
                                                            ------------

    Earnings Increase -----------------------------------   $     85,465
        Less: Estimated cost of ESOP borrowings(1) ------              0
        Less: Amortization of ESOP borrowings(2) --------         13,464
        Less: Recognition Plans Expense(4)---------------         13,464
                                                            ------------

    Net Earnings Increase -------------------------------   $     58,537


3.  Pro-Forma Earnings (rounded)

    Period                                   Before Conversion  After Conversion
    ------                                   -----------------  ----------------
    12 Months ended September 30, 1996           $ -71,000         $ -12,463
    12 Months ended September 30, 1996 (Core)    $  91,000         $ 149,537

4.  Pro-Forma Net Worth (rounded)

    Date                            Before Conversion   Conversion Proceeds   After Conversion
    ----                            -----------------   -------------------   ---------------
    September 30, 1996                $  2,355,000       $ 1,980,000 (3)(4)     $ 4,335,000
    September 30, 1996 (Tangible)     $  2,351,000       $ 1,980,000 (3)(4)     $ 4,331,000


5.  Pro-Forma Net Assets (rounded)

    Date                            Before Conversion   Conversion Proceeds   After Conversion
    ----                            -----------------   -------------------   ---------------

    September 30, 1996                $ 35,459,000       $ 1,980,000            $ 37,439,000

NOTE: Shares for calculating per share amounts:  255,000
(1) Estimated ESOP borrowings of $ 204,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 34.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2)  ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3)  ESOP borrowings of $ 204,000 are omitted from net worth.
(4) $ 102,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 20,400 and a tax rate of 34.00 percent.
(5)  Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                              American Savings Bank
                          At the Midpoint of the Range


1.  Conversion Proceeds
    Pro-forma market value ------------------------------   $  3,000,000
        Less: Estimated offering expenses ---------------        271,000
                                                            ------------

    Net Conversion Proceeds -----------------------------   $  2,729,000


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds -----------------------------   $  2,729,000
        Less: Held in Non-Earning Assets(5)(1) ----------        360,000
                                                            ------------

    Net Proceeds Reinvested -----------------------------   $  2,369,000
    Estimated net incremental rate of return ------------           4.32%
                                                            ------------

    Earnings Increase -----------------------------------   $    102,256
        Less: Estimated cost of ESOP borrowings(1) ------              0
        Less: Amortization of ESOP borrowings(2) --------         15,840
        Less: Recognition Plans Expense(4)---------------         15,840
                                                            ------------

    Net Earnings Increase -------------------------------   $     70,576


3.  Pro-Forma Earnings (rounded)

    Period                                   Before Conversion  After Conversion
    ------                                   -----------------  ----------------
    12 Months ended September 30, 1996           $ -71,000         $    -424
    12 Months ended September 30, 1996 (Core)    $  91,000         $ 161,576

4.  Pro-Forma Net Worth (rounded)

    Date                            Before Conversion   Conversion Proceeds   After Conversion
    ----                            -----------------   -------------------   ---------------
    September 30, 1996                 $  2,355,000      $ 2,369,000 (3)(4)     $ 4,724,000
    September 30, 1996 (Tangible)      $  2,351,000      $ 2,369,000 (3)(4)     $ 4,720,000

5.  Pro-Forma Net Assets (rounded)

    Date                            Before Conversion   Conversion Proceeds   After Conversion
    ----                            -----------------   -------------------   ---------------
    September 30, 1996                 $ 35,459,000      $ 2,369,000            $ 37,828,000

NOTE: Shares for calculating per share amounts:   300,000
(1) Estimated ESOP borrowings of $ 240,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 34.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2)  ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3)  ESOP borrowings of $ 240,000 are omitted from net worth.
(4) $ 120,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 24,000 and a tax rate of 34.00 percent.
(5)  Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                              American Savings Bank
                           At the Maximum of the Range


1.  Conversion Proceeds
    Pro-forma market value ------------------------------   $  3,450,000
        Less: Estimated offering expenses ---------------        278,000
                                                            ------------

    Net Conversion Proceeds -----------------------------   $  3,172,000


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds -----------------------------   $  3,172,000
        Less: Held in Non-Earning Assets(5)(1) ----------        414,000
                                                            ------------

    Net Proceeds Reinvested -----------------------------   $  2,758,000
    Estimated net incremental rate of return ------------           4.32%
                                                            ------------

    Earnings Increase -----------------------------------   $    119,046
        Less: Estimated cost of ESOP borrowings(1) ------              0
        Less: Amortization of ESOP borrowings(2) --------         18,216
        Less: Recognition Plans Expense(4)---------------         18,216
                                                            ------------

    Net Earnings Increase -------------------------------   $     82,614


3.  Pro-Forma Earnings (rounded)

    Period                                   Before Conversion  After Conversion
    ------                                   -----------------  ----------------
    12 Months ended September 30, 1996           $   -71,000       $  11,614
    12 Months ended September 30, 1996 (Core)    $    91,000       $ 173,614

4.  Pro-Forma Net Worth (rounded)

    Date                            Before Conversion   Conversion Proceeds   After Conversion
    ----                            -----------------   -------------------   ---------------
    September 30, 1996                 $  2,355,000      $ 2,758,000 (3)(4)     $ 5,113,000
    September 30, 1996 (Tangible)      $  2,351,000      $ 2,758,000 (3)(4)     $ 5,109,000

5.  Pro-Forma Net Assets (rounded)

    Date                            Before Conversion   Conversion Proceeds   After Conversion
    ----                            -----------------   -------------------   ---------------
    September 30, 1996                 $ 35,459,000      $ 2,758,000            $ 38,217,000

NOTE: Shares for calculating per share amounts:   345,000
(1) Estimated ESOP borrowings of $ 276,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 34.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2)  ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3)  ESOP borrowings of $ 276,000 are omitted from net worth.
(4) $ 138,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 27,600 and a tax rate of 34.00 percent.
(5)  Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                              American Savings Bank
                            At the Superrange Maximum


1.  Conversion Proceeds
    Pro-forma market value ------------------------------   $  3,967,500
        Less: Estimated offering expenses ---------------        287,000
                                                            ------------

    Net Conversion Proceeds -----------------------------   $  3,680,500


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds -----------------------------   $  3,680,500
        Less: Held in Non-Earning Assets(5)(1) ----------        476,100
                                                            ------------

    Net Proceeds Reinvested -----------------------------   $  3,204,400
    Estimated net incremental rate of return ------------           4.32%
                                                            ------------

    Earnings Increase -----------------------------------   $    138,315
        Less: Estimated cost of ESOP borrowings(1) ------              0
        Less: Amortization of ESOP borrowings(2) --------         20,948
        Less: Recognition Plans Expense(4)---------------         20,948
                                                            ------------

    Net Earnings Increase -------------------------------   $     96,418


3.  Pro-Forma Earnings (rounded)

    Period                                   Before Conversion  After Conversion
    ------                                   -----------------  ----------------
    12 Months ended September 30, 1996           $ -71,000         $  25,418
    12 Months ended September 30, 1996 (Core)    $  91,000         $ 187,418

4.  Pro-Forma Net Worth (rounded)

    Date                            Before Conversion   Conversion Proceeds   After Conversion
    ----                            -----------------   -------------------   ---------------
    September 30, 1996                 $  2,355,000      $ 3,204,400 (3)(4)     $ 5,559,400
    September 30, 1996 (Tangible)      $  2,351,000      $ 3,204,400 (3)(4)     $ 5,555,400

5.  Pro-Forma Net Assets (rounded)

    Date                            Before Conversion   Conversion Proceeds   After Conversion
    ----                            -----------------   -------------------   ---------------
    September 30, 1996                 $ 35,459,000      $ 3,204,400            $ 38,663,400

NOTE: Shares for calculating per share amounts:   396,750
(1) Estimated ESOP borrowings of $ 317,400 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 34.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2)  ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3)  ESOP borrowings of $ 317,400 are omitted from net worth.
(4) $ 158,700 purchased by the Recognition Plans with an estimated pre-tax expense of $ 31,740 and a tax rate of 34.00 percent.
(5)  Stock purchased by Recognition Plans does not generate reinvestment income.

                                  EXHIBIT IV-9
                        Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                             Core Earnings Analysis
                         Comparable Institution Analysis
                 For the Twelve Months Ended September 30, 1996

                                                                                              Estimated
                                           Net Income   Less: Net    Tax Effect   Less: Extd  Core Income                Estimated
                                           to Common   Gains(Loss)      @ 34%        Items    to Common     Shares     Core EPS
                                           ----------  -----------   ----------   ----------   ----------   ----------   -------
                                             ($000)       ($000)        $000)       ($000)      ($000)       ($000)        ($)
Comparable Group
----------------
ATSB  AmTrust Capital Corp. of IN(1)          333         -476          162            0            19           528      0.04
BDJI  First Fed. Bancorp. of MN               316          583         -198            0           701           701      1.00
FFHS  First Franklin Corp. of OH              598        1,103         -375            0         1,326         1,158      1.15
HBBI  Home Building Bancorp of IN            -137          223          -76            0            10           312      0.03
HZFS  Horizon Fin'l. Services of IA            96          222          -75            0           243           448      0.54
LSBI  LSB Fin. Corp. of Lafayette IN          826         -116           39            0           749           918      0.82
MFBC  MFB Corp. of Mishawaka IN(1)          1,411          -46           16            0         1,381         1,974      0.70
NBSI  North Bancshares of Chicago IL          390          473         -161            0           702         1,072      0.66
SOBI  Sobieski Bancorp of S. Bend IN(1)       335            0            0            0           335           894      0.37
THR   Three Rivers Fin. Corp. of MI(1)        670          -85           29            0           614           851      0.72

(1) Financial information is for the quarter ending June 30, 1996.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

                                  EXHIBIT V-1
                               RP Financial, LC.
                         Firm Qualifications Statement

                                                    FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long- term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program referred to as SAFE, Strategic Alternatives Financial Evaluations, RP Financial analyzes strategic options which will enhance shareholder value or otherwise achieve desired results. Our planning services involve conducting situation analyses and establishing mission statements, strategic goals and objectives, with overall emphasis on enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Our planning services include the development of strategies in the following areas: capital formation and management, asset/liability targets, profitability and return on equity. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies as well as assessing the feasibility and compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post- acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary and related industry companies, mark-to- market transactions, loan and servicing portfolios, non-traded securities, deposit portfolios and core deposits. Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stockconversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.


RP Financial's Key Personnel (Years of Relevant Experience)

  Ronald S. Riggins, Managing Director (16)
  William E. Pommerening, Managing Director (11)
  Gregory E. Dunn, Senior Vice President (15)
  James P. Hennessey, Senior Vice President (10)
  James J. Oren, Vice President (9)
  Timothy M. Biddle, Vice President (7)
  Alan P. Carruthers, Director-Community Banking (15)